     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 28, 2002
                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM F-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                           --------------------------

                                   ENODIS PLC

             (Exact name of registrant as specified in its charter)

                 ENGLAND AND WALES                                    NOT APPLICABLE
           (State or other jurisdiction                              (I.R.S. Employer
         of incorporation or organization)                        Identification Number)

                                      3556

            (Primary Standard Industrial Classification Code Number)

                                WASHINGTON HOUSE
                              40-41 CONDUIT STREET
                            LONDON W1S 2YQ, ENGLAND
                                +44 20 7304 6000

              (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                            PAMELA E. FLAHERTY, ESQ.
                  SHACK, SIEGEL, KATZ, FLAHERTY & GOODMAN P.C.
                                530 FIFTH AVENUE
                               NEW YORK, NY 10036
                                 (212) 782 0700

 (Name, address, including zip code, and telephone number, including area code, of agent for service of process)

                           --------------------------

                                WITH A COPY TO:
                          JOHN W. CONNOLLY, III, ESQ.
                 Clifford Chance Limited Liability Partnership
                             200 Aldersgate Street
                            London EC1A 4JJ, England
                                +44 20 7600 1000

                           --------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                           PROPOSED MAXIMUM     PROPOSED MAXIMUM
       TITLE OF EACH CLASS              AMOUNT TO BE           OFFERING             AGGREGATE            AMOUNT OF
  OF SECURITIES TO BE REGISTERED         REGISTERED         PRICE PER UNIT       OFFERING PRICE      REGISTRATION FEE
10 3/8% senior notes due 2012.....    L100,000,000(1)            100%             L100,000,000          $13,128.40

(1) The L100,000,000 face amount of the 10 3/8% senior notes has been translated into dollars at the rate of U.S.$1.4270 per L1.00, the March 26, 2002 noon buying rate for pounds sterling published by the Federal Reserve Bank of New York.

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    EXCHANGE OFFER PROSPECTUS                                 DATED       , 2002

                                     [LOGO]

                           OFFER FOR ALL OUTSTANDING
                         10 3/8% SENIOR NOTES DUE 2012
                                IN EXCHANGE FOR
                     10 3/8% SENIOR EXCHANGE NOTES DUE 2012

    WE ARE OFFERING 10 3/8% SENIOR EXCHANGE NOTES DUE 2012, THE EXCHANGE NOTES, IN EXCHANGE FOR ALL THE OUTSTANDING 10 3/8% SENIOR NOTES DUE 2012, THE OLD NOTES. THE TERMS OF THE EXCHANGE NOTES ARE SUBSTANTIALLY IDENTICAL TO THE TERMS OF THE OLD NOTES, EXCEPT THAT THE EXCHANGE NOTES ARE INTENDED TO BE FREELY TRADABLE. WE CALL THE EXCHANGE NOTES AND THE OLD NOTES COLLECTIVELY THE NOTES.

TERMS OF THE EXCHANGE OFFER:

-   THE EXCHANGE OFFER EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON       ,
    2002, UNLESS WE EXTEND IT.

- YOU WILL RECEIVE AN EQUAL PRINCIPAL AMOUNT OF EXCHANGE NOTES FOR ALL OLD NOTES THAT YOU VALIDLY TENDER AND DO NOT VALIDLY WITHDRAW.

- THE EXCHANGE WILL NOT BE A TAXABLE EXCHANGE FOR U.S. FEDERAL INCOME TAX PURPOSES.

- WHEN YOU ACCEPT THE EXCHANGE OFFER YOU MUST MAKE CERTAIN REPRESENTATIONS, INCLUDING THAT YOU ARE NOT ENGAGING IN A DISTRIBUTION OF THE EXCHANGE NOTES.

-   YOU MAY WITHDRAW A TENDER OF OLD NOTES AT ANY TIME PRIOR TO THE EXPIRATION
    DATE.

TERMS OF THE NOTES:

-   MATURITY DATE: April 15, 2012.

- INTEREST PAYMENT DATES: Each April 15 and each October 15, commencing on October 15, 2002.

- REDEMPTION: We may redeem the notes at any time after April 15, 2007. Before April 15, 2005, we may redeem up to 35% of the notes with the net proceeds of certain sales of our common equity.

- CHANGE OF CONTROL: If we experience specific kinds of changes of control, we must offer to repurchase the notes.

- RANKING: The exchange notes are senior unsecured obligations of Enodis plc. They will effectively rank junior to indebtedness and other liabilities of our subsidiaries.

    THIS INVESTMENT INVOLVES RISKS. SEE THE RISK FACTORS SECTION BEGINNING ON PAGE 13.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

                                ----------------

                               TABLE OF CONTENTS

                                           PAGE

SUMMARY..............................         1

RISK FACTORS.........................        13

INFORMATION REGARDING FORWARD-
  LOOKING STATEMENTS.................        22

INDUSTRY AND MARKET DATA.............        22

PRESENTATION OF FINANCIAL AND OTHER
  DATA...............................        23

EXCHANGE RATES.......................        24

USE OF PROCEEDS......................        25

RIGHTS OFFERING......................        25

THE EXCHANGE OFFER...................        26

CAPITALIZATION.......................        32

SELECTED CONSOLIDATED FINANCIAL AND
  OPERATING DATA.....................        33

OPERATING AND FINANCIAL REVIEW AND
  PROSPECTS..........................        37

BUSINESS.............................        59
                                           PAGE

MANAGEMENT...........................        82

SHAREHOLDERS.........................        89

DESCRIPTION OF OTHER INDEBTEDNESS....        90

DESCRIPTION OF THE NOTES.............        93

BOOK-ENTRY; DELIVERY AND FORM........       135

TAXATION.............................       138

PLAN OF DISTRIBUTION.................       144

LEGAL MATTERS........................       145

EXPERTS..............................       145

SERVICE OF PROCESS AND ENFORCEMENT OF
  LIABILITIES........................       145

WHERE YOU CAN FIND MORE
  INFORMATION........................       145

LUXEMBOURG LISTING AND GENERAL
  INFORMATION........................       146

INDEX TO FINANCIAL STATEMENTS........       F-1

                                 --------------

    UNTIL             , ALL DEALERS THAT EFFECT TRANSACTIONS IN THE EXCHANGE
NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO ANY DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                    SUMMARY

    THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE INVESTING IN THE NOTES. THIS PROSPECTUS CONTAINS SPECIFIC TERMS OF THE NOTES, AS WELL AS INFORMATION ABOUT OUR BUSINESS AND DETAILED FINANCIAL DATA. YOU SHOULD READ THIS PROSPECTUS IN ITS ENTIRETY BEFORE MAKING AN INVESTMENT DECISION.

                                  OUR COMPANY

OVERVIEW

    We believe we are one of the leading manufacturers and distributors of food service equipment globally. We believe that we offer one of the broadest lines of commercial food service equipment products in our industry, including both "warm" and "cold" side products. We own a portfolio of over 30 brands, many with leadership positions in their respective markets. We also have a technology center at our global operations headquarters in New Port Richey, Florida, which we believe is one of the leading research and development and technical support facilities in the food service equipment industry. This facility enables us to offer our customers an array of advanced product development services.

    We operate our business in two principal groups:

- Global food service equipment (75.7% of total turnover from continuing operations in fiscal 2001), which manufactures and distributes cooking, warming, ice, storage, preparation, ventilation, dispensing and warewashing equipment used by commercial and institutional food service operators; and

- Food retail equipment (22.5% of total turnover from continuing operations in fiscal 2001), which manufactures and distributes equipment used to store and display food in retail food outlets such as supermarkets, convenience and specialty stores.

    Our end-customer base includes many of the world's leading quick service restaurant chains, restaurants, hotels and institutional customers for food service equipment and leading supermarket chains and convenience stores for food retail equipment. We have over 30 manufacturing facilities located in nine countries in North America, Europe, Australia and Asia. Several of our brands have been manufactured for over 50 years. The network of third party authorized service agencies that we have established services our global customers in over 100 countries around the world. For a summary of revenues by segment and geographic market for each of the last three fiscal years, see Note 2 to our financial statements included in this prospectus.

COMPETITIVE STRENGTHS

    We believe several factors give us a competitive advantage in the global food equipment industry, including:

- Broad portfolio of leading food service equipment products and strong brands;

-   Technical expertise and new product development;

-   Strong and diversified customer base;

-   Global food service equipment coverage; and

-   Global service and parts distribution capabilities.

OPERATING STRATEGY

    As one of the leading manufacturers and distributors of food service equipment globally, our objective is to establish Enodis as the world's leading supplier of commercial food service equipment through product, distribution and service excellence. The key elements of our strategy to achieve this goal are to:

- Exploit and develop our broad portfolio of leading food service equipment products and strong brands;

- Improve operating efficiency through, among other things, cost reduction and restructuring;

- Capitalize on technological leadership and new product development capabilities;

- Partner with dealers, distributors and sales representatives to increase market share;

-   Improve the performance of our food retail equipment businesses;

-   Divest non-core businesses; and

-   Reduce debt.

NEW FINANCING ARRANGEMENTS

    The old notes were offered as part of our new financing arrangements, which include the refinancing of our former L600 million credit facility, under which we had L389.3 million outstanding on February 20, 2002. These bank facilities and their predecessors were established initially to finance our acquisition in 1999 of Scotsman Industries, Inc. The new financing arrangements include:

- approximately L71.5 million of net proceeds from a fully underwritten offering of rights to purchase up to 150,861,463 of our ordinary shares;

- approximately L320 million of U.S. dollar-denominated credit available to our subsidiaries under new senior secured credit facilities, consisting of:

    -   term loans drawn in the amount of approximately L260 million; and

    -   a revolving credit facility in the amount of approximately L60 million;
        and

-   L100 million of old notes.

    We entered into the new senior secured credit facilities on February 20, 2002. In order to create the structural subordination of the notes required by the lenders under our new senior secured credit facilities, on February 19, 2002, Enodis plc transferred substantially all of its assets and liabilities to its direct wholly-owned subsidiary, Enodis Holdings Limited. On the same day, Enodis Holdings Limited transferred all of its assets and its liabilities (including those transferred to it by Enodis plc) to its direct wholly-owned subsidiary, Enodis Group Limited.

    Pending completion of the rights offering and the sale of the old notes, we borrowed L150 million of bridge loans under a bridge loan facility on February 20, 2002. We repaid a portion of the bridge loans with the net proceeds of the old notes, and we expect that the balance will be repaid with a portion of the net proceeds of the rights offering. We expect to receive the net proceeds of the rights offering by April 12, 2002. We intend to use L16 million of the remaining net proceeds of the rights offering to repay indebtedness under our new senior secured credit facilities, with the remainder available for general corporate purposes. See "Use of Proceeds," "Rights Offering" and "Description of Other Indebtedness."

    The following table presents a summary of the sources and uses of funds as if the new financing arrangements were completed on February 20, 2002:

                      SOURCES OF FUNDS                                                  USES OF FUNDS
-------------------------------------------------------------   -------------------------------------------------------------
                                                        (IN MILLIONS)
Senior secured credit facilities(1)..........          L244.0   Refinance existing debt......................          L389.3
Offering of the old notes....................           100.0   Estimated fees and expenses(2)...............            16.9
Rights offering(3)...........................            71.5   Excess cash..................................             9.3
                                               --------------                                                  --------------
  TOTAL SOURCES..............................          L415.5   TOTAL USES...................................          L415.5
                                               ==============                                                  ==============

------------------------------

(1) Estimated amount of new senior term debt after application of L16 million of proceeds of the rights offering.

(2) Excluding estimated fees and expenses of the rights offering.

(3) Net of estimated fees and expenses of L3.6 million.

                               THE EXCHANGE OFFER

    ON MARCH 26, 2002, WE ISSUED L100,000,000 AGGREGATE PRINCIPAL AMOUNT OF
10 3/8% SENIOR NOTES DUE 2012, OR THE OLD NOTES. THE EXCHANGE OFFER RELATES TO THE EXCHANGE OF UP TO L100,000,000 PRINCIPAL AMOUNT OF OUR OUTSTANDING OLD NOTES FOR AN EQUAL PRINCIPAL AMOUNT OF EXCHANGE NOTES. THE FORM AND TERMS OF THE EXCHANGE NOTES ARE IDENTICAL IN ALL MATERIAL RESPECTS TO THE FORM AND TERMS OF THE CORRESPONDING OUTSTANDING OLD NOTES, EXCEPT THAT THE EXCHANGE NOTES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND THEREFORE WILL NOT BEAR LEGENDS RESTRICTING THEIR TRANSFER.

The Exchange Offer........................  We are offering to exchange each L1,000 principal amount of our exchange notes which have been registered under
                                            the Securities Act of 1933 for each L1,000 principal
                                            amount of outstanding old notes. To be exchanged, an
                                            outstanding old note must be properly tendered by you
                                            and accepted by us. All outstanding old notes that are
                                            validly tendered and not validly withdrawn will be
                                            exchanged. If you wish to tender your old notes for
                                            exchange in the exchange offer, you must send your
                                            response to the exchange agent on or prior to the
                                            expiration date. We will issue registered notes on or
                                            promptly after the expiration of the exchange offer.

Resale of the Exchange Notes..............  Based on an interpretation by the staff of the
                                            Securities and Exchange Commission set forth in
                                            no-action letters issued to third parties, we believe
                                            that the exchange notes may be offered for resale,
                                            resold and otherwise transferred by you without
                                            compliance with the registration and prospectus delivery
                                            provisions of the Securities Act of 1933 if you are not
                                            our affiliate and the exchange notes issued in the
                                            exchange offer are being acquired by you in the ordinary
                                            course of your business.

                                            You must also represent to us that you are not
                                            participating, do not intend to participate, and have no
                                            arrangement or understanding with any person to
                                            participate in the distribution of the exchange notes
                                            issued to you in the exchange offer.

                                            Each broker-dealer that is issued exchange notes in the
                                            exchange offer for its own account in exchange for old
                                            notes that were acquired by such broker-dealer as a
                                            result of market-making or other trading activities must
                                            acknowledge that it will deliver a prospectus meeting
                                            the requirements of the Securities Act of 1933, in
                                            connection with any resale of the exchange notes issued
                                            in the exchange offer. If you are a broker-dealer who
                                            purchased old notes directly from us for resale pursuant
                                            to Rule 144A or any other available exemption under the
                                            Securities Act of 1933, you may not participate in the
                                            exchange offer.

Registration Rights Agreement.............  We sold the old notes on March 26, 2002, in a private placement. In connection with the sale, we executed a
                                            registration rights agreement for the benefit of the
                                            purchasers under which we agreed to effect the exchange
                                            offer.

Expiration Date...........................  The exchange offer will expire at 5:00 p.m., New York
                                            City time,       , 2002, unless we decide to extend the
                                            expiration date. You will have certain rights against us
                                            under the registration rights agreement executed as part
                                            of the offering of the outstanding old notes if we fail
                                            to consummate the exchange offer.

Tenders and Withdrawals...................  YOU MUST COMPLY WITH THE PROCEDURES ESTABLISHED BY
                                            EUROCLEAR AND/OR CLEARSTREAM, LUXEMBOURG, AS THE CASE
                                            MAY BE, PRIOR TO THE EXPIRATION DATE.

                                            If you tender the old notes, you must acknowledge that
                                            you are not engaging in, nor intend to engage in, a
                                            distribution of the exchange notes. You may withdraw
                                            your tender of old notes pursuant to the exchange offer
                                            at any time before the expiration date. If we do not
                                            accept any old notes for exchange notes for any reason,
                                            we will return them to you without expense as promptly
                                            as practicable after the expiration or termination of
                                            the exchange offer.

Special Procedures for Beneficial
  Owners..................................  If you are the beneficial owner of old notes and your notes are registered in the name of a broker or other
                                            institution, and you wish to participate in the
                                            exchange, you should promptly contact the person in
                                            whose name your old notes are registered and instruct
                                            such person to tender on your behalf. If you wish to
                                            tender on your own behalf, you must make appropriate
                                            arrangements to register ownership of the outstanding
                                            old notes in your name or obtain a properly completed
                                            bond power from the registered holder. The transfer of
                                            record ownership may take considerable time.

Withdrawal Rights.........................  You may withdraw the tender of your old notes at any
                                            time before 5:00 p.m., New York City time, on       ,
                                            2002.

Material U.S. Federal Income Tax
  Consequences............................  An exchange of old notes for exchange notes will not be taxable to you under U.S. federal income tax laws. See
                                            "Taxation--United States Taxation--Exchange Offer."

Use of Proceeds...........................  We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer. We will
                                            pay all expenses incident to the exchange offer.

Exchange Agent............................  The Bank of New York can be reached by telephone at
                                            +44 20 7964 6582 for more information about the exchange
                                            offer.

Effect of Not Tendering...................  If you choose not to tender your old notes, or if they are not accepted, they will continue to be subject to
                                            the existing transfer restrictions. We do not have any
                                            further obligation to provide for the registration of
                                            the old notes under the Securities Act of 1933.

                       DESCRIPTION OF THE EXCHANGE NOTES

    THE EXCHANGE NOTES WILL BE REGISTERED UNDER THE SECURITIES ACT OF 1933 AND ACCORDINGLY WILL NOT BE SUBJECT TO THE RESTRICTIONS ON TRANSFER APPLICABLE TO THE OLD NOTES. EXCEPT AS PROVIDED IN THE PREVIOUS SENTENCE, THE EXCHANGE NOTES HAVE TERMS AND CONDITIONS IDENTICAL IN ALL MATERIAL RESPECTS TO THOSE OF THE OLD NOTES. ACCORDINGLY, UNLESS SPECIFICALLY STATED TO THE CONTRARY, THE FOLLOWING DESCRIPTION APPLIES EQUALLY TO THE OLD NOTES AND EXCHANGE NOTES.

Issuer.......................................  Enodis plc, a public limited company formed under the laws of England and Wales.

Notes........................................  L100 million aggregate principal amount of
                                               10 3/8% senior notes due April 15, 2012.

Maturity.....................................  April 15, 2012.

Interest Payment Dates.......................  We will pay interest on the notes at a rate of 10 3/8% per year, on April 15 and
                                               October 15 of each year, beginning on
                                               October 15, 2002.

Ranking......................................  The notes will be our unsecured senior obligations. Accordingly, they will:
                                               -   rank equally with all our other existing
                                               and future unsecured senior indebtedness;
                                               -   rank senior to all of our existing and
                                               future subordinated obligations; and
                                               -   effectively rank junior to (a) all of the
                                               existing and future indebtedness and other
                                                   liabilities (including trade payables) of
                                                   our subsidiaries, including borrowings
                                                   made under the senior secured credit
                                                   facilities of our subsidiary Enodis
                                                   Holdings Limited and (b) all of our
                                                   existing and future secured indebtedness
                                                   to the extent of the value of the
                                                   collateral securing those obligations.

                                               We are a holding company and conduct our
                                               operations entirely through our subsidiaries.
                                               As of December 29, 2001, assuming that we had
                                               completed our new financing arrangements,
                                               including the rights offering and the
                                               offering of the old notes, our subsidiaries
                                               would have had L509.4 million of outstanding
                                               liabilities, excluding intercompany
                                               liabilities, all of which effectively would
                                               have ranked senior to the notes. The
                                               indenture governing the notes restricts but
                                               does not prohibit the incurrence by our
                                               subsidiaries of additional indebtedness.

Optional Redemption..........................  Prior to April 15, 2005, we may redeem up to
                                               35% of the notes with the proceeds of certain
                                               equity offerings at the price listed under
                                               "Description of the Notes--Optional
                                               Redemption."

                                               On or after April 15, 2007, we may redeem
                                               some or all of the notes at any time at the
                                               redemption prices listed under "Description
                                               of the Notes--Optional Redemption."

Tax Redemption...............................  We may also redeem all but not part of the notes at 100% of their principal amount plus
                                               accrued interest if we become obligated to
                                               pay additional amounts due to certain
                                               developments affecting taxation. See
                                               "Description of the Notes--Redemption for
                                               Changes in Withholding Taxes."

Change of Control............................  If we experience specific kinds of changes of control, you will have the right to require
                                               us to repurchase all or part of your notes at
                                               101% of their principal amount, plus accrued
                                               interest and additional amounts, if any. See
                                               "Description of the Notes--Change of
                                               Control."

Restrictive Covenants........................  The indenture governing the notes will, among other things, restrict our ability and the
                                               ability of our restricted subsidiaries to:

                                               -   borrow additional money;

                                               -   pay dividends on our stock or repurchase
                                               our stock;

                                               -   make payments on or redeem or repurchase
                                                   indebtedness junior to the notes;

                                               -   make investments;

                                               -   create liens;

                                               -   engage in sale and leaseback
                                                   transactions;

                                               -   create restrictions on the payment of
                                               dividends or other amounts to us from our
                                                   subsidiaries;

                                               -   enter into transactions with affiliates;

                                               -   sell assets or consolidate or merge with
                                               or into other companies;

                                               -   in the case of our subsidiaries,
                                               guarantee our other indebtedness;

                                               -   issue or sell capital stock of our
                                               subsidiaries; and

                                               -   expand into unrelated businesses.

                                               All of these restrictions will be subject to
                                               a number of important exceptions and
                                               qualifications. See "Description of the
                                               Notes--Certain Covenants."

Listing......................................  The old notes have been listed and the exchange notes have been accepted for listing
                                               on the Luxembourg Stock Exchange.

Governing Law................................  Your rights under the notes are governed by
                                               New York law.

Trustee, Registrar and Principal Paying
  Agent......................................  The Bank of New York.

Luxembourg Paying Agent and Transfer Agent...  The Bank of New York (Luxembourg) S.A.

RISK FACTORS

    Investing in the notes involves substantial risks. See the "Risk Factors" section of this prospectus for a description of certain of the risks that you should consider carefully before investing in the notes.

                           --------------------------

    Our principal corporate office is located at Washington House, 40-41 Conduit Street, London, W1S 2YQ, U.K., telephone number: (44) 207-304-6000. Our global operational headquarters are located at 2227 Welbilt Boulevard, New Port Richey, Florida 34655, telephone number: (727) 376-8600. We maintain an Internet web site at www.enodis.com.

                      SUMMARY FINANCIAL AND OPERATING DATA

    Our audited historical consolidated financial statements are presented in British pounds sterling and are prepared in accordance with accounting principles generally accepted in the United Kingdom, which we call U.K. GAAP. U.K. GAAP differs in certain respects from accounting principles generally accepted in the United States, which we call U.S. GAAP. A reconciliation of certain amounts from U.K. GAAP to U.S. GAAP, as well as a summary of principal differences between U.K. GAAP and U.S. GAAP applicable to us, are presented in
Note 29 to our audited historical consolidated financial statements included elsewhere in this prospectus.

    The following summary financial data should be read in conjunction with "Operating and Financial Review and Prospects" and our historical consolidated financial statements, including the notes thereto. The summary statement of income data set forth below for fiscal years 1999, 2000 and 2001, and the balance sheet data at September 30, 2000, and September 29, 2001, have been derived from our audited historical consolidated financial statements filed with the SEC on Form 20-F and included elsewhere in this prospectus, but do not, however, constitute our statutory accounts within the meaning of section 240 of the Companies Act 1985 in the United Kingdom. The balance sheet data at October 2, 1999, have been derived from our audited historical annual reports as filed with the United Kingdom Listing Authority, or other Enodis plc information, which are not included in this prospectus. The summary financial data set forth below as of and for the 13 week periods ended December 30, 2000, and December 29, 2001, have been derived from our unaudited historical consolidated financial statements included elsewhere in this prospectus and, in our opinion, include all adjustments (consisting of normal recurring accruals) necessary for the fair presentation of the financial data for such periods. The results for the 13 week period ended December 29, 2001 may not be indicative of the results to be expected for the entire fiscal year.

    Certain relevant data as of September 30, 2000, and September 29, 2001, and for fiscal 1999, fiscal 2000 and fiscal 2001 have been restated from those in our historical financial statements presented elsewhere in this prospectus, in order to reflect the adoption of FRS 19, which requires restatement of comparative figures for all years presented once adopted. We adopted this standard in the 13 weeks ended December 29, 2001.


                                                                          FISCAL YEAR ENDED
                                                 -------------------------------------------------------------------
                                                         OCT. 2,                  SEPT. 30,             SEPT. 29,
                                                          1999                      2000                  2001
                                                 -----------------------   -----------------------   ---------------
                                                                (AMOUNTS IN MILLIONS, EXCEPT RATIOS)
U.K. GAAP
PROFIT AND LOSS ACCOUNT DATA:
  Turnover (net sales):
    Continuing operations......................                   L490.7                    L904.4            L903.8
    Discontinued operations(1).................                    265.6                     275.7             177.3
                                                 -----------------------   -----------------------   ---------------
      Total turnover...........................                    756.3                   1,180.1           1,081.1

  Operating profit/(loss):
    Continuing operations, before goodwill
      amortization and exceptional items.......                     60.6                     112.6              90.8
    Operating exceptional items(2)(3)..........                     (6.0)                       --            (167.5)
    Goodwill amortization(3)...................                     (2.7)                    (21.4)            (23.0)
    Discontinued operations(1).................                     24.0                      27.1               9.1
                                                 -----------------------   -----------------------   ---------------
      Total operating profit/(loss)............                    L75.9                    L118.3            L(90.6)

  Profit on disposal of businesses and property
    fixed assets...............................                     L4.1                      L3.0             L23.5
  Net interest payable and similar
    charges(4).................................                    (13.3)                    (37.5)            (41.9)(5)
  Profit/(loss) for the period(6)..............                     62.9                      79.6            (120.7)

BALANCE SHEET DATA:
  Total assets(6)..............................                   L942.6                  L1,026.1            L800.4
  Net assets(6)................................                    107.4                     246.6             114.9
  Cash in bank and in hand.....................                     26.7                      28.5              39.4
  Net current assets/(liabilities)(6)..........                     47.1                      67.1             145.1
  Total borrowings(7)..........................                    525.4                     462.7             405.3

OTHER FINANCIAL INFORMATION:
  Depreciation(3)..............................                    L12.9                     L18.1             L18.6
  Capital expenditures(3)......................                     20.8                      20.6              19.3
  EBITDA(8)....................................                     73.5                     130.7             109.4
  Pro forma EBITDA(9)..........................                                                                106.4
  Ratio of earnings to fixed charges(10).......                     3.9x                      2.5x                --

U.S. GAAP
OTHER FINANCIAL INFORMATION:
  EBITDA(8)....................................                    L75.5                    L132.8            L108.4
  Pro forma EBITDA(9)..........................                                                                105.4
  Ratio of earnings to fixed charges(10).......                     3.2x                      2.1x                --

                                                          13 WEEKS ENDED
                                                 --------------------------------
                                                    DEC. 30,          DEC. 29,
                                                      2000              2001
                                                   (UNAUDITED)      (UNAUDITED)
                                                 ---------------   --------------
                                                 (AMOUNTS IN MILLIONS, EXCEPT RATIOS)
U.K. GAAP
PROFIT AND LOSS ACCOUNT DATA:
  Turnover (net sales):
    Continuing operations......................          L199.0            L189.9
    Discontinued operations(1).................            61.3                --
                                                 ---------------   --------------
      Total turnover...........................           260.3             189.9
  Operating profit/(loss):
    Continuing operations, before goodwill
      amortization and exceptional items.......            13.7              12.1
    Operating exceptional items(2)(3)..........              --              (2.4)
    Goodwill amortization(3)...................            (5.4)             (5.0)
    Discontinued operations(1).................             2.5                --
                                                 ---------------   --------------
      Total operating profit/(loss)............           L10.8              L4.7
  Profit on disposal of businesses and property
    fixed assets...............................              --              L2.7
  Net interest payable and similar
    charges(4).................................           (10.0)            (11.1)(5)
  Profit/(loss) for the period(6)..............            (0.5)             (4.4)
BALANCE SHEET DATA:
  Total assets(6)..............................        L1,031.8            L770.4
  Net assets(6)................................           248.2             119.9
  Cash in bank and in hand.....................            41.9              26.9
  Net current assets/(liabilities)(6)..........            74.5            (233.9)
  Total borrowings(7)..........................           481.1             403.0
OTHER FINANCIAL INFORMATION:
  Depreciation(3)..............................            L4.9              L4.5
  Capital expenditures(3)......................             1.6               2.8
  EBITDA(8)....................................            18.6              16.6
  Pro forma EBITDA(9)..........................                              15.9
  Ratio of earnings to fixed charges(10).......              --                --
U.S. GAAP
OTHER FINANCIAL INFORMATION:
  EBITDA(8)....................................           L19.4             L14.2
  Pro forma EBITDA(9)..........................                              13.9
  Ratio of earnings to fixed charges(10).......              --                --

------------------------------

SEE ACCOMPANYING FOOTNOTES ON FOLLOWING PAGES.

(1) During fiscal 2001, we disposed of our building and consumer products division. Accordingly, the data for each of the periods presented has been restated to reflect the effects of accounting for the building and consumer products division as a discontinued operation.

(2) According to U.K. GAAP, exceptional items are material items which derive from events or transactions that fall within the ordinary activities of a reporting entity and which individually or, if of a similar type in aggregate, need to be disclosed by virtue of their size or incidence if the financial statements are to give a true and fair view. We determined the following items to be exceptional in accordance with U.K. GAAP for fiscal 1999 and fiscal 2001 and for the 13 weeks ended December 29, 2001:

                                                                                                    13 WEEKS
                                                                                                      ENDED
                                                                        FISCAL YEAR ENDED         -------------
                                                                  -----------------------------     DEC. 29,
                                                                     OCT. 2,        SEPT. 29,         2001
                                                                      1999            2001         (UNAUDITED)
                                                                  -------------   -------------   -------------
                                                                              (AMOUNTS IN MILLIONS)
    Restructuring costs.........................................          L6.0           L33.1             L2.4
    Revisions to working capital provisions and other
      exceptional warranty costs................................            --            13.7               --
    Litigation settlement costs.................................            --            12.2               --
    Costs associated with the Board's review of strategic
      options...................................................            --             8.5               --
                                                                  -------------   -------------   -------------
      Operating exceptionals, before goodwill impairment........           6.0            67.5              2.4
                                                                  -------------   -------------   -------------
    Goodwill impairment.........................................            --           100.0               --
                                                                  -------------   -------------   -------------
          Total operating exceptional items.....................          L6.0          L167.5             L2.4
                                                                  =============   =============   =============

(3) Balances exclude amounts relating to our discontinued building and consumer products division, which we disposed of in fiscal 2001.

(4) Net interest payable and similar charges consists of interest income, interest expense and amortization and write-off of deferred financing costs.

(5) Net interest payable and similar charges for fiscal 2001 and the 13 weeks ended December 29, 2001, include charges of L5.8 million and L4.1 million, respectively, related to the write-off of unamortized costs of previous financing arrangements that were replaced with alternate financing.

(6) Amounts for fiscal 1999, fiscal 2000 and fiscal 2001 have been restated from those in our historical financial statements, presented elsewhere in this prospectus, in order to reflect the adoption of U.K. GAAP Financial Reporting Standard 19, "Deferred Tax," which requires restatement of comparative figures for all years presented once adopted. We adopted this standard in the 13 weeks ended December 29, 2001, resulting in the establishment of deferred tax assets of L21.5 million, L31.7 million, and L26.9 million, as well as adjustments to tax on ordinary profit/(loss) of L2.1 million, L10.3 million and L(4.8) million for fiscal 1999, fiscal 2000 and fiscal 2001, respectively.

(7) Total borrowings consists of all borrowings but excludes deferred financing costs.

(8) EBITDA is included because we believe it is a useful indicator of our ability to incur and service debt. EBITDA should not be considered as a substitute for operating profit or net profit (as determined in accordance with either U.K. GAAP or U.S. GAAP), as an indicator of our operating performance, as an alternative to cash flows (as determined in accordance with either U.K. GAAP or U.S. GAAP) nor as a measure of our results of operations or liquidity. Because not all companies calculate EBITDA identically, our presentation of EBITDA may not be comparable to other similarly titled measures of other companies.

    Based on U.K. GAAP data, EBITDA consists of operating profit/(loss) from continuing operations before goodwill amortization and exceptional items and depreciation, and is calculated as follows:

                                                                                                           13 WEEKS ENDED
                                                                FISCAL YEAR ENDED                   -----------------------------
                                                 ------------------------------------------------     DEC. 30,        DEC. 29,
                                                    OCT. 2,        SEPT. 30,         SEPT. 29,          2000            2001
                                                     1999             2000             2001          (UNAUDITED)     (UNAUDITED)
                                                 -------------   --------------   ---------------   -------------   -------------
                                                                              (AMOUNTS IN MILLIONS)
    Based on U.K. GAAP data:
      Operating profit/(loss) from continuing
        operations before goodwill amortization
        and exceptional items..................         L60.6           L112.6             L90.8          L13.7             L12.1
      Depreciation.............................          12.9             18.1              18.6            4.9               4.5
                                                 -------------   --------------   ---------------   -------------   -------------
        EBITDA.................................         L73.5           L130.7            L109.4          L18.6             L16.6
                                                 =============   ==============   ===============   =============   =============

    Based on U.S. GAAP data, EBITDA consists of operating profit/(loss) before depreciation, amortization and certain items we determined to be unusual, and is calculated as follows:

                                                                                                           13 WEEKS ENDED
                                                                FISCAL YEAR ENDED                   -----------------------------
                                                 ------------------------------------------------     DEC. 30,        DEC. 29,
                                                    OCT. 2,        SEPT. 30,         SEPT. 29,          2000            2001
                                                     1999             2000             2001          (UNAUDITED)     (UNAUDITED)
                                                 -------------   --------------   ---------------   -------------   -------------
                                                                              (AMOUNTS IN MILLIONS)
    Based on U.S. GAAP data:
      Operating profit/(loss) from continuing
        operations.............................         L43.1            L77.6           L(106.8)          L5.1             L(1.5)
      Depreciation and amortization............          30.4             55.2              57.9           14.3              13.3
      Restructuring costs......................           2.0               --              32.7             --               2.4
      Revisions to working capital provisions
        and change in warranty estimate........            --               --              13.7             --                --
      Litigation settlement costs..............            --               --              12.2             --                --
      Costs associated with the Board's review
        of strategic options...................            --               --               8.5             --                --
      Goodwill impairment......................            --               --              90.2             --                --
                                                 -------------   --------------   ---------------   -------------   -------------
        EBITDA.................................         L75.5           L132.8            L108.4          L19.4             L14.2
                                                 =============   ==============   ===============   =============   =============

(9) Pro forma EBITDA consists of EBITDA as defined above, adjusted to exclude EBITDA generated by (i) the Scotsman Response Limited and Sammic S.A. businesses, which we sold in September 2001 and December 2001, respectively, and which were not treated for accounting purposes as discontinued operations, and (ii) the Booth business, which we closed in the 13 weeks ended December 29, 2001, in each case as if such businesses were sold or closed on the first day of the relevant period presented. No adjustment has been made for EBITDA generated by the Jackson business, which we acquired in November 2000. EBITDA measures are included because we believe they are a useful indicator of our ability to incur and service debt. EBITDA should not be considered as a substitute for operating profit or net profit (as determined in accordance with either U.K. GAAP or U.S. GAAP), as an indicator of our operating performance, as an alternative to cash flows (as determined in accordance with either U.K. GAAP or U.S. GAAP) nor as a measure of our results of operations or liquidity. Pro forma EBITDA is calculated as follows:

                                                                      FISCAL         13 WEEKS
                                                                       YEAR            ENDED
                                                                      ENDED        -------------
                                                                  --------------     DEC. 29,
                                                                    SEPT. 29,          2001
                                                                       2001         (UNAUDITED)
                                                                  --------------   -------------
                                                                      (AMOUNTS IN MILLIONS)
    Based on U.K. GAAP data:
      EBITDA....................................................         L109.4            L16.6
      Adjustment to exclude the EBITDA of businesses sold or
        closed..................................................           (3.0)            (0.7)
                                                                  --------------   -------------
        Pro forma EBITDA........................................         L106.4            L15.9
                                                                  ==============   =============
    Amounts based on U.S. GAAP data:
      EBITDA....................................................         L108.4            L14.2
      Adjustment to exclude the EBITDA of businesses sold or
        closed..................................................           (3.0)            (0.3)
                                                                  --------------   -------------
        Pro forma EBITDA........................................         L105.4            L13.9
                                                                  ==============   =============

(10) For the purpose of determining the ratio of earnings to fixed charges, earnings are defined as profit before income taxes plus fixed charges. Fixed charges include interest expense. Under U.K. GAAP, in fiscal 2001, the 13 weeks ended December 30, 2000, and the 13 weeks ended December 29, 2001, earnings were insufficient to cover fixed charges by L118.1 million, L1.7 million and L3.7 million, respectively. Under U.S. GAAP, in fiscal 2001, the 13 weeks ended December 30, 2000, and the 13 weeks ended
    December 29, 2001, earnings were insufficient to cover fixed charges by L118.8 million, L11.5 million and L6.0 million, respectively.

                                  RISK FACTORS

    AN INVESTMENT IN THE NOTES INVOLVES RISKS. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE INVESTING IN THE NOTES. IF ANY OF THE POSSIBLE EVENTS DESCRIBED BELOW OCCURS, OUR BUSINESS, FINANCIAL CONDITION, LIQUIDITY OR RESULTS OF OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED. IF THAT HAPPENS, WE MAY NOT BE ABLE TO PAY INTEREST OR PRINCIPAL ON THE NOTES WHEN DUE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS ASSOCIATED WITH THE EXCHANGE OFFER

IF YOU DO NOT PARTICIPATE IN THE EXCHANGE OFFER, TRANSFER RESTRICTIONS WILL
  CONTINUE TO APPLY TO YOU.

    If you do not exchange your old notes for exchange notes pursuant to the exchange offer, the restrictions on transfer of your old notes will continue to apply to you. Upon completion of the exchange offer, we do not have any further obligation to provide for registration of the old notes under the Securities Act of 1933. To the extent the old notes are tendered and accepted in the exchange offer, the trading market, if any, for the initial notes would be adversely affected. See "The Exchange Offer."

RISKS RELATING TO OUR BUSINESS

OUR SUBSTANTIAL LEVERAGE AND DEBT SERVICE OBLIGATIONS COULD ADVERSELY AFFECT OUR
  BUSINESS.

    We are, and will continue to be after completing the new financing arrangements, highly leveraged. The degree to which we will be leveraged after completing the new financing arrangements could have important consequences to you, including, but not limited to:

-   making it more difficult for us to satisfy our debt obligations;

- increasing our vulnerability to a downturn in our business or economic and industry conditions;

- limiting our ability to obtain additional financing to fund future working capital, capital expenditures, debt service requirements and other corporate requirements;

- requiring the dedication of a substantial portion of our cash flow from operations to the payment of principal of, and interest on, our indebtedness, which means that this cash flow will not be available to fund our operations, technological developments, capital expenditures or other corporate purposes;

- limiting our flexibility in planning for, or reacting to, changes in our business, the competitive environment and the industry; and

-   placing us at a competitive disadvantage to competitors with less leverage.

    In addition, the lenders under our senior secured credit facilities have a general lien over our U.S., U.K. and Canadian assets and a pledge of the stock of most of our operating subsidiaries. Our ability to refinance or seek additional financing could be impaired as a result of these liens.

WE ARE SUBJECT TO RESTRICTIVE DEBT COVENANTS, WHICH LIMIT OUR OPERATING
  FLEXIBILITY.

    Our senior secured credit facilities and the indenture governing the notes contain significant operating and financial restrictions on us and our subsidiaries, including restrictions on our ability to:

- make certain payments, including dividends or other distributions, with respect to our share capital;

-   incur additional indebtedness and issue preferred stock;

-   make certain loans or investments;

-   prepay or redeem subordinated debt or equity;

-   create liens on our properties;

-   make acquisitions;

-   dispose of our assets;

-   enter into joint ventures;

-   enter into sale and leaseback transactions;

-   engage in certain transactions with affiliates;

-   issue or sell share capital of our subsidiaries;

-   reorganize or enter into mergers; and

-   substantially change the nature of our business.

These covenants limit our ability to finance future operations, capital needs, debt service requirements and acquisitions and to engage in other business activities that may be in our interest. See "Operating and Financial Review and Prospects--Liquidity and Capital Resources--Description of Debt Facilities" and "Description of Other Indebtedness."

    Our senior secured credit facilities also require us to maintain specified financial ratios and satisfy specified financial tests. Our ability to meet these financial ratios and tests may be affected by events beyond our control and, as a result, we cannot assure you that we will be able to meet these ratios and tests. In the event of a default under our senior secured credit facilities, the lenders could terminate their commitments and declare all amounts borrowed, together with accrued interest and other fees, to be due and payable. Borrowings under other debt instruments that contain cross-acceleration or cross-default provisions may also be accelerated and become due and payable. We may be unable to pay these debts in such circumstances.

THE LOSS OF CERTAIN LARGE CUSTOMERS OR CHANGES IN THEIR PURCHASING PATTERNS COULD ADVERSELY IMPACT OUR OPERATING RESULTS.

    If our large customers reduce their purchases from us for any reason, including downturns in the economy or decisions by them to cut back on their expansion plans, our revenues will be reduced. Our relationships with several major quick-service restaurant chain customers are one of the principal drivers behind our development of new and enhanced products and technological expertise for the food service equipment business, which we believe helps us to attract other customers. The loss of these customers would undermine one of our important competitive strengths and could have an adverse impact on the results of our global food service equipment group. In our food retail equipment group, sales are often made to large retail chain customers under long term contracts, usually one to three years in duration. If we fail to obtain or renew contracts with these customers, or if contracts are granted to our competitors, we will make few or no sales to these customers. In addition, financial difficulties experienced by any of these major customers would adversely impact our results of operations.

OUR BUSINESS COULD BE ADVERSELY AFFECTED IF THE CURRENT ECONOMIC DOWNTURN
WORSENS.

    The current downturn in the global economy is adversely affecting our business. While we cannot predict the depth or duration of these effects, we have planned on the basis that they will adversely affect our order flow and results of operations through at least the end of fiscal 2002. We continue to take actions to reduce costs and restructure our business in light of the downturn. However, if the downturn is more severe or longer in duration than expected, our ability to reduce debt, or, in certain circumstances, to service our debt, could be impaired.

COMPETITION IN THE FOOD SERVICE EQUIPMENT AND FOOD RETAIL EQUIPMENT BUSINESSES COULD REDUCE OUR RESULTS OF OPERATIONS AND CASH FLOW.

    In our business, competition is based on product features, brand recognition, reliability, durability, technology, energy efficiency, breadth of product offerings, service, price and customer relationships. We expect the competitive environment in which we operate to remain difficult for the foreseeable future. We have a number of competitors in each product line that we offer. Some of our competitors are divisions of large companies that have greater financial and marketing resources than we possess. In addition, some competitors focus on particular product lines or geographical regions or emphasize their local manufacturing presence or local market knowledge. We must compete primarily on price in many product lines, particularly in food retail equipment.

OUR TECHNOLOGICAL INNOVATIONS AND PROPRIETARY RIGHTS MAY NOT PROTECT US EFFECTIVELY FROM INNOVATIONS BY COMPETITORS.

    Large-scale purchasers of food equipment with multiple locations, such as international quick service restaurant chains and food retail chains, seek continual product improvement. Our ability to respond to our large customers' needs in the food equipment industry depends in part on our ability to provide product features and technological innovations superior to those offered by our competitors. It also depends on our ability to be the first among our competitors to offer those features and innovations. Some of our success in the past has been due to our ability to have technology licensed to us and to obtain and maintain patent protection of our proprietary technology, designs and other innovations. See "Business--Intellectual Property." We may not be able to develop new features or technological innovations sufficient to compete effectively. We could be at a competitive disadvantage if another company develops a significant technological improvement to an important line of products.

CONSOLIDATION OF OUR FOOD RETAIL EQUIPMENT CUSTOMER BASE HAS INCREASED COMPETITION AND COULD ADVERSELY IMPACT OUR MARGINS.

    Our food retail equipment group, in particular our Kysor Warren subsidiary, derives a substantial portion of its revenues from a small number of major supermarket chains in North America. Over the past several years, mergers and acquisitions have greatly reduced the number of major North American supermarket chains and the aggregate number of supermarket outlets. This consolidation has resulted in fewer potential food retail equipment customers, each of which has increased purchasing power. These factors have resulted in increased price pressure and we and our competitors have closed production facilities and otherwise placed greater emphasis on cost control in order to maintain profit margins. The long term viability of our food retail equipment group will depend on retaining existing business with and securing future business from these larger customers and on implementing a cost structure that will enable profitable sales of equipment.

    From its acquisition in 1999 to the end of fiscal 2001, Kysor Warren has operated at a profit (exclusive of exceptional costs and amortization). However, Kysor Warren, along with its competitors, has been adversely impacted by difficult market conditions. The unaudited results of this operation for the first quarter of fiscal 2002 showed a small loss and were below our expectations. We are currently reviewing the operations of Kysor Warren with the objective of improving its operating performance. If we conclude that the necessary long term improvement in performance cannot be achieved, it is possible that a significant part of Kysor Warren's fixed assets (principally goodwill) could potentially be impaired resulting in an exceptional non-cash charge. Such a potential impairment, if any, cannot be reasonably estimated at this time. As of December 29, 2001, the carrying value of goodwill relating to Kysor Warren was approximately L50 million.

PRICE CHANGES IN SOME MATERIALS AND SOURCES OF SUPPLY COULD AFFECT OUR PROFITABILITY.

    We use large amounts of stainless steel, aluminum, foam and other commodities in the manufacture of our products. Any significant increase in the prices of these commodities that we are not able to pass on to our customers would adversely affect our operating results. While we have some multi-year supply contracts, the protection they provide is limited, so that we remain exposed to price increases even in those commodities.

OUR BUSINESS MAY BE DISRUPTED AS WE CONTINUE TO INTEGRATE RECENT ACQUISITIONS AND IMPLEMENT CHANGES AND IMPROVEMENTS TO OUR BUSINESSES, MANAGEMENT ORGANIZATIONAL STRUCTURE AND REPORTING SYSTEMS.

    Over the last several years, we have completed a number of acquisitions of food service equipment and food retail equipment businesses. We are in the process of integrating those businesses, disposing of certain non-core operations and assets, executing cost reduction initiatives and reorganizing our management structure and reporting systems. Our results of operations and cash flow could suffer if we fail to integrate those businesses or implement those changes successfully.

    Although our corporate headquarters is located in London, England, we are consolidating our global operational headquarters and technology center in New Port Richey, Florida. In connection with that consolidation, several senior executives have recently moved to Florida, we are increasing the number of senior operational staff at that location and we are investing in significant improvements in our management information reporting systems. We expect that the continuing implementation of these changes will occur over at least the next year. We could be adversely affected if we are delayed in consolidating and improving our management information reporting systems or if we do not successfully consolidate the operational supervision of our European and Asian operations with our North American operations. In addition, implementing a restructuring of this nature inevitably requires management time and attention. To the extent that management time and attention are significantly diverted from day-to-day operations, our business operations and financial results could be adversely affected.

THE LOSS OF KEY MANAGEMENT PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS.

    Our executive officers and our operating company senior executives are important to our business. Collectively, these individuals have extensive financial experience and knowledge of our business, industry and customers. The loss of the services of these individuals, some of whom have been appointed to their current positions only recently, could adversely affect our ability to maintain the loyalty of certain key customers, to continue to develop important product improvements or to implement our global marketing and sales strategy. This could have a material adverse impact on our business operations and financial results.

CURRENCY FLUCTUATIONS, REPATRIATION RISK AND POLITICAL RISKS IN CERTAIN COUNTRIES COULD AFFECT OUR REPORTED RESULTS OF OPERATIONS AND PROFITABILITY.

    We sell products in over 100 countries and have manufacturing operations in nine countries. Therefore, we face transactional currency exposure when our operating subsidiaries enter into transactions denominated in currencies other than their local currency. In addition, although we report our consolidated results of operations in pounds sterling, based on our results for fiscal 2001, approximately 72% of our operating profit before goodwill amortization and exceptional items and approximately 62% of our turnover (net sales) were derived principally from our North American operating segment. Accordingly, our reported results are particularly subject to fluctuation based on changes in the U.S. dollar/British pounds sterling exchange rate. See "Operating and Financial Review and Prospects--Quantitative and Qualitative Disclosures About Market Risk."

    Some jurisdictions may restrict repatriation of our non-U.K. and non-U.S. earnings. Various jurisdictions also have laws limiting the right and ability of entities to pay dividends and remit earnings to affiliated companies unless specified conditions are met. International operations in certain countries are also subject to various political risks that are not present in our U.S. and Western Europe operations, including the risk of war or civil unrest, expropriation and nationalization. In addition, unfavorable changes in international monetary and tax policies and other changes in the international regulatory climate could affect our profitability or growth plans.

THE ADOPTION OF THE EURO MAY RESULT IN LOWER OPERATING PROFITS.

    Twelve of the member states of the European Union have adopted the euro as their national currency. The U.K., Sweden and Denmark, although Member States of the European Union, have not adopted the euro. Since January 1, 2002, only euro-denominated bills and coins have been issued in those twelve member states, and national currencies have been withdrawn from circulation. The use of a common currency throughout the participating states might permit our customers to more readily compare the prices of our products and purchase our products in the member state with the lowest price. This may lead to uniform pricing of our products in countries in the European Union. Uniform pricing may erode margins in certain member states, thereby adversely affecting our profits.

WE MAY INCUR LOSSES IN CONNECTION WITH CERTAIN LITIGATION.

    Enodis plc is party to a lawsuit, and one of our subsidiaries, Enodis Corporation, is a party to several lawsuits, all relating to a company, Consolidated Industries Corp., which was formerly owned by our subsidiary. Consolidated is currently in bankruptcy. The plaintiffs contend that each of Enodis plc and our subsidiary is the alter ego of Consolidated and therefore is liable for Consolidated's debts. In addition, the bankruptcy trustee is asserting a variety of bankruptcy and equitable claims seeking to recover up to $30 million in payments made by Consolidated to Enodis Corporation between 1988 and 1998. We have thoroughly investigated these claims and believe that the claims based on the alter ego theory, as well as the bankruptcy trustee's claims, are without merit. We are therefore defending them vigorously. The claims alleged in these lawsuits could potentially reach $600 million, which substantially exceeds our estimate of, and accruals for, potential exposure. The extent, if any, to which the potential liability would be covered by insurance is unclear. Accordingly, if these lawsuits are ultimately decided in a manner adverse to our subsidiary, the determination could have a material adverse effect on us. See "Business--Legal Proceedings."

RISKS RELATING TO OUR STRUCTURE AND THE TERMS OF THE NOTES

WE ARE A HOLDING COMPANY WITH NO REVENUE-GENERATING OPERATIONS OF OUR OWN, AND YOU WILL NOT HAVE DIRECT CLAIMS AGAINST OUR OPERATING SUBSIDIARIES.

    We are a holding company with no business operations of our own. As a result, we derive all of our income from our operating subsidiaries. Our ability to make payments on the notes will be dependent on the earnings of these subsidiaries and the distribution of those earnings to us. Holders of indebtedness of, and trade creditors of, our subsidiaries, including the lenders under our senior secured credit facilities, are generally entitled to payment of their claims from the assets of our subsidiaries before these assets are made available for distribution to us, although payments may be made, in some circumstances, under our subordinated intercompany loan to Enodis Holdings Limited, our only direct wholly owned subsidiary.

    Accordingly, in the event any of our subsidiaries becomes insolvent, liquidates or otherwise reorganizes:

- our creditors (including you) will have no right to proceed against its assets; and

- creditors of the subsidiary, including the lenders under our senior secured credit facilities, will generally be entitled to payment in full from the sale or other disposal of the assets of the subsidiary before we, as indirect shareholder, will be entitled to receive any distributions, although we may, in some circumstances, be permitted to recover under our subordinated intercompany loan to Enodis Holdings Limited.

    As of December 29, 2001, on an as adjusted basis after giving effect to our new financing arrangements (including our rights offering):

- the aggregate amount of indebtedness and other liabilities of our subsidiaries (including trade payables, but excluding intercompany indebtedness) would have been approximately L509.4 million (and we had contingent liabilities with respect to outstanding letters of credit of L13.7 million); and

- approximately L46.3 million would have been available to our subsidiaries for additional borrowings under our senior secured credit facilities.

    In addition, the indenture for the notes will permit our subsidiaries to incur additional indebtedness and will permit us to make significant investments in our subsidiaries. If indebtedness of any subsidiary were to be accelerated, we cannot assure you that the assets of that subsidiary would be sufficient to repay the indebtedness or that our assets and those of the other subsidiaries would be sufficient to repay in full our indebtedness, including the notes. See "Description of Other Indebtedness--Senior Secured Credit Facilities."

OUR SUBSIDIARIES ARE SUBJECT TO COVENANTS CONTAINED IN OUR SENIOR SECURED CREDIT FACILITIES THAT COULD LIMIT THEIR ABILITY TO MAKE PAYMENTS TO US.

    Our subsidiaries are subject to the restrictive covenants contained in our senior secured credit facilities, including:

- limits on the ability of our direct and indirect subsidiaries to make any payments to us in order to enable us to pay any principal of the notes while debt under the senior secured credit facilities is outstanding; and

- requirements that our subsidiaries maintain specified financial ratios and satisfy financial condition tests, which become more restrictive over the life of the facilities. The ability of our subsidiaries to meet those financial ratios and tests can be affected by events beyond our control, and we cannot assure you that our subsidiaries will meet them.

    A breach of any of those covenants, ratios, tests or restrictions could result in an event of default under the senior secured credit facilities. Upon the occurrence of any event of default under the senior secured credit facilities, the lenders could elect to declare all amounts outstanding under the senior secured credit facilities, together with accrued interest, to be immediately due and payable. If our subsidiaries were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure repayment of those amounts. If the lenders under the senior secured credit facilities accelerate the payment of those amounts, we cannot assure you that the assets of our subsidiaries would be sufficient to repay in full those amounts, to satisfy all other liabilities of our subsidiaries which would be due and payable and to make payments to us to enable us to repay the notes in full.

    In addition, our subsidiaries are prohibited under the senior secured credit facilities from making payments to us in order to pay interest on the notes in the event that any payment has not been made when due under the senior secured credit facilities or in the event that any of our material subsidiaries becomes or is declared insolvent. If this occurs, we will be unable to pay interest on the notes.

WE MAY NOT BE ABLE TO RECOVER ON OUR INTERCOMPANY LOAN TO ENODIS HOLDINGS LIMITED BECAUSE OF THE SUBORDINATION OF THIS LOAN.

    Our intercompany loan to our direct wholly owned subsidiary, Enodis Holdings Limited, of the proceeds of the bridge loans (which will be partially refinanced with the proceeds of the notes offered hereby) is contractually subordinated to all of the obligations of our subsidiaries under the senior secured credit facilities. As a result:

- in the event of a liquidation, dissolution, bankruptcy, insolvency or similar proceeding involving us, the creditors under the senior secured credit facilities will be entitled to payment in full before we would be entitled to payments under the intercompany loan and, as a result, before any noteholders would receive any payments on the notes;

- we may not make any demand or otherwise make any claim in respect of the intercompany loan unless we have failed to make an interest or principal payment on the notes when due and a standstill period of 179 days has expired;

- the creditors under our senior secured credit facilities may prevent our subsidiaries from making payments to us in order to pay interest or principal on the notes in the event that any payment has not been made when due under the senior secured credit facilities; this prohibition will continue regardless of the expiration of the standstill period referred to above; and

- the creditors under our senior secured credit facilities may prevent our subsidiaries from making payments to us in order to pay interest or principal on the notes for a period of up to 179 days in the event that there exists any other event of default under the senior secured credit facilities. This period would not necessarily run concurrently with the standstill period referred to above.

CONVERSION OF THE BRITISH POUND STERLING TO THE EURO.

    Although the U.K. government exercised its opt-out from the European Economic and Monetary Union and did not adopt the euro to replace the British pound sterling, it has indicated that it may adopt the euro as its currency in the future. Investors in the notes are advised that if the euro is adopted in the U.K., the euro will replace the British pound sterling as the legal tender in the U.K. and result in the effective redenomination of the notes into euro. We cannot assure you that the euro, if adopted by the U.K., will maintain its value relative to other currencies, particularly to the U.S. dollar. If the value of the euro were to decline relative to other currencies, the value of the notes (as re-denominated into euros) would also decline relative to such currencies.

WE ARE SUBJECT TO ENGLISH INSOLVENCY LAWS, WHICH POSE PARTICULAR RISKS FOR HOLDERS OF UNSECURED DEBT OBLIGATIONS, SUCH AS THE NOTES.

    As an English company, any insolvency proceedings by or against us would be based on English insolvency laws. The procedural and substantive provisions of English insolvency laws generally are more favorable to secured creditors, such as the lenders under our senior secured credit facilities, than comparable provisions of U.S. law and afford debtors only limited protection from these creditors. In addition, due to the nature of English insolvency laws, the ability of holders of unsecured debt obligations, such as holders of the notes, to protect their interests may be more limited than would be the case under U.S. bankruptcy laws.

    Under English insolvency laws, the liquidator or administrator of a company may, among other things, apply to the court to unwind a transaction entered into by such company, if such company was insolvent (as defined in Section 123 of the U.K. Insolvency Act 1986) at the time of, or as a result of, the transaction and enters into a liquidation or administrative proceedings within two years of the completion of the transaction. A transaction might be subject to a challenge if it involved a gift by a company or if a company received consideration of significantly less value than the benefit given by such company. A court generally will not intervene, however, if a company entered into the transaction in good faith for the purpose of carrying on its business and if at the time it did so there were reasonable grounds for believing the transaction would benefit the company. We believe that we are solvent and that the notes will not be issued on terms which would amount to a transaction below market value and further that the offering is in good faith for the purposes of carrying on our business and that there are reasonable grounds for believing that the transaction will benefit us. We cannot assure you, however, that the issuance of the notes will not be challenged by a liquidator or administrator or that a court would support our analysis.

WE MAY NOT BE ABLE TO FINANCE A CHANGE OF CONTROL OFFER REQUIRED BY THE
INDENTURE.

    Upon a change of control, as defined under the indenture, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest and additional amounts, if any, to the date of repurchase. If a change of control were to occur, we cannot assure you that we would have sufficient funds available at the time to pay the purchase price of the outstanding notes or that the restrictions in our senior secured credit facilities would allow us to make such required repurchases. In addition, before we can purchase any notes, we will be required to:

- repay debt under our senior secured credit facilities or, possibly, other future debt that ranks senior to the notes; or

- obtain a consent from lenders of senior debt to permit repurchase of the notes.

    A change of control may result in an event of default under our senior secured credit facilities and may cause the acceleration of other indebtedness which may be senior to the notes or rank equally with the notes. In any case, we expect that we would require third-party financing to make a change of control offer. We cannot assure you that we would be able to obtain this financing. See "Description of the Notes--Change of Control."

IF WE FAIL TO COMPLETE OUR RIGHTS OFFERING A PORTION OF OUR BRIDGE LOANS WILL REMAIN OUTSTANDING.

    If we do not complete our rights offering, approximately L53.0 million of bridge loans will remain outstanding, and these would be PARI PASSU with the notes and have a final maturity that is earlier than the notes. We are unconditionally obligated to issue the shares in respect of the rights that are taken up and Credit Suisse First Boston Equities Limited, the underwriter of the rights offering, is unconditionally obligated to subscribe for and take up any rights that are not taken up by our shareholders. Accordingly, the only risk associated with the closing of the rights offering is the remote risk that either party to the rights offering underwriting agreement defaults on its obligations. We currently expect to receive the net proceeds of the rights offering by April 12, 2002.

    If a portion of the bridge loans remains outstanding, it would bear interest at a floating rate and have a final maturity of February 20, 2012, which is earlier than the notes. Additionally, holders of bridge loans would have the option to exchange their loans for notes that bear a fixed rate of interest of not more than 16% and that mature on February 20, 2012. Upon any resale of the notes, a holder may designate the notes being resold as not redeemable by us prior to February 20, 2007, except upon the occurrence of certain events involving taxation or a public offering of our equity. Interest payments on any bridge loans or bridge loan exchange notes that remain outstanding would further restrict our cash flow and affect our operating results.

IN SOME CIRCUMSTANCES, WE MAY HAVE TO WITHHOLD TAX FROM PAYMENTS ON THE NOTES.

    We will be obliged to withhold U.K. tax with respect to payments of interest on the notes, unless, among other things, the notes are and remain listed on a stock exchange recognized by the U.K. Inland Revenue. This is described in detail in "Taxation--United Kingdom Taxation." Although the Luxembourg Stock Exchange is so recognized and the old notes are listed on the Exchange and we intend to list the exchange notes on the Exchange, we cannot assure you that the notes will remain listed.

    Under the indenture, any payments we make on or with respect to the notes will be made without withholding or deduction for U.K. taxes unless required by law. Our failure to obtain the listing of the notes on a stock exchange recognized by the U.K. Inland Revenue or, having obtained such a listing, maintain that listing, could result in tax becoming payable. If any withholding is required, in general, we will be required to pay additional amounts to holders of notes in respect of amounts withheld. The payment of those additional amounts could have a material adverse effect on our financial condition or results of operations, as it will effectively increase our obligations under the notes.

    On December 13, 2001, the Council of the European Union (acting through ECOFIN) published a revised draft directive regarding the taxation of savings income. Subject to a number of important conditions being met, it is proposed that member states will be required to provide to the tax authorities of another member state details of payments of interest or other similar income paid by a person within its jurisdiction to an individual resident in that other member state, subject to the right of certain member states to opt instead for a withholding system for a transitional period in relation to such payments. The proposed directive is not yet final, and may be subject to further amendment and/or clarification. Consequently, it is not possible to say with certainty what effect, if any, the adoption of the directive would have on the notes or payments in respect thereof.

YOU MAY HAVE DIFFICULTY ENFORCING YOUR RIGHTS AGAINST CERTAIN OF OUR OFFICERS AND DIRECTORS.

    A majority of our directors reside outside the United States. As a result, it may not be possible for investors to effect service of process within the U.S. upon such persons or to enforce judgments obtained against such persons in jurisdictions outside the U.S. without relitigation of the merits of the claim. In addition, it may be difficult to enforce, in original actions brought outside the U.S., claims brought under the civil liability or anti-fraud provision of the U.S. securities laws.

YOU MAY NOT BE ABLE TO SELL YOUR NOTES.

    The notes are new securities for which there is currently no established market. Accordingly, we cannot assure you as to the development of liquidity of any market for the notes.

    The liquidity of any trading market for the notes may also be adversely affected by a general decline in the market for similar securities. Such a decline may adversely affect the liquidity and trading markets for the notes independent of our prospects or financial performance.

                INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus contains "forward-looking" statements. Forward-looking statements include, among others, statements concerning:

-   the anticipated growth of the demand for our products,

- plans to devote significant management time and capital resources to our business strategy,

-   our ability to successfully implement our business strategy,

-   our anticipated future market share,

-   our future capital needs,

-   our cost reduction and restructuring plans,

- our expectations with respect to changes in industry or general economic and business conditions,

-   the anticipated outcome of current or future litigation,

-   our ability to compete in a highly competitive environment, and

- other statements of expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts concerning our business, operations and financial performance and condition.

    The words "believe," "anticipate," "expect," "intend," "estimate," "plan," "assume," "may," "will," "risk," "project," "could" and other similar expressions that are predictions of or otherwise indicate future events or trends identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which are in some cases beyond our control. These risks, uncertainties and factors may cause our actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements (and from past results, performances or achievements). Factors that may cause these differences include but are not limited to the risks described under "Risk Factors," "Business" and "Operating and Financial Review and Prospects."

    You should not place undue reliance on these forward-looking statements because they reflect our judgment at the date of this prospectus. Forward-looking statements are not intended to give any assurances as to future results. We will not normally publicly release any revisions we may make to these forward-looking statements that may result from events or circumstances arising after the date of this prospectus or otherwise.

                            INDUSTRY AND MARKET DATA

    We obtained the market and competitive position data used throughout this prospectus from our own research, surveys or studies conducted by third parties, primarily from industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified such data, and we do not make any representation as to the accuracy of such information. Similarly, we believe our internal research is reliable, but it has not been verified by any independent sources.

                    PRESENTATION OF FINANCIAL AND OTHER DATA

    Our audited financial statements as of September 30, 2000, and September 29, 2001, and for the fiscal years 1999, 2000 and 2001 and, unless otherwise indicated, other financial information in this prospectus have been prepared in accordance with U.K. GAAP. Except as described below in connection with restatements required by U.K. GAAP Financial Reporting Standard 19, "Deferred Tax," which we call FRS 19, this information has been extracted from our consolidated financial statements included elsewhere in this prospectus. These financial statements do not, however, constitute our statutory accounts within the meaning of section 240 of the Companies Act 1985 in the United Kingdom. We also prepare statutory financial statements that are filed with the London Stock Exchange, our primary trading market, in accordance with U.K. GAAP, which are not included in this document. In fiscal year 2000, we also prepared consolidated financial statements in accordance with U.S. GAAP, which we filed with the SEC on Form 20-F. However, since that time we have changed the format of the financial statements that we will file with the SEC to follow U.K. GAAP and to include in those financial statements a reconciliation to U.S. GAAP, as permitted under SEC rules. Accordingly, the audited and unaudited financial statements included in this prospectus, and in our Annual Report on Form 20-F for the fiscal year ended September 29, 2001, have been prepared in accordance with U.K. GAAP, and include a reconciliation to U.S. GAAP. Reconciliations of the material differences in our consolidated financial statements to U.S. GAAP are set forth in Note 29 to our consolidated financial statements included elsewhere in this prospectus.

    We report our financial results on a 52-53 week fiscal year ending on the Saturday nearest to September 30. The fiscal years ended September 30, 2000, which we call fiscal 2000, and September 29, 2001, which we call fiscal 2001, contained 52 weeks. The fiscal year ended October 2, 1999, which we call fiscal 1999, contained 53 weeks.

    We adopted FRS 19 during the 13 week period ended December 29, 2001, which requires restatement of comparative figures for all years presented once adopted. As a result, the financial information included in this prospectus under the headings "Summary," "Selected Consolidated Financial and Operating Data" and "Operating and Financial Review and Prospects" reflects these restatements. The audited financial statements included elsewhere in this prospectus have not been restated.

    Unless otherwise indicated or otherwise required by the context, all references in this prospectus to "British pounds sterling," "sterling," "pounds" or "L" are to the lawful currency of the United Kingdom. References to "U.S. dollars," "dollars," "U.S. "or "$" are to United States dollars, the lawful currency of the United States of America.

    Certain numerical figures included in the prospectus have been subject to rounding adjustments. Therefore, discrepancies in tables between totals and the sums of the amounts listed may occur due to such rounding.

                                 EXCHANGE RATES

    The tables below set forth the noon buying rate in New York City for British pounds sterling in U.S. dollars as certified for customs purposes by the Federal Reserve Bank of New York, or the "Pound Noon Buying Rates." The average amounts set forth below under "Average" are calculated as the average of the noon buying rates on the last business day of each month. We do not represent that the U.S. dollar amounts referred to below could have been converted into British pounds sterling at any particular rate indicated or any other rate.

                                                              LOW              HIGH             AVERAGE        END OF PERIOD
                                                        ---------------   ---------------   ---------------   ---------------
FISCAL YEAR                                                                   (U.S. DOLLARS PER L1.00)
-----------
1997..................................................           1.4948            1.7123            1.5733            1.7123
1998..................................................           1.5775            1.7035            1.6397            1.6427
1999..................................................           1.6114            1.7222            1.6602            1.6628
2000..................................................           1.3997            1.6538            1.5138            1.4955
2001..................................................           1.3730            1.5045            1.4363            1.4543
2002 (through March 27, 2002).........................           1.4074            1.4785            1.4346            1.4238

    The tables below show the high and low noon buying rates for each month during the six months prior to the date of this prospectus.

2001                                                            LOW        HIGH
----                                                          --------   --------
September...................................................   1.4444     1.4745
October.....................................................   1.4214     1.4795
November....................................................   1.4095     1.4650
December....................................................   1.4164     1.4588

2002                                                                LOW              HIGH
----                                                          ---------------   ---------------
January.....................................................           1.4074            1.4455
February....................................................           1.4117            1.4322
March (through March 27, 2002)..............................           1.4146            1.4287

    The noon buying rate on March 27, 2002, was $1.4238 per pound.

                                USE OF PROCEEDS

    We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes as described in this prospectus, we will receive in exchange old notes in like principal amount, the terms of which are identical in all material respects to those of the exchange notes. The old notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued.

                                RIGHTS OFFERING

    We commenced a rights offering on February 21, 2002, pursuant to which qualifying existing shareholders have been granted pre-emptive rights to subscribe for up to 150,861,463 of our ordinary shares at a price of L0.50 per share. The net proceeds of the rights offering are expected to be approximately L71.5 million and will be used principally to repay all amounts that remain outstanding under the bridge loan facility.

    In connection with the rights offering, we have entered into an underwriting agreement with Credit Suisse First Boston Equities Limited, as underwriter, under which the underwriter will subscribe for and take up, or procure persons to subscribe for and take up, the rights to purchase ordinary shares, on the terms set forth in the underwriting agreement. We are unconditionally obligated to issue the shares in respect of the rights and the underwriter for the rights offering is unconditionally obligated to subscribe for and take up any rights that are not taken up by our shareholders. We currently expect to receive the net proceeds of the rights offering by April 12, 2002.

    If for any reason we do not complete the rights offering, approximately L53.0 million of bridge loans would remain outstanding. If these bridge loans remain outstanding, they would be PARI PASSU with the notes and would have a final maturity that is earlier than the notes. See "Risk Factors" and "Description of Other Indebtedness--Bridge Loan Facility."

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

    The sole purpose of the exchange offer is to fulfill our obligations with respect to the registration of the old notes. We originally issued and sold the old notes on March 26, 2002. We did not register those sales under the Securities Act of 1933, in reliance upon the exemption provided in section 4(2) of the Securities Act of 1933 and Rule 144A and Regulation S promulgated under the Securities Act of 1933. In connection with the sale of the old notes, we agreed to file with the Securities and Exchange Commission an exchange offer registration statement relating to the exchange offer. Under the exchange offer registration statement, exchange notes, consisting of another series of our notes and containing substantially identical terms to the old notes, except as set forth in this prospectus, will be offered in exchange for old notes.

HOW TO DETERMINE IF YOU ARE ELIGIBLE TO PARTICIPATE IN THE EXCHANGE OFFER

    We hereby offer to exchange, upon the terms and subject to the conditions set forth in this prospectus, L1,000 in principal amount of exchange notes for each L1,000 in principal amount of our old notes that you hold. The terms of the exchange notes are substantially identical to the terms of the old notes, except that the exchange notes will generally be freely transferable by you, and you will not be entitled to certain registration rights which are applicable to the old notes under the registration rights agreement. The exchange notes will evidence the same debt as the old notes and will be entitled to the benefits of the same indenture. See "Description of the Notes" above.

    We are not making the exchange offer to, nor will we accept surrenders for exchange from, holders of outstanding old notes in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

    We are not making the exchange offer conditional upon any minimum aggregate principal amount of old notes being tendered or accepted for exchange.

    Based on our view of interpretations set forth in no-action letters issued by the staff of the Securities and Exchange Commission to third parties, we believe that you may resell or transfer exchange notes issued pursuant to the exchange offer in exchange for the old notes, unless you are our affiliate, a broker-dealer who acquired old notes directly from us or a broker-dealer who acquired old notes as a result of market-making or other trading activities. We believe that you may resell or transfer such exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933 only if such exchange notes are acquired in the ordinary course of your business and you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such exchange notes.

    If our belief is inaccurate and you transfer any note issued to you in the exchange offer without delivering a prospectus meeting the requirement of the Securities Act of 1933 or without an exemption from registration of your old notes from such requirements, you may incur liability under the Securities Act of 1933. We do not assume or indemnify you against such liability.

    Pursuant to the registration rights agreement, we are required to file a registration statement for a continuous offering pursuant to Rule 415 under the Securities Act of 1933 in respect of the old notes if existing Securities and Exchange Commission interpretations are changed such that the exchange notes received by holders in the exchange offer are not, or would not be, upon receipt, transferable by each such holder (other than our affiliates) without restriction under the Securities Act of 1933.

    If you are a broker-dealer that resells exchange notes that were received by you for your own account pursuant to the exchange offer, and if you participate in a distribution of the exchange notes, you may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933 and any profit in any such resale of exchange notes and any commissions or concessions received by you may be deemed to be underwriting compensation under the Securities Act of 1933. If you are a broker-dealer who acquires old notes as a result of market-making or other trading activities, you may use this prospectus, as supplemented or amended, in connection with resales of the exchange notes. If you tender old notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, or if you cannot rely upon such interpretations, you must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with a secondary resale transaction. See "Plan of Distribution."

    If you are tendering old notes, you will not be required to pay brokerage commissions or fees or transfer taxes with respect to the exchange of the old notes pursuant to the exchange offer. The exchange notes will bear interest from March 26, 2002. If your old notes are accepted for exchange, you will be deemed to have waived the right to have interest accrue, or to receive any payment in respect of interest, on the old notes from March 26, 2002, to the date of the issuance of the exchange notes. Interest on the exchange notes is payable on April 15 and October 15 of each year, commencing October 15, 2002.

TERMS OF THE EXCHANGE OFFER

    Upon the terms and subject to the conditions set forth in this prospectus, we will accept any and all old notes validly tendered and not withdrawn prior to
5:00 p.m., New York City time on       . We will issue L1,000 principal amount
of exchange notes in exchange for each L1,000 principal amount of outstanding old notes pursuant to the exchange offer.

    The form and terms of the exchange notes are identical to the form and terms of the old notes except that the exchange notes have been registered under the Securities Act of 1933 and will not bear legends restricting their transfer. The exchange notes will evidence the same debt as the old notes and will be issued pursuant to, and entitled to the benefits of, the same indenture pursuant to which the old notes were issued.

    As of the date of this prospectus, old notes representing L100,000,000 aggregate principal amount were outstanding, all in the form of global notes in registered form. This prospectus is being sent to participants in Euroclear and Clearstream, Luxembourg that hold book entry interests in the old notes for distribution to the holders beneficial interests in the notes. See "Book-Entry; Delivery and Form." We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

INFORMATION ABOUT THE EXPIRATION DATE OF THE EXCHANGE OFFER

    The exchange offer expires on the expiration date, which is on 5:00 p.m., New York City time unless we, in our sole discretion, extend the period during which the exchange offer is open. If we extend the period for the exchange offer, the expiration date will be the latest time and date on which the exchange offer, as so extended, expires. We reserve the right to extend the exchange offer at any time and from time to time prior to the expiration date by giving written notice to The Bank of New York, which is the exchange agent, and by timely public announcement communicated by no later than 5:00 p.m. on the next business day following the expiration date, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service and/or Reuters News Service. During any extension of the exchange offer, all old notes previously tendered pursuant to the exchange offer will remain subject to the exchange offer.

    We will mail this prospectus and other relevant materials to you as a record holder of old notes and we will furnish these items to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of old notes.

HOW TO TENDER YOUR OLD NOTES

    If you tender to us any of your old notes pursuant to one of the procedures set forth below, that tender will constitute an agreement between you and us in accordance with the terms and subject to the conditions described below.

    If your old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender old notes, you should contact the registered holder promptly and instruct the holder to tender old notes on your behalf. If you wish to tender your old notes yourself, you must make appropriate arrangements to register ownership of the old notes in your name. Transferring record ownership from someone else's name to your name may take considerable time.

    Only a holder of old notes may tender old notes in the exchange offer. To tender in the exchange offer, you must (i) read this prospectus, and
(ii) comply with the procedures established by Euroclear and/or Clearstream, Luxembourg (Euroclear and Clearstream, Luxembourg are each referred to herein as a book-entry transfer facility), prior to the expiration date. In addition, a timely confirmation of a book-entry transfer of such old notes into the exchange agent's account at the relevant book-entry transfer facility pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date.

    A tender that is not withdrawn before the expiration date will constitute an agreement between you and the issuer in accordance with the terms and subject to the conditions set forth herein.

    In all cases, issuance of exchange notes for old notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of a timely book-entry confirmation of such old notes into the exchange agent's account at the relevant book-entry transfer facility by electronic instructions in which the tendering holder acknowledges its receipt of this prospectus and agreement to be bound by the terms and conditions of the exchange offer set forth herein. If any tendered old notes are not accepted for any reason or if old notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged old notes will be returned without expense on behalf of such tendering holder pursuant to the book-entry transfer procedures described below. Such non-exchanged old notes will be credited to an account maintained with such book-entry transfer facility as promptly as practicable after their withdrawal, if applicable or after the expiration or termination of the exchange offer, as the case may be.

    The exchange agent will make a request to establish an account with respect to the old notes at the relevant book-entry transfer facility for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in the relevant book-entry transfer facility's systems may make book-entry delivery of old notes being tendered by causing the relevant book-entry transfer facility to such old notes into the exchange agent's account at the relevant book-entry transfer facility in accordance with such book-entry transfer facility's procedures for transfer.

    TO ACCEPT THE EXCHANGE OFFER IN RESPECT OF THE NOTES, PARTICIPANTS IN EUROCLEAR AND/OR CLEARSTREAM, LUXEMBOURG MUST SEND AN ELECTRONIC INSTRUCTION TO EUROCLEAR AND/OR CLEARSTREAM, LUXEMBOURG, AS APPLICABLE, IN ACCORDANCE WITH THEIR PROCEDURES ESTABLISHED TO TENDER OLD NOTES. THE ELECTRONIC INSTRUCTION TRANSMITTED BY EUROCLEAR AND/OR CLEARSTREAM, LUXEMBOURG, AS APPLICABLE, TO THE EXCHANGE AGENT MUST CONTAIN A COMPUTER GENERATED MESSAGE, BY WHICH THE PARTICIPANT ACKNOWLEDGES ITS RECEIPT OF THIS PROSPECTUS AND AGREES TO BE BOUND BY THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER SET FORTH HEREIN.

BY TENDERING YOUR OLD NOTES, YOU ARE DEEMED TO MAKE CERTAIN REPRESENTATIONS

    If you tender your old notes in the exchange offer, you will be deemed to represent and acknowledge that:

-   you have received and reviewed this prospectus;

- you agree to be bound by the terms of the exchange offer as described in this prospectus;

- prior to the exchange offer, there has been no public market for the old notes or the exchange notes;

- you are not our affiliate, as defined in Rule 405 under the Securities Act of 1933;

- you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes;

-   you are acquiring the exchange notes in the ordinary course of business;

- you have a net long position within the meaning of Rule 14e-4 under the Securities and Exchange Act of 1934 equal to or greater than the principal amount of the old notes that you are tendering in the exchange offer;

- the tender of your old notes complies with Rule 14e-4 under the Securities and Exchange Act, to the extent applicable;

- you have full power and authority to tender, exchange, assign and transfer the old notes that you are tendering in the exchange offer;

- when we accept your old notes for exchange, we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right; and

- you will, upon request, execute and deliver any additional documents deemed by us or the exchange agent to be necessary or desirable to complete the sale, assignment and transfer of the old notes that you are tendering.

    In addition, if you are not a broker-dealer, by tendering your old notes in the exchange offer you are deemed to represent that you are not engaged in, and do not intend to engage in, a distribution of the exchange notes. If you are a broker-dealer and will receive exchange notes for your own account in exchange for old notes that you acquired as a result of market-making activities or other trading activities, you acknowledge that you will deliver a prospectus in connection with any resale of such exchange notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act of 1933.

    This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes (subject to compliance with applicable laws) received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the Expiration Date (as defined herein), we will make this prospectus available to any broker-dealer for use in connection with any such resale. see "Plan of Distribution."

YOU MAY WITHDRAW YOUR TENDER PRIOR TO THE EXPIRATION DATE

    Tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time on the expiration date.

    For a withdrawal of a tender of old notes to be effective, a tested telex or SWIFT message relating to such withdrawal must be received by Euroclear and/or Clearstream, Luxembourg, as applicable, prior to 5:00 p.m., New York City time on the expiration date. Any such notice of withdrawal must (i) specify the name of the depositor, or the person having deposited the old notes to be withdrawn,
(ii) identify the old notes to be withdrawn (including the principal amount of such old notes) and (iii) specify the account to which any such old notes are to be credited, if different from that of the tendering holder. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the issuer, whose determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Properly withdrawn old notes may be retendered by following the procedures described under "--How to Tender Your Old Notes" at any time on or prior to the expiration date.

WE RESERVE THE RIGHT TO DETERMINE VALIDITY OF ALL TENDERS

    All questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of your tender of old notes will be determined by us. Our determination will be final and binding. We reserve the absolute right to reject any or all of your tenders that are not in proper from or the acceptances for exchange of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of the exchange offer or any defect or irregularities in tenders of any particular holder whether or not similar defects or irregularities are waived in your case. Neither we, the exchange agent nor any other person will be under any duty to give you notification of any defects or irregularities in tenders nor shall any of us incur any liability for failure to give you any such notification. Our interpretation of the terms and conditions of the exchange offer will be final and binding.

HOW YOUR OLD NOTES WILL BE EITHER EXCHANGED FOR EXCHANGE NOTES OR RETURNED TO
  YOU

    On the exchange date, we will determine which old notes were validly tendered and we will issue exchange notes in exchange for them. The exchange agent will act as your agent for the purpose of receiving exchange notes from us and causing the exchange notes to be given to you in exchange for old notes promptly after acceptance of the tendered old notes. If your old notes are not accepted for exchange by us, they will be returned without expense to you. If you tender your old notes through a book-entry transfer facility, pursuant to the procedures described above, but your old notes are not accepted for exchange, your non-exchanged old notes will be credited to an account maintained with the book-entry transfer facility. In either case, we will return your non-exchanged old notes to you promptly following the expiration of the exchange offer.

    The Bank of New York has been appointed as the exchange agent for the exchange offer. You may contact the exchange agent at:

    Tel: +44 20 7964 6582
    Fax: +44 20 7893 7294
    Attn: Conan Ashdown

WE ARE PAYING OUR COSTS FOR THE EXCHANGE OFFER

    We have not retained any dealer-manager or similar agent in connection with the exchange offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding tenders for their customers. We will pay the expenses incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and printing, accounting, investment banking and legal fees. We estimate that these fees are approximately L100,000.

WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS TO YOU IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS

    IF ANYONE ELSE GIVES YOU INFORMATION OR REPRESENTATIONS ABOUT THE EXCHANGE OFFER, YOU SHOULD NOT RELY UPON THAT INFORMATION OR REPRESENTATION OR ASSUME THAT IT HAS BEEN AUTHORIZED BY US. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY EXCHANGE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE RESPECTIVE DATES AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS. THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE MAKING OF THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF THAT JURISDICTION. HOWEVER, WE MAY, AT OUR DISCRETION, TAKE SUCH ACTION AS WE MAY DEEM NECESSARY TO MAKE THE EXCHANGE OFFER IN ANY SUCH JURISDICTION AND EXTEND THE EXCHANGE OFFER TO HOLDERS OF OLD NOTES IN SUCH JURISDICTION. IN ANY JURISDICTION WHERE THE SECURITIES LAWS OR BLUE SKY LAWS

REQUIRE THE EXCHANGE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE EXCHANGE OFFER IS BEING MADE ON BEHALF OF US BY ONE OR MORE REGISTERED BROKERS OR DEALERS THAT ARE LICENSED UNDER THE LAWS OF THAT JURISDICTION.

FEDERAL INCOME TAX CONSEQUENCES TO YOU

    The exchange of old notes for exchange notes by you will not be a taxable exchange for U.S. federal income tax purposes, and you should not recognize any taxable gain or loss or any interest income as a result of the exchange. See "Taxation--United States Taxation--Exchange Offer" below.

THIS IS THE ONLY EXCHANGE OFFER THAT WE ARE REQUIRED TO MAKE

    Your participation in the exchange offer is voluntary and you should carefully consider whether to accept the terms and conditions of it. You are urged to consult your financial and tax advisors in making your own decisions on what action to take with respect to the exchange offer. If you do not tender your old notes in the exchange offer, you will continue to hold such old notes and you will be entitled to all the rights and limitations applicable to the old notes under the indenture. All non-exchanged old notes will continue to be subject to the restriction on transfer set forth in the indenture. If old notes are tendered and accepted in the exchange offer, the trading market, if any, for any remaining old notes could be much less liquid.

    We may in the future seek to acquire non-exchanged old notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any old notes that are not exchanged in the exchange offer.

                                 CAPITALIZATION

    The following table sets forth our historical unaudited consolidated cash and short term deposits, short term debt and capitalization under U.K. GAAP as of December 29, 2001, and as adjusted to give effect to (i) the refinancing of our former credit facility with the new senior secured credit facilities and the bridge loan facility, which was completed on February 20, 2002, and (ii) the offering of the old notes and the rights offering and the application of the net proceeds therefrom. See "Use of Proceeds" and "Operating and Financial Review and Prospects." The historical information has been derived from the unaudited consolidated financial statements included elsewhere in this prospectus. There has been no material change in our capitalization since December 29, 2001, except as set forth in this prospectus.

                                                                 AS OF DECEMBER 29, 2001
                                              --------------------------------------------------------------
                                                               ADJUSTMENTS
                                                              FOR NEW SENIOR
                                                              SECURED CREDIT    ADJUSTMENTS
                                                              FACILITIES AND   FOR OLD NOTES
                                                               BRIDGE LOAN      AND RIGHTS
                                                 ACTUAL       FACILITY(1)(2)   OFFERINGS(3)     AS ADJUSTED
                                              -------------   --------------   -------------   -------------
                                                                  (AMOUNTS IN MILLIONS)
Cash and short term deposits................          L26.9            L12.8        L0.7               L40.4
                                              =============   =============      ==========    =============
Short term debt (including current
  maturities)...............................          388.5       (377.6)(4)        --                  10.9
                                              =============   =============      ==========    =============
Long term debt (less current maturities and
  excluding unamortized issue costs)(5):
  New senior secured credit facilities......           --              252.5       (16.0)              236.5
  Bridge loan facility......................           --              150.0      (150.0)               --
  Offering of the old notes.................           --               --         100.0               100.0
  Other loans(6)............................           14.5             --          --                  14.5
                                              -------------   -------------      ----------    -------------
Total long term debt (less current
  maturities)...............................           14.5            402.5       (66.0)              351.0
Shareholders' funds.........................          119.0             --          71.5               190.5
                                              -------------   -------------      ----------    -------------
Total capitalization........................         L133.5           L402.5        L5.5              L541.5
                                              =============   =============      ==========    =============

------------------------------

(1) The new senior secured credit facilities consist of a $370 million (approximately L260 million) term loan, and an $85 million (approximately L60 million) revolving credit facility. These amounts have been translated at an exchange rate of L1:$1.4218, the rate as of February 19, 2002. For purposes of this table, we have assumed that no borrowings would have been drawn under our revolving credit facility at December 29, 2001. See "Description of Other Indebtedness--Senior Secured Credit Facilities."

(2) Adjustments reflect estimated aggregate bank financing and other professional fees of L12.1 million paid in connection with these facilities.

(3) Adjustments reflect estimated aggregate underwriting and other professional fees of L8.4 million paid in connection with the offering of the old notes and the rights offering.

(4) Adjustment reflects the repayment of L385.1 million of outstanding debt under our previous credit facility offset in part by L7.5 million of term debt under the new senior secured credit facilities due to be repaid within 12 months.

(5) Under U.K. GAAP, debt issuance costs are deducted from the related debt amounts for the purposes of balance sheet presentation and are amortized over the life of the debt.

(6) Other loans consist primarily of L11.5 million of industrial revenue bonds.

               SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

    Our audited historical consolidated financial statements are presented in British pounds sterling and are prepared in accordance with U.K. GAAP, which differs in certain respects from U.S. GAAP. A reconciliation of certain amounts from U.K. GAAP to U.S. GAAP, as well as a summary of principal differences between U.K. GAAP and U.S. GAAP applicable to us, are presented in Note 29 to our audited historical consolidated financial statements included elsewhere in this prospectus.

    The following selected financial data should be read in conjunction with "Operating and Financial Review and Prospects" and our historical consolidated financial statements, including the notes thereto. The selected statement of income data set forth below for fiscal years 1999, 2000 and 2001, and the balance sheet data at September 30, 2000, and September 29, 2001, have been derived from our audited historical consolidated financial statements filed with the SEC on Form 20-F and included elsewhere in this prospectus, but they do not, however, constitute our statutory accounts within the meaning of section 240 of the Companies Act 1985 in the United Kingdom. The selected statement of income data for the fiscal years 1997 and 1998, and the balance sheet data at September 27, 1997, September 26, 1998, and October 2, 1999, have been derived from our audited historical annual reports as filed with the U.K. Listing Authority, or other Enodis plc information, which are not included in this prospectus. The selected financial data set forth below as of and for the 13 week periods ended December 30, 2000, and December 29, 2001, have been derived from our unaudited historical consolidated financial statements included elsewhere in this prospectus and, in our opinion, include all adjustments (consisting of normal recurring accruals) necessary for the fair presentation of the financial data for such periods. The results for the 13 week period ended December 29, 2001 may not be indicative of the results to be expected for the entire fiscal year.

    Certain relevant data as of September 30, 2000, and September 29, 2001, and for the fiscal years ended 1997 and 1998 and for fiscal 1999, fiscal 2000 and fiscal 2001 have been restated from those in our historical financial statements, in order to reflect the adoption of FRS 19, which requires restatement of comparative figures for all years presented once adopted. We adopted this standard in the 13 weeks ended December 29, 2001.


                                                            FISCAL YEAR ENDED
                                 -----------------------------------------------------------------------
                                       SEPT. 27,               SEPT. 26,                 OCT. 2,
                                         1997                    1998                     1999
                                 ---------------------   ---------------------   -----------------------
                                         (AMOUNTS IN MILLIONS, EXCEPT RATIOS AND PER SHARE DATA)
U.K. GAAP
PROFIT AND LOSS ACCOUNT DATA:
Turnover (net sales):
  Global Food Service
    Equipment..................                 L289.3                  L322.4                    L447.9
  Food Retail Equipment........                   11.8                    10.5                      41.8
  Property.....................                    1.6                     3.0                       1.0
                                 ---------------------   ---------------------   -----------------------
  Continuing operations........                  302.7                   335.9                     490.7
  Discontinued operations(1)...                  247.0                   255.3                     265.6
                                 ---------------------   ---------------------   -----------------------
      Total turnover...........                  549.7                   591.2                     756.3

Operating profit/(loss) before
  goodwill amortization and
  exceptional items:
    Global Food Service
      Equipment................                   36.1                    43.8                      61.3
    Food Retail Equipment......                    4.0                     3.7                       5.3
    Property...................                    0.1                     0.4                       0.2
    Corporate costs............                   (5.3)                   (5.3)                     (6.2)
                                 ---------------------   ---------------------   -----------------------
    Continuing operations......                   34.9                    42.6                      60.6
    Discontinued
      operations(1)............                   11.7                    17.2                      24.0
                                 ---------------------   ---------------------   -----------------------
      Total operating
        profit/(loss) before
        exceptional items and
        goodwill
        amortization...........                   46.6                    59.8                      84.6
Operating exceptional
  items(2).....................                   (1.5)                     --                      (6.0)
Goodwill amortization..........                     --                      --                      (2.7)
                                 ---------------------   ---------------------   -----------------------
Operating profit/(loss)
  Continuing operations........                   33.4                    42.6                      51.9
  Discontinued operations(1)...                   11.7                    17.2                      24.0
                                 ---------------------   ---------------------   -----------------------
Total operating
  profit/(loss)................                  L45.1                   L59.8                     L75.9

Profit on disposal of
  businesses and property fixed
  assets.......................                     --                      --                      L4.1
Net interest payable and
  similar charges(3)...........                  L(9.6)                  L(9.6)                    (13.3)
Non-operating exceptional
  gain(5)......................                   24.9                      --                        --
Profit/(loss) for the
  period(6)....................                   63.0                    48.3                      62.9

Basic earnings/(loss) per
  share(6).....................                   41.4p                   31.9p                     40.0p
Diluted earnings/(loss) per
  share(6).....................                   31.4p                   24.5p                     29.0p
Dividends declared per share...                    6.5p                    9.5p                     12.5p

BALANCE SHEET DATA:
  Total assets(6)..............                 L355.9                  L357.4                    L942.6
  Net
    assets/(liabilities)(6)....                  (47.5)                  (69.3)                    107.4
  Cash in bank and in hand.....                   57.8                    39.0                      26.7
  Net current
    assets/(liabilities)(6)....                  101.6                    80.9                      47.1
  Total borrowings(7)..........                  246.3                   258.8                     525.4
  Called up share capital......                   76.3                    76.6                     105.8
  Number of ordinary shares
    outstanding................                  152.7                   153.2                     211.6

                                                                                      13 WEEKS ENDED
                                             FISCAL YEAR ENDED               --------------------------------
                                 -----------------------------------------      DEC. 30,          DEC. 29,
                                        SEPT. 30,             SEPT. 29,           2000              2001
                                          2000                  2001           (UNAUDITED)      (UNAUDITED)
                                 -----------------------   ---------------   ---------------   --------------
                                           (AMOUNTS IN MILLIONS, EXCEPT RATIOS AND PER SHARE DATA)
U.K. GAAP
PROFIT AND LOSS ACCOUNT DATA:
Turnover (net sales):
  Global Food Service
    Equipment..................                   L665.1            L684.1           L151.3            L143.2
  Food Retail Equipment........                    219.4             203.1             47.7              46.7
  Property.....................                     19.9              16.6               --                --
                                 -----------------------   ---------------   ---------------   --------------
  Continuing operations........                    904.4             903.8            199.0             189.9
  Discontinued operations(1)...                    275.7             177.3             61.3                --
                                 -----------------------   ---------------   ---------------   --------------
      Total turnover...........                  1,180.1           1,081.1            260.3             189.9
Operating profit/(loss) before
  goodwill amortization and
  exceptional items:
    Global Food Service
      Equipment................                     88.9              80.3             13.3              12.5
    Food Retail Equipment......                     22.6              10.4              2.4               1.7
    Property...................                      8.4               9.0               --                --
    Corporate costs............                     (7.3)             (8.9)            (2.0)             (2.1)
                                 -----------------------   ---------------   ---------------   --------------
    Continuing operations......                    112.6              90.8             13.7              12.1
    Discontinued
      operations(1)............                     27.1               9.1              2.5                --
                                 -----------------------   ---------------   ---------------   --------------
      Total operating
        profit/(loss) before
        exceptional items and
        goodwill
        amortization...........                    139.7              99.9             16.2              12.1
Operating exceptional
  items(2).....................                       --            (167.5)              --              (2.4)
Goodwill amortization..........                    (21.4)            (23.0)            (5.4)             (5.0)
                                 -----------------------   ---------------   ---------------   --------------
Operating profit/(loss)
  Continuing operations........                     91.2             (99.7)             8.3               4.7
  Discontinued operations(1)...                     27.1               9.1              2.5                --
                                 -----------------------   ---------------   ---------------   --------------
Total operating
  profit/(loss)................                   L118.3            L(90.6)           L10.8              L4.7
Profit on disposal of
  businesses and property fixed
  assets.......................                     L3.0             L23.5               --              L2.7
Net interest payable and
  similar charges(3)...........                    (37.5)            (41.9)(4)         L(10.0)          (11.1)(4)
Non-operating exceptional
  gain(5)......................                       --                --               --                --
Profit/(loss) for the
  period(6)....................                     79.6            (120.7)            (0.5)             (4.4)
Basic earnings/(loss) per
  share(6).....................                     34.0p            (48.5)p           (0.2)p            (1.8)p
Diluted earnings/(loss) per
  share(6).....................                     32.1p            (48.4)p           (0.2)p            (1.8)p
Dividends declared per share...                     13.8p              2.0p              --                --
BALANCE SHEET DATA:
  Total assets(6)..............                 L1,026.1            L800.4         L1,031.8            L770.4
  Net
    assets/(liabilities)(6)....                    246.6             114.9            248.2             119.9
  Cash in bank and in hand.....                     28.5              39.4             41.9              26.9
  Net current
    assets/(liabilities)(6)....                     67.1             145.1             74.5            (233.9)
  Total borrowings(7)..........                    462.7             405.3            481.1             403.0
  Called up share capital......                    125.0             125.1            125.0             125.1
  Number of ordinary shares
    outstanding................                    250.1             250.3            250.1             250.3


                                                                            FISCAL YEAR ENDED
                                         ----------------------------------------------------------------------------------------
                                           SEPT. 27,        SEPT. 26,          OCT. 2,           SEPT. 30,          SEPT. 29,
                                              1997             1998              1999               2000               2001
                                         --------------   --------------   ----------------   ----------------   ----------------
                                                         (AMOUNTS IN MILLIONS, EXCEPT RATIOS AND PER SHARE DATA)
OTHER FINANCIAL INFORMATION:
  Depreciation(8)......................           L6.7             L7.6               L12.9              L18.1              L18.6
  Capital expenditures(8)..............            7.9              8.0                20.8               20.6               19.3
Ratio of earnings to fixed
  charges(9)...........................            4.7x             3.5x                3.9x               2.5x                --

U.S. GAAP
PROFIT AND LOSS ACCOUNT DATA:
  Turnover (net sales).................         L302.7           L335.9              L490.7             L904.4             L903.8
  Operating profit/(loss) from
    continuing operations..............           23.8             28.6                43.1               77.6             (106.8)
  Profit/(loss) from continuing
    operations.........................            4.7              2.2                10.6                9.1             (150.7)
  Profit/(loss) for the period.........           37.5             16.3                27.3               25.3             (113.7)

Basic earnings per ordinary share
  (pence):
  Profit from continuing operations....            3.1p             1.5p                6.7p               3.9p             (60.5)p
  Profit from discontinued
    operations(1)......................            5.2p             9.3p               10.7p               6.9p               2.8p
  Gain on sale of discontinued
    operations(1)......................             --               --                  --                 --               12.0p
  Extraordinary gain(5)................           16.4p              --                  --                 --                 --
                                         --------------   --------------   ----------------   ----------------   ----------------
  Profit/(loss) for the period.........           24.7p            10.8p               17.4p              10.8p             (45.7)p
                                         ==============   ==============   ================   ================   ================
Diluted earnings per ordinary share
  (pence):
  Profit from continuing operations....            3.1p             1.4p                6.7p               3.6p             (60.5)p
  Profit from discontinued
    operations(1)......................            5.1p             9.2p                7.6p               6.5p               2.8p
  Gain on sale of discontinued
    operations(1)......................             --               --                  --                 --               12.0p

  Extraordinary gain(5)................           16.2p              --                  --                 --                 --
                                         --------------   --------------   ----------------   ----------------   ----------------
  Profit/(loss) for the period.........           24.4p            10.6p               14.3p              10.1p             (45.7)p
                                         ==============   ==============   ================   ================   ================

BALANCE SHEET DATA:
  Total assets.........................                          L728.2            L1,281.9           L1,314.2           L1,151.5
  Net assets...........................                           344.1               492.7              586.8              443.0
  Net current
    assets/(liabilities)(10)...........                           146.5               126.2              133.3              123.6

OTHER FINANCIAL INFORMATION:
  Goodwill amortization from continuing
    operations.........................          L14.1            L15.7               L19.3              L37.7              L39.0
  Ratio of earnings to fixed
    charges(9).........................            4.0x             2.7x                3.2x               2.1x                --

                                                   13 WEEKS ENDED
                                         -----------------------------------
                                             DEC. 30,           DEC. 29,
                                               2000               2001
                                           (UNAUDITED)        (UNAUDITED)
                                         ----------------   ----------------
                                         (AMOUNTS IN MILLIONS, EXCEPT RATIOS AND PER SHARE DATA)
OTHER FINANCIAL INFORMATION:
  Depreciation(8)......................             L4.9                L4.5
  Capital expenditures(8)..............              1.6                 2.8
Ratio of earnings to fixed
  charges(9)...........................               --                  --
U.S. GAAP
PROFIT AND LOSS ACCOUNT DATA:
  Turnover (net sales).................           L199.0              L189.9
  Operating profit/(loss) from
    continuing operations..............              5.1                (1.5)
  Profit/(loss) from continuing
    operations.........................             (6.3)               (9.5)
  Profit/(loss) for the period.........             (4.4)               (9.5)
Basic earnings per ordinary share
  (pence):
  Profit from continuing operations....             (2.5)p              (3.8)p
  Profit from discontinued
    operations(1)......................              0.7p                 --
  Gain on sale of discontinued
    operations(1)......................               --                  --
  Extraordinary gain(5)................               --                  --
                                         ----------------   ----------------
  Profit/(loss) for the period.........             (1.8)p              (3.8)p
                                         ================   ================
Diluted earnings per ordinary share
  (pence):
  Profit from continuing operations....             (2.5)p              (3.8)p
  Profit from discontinued
    operations(1)......................              0.7p                 --
  Gain on sale of discontinued
    operations(1)......................               --                  --
  Extraordinary gain(5)................               --                  --
                                         ----------------   ----------------
  Profit/(loss) for the period.........             (1.8)p              (3.8)p
                                         ================   ================
BALANCE SHEET DATA:
  Total assets.........................
  Net assets...........................
  Net current
    assets/(liabilities)(10)...........
OTHER FINANCIAL INFORMATION:
  Goodwill amortization from continuing
    operations.........................             L9.4                L8.8
  Ratio of earnings to fixed
    charges(9).........................               --                  --

------------------------------

(1) During Fiscal 2001, we disposed of our building and consumer products division. Accordingly, the data for each of the periods presented has been restated to reflect the effects of accounting for the building and consumer products division as a discontinued operation.

(2) According to U.K. GAAP, exceptional items are material items which derive from events or transactions that fall within the ordinary activities of a reporting entity and which individually or, if of a similar type in aggregate, need to be disclosed by virtue of their size or incidence if the financial statements are to give a true and fair view. We determined the following items to be exceptional in accordance with U.K. GAAP for fiscal year 1997, fiscal 1999 and fiscal 2001 and for the 13 weeks ended
    December 29, 2001:

                                                                                                                    13 WEEKS
                                                                                                                      ENDED
                                                                                FISCAL YEAR ENDED                 -------------
                                                                  ---------------------------------------------     DEC. 29,
                                                                    SEPT. 27,        OCT. 2,        SEPT. 29,         2001
                                                                      1997            1999            2001         (UNAUDITED)
                                                                  -------------   -------------   -------------   -------------
                                                                                      (AMOUNTS IN MILLIONS)
    Restructuring costs.........................................          L1.5            L6.0           L33.1             L2.4
    Revisions to working capital provisions and other
      exceptional warranty costs................................            --              --            13.7               --
    Litigation settlement costs.................................            --              --            12.2               --
    Costs associated with the Board's review of strategic
      options...................................................            --              --             8.5               --
                                                                  -------------   -------------   -------------   -------------
      Operating exceptionals, before goodwill impairment........           1.5             6.0            67.5              2.4
    Goodwill impairment.........................................            --              --           100.0               --
                                                                  -------------   -------------   -------------   -------------
          Total operating exceptional items.....................          L1.5            L6.0          L167.5             L2.4
                                                                  =============   =============   =============   =============

(3) Net interest payable and similar charges consists of interest income, interest expense and amortization and write-off of deferred financing costs.

(4) Net interest payable and similar charges for fiscal 2001 and for the 13 weeks ended December 29, 2001 include charges of L5.8 million and L4.1 million, respectively, related to the write-off of unamortized costs of previous financing arrangements that were replaced with alternate financing.

(5) For the fiscal year 1997, the non-operating exceptional gain (U.K. GAAP) and extraordinary gain (U.S. GAAP) represents a gain arising on the repurchase of our convertible unsecured loan stock. Such gain is considered as non-operating profit under both U.K. GAAP and U.S. GAAP.

(6) Amounts for the fiscal years 1997 and 1998 and for fiscal 1999, fiscal 2000 and Fiscal 2001 have been restated from those in our historical financial statements, in order to reflect the adoption of U.K. GAAP Financial Reporting Standard 19, "Deferred Tax," which requires restatement of comparative figures for all years presented once adopted. We adopted this standard in the 13 weeks ended December 29, 2001, resulting in the establishment of deferred tax assets of L17.8 million, L19.4 million, L21.5 million, L31.7 million, and L26.9 million, as well as adjustments to tax on ordinary profit/(loss) of L6.2 million, L1.6 million, L2.1 million, L10.3 million and L(4.8) million for the fiscal years 1997 and 1998 and fiscal 1999, fiscal 2000 and fiscal 2001, respectively.

(7) Total borrowings consists of all borrowings but excludes deferred financing costs.

(8) Balances exclude amounts relating to our discontinued building and consumer products division which we disposed of in fiscal 2001.

(9) For the purpose of determining the ratio of earnings to fixed charges, earnings are defined as profit before income taxes plus fixed charges. Fixed charges include interest expense. Under U.K GAAP, in fiscal 2001, the 13 weeks ended December 30, 2000, and the 13 weeks ended December 29, 2001, earnings were insufficient to cover fixed charges by L118.1 million, L1.7 million and L3.7 million, respectively. Under U.S. GAAP, in fiscal 2001, the 13 weeks ended December 30, 2000, and the 13 weeks ended
    December 29, 2001, earnings were insufficient to cover fixed charges by L118.8 million, L11.5 million and L6.0 million, respectively.

(10) U.S. GAAP includes L39.9 million (1998), L40.4 million (1999) and L39.3 million (2000) of non-current assets and liabilities related to discontinued operations that are classified as current.

                  OPERATING AND FINANCIAL REVIEW AND PROSPECTS

    THE FOLLOWING IS A DISCUSSION OF OUR RESULTS OF OPERATIONS FOR, AND FINANCIAL CONDITION AS OF THE END OF, THE 53 WEEK PERIOD ENDED SEPTEMBER 30, 1999, WHICH WE CALL FISCAL 1999, THE 52 WEEK PERIOD ENDED SEPTEMBER 30, 2000, WHICH WE CALL FISCAL 2000, AND THE 52 WEEK PERIOD ENDED SEPTEMBER 29, 2001, WHICH WE CALL FISCAL 2001, AS WELL AS THE 13 WEEK PERIOD ENDED DECEMBER 29, 2001, WHICH WE CALL FIRST QUARTER 2002, COMPARED TO THE 13 WEEK PERIOD ENDED DECEMBER 30, 2000, WHICH WE CALL FIRST QUARTER 2001. YOU SHOULD READ THIS DISCUSSION IN CONJUNCTION WITH THE SECTIONS ENTITLED "RISK FACTORS," "SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA" AND OUR CONSOLIDATED FINANCIAL STATEMENTS AND THE ACCOMPANYING NOTES INCLUDED ELSEWHERE IN THIS PROSPECTUS.

    WE HAVE PREPARED OUR FINANCIAL STATEMENTS IN ACCORDANCE WITH U.K. GAAP. THESE ACCOUNTING PRINCIPLES DIFFER IN CERTAIN SIGNIFICANT RESPECTS FROM U.S. GAAP. IN FISCAL 2000, WE ALSO PREPARED CONSOLIDATED FINANCIAL STATEMENTS IN ACCORDANCE WITH U.S. GAAP, WHICH WE FILED WITH THE SEC ON FORM 20-F. HOWEVER, SINCE THAT TIME WE HAVE CHANGED THE FORMAT OF THE FINANCIAL STATEMENTS THAT WE WILL FILE WITH THE SEC TO FOLLOW U.K. GAAP AND TO INCLUDE IN THOSE FINANCIAL STATEMENTS A RECONCILIATION TO U.S. GAAP, AS PERMITTED UNDER SEC RULES. ACCORDINGLY, THE AUDITED FINANCIAL STATEMENTS INCLUDED IN THIS PROSPECTUS HAVE BEEN PREPARED IN ACCORDANCE WITH U.K. GAAP AND INCLUDE A RECONCILIATION TO U.S. GAAP. RECONCILIATIONS OF THE MATERIAL DIFFERENCES IN OUR CONSOLIDATED FINANCIAL STATEMENTS TO U.S. GAAP ARE SET FORTH IN NOTE 29 TO OUR CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS PROSPECTUS.

    WE ADOPTED FRS 19 IN FIRST QUARTER 2002. FRS 19 REQUIRES US TO RESTATE CERTAIN RELEVANT DATA FROM OUR HISTORICAL FINANCIAL STATEMENTS FOR ALL PERIODS. AS A RESULT, THE DISCUSSION BELOW REFLECTS THESE RESTATEMENTS.

OVERVIEW

    We believe we are one of the leading manufacturers and distributors of food service equipment globally. We believe that we offer one of the broadest lines of commercial food equipment products in our industry, including both "warm" and "cold" side products. We own a portfolio of over 30 brands, many with leadership positions in their respective markets. We also have a technology center at our global operational headquarters in New Port Richey, Florida, that we believe is one of the most advanced in our industry. This facility enables us to offer our customers an array of advanced product development services.

PRINCIPAL PROFIT AND LOSS ACCOUNT ITEMS

    TURNOVER (NET SALES). Turnover is comprised of gross sales to third parties, including shipping and handling fees, less allowances for sales returns, rebates, discounts and other items. We recognize sales upon shipment of goods to customers. Our principal source of turnover is sales of food service equipment, which comprised 75.7% of our turnover from continuing operations in fiscal 2001 (55.2% in North America and 20.5% in Europe & Rest of World). Sales of food retail equipment comprised 22.5% of our turnover from continuing operations. Finally, sales of property comprised 1.8% of our turnover from continuing operations.

    OPERATING PROFIT FROM CONTINUING OPERATIONS. Operating profit from continuing operations represents turnover less operating costs. Operating costs consist of cost of sales, administrative expenses, distribution costs and other operating expenses. Costs of sales includes raw material components, direct labor costs, fixed and variable overhead costs, depreciation and amortization attributable to production and sales and marketing costs. Administrative expenses include research and development on new products, bad debt provisions, depreciation and rent on administrative building and professional fees.

SIGNIFICANT FACTORS AFFECTING RESULTS OF OPERATIONS

ACQUISITIONS, DIVESTITURES AND THE NEW FINANCING ARRANGEMENTS

    During the three years ended September 29, 2001, we have made a number of acquisitions in order to expand our product range and global coverage. These acquisitions have affected our results of operations during the periods under review:

- In August 1999, we acquired Scotsman Industries, Inc., a U.S. food equipment manufacturer, for approximately L254 million plus assumed debt of approximately L225 million;

- In June 2000, we acquired Merrychef Holdings Limited, a U.K. manufacturer of commercial microwaves and combination microwave/convection ovens, for approximately L16.7 million; and

- In November 2000, we acquired Jackson MSC Inc., a U.S. manufacturer of dishwashers and ovens, for approximately $36.2 million.

    We are currently seeking to divest non-core assets and eliminate non-core products, brands and models, in order to focus on our core competencies. In January 2001, we decided to sell our former building and consumer products division. In June 2001, we completed the sale of the building and consumer products division for gross cash proceeds of L114 million and a loan receivable of L20 million. Consequently, the results of operations for the building and consumer products division are presented as discontinued operations in our financial statements. In September 2001, we completed the sale of Scotsman Response Limited, a technical service provider to the U.K. beverage industry. In December 2001, we disposed of Sammic, our Spanish food service equipment business, for consideration of L20 million. We have also recently closed Booth, Inc., a Dallas-based beverage dispensing equipment operation. We are currently evaluating our remaining businesses with the goal of divesting additional non-core businesses. See "Business--Our Operating Strategy." Divestiture of these businesses may take longer than expected, and may not occur at all, due to current market conditions.

    We incurred or assumed substantial debt in order to finance our acquisitions. A portion of this debt has been repaid with the proceeds of our recent divestitures. Our net debt (total debt less cash and cash equivalents) reached L434.2 million at the end of fiscal 2000, but was reduced to L376.1 million at the end of first quarter 2002.

    In March 2001, we established a medium term, senior credit facility to refinance our prior bank debt. As a result of these financing arrangements, we wrote off unamortized costs associated with our previous credit facility.

STRATEGIC REVIEW AND RESTRUCTURING

    In fiscal 2001, we conducted a detailed review of our strategic options, including a review of our operating strategy and consideration of a possible sale of our entire business. We also entered into preliminary discussions and negotiations with selected third parties. Upon completion of that process, we concluded that our current strategy remains appropriate. In connection with the review, we incurred L8.5 million of professional fees and other expenses.

    Also during fiscal 2001, there was a general market decline in the food equipment industry, primarily resulting from a slowdown in the U.S. and European economies. In addition, the events of September 11, 2001, added uncertainty to the outlook for the food equipment industry, and we anticipate the industry downturn will continue through at least the end of fiscal 2002. Leading restaurant chains have curtailed new store openings and refurbishment programs, and many independent restaurant and hotel operators have delayed new openings and non-essential replacement of equipment. This industry downturn, coupled with our already significant debt burden, has required us to restructure and refocus our business.

    In March 2001, we announced a restructuring program with the objective of removing excess capacity and improving production efficiency throughout our operations. We implemented cost control measures through headcount reduction and discretionary cost control and manufacturing plant restructuring. These initiatives have so far resulted in a total headcount reduction of approximately 870 people and the closure of five plants and significantly reduced fixed, headcount and discretionary costs in the second half of fiscal 2001. These cost savings, together with the benefit of increased volume due to seasonality, contributed to an improvement in operating margins in our global food service equipment group, from 10.0% in the first half of fiscal 2001 to 13.3% in the second half of fiscal 2001. The full year impact of the fixed and headcount cost saving measures will be recognized in fiscal 2002. In connection with this restructuring program, we recognized L33.1 million of exceptional restructuring charges in fiscal 2001, primarily related to employee terminations, plant closure costs and asset writedowns. Of such amounts, L14.5 million were cash payments made in fiscal 2001, with a further
L8.5 million expected cash outlay in fiscal 2002. The remaining L10.1 million represented non-cash charges.

    We have implemented further cost-cutting initiatives, including strategic headcount reductions, reductions in discretionary spending, additional group purchasing savings and, in our European operations, a range of cost reduction initiatives. We have targeted additional cost savings of approximately L10 million in fiscal 2002. We estimate that we will recognize approximately L6 million of exceptional restructuring charges in fiscal 2002 relating to these actions. See "--Current Financial and Trend Information."

CUSTOMER ORDERS

    Major chain customers of our global food service equipment group from time to time upgrade their equipment in a large number of outlets over a short period of time or require the rapid development and deployment of new products for the preparation of new menu additions. This results in a significant increase in our revenues over that period followed by a decrease in revenues until the next replacement cycle or menu addition. Furthermore, reductions in purchases by large customers for any reason, including due to downturns in the economy or decisions by them to cut back on expansion, could result in reduced revenues to us and significant fluctuations in our operating results.

AMORTIZATION AND IMPAIRMENT OF GOODWILL

    Goodwill arising from acquisitions is amortized on a straight-line over its estimated useful life, 20 years. When it is apparent that the carrying value of goodwill exceeds the estimated net present value of future cash flows less operating assets, an impairment provision is charged against the provision for that period. Goodwill previously taken into reserves is charged in the profit and loss account when the related business is sold. In fiscal 2001, we recognized an exceptional charge of L100 million relating to the writedown of the carrying value of goodwill associated with the Scotsman acquisition. The writedown resulted from our reassessment of the value of goodwill in light of the downturn in the U.S. economy.

    We are currently reviewing the operations of Kysor Warren, part of our food retail equipment group, with the objective of improving its operating performance. From its acquisition in 1999 to the end of fiscal 2001, Kysor Warren has operated at a profit (exclusive of exceptional costs and amortization). However, Kysor Warren, along with its competitors, has been adversely impacted by difficult market conditions. The unaudited results of this operation for the first quarter of fiscal 2002 showed a small operating loss and were below expectations. If the result of our review is the conclusion that the necessary long term improvement in performance cannot be achieved, it is possible that a significant part of Kysor Warren's fixed assets (principally goodwill) could potentially be impaired, resulting in an exceptional non-cash charge. Such an impairment, if any, cannot be reasonably estimated at this time. As of December 29, 2001, the carrying value of goodwill relating to Kysor Warren was approximately L50 million.

FOREIGN EXCHANGE EFFECTS

    Because we have significant capital employed in our non-U.K. operations (primarily the U.S.), our results of operations, which are reported in pounds sterling, can be affected by movements in foreign exchange rates between pounds sterling and various currencies, primarily the U.S. dollar. The average exchange rate for pounds sterling in U.S. dollars in fiscal 2001 was $1.44, as compared to $1.55 in fiscal 2000 and $1.62 in fiscal 1999.

REAL PROPERTY SALES

    During fiscal 2001, we sold some of our real property assets as part of our strategy to divest non-core assets. Future revenues from sales of real property will depend on the nature and size of the properties sold, as well as the timing of disposals, which are determined by management based on market and other considerations. As of September 29, 2001, we held properties with an aggregate historical cost basis of L11.3 million. As we continue to sell our remaining real property assets, we expect revenue from property sales to decline in future years.

WARRANTY PROVISIONS

    Warranty provisions are estimated by reference to historic product failure rates, estimated unit cost of product repair and the contracted warranty period. We accrue for the estimated cost of warranty coverage and any returns at the time the sale is recorded. For new products, the warranty provision is typically calculated by reference to the historic failure rates and unit cost of production of similar products. Differences arise between the actual and estimated product warranty costs where unexpected product or component failures occur.

CURRENT FINANCIAL AND TREND INFORMATION

    The results for first quarter 2002 reflect the more difficult trading conditions in our key markets, partly offset by the benefits of the cost reduction actions that we have previously announced. Food equipment operating profit before exceptional items and goodwill amortization was L14.2 million compared to L15.7 million for the first quarter of the previous financial year. This was in line with our expectations at the time of the preliminary announcement of the results for fiscal 2001 made in November 2001.

    As we indicated in our preliminary results announcement, we expected a further significant decline in the food service equipment markets, especially in North America. Although sales held up relatively well in October and November, a further decline in sales became apparent in December. As previously anticipated, this decline is therefore expected to have a greater impact on our results for the second quarter of fiscal 2002 as compared to first quarter 2002.

    Subsequent to the end of fiscal 2001, we have taken further actions to reduce costs and target market share gain opportunities. Nevertheless, the trading climate has become more difficult and we have planned on the basis that it will remain difficult through the balance of fiscal 2002. We plan to address the situation by taking action to reduce costs further, targeting further cost savings of some L10 million for the new financial year through strategic headcount reductions, discretionary cost savings, leveraging purchasing power and ongoing manufacturing restructuring. We estimate exceptional items of some L6 million in fiscal 2002 relating to these actions.

    We are also pursuing market share gain opportunities to improve top line performance. Our Board believes that our scale, broad product range, technology, and industry relationships position us well to achieve this.

NEW FINANCING ARRANGEMENTS

    We have commenced a rights offering, pursuant to which qualifying existing shareholders have been granted pre-emptive rights to subscribe for up to 150,861,463 of our ordinary shares at a price of L0.50 per share. In connection with the rights offering, we have entered into a rights offering underwriting agreement with Credit Suisse First Boston Equities Limited, as underwriter, under which the underwriter will subscribe for and take up, or procure persons to subscribe for and take up, the rights to purchase ordinary shares that are not taken up by our shareholders, pursuant to the terms of the underwriting agreement. We are unconditionally obligated to issue the shares in respect of the rights and the underwriter for the rights offering is unconditionally obligated to subscribe for and take up any rights that are not taken up by our shareholders. We currently expect to receive the net proceeds of the rights offering (approximately L71.5 million) by April 12, 2002.

    The rights offering is part of a refinancing of the senior credit facilities we entered into in March 2001. These new financing arrangements include:

- a bridge loan facility in the amount of L150 million, all of which was initially drawn and which has been partially repaid;

- a U.S. dollar-denominated term loan in the amount of approximately L260 million, all of which has been drawn; and

- a U.S. dollar-denominated revolving credit facility in the amount of approximately L60 million.

We repaid a portion of the bridge loan facility referred to above through the net proceeds of the offering of the old notes, and intend to repay the remainder through the net proceeds of the rights offering.

    We intend to use L16 million of the remaining net proceeds of the rights offering to repay indebtedness under our new senior secured credit facilities, with the remainder available for general corporate purposes.

    Fees and expenses associated with the rights offering are expected to total approximately L3.6 million, which will be written off against the share premium account. Fees and expenses relating to the bridge loan facility, term loan and revolving credit facility as well as the offering of the old notes totalled approximately L14.4 million; these fees and expenses will be capitalized and amortized over the life of the related debt. In addition, fees associated with the unwinding of our previous financing arrangements of L2.5 million will be charged as an exceptional item in the second quarter of fiscal 2002.

RESULTS OF CONTINUING OPERATIONS

    During fiscal 2000, our operations were reported as two segments: Food Equipment and Other. During fiscal 2001, in order to more efficiently manage our operations and to make more of our product line available to customers, we reorganized our reportable segments into the following groups: Food Service Equipment--North America; Food Service Equipment--Europe & Rest of World; Food Retail Equipment; Building and Consumer Products; Property; and Corporate. Accordingly, data for each of the periods presented has been restated to reflect this change. During fiscal 2001, we sold our building and consumer products division, and accordingly, the data for each period presented has been restated to reflect the building and consumer products division as a discontinued operation for all periods presented and the discussion below focuses on the continuing operations of the Enodis group. Subsequent to fiscal 2001, as part of our restructuring, we have combined Food Service Equipment--North America and Food Service Equipment--Europe & Rest of World, and they are now managed as one Global Food Service Equipment group.

    The following table sets forth the components of our consolidated profit and loss accounts, as presented in our consolidated historical financial statements included elsewhere in this prospectus, and as a percentage of turnover (net sales) of our continuing operations for fiscal 1999, fiscal 2000, fiscal 2001, first quarter 2001 and first quarter 2002.

                                                                        FISCAL YEAR ENDED
                                        ----------------------------------------------------------------------------------
                                               OCTOBER 2,                 SEPTEMBER 30,               SEPTEMBER 29,
                                                  1999                        2000                         2001
                                        -------------------------   -------------------------   --------------------------
                                                                (IN MILLIONS, EXCEPT PERCENTAGES)
Turnover (net sales) from continuing
  operations:
  Global Food Service Equipment.......         L447.9      91.3%            L665.1     73.5%             L684.1     75.7%
  Food Retail Equipment...............           41.8       8.5%             219.4     24.3%              203.1     22.5%
  Property............................            1.0       0.2%              19.9      2.2%               16.6      1.8%
                                        --------------    ------    --------------    ------    ---------------    ------
    Total turnover from continuing
      operations......................          490.7     100.0%             904.4    100.0%              903.8    100.0%

Operating profit/(loss) from
  continuing operations before
  goodwill amortization and
  exceptional items:
  Global Food Service Equipment.......           61.3      12.5%              88.9      9.8%               80.3      8.9%
  Food Retail Equipment...............            5.3       1.1%              22.6      2.5%               10.4      1.1%
  Property............................            0.2         --               8.4      0.9%                9.0      1.0%
  Corporate costs.....................           (6.2)     (1.2%)             (7.3)    (0.7%)              (8.9)    (1.0%)
                                        --------------    ------    --------------    ------    ---------------    ------
    Total operating profit/(loss) from
      continuing operations before
      goodwill amortization and
      exceptional items...............           60.6      12.4%             112.6     12.5%               90.8     10.0%
Operating exceptional items...........           (6.0)     (1.2%)               --        --             (167.5)   (18.5%)
Goodwill amortization.................           (2.7)     (0.6%)            (21.4)    (2.4%)             (23.0)    (2.5%)
                                        --------------    ------    --------------    ------    ---------------    ------
Operating profit/(loss) from
  continuing operations...............           51.9      10.6%              91.2     10.1%              (99.7)   (11.0%)

Operating profit from discontinued
  operations..........................           24.0       4.9%              27.1      3.0%                9.1      1.0%
Profit on disposal of businesses and
  property fixed assets...............            4.1       0.8%               3.0      0.3%               23.5      2.6%
Net interest payable and similar
  charges.............................          (13.3)     (2.7%)            (37.5)    (4.1%)             (41.9)    (4.7%)
                                        --------------    ------    --------------    ------    ---------------    ------
Profit/(loss) on ordinary activities
  before taxation.....................           66.7      13.6%              83.8      9.3%             (109.0)   (12.1%)
Tax on profit/(loss) on ordinary
  activities..........................           (3.8)     (0.8%)             (3.9)    (0.5%)             (13.4)    (1.4%)
Equity minority interest..............             --         --              (0.3)       --               (0.3)       --
                                        --------------    ------    --------------    ------    ---------------    ------
Profit/(loss) for the period..........          L62.9      12.8%             L79.6      8.8%            L(120.7)   (13.5%)
                                        ==============    ======    ==============    ======    ===============    ======

                                                           13 WEEKS ENDED
                                        -----------------------------------------------------
                                              DECEMBER 30,                DECEMBER 29,
                                                  2000                        2001
                                               (UNAUDITED)                 (UNAUDITED)
                                        -------------------------   -------------------------
                                                  (IN MILLIONS, EXCEPT PERCENTAGES)
Turnover (net sales) from continuing
  operations:
  Global Food Service Equipment.......          L151.3     76.0%            L143.2     75.4%
  Food Retail Equipment...............            47.7     24.0%              46.7     24.6%
  Property............................              --        --                --        --
                                        --------------    ------    --------------   -------
    Total turnover from continuing
      operations......................           199.0    100.0%             189.9    100.0%
Operating profit/(loss) from
  continuing operations before
  goodwill amortization and
  exceptional items:
  Global Food Service Equipment.......            13.3      6.7%              12.5      6.6%
  Food Retail Equipment...............             2.4      1.2%               1.7      0.9%
  Property............................              --        --                --        --
  Corporate costs.....................            (2.0)    (1.0%)             (2.1)    (1.1%)
                                        --------------    ------    --------------   -------
    Total operating profit/(loss) from
      continuing operations before
      goodwill amortization and
      exceptional items...............            13.7      6.9%              12.1      6.4%
Operating exceptional items...........              --                        (2.4)    (1.3%)
Goodwill amortization.................            (5.4)    (2.7%)             (5.0)    (2.6%)
                                        --------------    ------    --------------   -------
Operating profit/(loss) from
  continuing operations...............             8.3      4.2%               4.7      2.5%
Operating profit from discontinued
  operations..........................             2.5      1.3%                --        --
Profit on disposal of businesses and
  property fixed assets...............              --        --               2.7      1.4%
Net interest payable and similar
  charges.............................           (10.0)    (5.1%)            (11.1)    (5.9%)
                                        --------------    ------    --------------   -------
Profit/(loss) on ordinary activities
  before taxation.....................             0.8      0.4%              (3.7)    (2.0%)
Tax on profit/(loss) on ordinary
  activities..........................            (1.3)    (0.7%)             (0.6)    (0.3%)
Equity minority interest..............              --        --              (0.1)       --
                                        --------------    ------    --------------   -------
Profit/(loss) for the period..........           L(0.5)    (0.3%)            L(4.4)    (2.3%)
                                        ==============    ======    ==============   =======

FIRST QUARTER 2002 COMPARED TO FIRST QUARTER 2001

TURNOVER (NET SALES) FROM CONTINUING OPERATIONS

    Turnover from continuing operations decreased by L9.1 million, or 4.6%, to L189.9 million in first quarter 2002 from L199.0 million in first quarter 2001. Our principal source of turnover consists of sales of food service equipment, which comprised 75.4% of our turnover from continuing operations in first quarter 2002. Sales of food retail equipment comprised 24.6% of our turnover from continuing operations in first quarter 2002. There were no sales of property assets in either quarter.

    Turnover in first quarter 2002 benefited from approximately L1.5 million of foreign exchange movements compared to first quarter 2001.

    GLOBAL FOOD SERVICE EQUIPMENT. The following table sets forth a summary of turnover from our global food service equipment group.

                                          FIRST QUARTER 2001          FIRST QUARTER 2002                CHANGE
                                        ----------------------      ----------------------      ----------------------
                                                              (IN MILLIONS, EXCEPT PERCENTAGES)
North America.........................   L110.6          73.1%       L106.3          74.2%       L(4.3)         (3.9)%
Europe & Rest of World................     40.7          26.9%         36.9          25.8%        (3.8)         (9.3)%
                                         ------        -------       ------        -------       -----         -------
Total Global Food Service Equipment...   L151.3         100.0%       L143.2         100.0%       L(8.1)         (5.4)%
                                         ======        =======       ======        =======       =====         =======

    Turnover decreased by L8.1 million, or 5.4%, to L143.2 million in first quarter 2002 from L151.3 million in first quarter 2001. Turnover in first quarter 2002 benefited by L1.2 million from foreign exchange movements compared to first quarter 2001.

    Turnover from our North America operations decreased by L4.3 million, or 3.9%, to L106.3 million in first quarter 2002 from L110.6 million in first quarter 2001, as a result of the general deterioration of the food service equipment market in North America. Although sales in October and November held up relatively strongly, a decline in sales was felt more acutely in December.

    Turnover from Europe and the rest of the world decreased by L3.8 million, or 9.3%, to L36.9 million in first quarter 2002 from L40.7 million in first quarter 2001. Excluding the effects of the disposal of Sammic and other non-core businesses, the decrease was L0.7 million, or 1.7%, which was due to a decrease in sales volume in a depressed market.

    FOOD RETAIL EQUIPMENT. Turnover decreased by L1.0 million, or 2.1%, to L46.7 million in first quarter 2002 from L47.7 million in first quarter 2001, due to a very difficult market for display cases and refrigeration systems in North America. Turnover in first quarter 2002 benefited by L0.3 million from foreign exchange movements compared to first quarter 2001.

    PROPERTY. There were no sales of property assets in either first quarter 2002 or first quarter 2001. Future revenues from sales of property will depend on the nature and size of the properties sold, as well as the timing of disposals, which are determined by management based on market and other considerations. Property sales are expected to remain consistent with the prior year for the upcoming year, with lower levels in future years.

OPERATING PROFIT FROM CONTINUING OPERATIONS BEFORE GOODWILL AMORTIZATION AND
  EXCEPTIONAL ITEMS

    Operating profit from continuing operations before goodwill amortization and exceptional items decreased by L1.6 million, to L12.1 million in first quarter 2002 from L13.7 million in first quarter 2001.

    Operating profit from continuing operations before goodwill amortization and exceptional items in first quarter 2002 benefited from approximately
L0.1 million of foreign exchange movements compared to first quarter 2001.

    GLOBAL FOOD SERVICE EQUIPMENT. The following table sets forth a summary of our operating profit from continuing operations before goodwill amortization and exceptional items from our global food service equipment group.

                                         FIRST QUARTER 2001          FIRST QUARTER 2002                CHANGE
                                       ----------------------      ----------------------      ----------------------
                                                             (IN MILLIONS, EXCEPT PERCENTAGES)
North America........................    L10.1          75.9%         L9.8          78.4%       L(0.3)         (3.0)%
Europe & Rest of World...............      3.2          24.1%          2.7          21.6%        (0.5)        (15.6)%
                                        ------        -------       ------        -------       -----        --------
Total Global Food Service
  Equipment..........................    L13.3         100.0%        L12.5         100.0%       L(0.8)         (6.0)%
                                        ======        =======       ======        =======       =====        ========

    Operating profit from continuing operations before goodwill amortization and exceptional items decreased by L0.8 million, or 6.0%, to L12.5 million in first quarter 2002 from L13.3 million in first quarter 2001. Operating profit from continuing operations before goodwill amortization and exceptional items benefited by L0.1 million from foreign exchange movements compared to first quarter 2001.

    Operating profit from continuing operations before goodwill amortization and exceptional items in North America decreased by L0.3 million, or 3.0%, to L9.8 million in first quarter 2002 from L10.1 million in first quarter 2001. Operating profit from continuing operations before goodwill amortization and exceptional items as a percentage of turnover from North America increased to 9.2% in first quarter 2002 from 9.1% in first quarter 2001. The fall in operating profit from continuing operations before goodwill amortization and exceptional items reflected lower sales volumes. The expected decline in gross margin has been partially offset by the effect of the cost savings program enacted in the second half of fiscal 2001.

    Operating profit from continuing operations before goodwill amortization and exceptional items in Europe and the rest of the world decreased by L0.5 million, or 15.6%, to L2.7 million in first quarter 2002 from L3.2 million in first quarter 2001. Excluding the effects of the disposal of Sammic and other non-core businesses, the decrease was L0.2 million, or 6.3%. Operating profit from continuing operations before goodwill amortization and exceptional items as a percentage of turnover from Europe and the rest of the world decreased to 7.3% in first quarter 2002 from 7.9% in first quarter 2001. The fall in operating profit from continuing operations before goodwill amortization and exceptional items resulted from reduced sales volume and a different product mix compared to the first quarter 2001, but was offset in part by the effect of the cost savings program enacted in the second half of fiscal 2001 and first quarter 2002.

    FOOD RETAIL EQUIPMENT. Operating profit from continuing operations before goodwill amortization and exceptional items decreased by L0.7 million, or 29.2%, to L1.7 million in first quarter 2002 from L2.4 million in first quarter 2001. Operating profit from continuing operations before goodwill amortization and exceptional items in first quarter 2002 benefited by L12,000 gain from positive foreign exchange movements compared to first quarter 2001. Operating profit from continuing operations before goodwill amortization and exceptional items as a percentage of turnover decreased to 3.6% in first quarter 2002 from 5.0% in first quarter 2001. The decrease in operating profit from continuing operations before goodwill amortization and exceptional items principally reflected reduced sales of refrigeration systems and display cases by Kysor Warren, offset in part by stronger performance in refrigerated panels and walk-in freezers and coolers sold by Kysor Panel Systems. The decline in gross margin was partially offset by the effect of the cost savings program enacted in the second half of the 2001 financial year and in first quarter 2002.

GOODWILL AMORTIZATION

    Amortization and impairment of goodwill from continuing operations decreased by L0.4 million due to the effect of the L100 million impairment in the value of the Enodis group's goodwill booked in fiscal 2001, offset in part by the full quarter effect of the amortization of goodwill arising from the Jackson acquisition in November 2000.

    We are currently reviewing the operations of Kysor Warren, part of our food retail equipment group, with the objective of improving its operating performance. From its acquisition in 1999 to the end of the

2001 financial year, Kysor Warren has operated at a profit (exclusive of exceptional costs and amortization). However, Kysor Warren, along with its competitors, has been adversely impacted by difficult market conditions. The unaudited results of this operation for first quarter 2002 showed a small operating loss and were below expectations. If the result of our review is the conclusion that the necessary long term improvement in performance cannot be achieved, it is possible that a significant part of Kysor Warren's fixed assets (principally goodwill) could potentially be impaired, resulting in an exceptional non-cash charge. Such an impairment, if any, cannot be reasonably estimated at this time. As of December 29, 2001, the carrying value of goodwill relating to Kysor Warren was approximately L50 million.

OPERATING EXCEPTIONAL ITEMS

    Exceptional operating charges from continuing operations totalled
L2.4 million for first quarter 2002, resulting from the continued rationalization of administration functions and simplifying management structures. These items relate principally to costs of redundancy in our food retail equipment group and the European businesses within the global food service equipment group.

PROFIT ON DISPOSAL OF BUSINESSES AND OTHER ASSETS

    The profit on disposal of businesses in first quarter 2002 amounted to L2.7 million, due to the sale of Sammic for consideration of L20 million.

NET INTEREST PAYABLE AND SIMILAR CHARGES

    Net interest payable and similar charges increased by L1.1 million, or 11.0%, to L11.1 million in first quarter 2002 from L10.0 million in first quarter 2001. Primarily, the increase was due to the write off of L4.1 million in unamortized financing costs related to our previous multi-currency facility entered into in March 2001, which has been replaced with the new senior secured credit facility and bridge loan facility signed on February 20, 2002. Excluding this charge, net interest expense decreased by L3.0 million, or 30.0% to L7.0 million in first quarter 2002 from L10.0 million in first quarter 2001, reflecting lower average principal outstanding and interest rates.

TAX ON PROFIT/(LOSS) ON ORDINARY ACTIVITIES

    Tax on profit/(loss) on ordinary activities decreased by L0.7 million, or 53.8%, to L0.6 million in first quarter 2002 from L1.3 million in first quarter 2001. These amounts reflect the adoption of FRS 19. There was no material change in deferred tax balances in first quarter 2002, as compared to movements in first quarter 2001 when there was a net utilization of deferred tax assets. The effective rate of current tax remained constant at approximately 14% in both periods.

OPERATING PROFIT FROM DISCONTINUED OPERATIONS

    There was no net profit from discontinued operations for first quarter 2002 compared to the first quarter 2001, which included L2.5 million from the building and consumer products business which was sold in June 2001.

FISCAL 2001 COMPARED TO FISCAL 2000

TURNOVER (NET SALES) FROM CONTINUING OPERATIONS

    Total turnover from continuing operations decreased by L0.6 million, or 0.1%, to L903.8 million in fiscal 2001 from L904.4 million in fiscal 2000.

    GLOBAL FOOD SERVICE EQUIPMENT. The following table sets forth a summary of our turnover (net sales) from our global food service equipment group.

                                                   FISCAL 2000                  FISCAL 2001                    CHANGE
                                            --------------------------   --------------------------   -------------------------
                                                                     (IN MILLIONS, EXCEPT PERCENTAGES)
North America............................            L487.0     73.2%             L498.7     72.9%             L11.7      2.4%
Europe & Rest of World...................             178.1     26.8%              185.4     27.1%               7.3      4.1%
                                            ---------------    ------    ---------------    ------    --------------    ------
Total Global Food Service Equipment......            L665.1    100.0%             L684.1    100.0%             L19.0      2.9%
                                            ===============    ======    ===============    ======    ==============    ======

    Turnover increased by L19.0 million, or 2.9%, to L684.1 million in fiscal 2001 from L665.1 million in fiscal 2000.

    Turnover from our North America operations increased by L11.7 million, or 2.4%, to L498.7 million in fiscal 2001 from L487.0 million in fiscal 2000. The increase reflected both the effects of positive foreign exchange movements of approximately L33.1 million due to the strength of the dollar against pounds sterling and additional revenues of L22.1 million attributable to the acquisition of the Jackson business in first quarter 2001. These increases were substantially offset by a decline in comparable sales of approximately
L43.5 million, or 8.9%, reflecting the general downturn in the North American food service equipment market.

    Turnover from Europe and the rest of the world increased by L7.3 million, or 4.1%, to L185.4 million in fiscal 2001 from L178.1 million in fiscal 2000. This resulted primarily from an increase of approximately L8.6 million attributable to a full year of sales from fiscal 2000 acquisitions, primarily the Merrychef business and the effects of positive foreign exchange movements of approximately L100,000. These increases were offset in part by a decrease in comparable sales of approximately L1.4 million, or 1.2%, which was primarily the result of weakening performance in the German market and in the U.K. beverage business.

    FOOD RETAIL EQUIPMENT. Turnover decreased by L16.3 million, or 7.4%, to L203.1 million in fiscal 2001 from L219.4 million in fiscal 2000. This was due to decreases in comparable sales of approximately L25.4 million, or 11.6%, attributable to decreased sales levels at Kysor Warren, offset in part by positive foreign exchange movements of approximately L9.1 million. Kysor Warren, which accounted for over 41% of sales in the food retail group, suffered from a challenging market environment characterized by continuing consolidation of key U.S. supermarket chains and a resulting slowdown in new store openings. In addition, sales from our Austral subsidiary declined after sales increases in the prior year associated with preparations for the Olympic games in Sydney.

    PROPERTY. Sales of property assets decreased by L3.3 million, to L16.6 million in fiscal 2001 from L19.9 million in fiscal 2000. Revenue on property sales is recognized only when land is sold.

OPERATING PROFIT FROM CONTINUING OPERATIONS BEFORE GOODWILL AMORTIZATION AND
  EXCEPTIONAL ITEMS

    Operating profit from continuing operations before goodwill amortization and exceptional items decreased by L21.8 million, or 19.4%, to L90.8 million in fiscal 2001 from L112.6 million in fiscal 2000. The decrease reflected decreases in operating profit from continuing operations before goodwill amortization and exceptional items in our food service equipment and food retail equipment business and increased corporate costs, offset in part by increased profit from property sales.

    GLOBAL FOOD SERVICE EQUIPMENT. The following table sets forth a summary of our operating profit from continuing operations before goodwill amortization and exceptional items from our global food service equipment group.

                                                        FISCAL 2000                FISCAL 2001                   CHANGE
                                                  ------------------------   ------------------------   -------------------------
                                                                         (IN MILLIONS, EXCEPT PERCENTAGES)
North America..................................           L66.3     74.6%            L62.6     78.0%             L(3.7)    (5.6%)
Europe & Rest of World.........................            22.6     25.4%             17.7     22.0%              (4.9)   (21.7%)
                                                  -------------    ------    -------------    ------    --------------   -------
Total Global Food Service Equipment............           L88.9    100.0%            L80.3    100.0%             L(8.6)    (9.7%)
                                                  =============    ======    =============    ======    ==============   =======

    Operating profit from continuing operations before goodwill amortization and exceptional items decreased L8.6 million, or 9.7%, to L80.3 million in fiscal 2001 from L88.9 million in fiscal 2000.

    Operating profit from continuing operations before goodwill amortization and exceptional items in North America decreased by L3.7 million, or 5.6%, to L62.6 million in fiscal 2001 from L66.3 million in fiscal 2000. Operating profit from continuing operations before goodwill amortization and exceptional items as a percentage of turnover from North America decreased to 12.6% in fiscal 2001 from 13.6% in fiscal 2000, primarily because fixed costs did not decline at the same rate as sales volumes. Operating profit from continuing operations before goodwill amortization and exceptional items from comparable sales decreased by approximately L9.6 million from fiscal 2000, primarily due to sales volume decreases described above and inflationary cost increases that were partially offset by the benefit of costs savings achieved through the implementation of restructuring programs in the second half of fiscal 2001. The decrease in operating profit from continuing operations before goodwill amortization and exceptional items from comparable sales was partially offset by additional profits of approximately L2.0 million attributable to the acquisition of the Jackson business in the first quarter of fiscal 2001, as well as the effects of favorable foreign exchange movements of approximately L3.9 million.

    Operating profit from continuing operations before goodwill amortization and exceptional items in Europe and the rest of the world decreased by L4.9 million, or 21.7%, to L17.7 million in fiscal 2001 from L22.6 million in fiscal 2000. Operating profit from continuing operations before goodwill amortization and exceptional items as a percentage of turnover from Europe and the rest of the world decreased to 9.5% in fiscal 2001 from 12.7% in fiscal 2000. Operating profit from continuing operations before goodwill amortization and exceptional items from comparable sales decreased by approximately
L6.3 million from fiscal 2000, principally due to lower volumes and margins at our beverage businesses and losses at Scotsman Response Limited (approximately L1.3 million). Other factors contributing to the decline in operating profit from continuing operations before goodwill amortization and exceptional items included lower margins at our distribution companies in Canada and Europe due to the effects of the strong U.S. dollar on products imported from the United States. This was partially offset by cost savings achieved through the restructuring programs implemented in the second half of fiscal 2001 as well as additional operating profits of approximately L1.4 million attributable to a full year of operations from fiscal 2000 acquisitions, primarily the Merrychef business.

    FOOD RETAIL EQUIPMENT. Operating profit from continuing operations before goodwill amortization and exceptional items decreased by L12.2 million, or 54.0%, to L10.4 million in fiscal 2001 from L22.6 million in fiscal 2000. Operating profit from continuing operations before goodwill amortization and exceptional items as a percentage of turnover from the food retail equipment group decreased to 5.1% in fiscal 2001 from 10.3% in fiscal 2000. Operating profit from continuing operations before goodwill amortization and exceptional items from comparable sales decreased by approximately L12.8 million from fiscal 2000, primarily due to lower sales volumes and a relative increase in sales of lower margin products at Kysor Warren and Austral. Increased competition created lower pricing for refrigerated display cases, which was offset by cost savings achieved through the restructuring programs implemented in the second half of fiscal 2001. This decrease in operating profit from continuing operations before goodwill amortization and exceptional items from comparable sales excludes the effects of approximately L0.6 million of favorable foreign exchange movements.

    PROPERTY. Operating profit increased by L0.6 million, or 7.1%, to L9.0 million in fiscal 2001, from L8.4 million in fiscal 2000.

    CORPORATE COSTS. Corporate costs increased by L1.6 million, or 21.9%, to L8.9 million in fiscal 2001 from L7.3 million in fiscal 2000. This was primarily the result of higher personnel costs due to the implementation of our centralized management strategy as well as increased consultancy costs.

GOODWILL AMORTIZATION

    Goodwill amortization from continuing operations increased by L1.6 million to L23.0 million in fiscal 2001 from L21.4 million in fiscal 2000, due to the full year effect of acquisitions in fiscal 2000 and the partial year impact of acquisitions in 2001. These charges do not affect our cash flows.

OPERATING EXCEPTIONAL ITEMS

    We recognized exceptional operating costs from continuing operations of L167.5 million in fiscal 2001. These charges consisted of a writedown of L100.0 million in the carrying value of goodwill associated with the Scotsman acquisition, which we reassessed following the recent downturn in the U.S. economy, restructuring costs of L33.1 million and L8.5 million of professional fees incurred in connection with a review of our strategic options. In addition, we recorded charges of L13.7 million relating to revisions of working capital provisions and exceptional warranty costs as well as L12.2 million related to the settlement of certain claims related to Bomar Resources Inc., a former indirect subsidiary of Enodis. See "Business--Material Contracts."

PROFIT ON DISPOSAL OF BUSINESSES AND OTHER ASSETS

    Profit on disposal of businesses and other assets in fiscal 2001 amounted to L23.5 million and related to a L29.1 million gain recognized on the sale of our building and consumer products division in June 2001, partially offset by a loss of L5.6 million recognized on the sale of Scotsman Response in September 2001.

NET INTEREST PAYABLE AND SIMILAR CHARGES

    Net interest payable and similar charges increased by L4.4 million, or 11.7%, to L41.9 million in fiscal 2001 from L37.5 million in fiscal 2000. The increase was due primarily to the write-off of L5.8 million in remaining unamortized financing costs related to a previous financing facility, which was replaced with a new multi-currency facility in March 2001. Excluding this charge, interest expense declined by L1.4 million, reflecting lower average principal and interest rates, offset in part by adverse foreign exchange movements.

TAX ON PROFIT/(LOSS) ON ORDINARY ACTIVITIES

    Provision for income taxes increased by L9.5 million to L13.4 million in fiscal 2001 from L3.9 million in fiscal 2000. These amounts reflect the restatement of tax charges for each period required by FRS 19. Despite reporting a loss in fiscal 2001, we still incurred a current tax charge due to the effects of non-deductible items, such as goodwill amortization and impairment. Our effective current tax rate on profits before exceptional items and amortization remained constant in fiscal 2001 compared to fiscal 2000. Our effective current tax rate is significantly lower than the U.K. statutory rate and the U.S. federal statutory rate of 30% and 35%, respectively. This is due primarily to the benefit of net operating loss carry-forwards. Our tax charge included a deferred tax charge of L4.8 million in fiscal 2001 compared to a deferred tax benefit of L10.3 million in fiscal 2000, due to a reassessment of the recoverability of our deferred tax assets primarily following the disposal of our building and consumer products division. At September 29, 2001, we had approximately L190.0 million, L85.0 million and L9.0 million of losses available to offset against future profits in the U.S., the U.K. and other territories, respectively. The U.S. losses will fully expire by fiscal year 2010, but are expected to be fully utilized prior to that date. Losses in the U.K. and other territories do not expire.

OPERATING PROFIT FROM DISCONTINUED OPERATIONS

    Operating profit from discontinued operations for fiscal 2001 was L9.1 million and relates to our building and consumer products division, which we sold in June 2001.

FISCAL 2000 COMPARED TO FISCAL 1999

TURNOVER (NET SALES) FROM CONTINUING OPERATIONS

    Total turnover from continuing operations increased by L413.7 million, or 84.3%, to L904.4 million in fiscal 2000 from L490.7 million in fiscal 1999, primarily due to sales generated by the Scotsman businesses acquired
(L382.8 million), as well as favorable foreign exchange gains of approximately L19.0 million, partially offset by a decrease in comparable sales of approximately L8.0 million.

    GLOBAL FOOD SERVICE EQUIPMENT. The following table sets forth a summary of our turnover from our global food service equipment group.

                                                       FISCAL 1999                 FISCAL 2000                   CHANGE
                                                -------------------------   -------------------------   -------------------------
                                                                        (IN MILLIONS, EXCEPT PERCENTAGES)
North America................................           L342.6      76.6%           L487.0      73.2%           L144.4      42.1%
Europe & Rest of World.......................            105.3      23.4%            178.1      26.8%             72.8      69.1%
                                                --------------    -------   --------------    -------   --------------    -------
Total Global Food Service Equipment..........           L447.9     100.0%           L665.1     100.0%           L217.2      48.5%
                                                ==============    =======   ==============    =======   ==============    =======

    Turnover increased by L217.2 million, or 48.5%, to L665.1 million in fiscal 2000 from L447.9 million in fiscal 1999.

    Turnover from our North America operations increased by L144.4 million, or 42.1%, to L487.0 million in fiscal 2000 from L342.6 million in fiscal 1999. The majority of the increase, approximately L119.8 million, was attributable to the full-year impact in fiscal 2000 of the acquisition of the Scotsman businesses, which closed during the fourth quarter of fiscal 1999, excluding the effects of favorable foreign exchange movements of approximately L20.8 million. The remaining increase, approximately L3.8 million, related to comparable sales increases resulting from price increases and a favorable change in product mix compared to fiscal 1999.

    Turnover from Europe and the rest of the world increased by L72.8 million, or 69.1%, to L178.1 million in fiscal 2000 from L105.3 million in fiscal 1999. The acquisitions of the Scotsman beverage businesses and Merrychef in the U.K. as well as the Scotsman Ice business in Italy accounted for an increase of L79.1 million. In addition, comparable sales increased by approximately
L5.0 million due to general volume increases as well as the full year effects of the Convotherm business, which was acquired in December 1998. These increases were offset by the effects of unfavorable exchange rate movements of approximately L11.3 million.

    FOOD RETAIL EQUIPMENT. Turnover increased by L177.6 million, or 424.9%, to L219.4 million in fiscal 2000 from L41.8 million in fiscal 1999. The majority of the increase, L183.9 million, was attributable to the full-year effect of the Scotsman retail businesses (Kysor Warren and Kysor Panel Systems) acquired in the fourth quarter of fiscal 1999. Turnover also benefitted from the effects of favorable foreign exchange movements of approximately L9.5 million.

    PROPERTY. Sales of property assets were L19.9 million in fiscal 2000, compared to L1.0 million in fiscal 1999. Revenue on property sales is only recognized when land is sold.

OPERATING PROFIT FROM CONTINUING OPERATIONS BEFORE GOODWILL AMORTIZATION AND
  EXCEPTIONAL ITEMS

    Operating profit from continuing operations before goodwill amortization and exceptional items increased by L52.0 million, or 85.8%, to L112.6 million in fiscal 2000 from L60.6 million in fiscal 1999, primarily due to the Scotsman acquisition, as well as a significant increase in profits from property sales.

    GLOBAL FOOD SERVICE EQUIPMENT. The following table sets forth a summary of our operating profit from continuing operations before goodwill amortization and exceptional items from our global food service equipment group.

                                                         FISCAL 1999                FISCAL 2000                   CHANGE
                                                   ------------------------   ------------------------   ------------------------
                                                                         (IN MILLIONS, EXCEPT PERCENTAGES)
North America...................................           L49.3      80.4%           L66.3      74.6%           L17.0      34.5%
Europe & Rest of World..........................            12.0      19.6%            22.6      25.4%            10.6      88.3%
                                                   -------------    -------   -------------    -------   -------------    -------
Total Global Food Service Equipment.............           L61.3     100.0%           L88.9     100.0%           L27.6      45.0%
                                                   =============    =======   =============    =======   =============    =======

    Operating profit from continuing operations before goodwill amortization and exceptional items increased by L27.6 million, or 45.0%, from L61.3 million in fiscal 1999 to L88.9 million in fiscal 2000.

    Operating profit from continuing operations before goodwill amortization and exceptional items from our North America operations increased by L17.0 million, or 34.5%, from L49.3 million in fiscal 1999 to L66.3 million in fiscal 2000. The largest portion of the increase, approximately L13.2 million, was due to the full year effect of the Scotsman businesses acquired in fourth quarter of fiscal 1999. Operating profit from continuing operations before goodwill amortization and exceptional items also benefitted from approximately L2.9 million in favorable foreign exchange movements. Operating profit from continuing operations before goodwill amortization and exceptional items as a percentage of turnover in North America decreased to 13.6% in fiscal 2000 from 14.4% in fiscal 1999, primarily reflecting the acquisition of Scotsman, which had businesses which operated at lower margins.

    Operating profit from continuing operations before goodwill amortization and exceptional items in Europe and the rest of the world increased by L10.6 million to L22.6 million in fiscal 2000 from L12.0 million in fiscal 1999. Operating profit from continuing operations before goodwill amortization and exceptional items as a percentage of turnover of Europe and the rest of the world increased to 12.7% in fiscal 2000 from 11.4% in fiscal 1999. The majority of the increase, approximately L10.3 million, related to the acquisitions of the Scotsman Beverage businesses and Merrychef in the U.K. as well as the Scotsman Ice business in Italy. In addition, operating profit from continuing operations before goodwill amortization and exceptional items from comparable sales increased approximately L1.9 million due to improved margins. These measures were partially offset by adverse foreign exchange movements of approximately L1.6 million.

    FOOD RETAIL EQUIPMENT. Operating profit from continuing operations before goodwill amortization and exceptional items increased by L17.3 million from L5.3 million in fiscal 1999 to L22.6 million in fiscal 2000. The majority of the increase, L16.5 million, was attributable to the full-year effect of the Scotsman retail businesses (Kysor Warren and Kysor Panel Systems) acquired in the fourth quarter of fiscal 1999. Operating profit from continuing operations before goodwill amortization and exceptional items also benefitted from the effects of favorable foreign exchange movements of approximately L1.0 million. This was offset by a decrease in operating profit from continuing operations before goodwill amortization and exceptional items from comparable sales of L0.2 million due to sales declines at Kysor Warren. Operating profit from continuing operations before goodwill amortization and exceptional items as a percentage of turnover decreased to 10.3% in fiscal 2000 from 12.7% in fiscal 1999.

    PROPERTY. Operating profit increased by L8.2 million, from L0.2 million in fiscal 1999 to L8.4 million in fiscal 2000, reflecting the higher level of property sales in fiscal 2000.

    CORPORATE COSTS. Corporate costs increased by L1.1 million from L6.2 million in fiscal 1999 to L7.3 million in fiscal 2000, primarily due to higher personnel costs as we integrated the Scotsman businesses.

GOODWILL AMORTIZATION

    Goodwill amortization from continuing operations increased by L18.7 million to L21.4 million in fiscal 2000 from L2.7 million in fiscal 1999, primarily due to the impact of a full year of amortization in fiscal 2000 of the goodwill acquired as part of the Scotsman acquisition in fiscal 1999.

OPERATING EXCEPTIONAL ITEMS

    We did not incur any exceptional costs in fiscal 2000. The exceptional costs of L6.0 million in fiscal 1999 related to the restructuring of Scotsman facilities acquired in the fourth quarter of fiscal 1999.

PROFIT ON DISPOSAL OF BUSINESSES AND PROPERTY FIXED ASSETS

    Profit on disposal of businesses and property fixed assets decreased L1.1 million from L4.1 million to L3.0 million, due to timing and nature of sales.

NET INTEREST PAYABLE AND SIMILAR CHARGES

    Net interest payable and similar charges increased by L24.2 million from L13.3 million in fiscal 1999 to L37.5 million in fiscal 2000. This increase was attributable to the impact of a full year of increased outstanding indebtedness, which was incurred primarily in connection with our acquisition of Scotsman in the fourth quarter of fiscal 1999, partially offset by reductions caused by the redemption of our outstanding convertible unsecured loan stock in fiscal 2000.

TAX ON PROFIT OF ORDINARY ACTIVITIES

    Provision for income taxes increased by L0.1 million from L3.8 million in fiscal 1999 to L3.9 million in fiscal 2000. These amounts reflect the restatement of the tax charge for each period required by FRS 19. Our current tax charge increased by L8.3 million, primarily due to higher income during fiscal 2000 in tax jurisdictions where we did not have the benefit of prior year losses. This increase was offset by a deferred tax credit of L8.2 million in fiscal 2000 resulting from an increased recognition of short term timing differences in fiscal 2000.

OPERATING PROFIT FROM DISCONTINUED OPERATIONS

    Operating profit from discontinued operations for fiscal 2000 was L24.0 million relating to our building and consumer products division sold in June 2001.

U.S. GAAP RECONCILIATION

    Net loss under U.S. GAAP for first quarter 2002 was L9.5 million, compared to a net loss for the same period of L4.4 million under U.K. GAAP. The primary differences between the net loss amount under U.S. GAAP and U.K. GAAP related to additional amortization of goodwill resulting from acquisitions completed before March 31, 1998 (L3.8 million), differences in the carrying value of goodwill on disposals resulting in an additional gain on the sale of Sammic (L2.4 million), as well as differences in the treatment of derivatives under U.S. GAAP which resulted in an additional charge of L1.8 million.

    Net loss under U.S. GAAP for fiscal 2001 was L113.7 million, compared to a net loss for the same period of L115.9 million under U.K. GAAP. The primary differences between the net loss amount under U.S. GAAP and U.K. GAAP related to additional amortization of goodwill resulting from acquisitions completed before March 31, 1998 (L16.6 million), as well as differences in net asset values under U.S. GAAP which resulted in a reduced impairment charge of L9.8 million.

    Net income under U.S. GAAP for fiscal 2000 was L25.3 million, compared to net income for the same period of L69.3 million under U.K. GAAP. The primary differences between the net income amount under U.S. GAAP and U.K. GAAP related to additional amortization of goodwill (L16.5 million) resulting from acquisitions completed before March 31, 1998, as well as movements in deferred taxation not recognized under U.K. GAAP (L27.0 million).

    U.S. GAAP also affects the accounting for certain reorganization costs in purchase price allocations, the timing of the recognition of gains on sale/leaseback transactions, the timing of the recognition of restructuring expenses, and the accounting for pension related costs. In addition, differences exist in the presentation of certain financial statement line items such as cost of goods sold, exceptional items, gain on sale of business and operating costs.

    For a further explanation of the differences between U.K. GAAP and U.S. GAAP, including a summary of the impact of recently issued U.S. accounting standards, please refer to Note 29 to our consolidated financial statements included elsewhere in this prospectus.

LIQUIDITY AND CAPITAL RESOURCES

OVERVIEW

    During the past three years, our principal sources of funds have been cash flows generated from operations, dispositions of assets and bank borrowings. We incurred substantial debt to acquire Scotsman in 1999, and we generated approximately L98.6 million from the sale of businesses in 2001, which we utilized to pay down existing debt.

    We believe that funds from operations, together with funds available under our senior secured credit facilities, will provide us with sufficient liquidity and resources to meet our current and future financial obligations, including payment of interest on the notes as well as for working capital, capital expenditures and other needs.

HISTORICAL CASH FLOWS

    The following table sets forth a summary of cash flow items for the periods presented:

                                                                                                            FIRST QUARTER
                                                       FISCAL          FISCAL          FISCAL       -----------------------------
                                                        1999            2000            2001            2001            2002
                                                   --------------   -------------   -------------   -------------   -------------
                                                                               (AMOUNTS IN MILLIONS)
Net cash inflow from operating activities before
  exceptional items..............................           L88.3          L160.5          L120.8          L31.4             L2.3
Net cash outflow from operating exceptional
  items..........................................              --              --           (27.8)            --            (11.2)
                                                   --------------   -------------   -------------   -------------   -------------
Net cash inflow from operating activities........           L88.3          L160.5           L93.0          L31.4            L(8.9)
                                                   ==============   =============   =============   =============   =============

Capital expenditure and financial investment.....          L(16.9)         L(23.3)         L(16.3)         L(2.8)           L(2.7)
Acquisitions and disposals.......................          (233.0)          (48.2)           72.8          (24.7)            16.6
                                                   --------------   -------------   -------------   -------------   -------------
                                                          L(249.9)         L(71.5)          L56.5         L(27.5)           L13.9
                                                   ==============   =============   =============   =============   =============
Financing........................................          L183.4          L(13.8)         L(60.6)         L16.2           L(10.2)
                                                   ==============   =============   =============   =============   =============

OPERATING ACTIVITIES

    Net cash provided by operating activities before exceptional items decreased by L29.1 million to L2.3 million in first quarter 2002 from L31.4 million in first quarter 2001. This was primarily attributable to lower trading profits in the second half of calendar 2001, along with less favorable working capital balances at December 29, 2001, compared to December 30, 2000, due to the timing of payments and receipts.

    Net cash provided by operating activities before exceptional items decreased by L39.7 million to L120.8 million in fiscal 2001 from L160.5 million in fiscal 2000. This was primarily attributable to the decrease in operating profit of L41.4 million, partially offset by improvements in working capital of L4.0 million. The increase of L72.2 million to L160.5 million in fiscal 2000 from L88.3 million in fiscal 1999 was primarily due to the full year effects of cash generated by the Scotsman businesses acquired in the fourth quarter of fiscal 1999.

CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT AND ACQUISITIONS AND DISPOSALS

    Cash provided by such activities was L13.9 million in first quarter 2002, compared to cash used in such activities of L27.5 million in first quarter 2001, an increase of L41.4 million. This change was primarily the result of a decrease in cash expended for acquisitions of businesses in first quarter 2002 of L24.7 million and an increase in cash received from the disposal of businesses in first quarter 2002 of L16.6 million.

    Cash provided by such activities was L56.5 million in fiscal 2001, compared to cash used in such activities of L71.5 million in fiscal 2000, an increase of L128.0 million. This change was primarily the result of a decrease in cash expended for acquisitions and equipment of L30.4 million in fiscal 2001, and cash received from the sale of our building and consumer products division of L98.6 million, offset partially by a decrease in cash received from the sale of assets of L0.8 million in fiscal 2001. Cash used in such activities decreased by L178.4 million, to L71.5 million in fiscal 2000 from L249.9 million in fiscal 1999, due primarily to the decrease in cash payments to acquire businesses of L182.9 million, offset partially by a decrease in proceeds from sale of fixed assets of L8.0 million.

FINANCING ACTIVITIES

    Cash used in financing activities was L10.2 million in first quarter 2002, compared to cash gained from financing activities of L16.2 million in first quarter 2001. This was primarily attributable to our repayment of loans in first quarter 2002 from surplus cash compared to loans drawn in first quarter 2001 to fund the acquisition of the Jackson business.

    Cash used in financing activities increased by L46.8 million, to L60.6 million in fiscal 2001, compared to cash used in financing activities of L13.8 million for fiscal 2000. This change was primarily due to a decrease in net borrowings. Cash used in financing activities increased by L197.2 million to cash used of L13.8 million in fiscal 2000 from cash provided of L183.4 million in fiscal 1999. This change reflected the substantial borrowings obtained to fund the acquisition of the Scotsman businesses in the fourth quarter of fiscal 1999.

CAPITAL EXPENDITURE AND COMMITMENTS

    We made capital expenditures for equipment and construction of new facilities for continuing operations in the aggregate amount of L19.3 million, L20.6 million and L20.8 million in fiscal 2001, 2000 and 1999, respectively. These capital expenditures were financed using a combination of cash flows from operations, borrowings under credit facilities and sale and leaseback arrangements. These included the construction of a new 135,000 square foot manufacturing facility in Shreveport, Louisiana for our Frymaster subsidiary and a 25,000 square foot facility in New Port Richey, Florida to house our technology center. The Frymaster facility was completed in November 1999, and the technology center was completed in March 1999. In June 2000, we completed a 17,000 square foot addition to the technology center, which is also our new principal office in the United States.

    At September 29, 2001, we had L2.9 million in outstanding contracts to purchase fixed assets. We expect to fund these commitments using cash from operating activities.

RESEARCH AND DEVELOPMENT

    Our policy is to expense research and development costs as they are incurred. Research and development expenditures for fiscal 2001, 2000, and 1999 were L13.8 million, L13.6 million, and L8.9 million, respectively.

MOVEMENTS IN DEBT POSITION

    Net debt at the end of first quarter 2002 was L376.1 million, compared to L365.9 million at the end of the 2001 financial year and L439.2 million at the end of first quarter 2001. The increase from the end of the 2001 financial year reflects foreign exchange movements, the final payment of the Bomar litigation settlement and other prior year exceptional costs, and normal seasonal working capital movements, largely offset by the net proceeds of L20 million from the disposal of Sammic. The overall decrease from first quarter 2001 reflects the efforts made over the last year in reducing debt. The following table summarizes the movements in net debt from September 29, 2001, to December 29, 2001.

                                                               (IN MILLIONS)
Net debt at September 29, 2001..............................          L(365.9)
Global food service equipment operating cash flow...........             15.4
Food retail equipment operating cash flow...................             (8.1)
Corporate/property operating cash flow......................             (7.7)
Interest expense............................................             (5.7)
Tax.........................................................             (1.6)
Exceptional items...........................................            (11.2)
Disposal of businesses......................................             16.6
Foreign exchange movements..................................             (7.9)
                                                              ---------------
    Net debt at December 29, 2001...........................          L(376.1)
                                                              ===============

DESCRIPTION OF DEBT FACILITIES

    On February 20, 2002, our direct subsidiary, Enodis Holdings Limited, Holdings, entered into a senior secured credit agreement with certain of our other subsidiaries as borrowers and/or as guarantors, Credit Suisse First Boston and The Royal Bank of Scotland plc as arrangers and The Royal Bank of Scotland plc as issuing bank and as agent. The senior secured credit facilities are comprised of a $300 million 5-year "A" term loan facility and a $70 million 6-year "B" term loan facility and a $85 million 5 year revolving credit facility. The proceeds of the term loan facility were used to repay outstanding indebtedness under our prior credit facility. The revolving facility can be used to finance working capital requirements and for general corporate purposes. The indebtedness under the senior secured credit facilities is secured by (i) fixed and floating charges over substantially all the assets of those guarantors incorporated in the U.K., the U.S. and Canada and (ii) pledges over the shares of all the guarantors. Each of the guarantors will unconditionally guarantee Holdings' and each other guarantor's obligations under the senior secured credit facilities. The senior secured credit facilities contain customary operating and financial covenants including, without limitation, covenants to maintain minimum ratios of EBITDA to total interest costs, minimum ratios of EBITDA to senior interest costs, maximum ratios of total net debt to EBITDA, maximum ratios of total net senior debt to EBITDA and a minimum tangible net worth. The senior secured credit facilities also include covenants relating to limitations on sales of assets, dividends and other restricted payments, mergers, indebtedness, acquisitions and liens. Advances under the A term loan facility and the revolving facility bear interest at LIBOR or EURIBOR plus a margin and advances under the B term loan facility bear interest at LIBOR or EURIBOR plus a margin. The margins are adjusted after September 30, 2002, based on our ratio of consolidated total net debt to consolidated EBITDA. A commitment fee based on the undrawn amount of the revolving facility commitment is payable quarterly in arrears. Mandatory prepayment in full is required if there is a change in control of us or a disposal of substantially all of our assets. Certain mandatory partial repayments are required to be made out of proceeds from asset sales, other than in the ordinary course of business, and out of 75% of our surplus cash in any fiscal year as defined in the senior secured credit agreement. The senior secured credit facilities contain customary events of default, including failure to make payments under the senior secured credit facilities, breach of covenants, including financial covenants, breach of representations, cross-default in respect of indebtedness in excess of L5 million, insolvency, bankruptcy or similar events, change of control and material adverse change.

    We have also borrowed funds under several industrial revenue bonds, which bear interest at rates that are adjusted based on market movements and were between 2.0% and 5.7% during fiscal 2001. At September 29, 2001, and September 30, 2000, respectively, an aggregate of L11.3 million and L15.7 million was outstanding under the industrial revenue bonds.

    We have also entered into a bridge loan facility, pursuant to which we have a L53 million bridge loan outstanding, which we intend to repay with a portion of the net proceeds of the rights offering. See "Use of Proceeds" and "Description of Other Indebtedness."

DIVIDEND PAYMENT

    In light of the downturn in our end markets and uncertain economic conditions, our Board decided that it would not be prudent to maintain recent dividend levels, and accordingly no final dividend was paid in respect of the financial year ended September 29, 2001. The Board's intention is to resume payment of dividends when it is financially prudent to do so.

    For the purposes of the new financing arrangements, substantially all of the subsidiaries and other assets previously held by the parent company of our group have been transferred to another company within the group. The effect of these transfers, for statutory accounting purposes, is the recognition of certain losses in the parent company. These losses do not arise on consolidation and will not have an impact on our group results. However, as a result of the losses recognized on this transfer, we do not currently have sufficient distributable reserves to lawfully make dividend payments.

    As and when our Board determines to resume dividend payments, we will seek to take the steps necessary to enable us to increase our distributable reserves so that we are able to lawfully pay dividends. Any such action is likely to require the approval of our shareholders and court approval. In addition, our ability to make future dividend payments will depend on our profit and cash flow and the need to comply with the terms of the new credit facilities and the notes.

NEW ACCOUNTING PRONOUNCEMENTS

U.K. GAAP

    In November 2000, the U.K. Accounting Standards Board, or ASB, issued Financial Reporting Standard 17, "Retirement Benefits," relating to accounting for pension costs and other post-retirement benefits, which replaces Statement of Standard Accounting Practice, or SSAP, No. 24, "Accounting for Pension Costs," and Urgent Issues Task Force Abstract, or UITF, No. 6, "Accounting for post-retirement benefits other than pensions." FRS 17 changes the accounting for defined benefit schemes as actuarial gains and losses are recognized immediately and scheme assets are valued at fair values. The accounting requirements of FRS 17 are mandatory for periods ending on or after June 22, 2003. However, we have adopted the applicable disclosure provisions of FRS 17 during fiscal 2001. The effects of the adoption of this standard on net assets has been disclosed in
Note 25 to our consolidated financial statements included elsewhere in this prospectus, and the effects of adoption on the profit and loss account is not expected to be material.

    In December 2000, the ASB issued FRS 18, "Accounting Policies," which sets out the principles to be followed in selecting accounting policies and the disclosures needed to help users to understand the accounting policies adopted and how they have been applied. FRS 18 also defines accounting policies and estimation techniques used in implementing those policies. Our group adopted the provisions of FRS 18 during 2001, and as a result, our group has reassessed its accounting estimates for warranty provisions and have provided an additional L8.0 million during 2001.

    In December 2000, the Accounting Standards Board issued Financial Reporting Standard 19, "Deferred Tax," which replaced Statement of Standard Accounting Practice 15 "Accounting for Deferred Tax" and prescribes significant changes to the accounting disclosures for deferred tax. FRS 19 requires full provision to be made for deferred tax assets (to the extent that it is regarded as more likely than not that they will be recovered) and liabilities arising from timing differences between the recognition of gains and losses in the financial statements and their recognition in a tax computation. During first quarter 2002, we adopted the provisions of FRS 19. Accordingly, the results for all prior periods presented have been restated, recognizing deferred tax assets, principally relating to timing differences on tax losses and warranty reserves and recording the related effects on tax on profit/(loss).

U.S. GAAP

ADOPTED IN 2001

    In June 1998, the Financial Accounting Standards Board, or FASB, issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities.
SFAS 133, as amended by SFAS No. 137 and No. 138, establishes accounting and reporting standards for derivative financial instruments, including certain derivative instruments embedded in other contracts (collectively referred to as embedded derivatives) and for hedging activities. The new standard requires an entity to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. We adopted the provisions of these statements in October 2000. Upon the adoption of SFAS 133, we recorded a gain of L0.2 million as a cumulative effect of accounting change to reflect the fair value of those instruments which do not meet the hedging criteria under SFAS 133. Subsequent to adoption, we have recorded a loss of L0.8 million related to changes in the fair value of such derivative instruments.

    In June 2000, the SEC issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements. SAB 101 provides the SEC staff's views in applying generally accepted accounting principles to selected revenue recognition issues. We adopted the applicable provisions of SAB 101 during fiscal 2001. The impact of adopting the provisions of SAB 101 was not material.

RECENT PRONOUNCEMENTS

    In June 2001, the FASB issued two new pronouncements: SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets. SFAS 141 prohibits the use of the pooling-of-interest method for business combinations initiated after June 30, 2001, and also applies to all business combinations accounted for by the purchase method that are completed after June 30, 2001. There are also transition provisions that apply to business combinations completed before July 1, 2001, that were accounted for by the purchase method. We have had no business combinations subsequent to June 30, 2001.

    SFAS 142 is effective for fiscal years beginning after December 15, 2001, for all goodwill and other intangible assets recognized in an entity's statement of financial position at that date, regardless of when those assets were initially recognized. SFAS 142 requires, among other things, the discontinuance of goodwill amortization. In addition, the standard includes provisions for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill and the identification of reporting units for purposes of assessing potential future impairments of goodwill. SFAS 142 also requires us to complete a transitional goodwill impairment test six months from the date of adoption. We are currently assessing but have not yet determined the impact of SFAS 142 on our financial position and results of operations.

    In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires that the fair value of an asset retirement obligation be recorded as a liability in the period in which it incurs the obligation. SFAS 143 is effective for fiscal years beginning after June 15, 2002. We are currently assessing but have not yet determined the impact of SFAS 143 on our financial position and results of operations.

    In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets," which serves to clarify and further define the provisions of SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS 144 does not apply to goodwill and other intangible assets that are not amortized. SFAS 144 is effective for fiscal years beginning after December 15, 2001. We are currently assessing but have not yet determined the impact of SFAS 144 on our financial position and results of operations.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    We are exposed to market risks from changes in foreign currency exchange rates and interest rates. We monitor and manage these risks as an integral part of our overall risk management program, which recognizes the unpredictability of financial markets and seeks to reduce their potentially adverse effects on our results. As a result, we do not anticipate any material losses in these areas.

    We operate a central treasury function that controls all decisions and commitments regarding cash management, arrangement of borrowing facilities, banking relationships and foreign currency commitments. Our treasury operations are conducted within a framework that has been authorized by the board of directors to regulate the approval levels and the scope of decision making of the central treasury function. Monthly reports from subsidiaries have been established to ensure that treasury-related activities are appropriately managed.

    To reduce our currency translation and interest rate risks, we selectively use a number of financial instruments. We do not use financial instruments for trading or speculative purposes.

INTEREST RATE RISK

    We are exposed to interest rate risk primarily due to our borrowing activities, the majority of which are denominated in U.S. dollars. Our floating rate borrowings amounted to L387.3 million at December 29, 2001. After taking into account the effect of the new financing arrangements, our long term floating rate borrowings would have amounted to L238.8 million on December 29, 2001.

    To reduce the impact of changes in interest rates on these borrowings, we generally hedge a portion of our long term floating rate borrowings for a period of up to three years. Accordingly, we have contracted with major financial institutions for:

- a number of forward interest rate agreements, each of which has a pre-set interest rate for a specified future period; and

- interest rate swap agreements, where we have agreed to exchange the difference between a fixed rate and a variable rate, as applied to the principal amounts stated in the agreements.

    At December 29, 2001, and December 30, 2000, approximately 100% and 82.6%, respectively, of our long term indebtedness accrued interest at rates that fluctuate with prevailing interest rates and, accordingly, increases in these rates may increase our interest payment obligations.

    We have hedged approximately 75% of our outstanding long term floating rate borrowings to reduce the sensitivity of our interest rate charges to future changes in interest rates. At December 29, 2001, after adjusting for the effect of the new financing arrangements and our current hedging arrangements, we would have had long term fixed and floating rate borrowings of L298.0 million and L45.5 million, respectively. A hypothetical 100-basis point increase in the interest rates associated with our borrowings, as of December 29, 2001, after taking into account the current hedging arrangements, would reduce our net income by L0.5 million.

FOREIGN CURRENCY RISK

    Substantial portions of our revenues and expenses are denominated in currencies other than British pounds sterling, particularly the U.S. dollar. Fluctuations in the values of these currencies compared to the pound sterling may affect our financial condition, results of operations and our ability to repay debt denominated in British pounds sterling. In order to mitigate the impact of fluctuations in foreign currencies, where possible, we borrow in the same currencies as the capital employed in our main overseas operating

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units, thereby employing a degree of natural hedging. In addition, in certain circumstances, foreign exchange contracts are used to match the currency of our borrowings to the currencies used by our main overseas operating units.

    A portion of foreign currency requirements for sales transactions between our subsidiaries and our obligations to or from third parties are hedged through forward currency agreements with terms generally of less than one year. We do not enter into foreign currency transactions for speculative purposes. We monitor our foreign currency exposures to ensure the effectiveness of our foreign currency hedge positions. The principal currencies hedged include the U.S. dollar and the euro. We also face exposure arising from the impact of translating our global foreign currency assets into British pounds sterling at balance sheet dates. Wherever possible, we seek to minimize this exposure through the matching of local currency borrowings and assets.

    At December 29, 2001, and December 30, 2000, we had foreign currency forward contracts maturing at various dates to sell L24.4 million and L15.6 million, respectively, in various foreign currencies. The fair value of the forward contracts is the amount that we would receive or pay to terminate the contracts. In order to terminate these agreements at December 29, 2001, and December 30, 2000, we would have recognized a loss of L0.3 million and a gain of L0.8 million, respectively.

    At December 29, 2001, 82.3% of our net debt was denominated in U.S. dollars, 8.3% was denominated in British pounds sterling, and 9.4% was denominated in other currencies, primarily euro. After taking into account the effect of the new financing arrangements and the proposed hedges, approximately 79.4% of our indebtedness would have been denominated in U.S. dollars, approximately 8.8% would have been denominated in British pounds sterling and approximately 11.8% would have been denominated in other currencies, primarily euro on December 29, 2001. We continually review this exposure and, in the event that a natural hedging position cannot be achieved, we consider the use of appropriate financial instruments. The translation impact on the balance sheet for fiscal 2001 was a loss of L1.7 million. This adjustment is included in our statement of shareholders' equity under the heading "Accumulated Other Comprehensive Loss" in our consolidated financial statements included elsewhere in this prospectus.

    A hypothetical 10% strengthening of the pound against all currencies in which our international net earnings and net assets are denominated would:

- reduce our net income at December 29, 2001, by L3.3 million, mainly due to U.S. dollar exposure; and

- reduce our net assets at December 29, 2001, by L3.7 million, mainly due to U.S. dollar and euro exposure.

    A hypothetical 10% weakening of the pound against all currencies in which our international net earnings and net assets are denominated would:

- increase our net income at December 29, 2001, by L4.0 million, mainly due to U.S. dollar exposure; and

- increase our net assets at December 29, 2001, by L4.5 million, mainly due to U.S. dollar and euro exposure.

    In connection with the new financing arrangements, we will seek to have borrowings denominated in currencies that reflect the profile of the capital employed in our overseas operating units, in order to reduce the risk of adverse currency movements on our net assets. Borrowings under our term loan are denominated in U.S. dollars, borrowings under the bridge loan agreement (a portion of which was repaid with the proceeds of the offering of the old notes and the remainder of which will be repaid with the proceeds of the rights offering) are denominated in British pounds sterling and borrowings represented by the notes will be denominated in British pounds sterling. We plan to hedge a portion of the borrowings represented by the notes into U.S. dollars and euros. Borrowings under our revolving credit facility can, at our option, be denominated in a number of currencies, including U.S. dollars, British pounds sterling and euros.

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                                    BUSINESS

OVERVIEW

    We believe we are one of the leading manufacturers and distributors of food service equipment globally. We believe that we offer one of the broadest lines of commercial food service equipment products in our industry, including both "warm" and "cold" side products. We own a portfolio of over 30 brands, many with leadership positions in their respective markets. We also have a technology center at our global operations headquarters in New Port Richey, Florida, which we believe is one of the leading research and development and technical support facilities in the food service equipment industry. This facility enables us to offer our customers an array of advanced product development services.

    We operate our business in two principal groups:

- Global food service equipment (75.7% of total turnover from continuing operations in fiscal 2001), which manufactures and distributes cooking, warming, ice, storage, preparation, ventilation, dispensing and warewashing equipment used by commercial and institutional food service operators; and

- Food retail equipment (22.5% of total turnover from continuing operations in fiscal 2001), which manufactures and distributes equipment used to store and display food in retail food outlets such as supermarkets, convenience and specialty stores.

    Our end-customer base includes many of the world's leading quick service restaurant chains, restaurants, hotels and institutional customers for food service equipment and leading supermarket chains and convenience stores for food retail equipment. We have over 30 manufacturing facilities located in nine countries in North America, Europe, Australia and Asia. Several of our brands have been manufactured for over 50 years. The network of third party authorized service agencies that we have established services our global customers in over 100 countries around the world. For a summary of revenues by segment and geographic market for each of the last three fiscal years, see Note 2 to our financial statements included in this prospectus.

    We also have property development activities (1.8% of total turnover from continuing operations in fiscal 2001), and hold approximately 100 acres of land, the most significant part of which is located in Felsted, England. We plan to sell this land over the next several years.

OUR COMPETITIVE STRENGTHS

    We believe several factors give us a competitive advantage in the global food equipment industry, including:

- BROAD PORTFOLIO OF LEADING FOOD SERVICE EQUIPMENT PRODUCTS AND STRONG BRANDS. We own a portfolio of food service equipment brands that places us among the industry leaders in a number of product lines and geographic regions, with a significant presence in both the "warm" and "cold" segments of the market. Our wide range of products and brands makes us attractive to food service equipment dealers and distributors, who can offer end-customers an extensive range of food service equipment solely by carrying our portfolio of brands. Moreover, we believe that brand recognition represents an important factor in the decision-making process of our end-customers and that our portfolio of strong brands helps us to introduce and increase sales of our other brands to these customers. In addition, for many of our food service equipment product lines, we own multiple brands, which allow us to offer a diversified set of products to appeal to customers' different preferences and price ranges. Also, we believe our broad product offering and brand recognition help us to increase sales to customers seeking to reduce the number of their food equipment suppliers.

- TECHNICAL EXPERTISE AND NEW PRODUCT DEVELOPMENT. We have a technology center in New Port Richey, Florida that we believe is one of the leading research and development and technical support facilities in the food service equipment industry. We use the technology center to develop new food equipment

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    technologies, to enhance our existing products and to provide training for our customers, marketing representatives, service providers, industry consultants, dealers and distributors. In developing new or enhanced products, we work closely with existing major customers, who ask us to participate with them in the design and development of products that will deliver specific operational efficiencies to their businesses or that will meet new food quality or hygiene requirements. These efforts may lead to significant future order flow for such products as they are rolled out to our customers' operations. In addition, as our customers see our full range of customized food equipment products and meet our technical staff while visiting our technology center, it serves as a focal point to drive product sales. Recent new product developments include an exhaust filtration system for commercial kitchens, which utilizes ultraviolet light to treat contaminated air, an energy-efficient reach-in refrigerator and an accelerated cooking oven combining microwave and convection technology.

- STRONG AND DIVERSIFIED CUSTOMER BASE. The end-customers of our food service equipment business include some of the world's leading quick service restaurant chain outlets, full service restaurants, hotels and institutional customers. The end-customers of our food retail equipment business include major supermarket chains and convenience stores. Many of our customer relationships are based on a long history of service to these customers. We believe that our relationships with some of the largest and most globalized of the quick service restaurant and retail chains present us with opportunities for long term growth. We believe that we enhance these relationships by using our technological expertise to co-develop with these customers new products that are aimed at meeting specific customer requirements and solving customer problems. Our customer base is also very diversified; in fiscal 2001, no single customer accounted for more than 5% of our total turnover from continuing operations.

- GLOBAL FOOD SERVICE EQUIPMENT COVERAGE. We believe we can provide our large food service equipment customers with global coverage. We have one of the largest food service equipment operations in North America. We also have several manufacturing plants in Europe and two in Asia. In addition, we have access to a distribution network comprising the master distributors we own in five key European markets, and third party distributors elsewhere in Europe and Asia. This global manufacturing and distribution network, combined with our broad product offering and commercial and key account management structure, allows us to focus on the regional and local customer needs of our major global chain customers. As our major customers continue to expand globally, we believe the ability to provide broad geographic coverage gives us a competitive advantage.

- GLOBAL SERVICE AND PARTS DISTRIBUTION CAPABILITIES. Through the global network of authorized third-party service agencies that we have established, we are able to offer our food service equipment customers the benefit of prompt warranty and after-warranty service, including parts replacement, throughout the world. Because end-customers often require assurance that the equipment they purchase will be supported by efficient service, we believe that our global service network, strengthened through training programs and the development of long term relationships with service providers, is an important factor in our customers' purchasing decisions. As our service providers gain expertise on our entire line of products, they can contribute to sales growth when providing authorized services. We believe this capability makes us attractive not only to global quick service restaurants but to all end-customers and is a competitive advantage.

OUR OPERATING STRATEGY

    As one of the leading manufacturers and distributors of food service equipment globally, our objective is to establish Enodis as the world's leading supplier of commercial food service equipment through product, distribution and service excellence. The key elements of our strategy to achieve this goal are to:

- EXPLOIT AND DEVELOP OUR BROAD PORTFOLIO OF LEADING FOOD SERVICE EQUIPMENT PRODUCTS AND STRONG BRANDS. We intend to build on the strength of our food service equipment brands, technology, manufacturing facilities and distribution networks to expand the presence of our food service equipment products in Europe and the rest of the world. We intend to promote cross-selling of our products and

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    increase the geographic and customer penetration of our brands by continuing to concentrate our marketing and distribution through representatives, dealers and distributors who emphasize our entire food service equipment product line. As part of this strategy, we intend to utilize existing manufacturing capacity to introduce certain of our well-known U.S. products to new markets, principally in Europe.

- IMPROVE OPERATING EFFICIENCY THROUGH, AMONG OTHER THINGS, COST REDUCTION AND RESTRUCTURING. In March 2001, we initiated a rationalization and restructuring program to improve management and production efficiencies and to remove excess capacity in both our food service equipment and food retail equipment businesses. Key cost-cutting initiatives in fiscal 2001 included the closure of five plants, headcount reduction of approximately 870 people and more efficient management of our purchasing processes. We are consolidating our global operational management team in New Port Richey, Florida. Furthermore, we have merged our North American and European food service equipment operations into a global food service equipment group. At the same time, our food service equipment business has been simplified to enable us to remain firmly customer-focused while lowering costs. Our food retail equipment group is now managed as a separate business. These initiatives, which were implemented in March 2001, significantly reduced fixed, headcount and discretionary costs in the second half of fiscal 2001. The full year impact of the fixed and headcount cost saving measures will be recognized in fiscal 2002. We are now pursuing a number of further initiatives, including additional reductions in discretionary spending, further manufacturing rationalization, continued implementation of group purchasing plans and, in our European operations, ongoing execution of a range of cost reduction initiatives. We have targeted additional cost savings of approximately L10 million in fiscal 2002. We have also phased out some of our lower margin products, and plan to continue reviewing our products in order to discontinue unprofitable product lines. Finally, we will seek to improve our financial management by implementing better management information systems and strengthening financial controls.

- CAPITALIZE ON TECHNOLOGICAL LEADERSHIP AND NEW PRODUCT DEVELOPMENT CAPABILITIES. We intend to continue using our technological strengths to develop innovative food service equipment products that allow our customers to improve the efficiency and profitability of their operations by, for example, reducing cooking times, labor and energy costs and providing greater menu flexibility. Our technology focus enabled us to display twenty new food service equipment products at the biennial North American Food Equipment Manufacturers show in September 2001. Recently developed new products include the Mealstream Series Five Combination Oven, marketed under the Garland-Registered Trademark- brand, which is a fully programmable, extra capacity combination oven designed to accommodate high volume catering, and the Touchfree-TM- Automatic Ice and Water Dispensers, marketed under the Scotsman-Registered Trademark- brand, which provide an increased level of hygiene by allowing ice and water to be dispensed without physical contact. We also currently have a number of new food service equipment products in our pipeline. Our most advanced equipment is often custom-designed to a customer's specifications. We believe that, by focusing on developing advanced products, we can strengthen relationships with our best customers, leading to increased customer loyalty and a greater likelihood of future sales to these customers.

- PARTNER WITH DEALERS, DISTRIBUTORS AND SALES REPRESENTATIVES TO INCREASE MARKET SHARE. We are currently integrating our food service equipment sales forces in order to increase market share. In the U.S., we have recently created a network of sales representatives, each of which operates within its respective territory to market our food service equipment products. Most of these representatives do not offer any competing products, and therefore provide our customers with our extensive product range to meet their "one-stop" purchasing needs. In five of the ten largest markets outside of the U.S., we own master distributors who sell our food service equipment products. Because these distributors focus primarily on our product line, we believe we can generate higher sales volume. We intend to focus on the training, support and economic incentives we offer to our dealers and distribution partners worldwide to increase our market share with their customers. In addition, we plan to expand our Internet capabilities in order to provide information to our major customers to increase the ease of doing business with us. By

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    offering our distributors and end-customers a wide range of enhanced services and solutions, we aim to increase their loyalty and strengthen these relationships.

- IMPROVE THE PERFORMANCE OF OUR FOOD RETAIL EQUIPMENT BUSINESSES. A key part of our food retail equipment strategy has involved the implementation of the rationalization and restructuring program discussed above. In addition, we have launched new product lines, such as the E-Line refrigerated display cases for the North American market, in order to expand our customer base. We aim to achieve greater geographic penetration of the Kysor Warren brand and to expand its customer base beyond existing core customers.

- DIVEST NON-CORE BUSINESSES. We intend to continue to divest non-core assets and eliminate non-core products, brands and models in order to focus on our core competencies. Most significantly, we recently disposed of our former building and consumer products business (unrelated to our food equipment business) for gross consideration of L134 million (less a post-closing adjustment of approximately L2.1 million) and Sammic, our Spanish food service equipment business, for consideration of L20 million. We are continuing our efforts to sell our remaining real property segment holdings. We believe this strategy will enable us to concentrate on our core food service equipment business and reduce our outstanding debt, placing us in a stronger financial and competitive position.

- REDUCE DEBT. We intend to continue reducing our debt burden by increasing cash available to pay debt through cost savings, improving manufacturing plant utilization, reducing our cash conversion days and applying the proceeds of our non-core disposals. We believe that using cash generated through more efficient operations to reduce debt whenever possible will increase our operating flexibility in the long term.

MARKET OVERVIEW

    The global food equipment product market, which we estimate generated in excess of $20 billion of sales in 2001, is comprised of the following segments:

- FOOD SERVICE EQUIPMENT--This market segment includes cooking and warming equipment, ice machines and storage, preparation, ventilation, dispensing and warewashing equipment used by commercial and institutional food service operations. We estimate that this segment constitutes approximately 65% of the total global food equipment product market.

- FOOD RETAIL EQUIPMENT--This market segment includes refrigerated storage and display products sold to food retailers, such as supermarkets and convenience stores. We estimate that this segment constitutes approximately 26% of the global food equipment product market.

- OTHER FOOD EQUIPMENT--This segment comprises vending machines for hot and cold food, representing approximately 9% of the global food equipment product market. We do not operate in this segment.

    The five largest sellers of food equipment worldwide in 2001, including Enodis, are estimated to account for approximately 28% of global sales. It is estimated that no single seller accounted for more than 7% of the market.

    We estimate that the North American market accounts for approximately one third of the global food equipment market, while the second largest market, Western Europe, accounts for slightly less than one third of the global food equipment market. The market for food service equipment grew at an annual rate of 5.4% in the U.S. from 1992 to 2000. While the U.S. market is currently experiencing a severe decline due to economic circumstances, we believe it will continue to grow over the long term in excess of U.S. gross national product, principally driven by the following factors:

- New restaurant and store openings, driven by overall economic growth and increases in consumer spending on food prepared outside of the home. A recent National Restaurant Association survey in the U.S. predicts this trend will continue with substantial growth to 2010; and

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-   Sales of replacement and upgrade equipment, driven by customer menu adjustments and the needs of customers to increase food preparation efficiency to improve throughput, reduce energy consumption, reduce labor costs through increased automation and comply with increasingly stringent health and safety regulations.

    Generally, food service operators purchase new food service equipment for three reasons: new restaurant or store openings, upgrades of existing equipment and replacement of existing equipment. We estimate that each of these reasons accounts for approximately one third of food service equipment sales.

OUR HISTORY AND RECENT ACQUISITIONS AND DISPOSITIONS

    Our origins date to the mid-nineteenth century, when we were founded as a small food merchant based in the north of England. We incorporated in 1910 under the name S. & W. Berisford (1910) Limited and re-registered in 1982 as a public limited company. We are subject to the Companies Act 1985, as amended, and are registered with the Registrar of Companies in England and Wales. In 1995, we changed our name to Berisford plc, and in June 2000 we changed our name to Enodis plc.

    In 1995, we entered the commercial food equipment business by acquiring Welbilt Corporation, a publicly-traded U.S. company and a leading U.S.-based manufacturer and distributor of commercial cooking and warming equipment sold primarily for use in quick service restaurants, full service restaurants, hospitals and other institutions. At the time of this acquisition, we remained engaged in businesses other than commercial food equipment. We have since divested all our other businesses except our real property segment in order to focus on our commercial food equipment business.

    In 1999, we acquired Scotsman Industries, Inc., a major manufacturer and distributor of "cold" side products, including refrigerated display cases, ice machines, food preparation and storage equipment, walk-in coolers and freezers and beverage systems, for $791.5 million, including assumed debt. The acquisition of Scotsman expanded our product line, increased our manufacturing capabilities and enhanced our service, distribution and sales networks. The acquisition of the Scotsman businesses also enhanced and expanded our customer relationships.

    In fiscal 2001, we disposed of our former building and consumer products business (unrelated to our food equipment business) for gross consideration of L134 million (less a post-closing adjustment of approximately L2.1 million). In December 2001, we sold Sammic, a Spanish food service equipment business, for consideration of L20 million.

    In fiscal 2001, we acquired Jackson MSC Inc., a leading U.S. manufacturer of dishwashers for approximately $36 million. For more information about this acquisition, see "Material Contracts--Acquisitions and Dispositions."

    During the past three fiscal years, we made capital expenditures for equipment and construction of new facilities for continuing operations in the aggregate amount of L19.3 million, L20.6 million and L20.8 million in fiscal 2001, 2000 and 1999, respectively. See "Operating and Financial Review and Prospects--Liquidity and Capital Resources--Capital Expenditures and Commitments."

FOOD SERVICE EQUIPMENT

    Food service equipment consists of cooking, warming, ice, storage, preparation, ventilation, dispensing and warewashing equipment used by commercial and institutional food service operators such as full service restaurants, quick service restaurant chains, hotels, industrial caterers, supermarkets, hospitals, schools and other institutions. In fiscal 2001, sales of food service equipment were L684.1 million, or approximately 75.7% of our turnover from continuing operations. Our food service equipment business is conducted in over 100 countries. Sales of food service equipment in North America constituted 72.9% of our fiscal 2001 food service equipment turnover from continuing operations.

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GLOBAL PRODUCT FOCUS

    The global food service equipment group is pursuing a global product strategy aimed at leveraging existing brands, technology, manufacturing facilities and distribution networks and service to expand the presence of its products in Europe and the rest of the world. In fiscal 2001, the North American and Europe & Rest of World divisions of the global food service equipment group were combined into one group, creating an integrated management team to implement our global product strategy.

GLOBAL PRODUCT GROUPS

COOKING EQUIPMENT

    We design, manufacture and sell a broad array of commercial ovens, ranges and grills, including combination microwave/convection ovens, conveyor ovens, rotisserie ovens, broilers and skillets. We believe that we are a leading manufacturer of these products in North America, with a wide range of brands and extensive service coverage. We sell traditional oven, range and grill products under the Garland-Registered Trademark-, U.S. Range-TM-,
Technyform-Registered Trademark- and Moorwood Vulcan-Registered Trademark- brand names, and we sell microwave and combination microwave/convection ovens under the Merrychef-Registered Trademark- and Garland-Registered Trademark- brand names. Our cooking equipment products are manufactured at plants in the U.S., Canada, the U.K. and France. Our Merrychef combination microwave/convection ovens utilize Accelerated Cooking Technology-TM- and have a strong market presence in the United Kingdom. We believe we have the opportunity to achieve growth in this product group by introducing U.S. brands and technology to the European market and by linking the Merrychef products with the Garland U.S. distribution network. Other brands in this product group include Cleveland-TM-, Lincoln-Registered Trademark-, Electroway-Registered Trademark- and Merco Savory-Registered Trademark-.

FRYING EQUIPMENT

    We design, manufacture and sell commercial fryers and frying systems, including open pot fryers under the Frymaster-Registered Trademark- brand name and tube fryers under the Dean-Registered Trademark- brand name. We also manufacture commercial fryers in the U.K. under the Henry
Nuttall-Registered Trademark- and Moorwood Vulcan-Registered Trademark- brand names. We believe that, through Frymaster and Dean, we have the leading market position in the U.S. commercial fryer market, and we intend to use our brand recognition and product expertise to increase European sales. Based on the trend in the U.S., we believe European restaurants will experience increased customer throughput in future years, leading to greater demand for high production fryers.

REFRIGERATION EQUIPMENT

    We design, manufacture and sell commercial refrigerators, freezers and blast chillers. Delfield is a leading supplier of both catalog and custom-made commercial refrigerators and freezers in the United States. We plan to leverage recognition of our Delfield-Registered Trademark-,
Castelmac-Registered Trademark- and Guyon-Registered Trademark- brand names to increase geographic market penetration, particularly in Europe.

ICE MACHINES

    We design, manufacture and sell commercial ice making and ice dispensing equipment, in addition to ice dispensing and storage bins, under a variety of brand names, including Scotsman-Registered Trademark-,
Ice-O-Matic-Registered Trademark-, Icematic-Registered Trademark-, Bar-Line-Registered Trademark-, Simag-Registered Trademark-, Mile High-Registered Trademark- and New Ton-Registered Trademark-. We have a wide product offering in this segment and are one of the leaders in both the U.S. and global markets. Our equipment produces and dispenses ice cubes, used primarily by convenience stores, quick service restaurants, full service restaurants, bars, hotels and health care facilities; ice nuggets, used primarily by households and small bars; and ice flakes, used primarily by supermarkets. Our ice storage bins have capacities of 200 to 1,250 pounds of ice, and we manufacture a range of water filtration systems designed to remove tastes, odors, dirt and rust particles from water used to make ice.

    With manufacturing facilities in the U.S., Italy, Thailand and China, we believe we are well-positioned to meet the growing demand of large global chains for regional manufacturing capability. In addition, we plan

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to use the services of our technology center, as well as component standardization and pooled purchasing, to improve our products and reduce manufacturing costs.

AIR PURIFICATION AND VENTILATION EQUIPMENT

    We design, manufacture and sell air purification systems and ventilation hoods, ranging from individual stand-alone ventilation and filtration systems to comprehensive integrated air filtration systems. We believe this is a growth market, driven by increasingly stringent requirements for odor control, stronger environmental regulations and the need to retrofit existing buildings with ventilation systems. We believe we can use our technological capabilities to capitalize on this growth, and we have recently introduced an ultra-violet commercial kitchen ventilation system which utilizes ultraviolet light to treat contaminated air. This technology significantly improves grease removal and thereby improves safety, lowers maintenance requirements and reduces odors. We sell these products under the brand names Vent Master-Registered Trademark- and Airtech-Registered Trademark-. The production by our facilities in Canada, the U.S. and the U.K. is complemented by the production by several licensees around the world.

STEAM EQUIPMENT

    We believe we are a leading global manufacturer of steam equipment, including steam kettles, pressure steamers, combination ovens and cook-chill systems, primarily through Convotherm, which is based in Germany, and Cleveland, which is based in the U.S. and has plants in the U.S. and Canada. We believe we have a significant opportunity to leverage our technology, distribution and manufacturing capabilities to increase our global market share in steam equipment.

MEAL PREPARATION SYSTEMS

    We design, manufacture and sell meal preparation systems, primarily food delivery systems and serving products such as insulated trays, trolleys, carts, cook-chill systems and disposable serving products. These products enable hospitals and institutions to prepare and serve a large quantity of meals at the proper temperature both hygienically and efficiently. We have a strong presence in the meal preparation systems market in the United States. Our brand names for meal preparation products include Aladdin Temp-Rite-Registered Trademark-, Seco-Registered Trademark-, Guyon-Registered Trademark-,
Shelleyglas-Registered Trademark-, Shelleymatic-TM- and
Delfield-Registered Trademark-.

REGIONAL PRODUCT GROUPS

WAREWASHING EQUIPMENT

    We design, manufacture and sell commercial dishwashing and other warewashing equipment. We entered this business with the purchase of Jackson MSC Inc. in November 2000, and currently offer a full range of undercounter dishwashers, door-type dishwashers, round dishwashers and glasswashers. Our brand for these products is Jackson-Registered Trademark- and we distribute a flight type dishwasher under the brand Meiko by Jackson-Registered Trademark-.

BEVERAGE SYSTEMS

    We design, manufacture and sell a range of soft-drink and beverage dispensing equipment for pre-mix and post-mix, undercounter and remote applications. Our products, which include combination ice and soft-drink dispensing units, custom beer cooling products and related accessories, are sold to global and national soft-drink companies and brewers under the brand names Scotsman-Registered Trademark-, Whitlenge-Registered Trademark- and Hartek-Registered Trademark-.

FOOD PREPARATION PRODUCTS

    We also manufacture a wide range of food preparation equipment such as mixers, peelers, pots and pans. Our brand names for food storage and preparation products include Varimixer-Registered Trademark-, Wearever-Registered Trademark- and Redco-Registered Trademark-.

    The following table provides information on our product groups in the global food service equipment group, including the brands and product lines of each group and the location of the manufacturing facilities where we manufacture the products of each group.

PRODUCT GROUPS                          BRANDS                        PRODUCT LINES                    LOCATIONS
-------------------------   ------------------------------   --------------------------------   ------------------------
Cooking Equipment           Garland, Lincoln, U.S. Range,    Ranges, convection ovens,          Mississauga, Canada
                            Merrychef, Moorwood Vulcan,      conveyor ovens, microwave and      Freeland, Pennsylvania
                            Technyform, Merco Savory         combination ovens, grills,         Fort Wayne, Indiana
                                                             broilers, toasters, rotisserie     Aldershot, U.K.
                                                             ovens                              Sheffield, U.K.
                                                                                                Moneteau, France

Frying Equipment            Frymaster, Dean, Henry           Tube type and open top fryers      Shreveport, Louisiana
                            Nuttall, Moorwood Vulcan                                            Sheffield, U.K.

Refrigeration Equipment     Delfield, Advanced, Castelmac,   Custom refrigeration,              Mount Pleasant, Michigan
                            Guyon, Shellymatic,              reach-in refrigeration,            Covington, Tennessee
                            Shelleyglas                      display systems/counters,          Moneteau, France
                                                             cook-chill systems, freezers,      Sheffield, U.K.
                                                             blast chillers

Ice Machines                Scotsman, Ice-O-Matic, Simag,    Cube, flake and nugget ice         Fairfax, South Carolina
                            Icematic, Barline, Mile High,    machines                           Denver, Colorado
                            New Ton                                                             Milan, Italy
                                                                                                Castelfranco, Italy
                                                                                                Bangkok, Thailand
                                                                                                Shanghai, China

Air Purification and        Ventmaster, Airtech              Exhaust and air purification       Mississauga, Canada
Ventilation Equipment                                        systems                            Rochester, U.K.
                                                                                                Mount Pleasant, Michigan

Steam Equipment             Cleveland, Convotherm            Steam kettles, pressure            Concord, Canada
                                                             steamers,                          Cleveland, Ohio
                                                             skillets, combination ovens        Eglfing, Germany

Meal Preparation Systems    Aladdin Temp-Rite,               Food delivery systems, insulated   Nashville, Tennessee
                            Temp-Rite, Seco, Shelleymatic,   tray trolleys, carts, disposable   Bremen, Germany
                            Shelleyglas                      serving products

Warewashing Equipment       Jackson                          Undercounter, conveyor and         Barbourville, Kentucky
                                                             flight type dishwashers

Beverage Systems            Scotsman, Hartek, Whitlenge      Pre-mix, post-mix, undercounter    Radevormwald, Germany
                                                             and remote beverage dispensing     Halesowen, U.K.
                                                             equipment

Food Preparation Products   Wearever, Redco, Prolon,         Pots and pans, small food          Fort Wayne, Indiana
                            Varimixer                        preparation equipment, dishes      Shreveport, Louisiana
                                                                                                Port Gibson, Mississippi

CUSTOMERS

    The customer base for our global food service equipment group is primarily comprised of global quick service restaurant chain outlets and full service restaurants, as well as contract caterers, hotel chains, multinational supermarkets, leisure companies, beverage manufacturers, institutional customers such as hospitals and schools and large industrial companies. We do not typically have long term contracts with our customers. Rather, large chains frequently authorize specific food service equipment manufacturers as approved vendors for particular products and, thereafter, sales are made locally or regionally to end-customers via kitchen equipment suppliers or dealers. Many large quick service restaurant chains refurbish or expand a large number of outlets, or implement menu changes requiring investment in new equipment, over a short period of time. When this occurs, these customers often choose a small number of manufacturers whose approved products may or must be purchased by restaurant operators. We work closely with our customers to develop the products they need and also to become the approved vendors for these products. Although no single food service equipment customer accounted for over 5% of our total turnover from continuing operations in fiscal 2001, revenues from certain food service equipment customers slightly exceeded 5% of our food service equipment turnover.

DISTRIBUTION CHANNELS

    We distribute our food service equipment products principally through third-party equipment dealers, kitchen equipment suppliers and distributors and our own distributor subsidiaries.

EQUIPMENT DEALERS

    Equipment dealers generally market food service equipment on a non-exclusive basis and may have showrooms, service personnel and facilities to fabricate kitchen work surfaces and storage units. We believe there are approximately 3,000 dealers in the U.S., with the top 100 dealers accounting for approximately 45% of all equipment sold. Approximately 45% of these dealers carry Enodis products. Dealers often belong to or are associated with one or more dealer "buying groups" that are created to combine the dealers' collective purchasing power in order to negotiate advantageous terms relating to pricing, rebates and advertising support. These agreements are typically one to two years in duration but do not guarantee any level of purchases. We estimate that the five largest such groups control approximately 26% of all food service equipment purchases in the United States. We have implemented an initiative that provides incentives for dealer buying groups to broaden the range of Enodis products they sell. We also train and provide technical product information to our approved dealers through a website created for this purpose.

KITCHEN EQUIPMENT SUPPLIERS

    Kitchen equipment suppliers are dealers that serve a specific chain or a number of chains by coordinating their purchases of food service equipment and other items necessary to establish a new location or refurbish an existing location. The chain operator, who leaves the responsibility of securing and shipping the product to the kitchen equipment supplier, usually establishes product selection and pricing in advance with each of their preferred or approved equipment vendors.

DISTRIBUTORS

    Distributors are similar to dealers, but they hold significantly higher levels of stock and align exclusively with manufacturers within specific product categories. Distributors sell both to end-customers and to dealers. They also provide value-added services such as marketing and after-sales service, including warranty administration. In the U.S., we use distributors primarily in our ice business.

SALES AND MARKETING

UNITED STATES

    We primarily market our food service equipment products through a network of independent, commissioned sales representatives and sell primarily to dealers and distributors. We also market our products directly through our relationships with customers, as we design improved products for them and through participation in trade shows and other industry conferences.

    Our network of sales representatives markets our products to end-customers, dealers, kitchen equipment suppliers, distributors and food industry consultants. Because industry consultants often have significant influence over the end-customer's purchasing decisions, we actively support the primary food service equipment consultants' industry association through sponsorship of its programs and events and by providing continuing education seminars for groups of consultants at our technology center.

    In the U.S., we carry out most of our marketing through our sales representatives. We recently restructured our sales representative network into 21 territories and selected representatives for each region. In 20 out of 21 territories, we endeavor to have a single representative handling our core line of products and brands on an exclusive or near exclusive basis. This structure allows us to focus training and incentives on a smaller number of representatives and we train and provide technical product information to our sales representatives at our technology center and through a website created for this purpose.

    To manage our sales representative network, we have organized the U.S. market into three sales regions, each headed by a commercial president. Each commercial president has responsibility for the sales results of six or seven representatives, supervises sales activities with dealers, distributors and end-customers, handles buying group requests and coordinates with food service equipment consultants. We also have a Global Accounts President who focuses on our large chain sales effort. We also have dedicated key account teams that focus on large global, national and regional customers. In addition, each operating company provides product and sales support to the marketplace.

EUROPE AND CANADA

    Sales and marketing in Europe and Canada differ from the U.S., as there are fewer manufacturers' representatives and we rely to a great extent on the efforts of our company-owned master distributors in Canada and five key European countries: France, Germany, Italy, Spain and the United Kingdom. The sales and marketing activities of our master distributors are supported by our regional vice presidents. In Europe, we also sell products through our own sales force. The sales force works directly with end-customers to secure orders and to agree on custom-made product specifications. In most cases, unless end-customers require otherwise, products are distributed to the end-customer via a dealer. The sales force also sells to dealers in order to access the demand for commercial food equipment in the smaller independent sector.

REST OF WORLD

    Outside of North America and Europe, we generally use non-exclusive third-party master distributors to market our products. We have started to rationalize this network, concentrating more of our products with fewer distributors.

TRADE SHOWS AND OTHER ACTIVITIES

    We also participate in a variety of trade shows and exhibitions throughout the year where we present extensive displays of our product lines, including the annual National Restaurant Association show in the U.S., the biennial National Association of Food Equipment Manufacturers' show in the U.S., the biennial Hotelympia show in London and the biennial Expo Tour show in Milan.

    In addition, our website provides information about our food service equipment products and services and links to the websites of many of our individual brands and product lines.

CUSTOMER SERVICE

    Efficient global parts and service support is a prerequisite for doing business with global quick service restaurants. We have invested considerable resources over many years to select and train a network of authorized third party service agencies in order to provide service support to global quick service restaurants. This effort was led primarily by Frymaster on the "hot" side and by Scotsman on the "cold" side. Since this network has been in place, these agencies have been trained to service additional Enodis products. In addition, we have access to a network of third party service agencies providing service to all our customers throughout the world, which we intend to rationalize through selection and training.

    Our operating companies and master distributors provide additional support to service agencies through access to our technical and parts personnel, stocks of replacement parts at our plants and regionally at our master distributors, technical and parts manuals (some of which are now available on the Internet), and ongoing training both at our operating companies and in the field. We provide emergency technical support through some of our operating companies twenty-four hours a day, seven days a week to support key accounts and service partners.

    In addition, we have established a new position of Vice President-Global Service to align all our operating companies with the established global service network already in place. This executive is also responsible for building stronger partnerships with leading service agencies, and providing a much simpler interface with end-customers. Additionally, this executive will seek ways to more efficiently deliver parts to our global service network to minimize lead time in connection with product service.

SEASONALITY

    Generally, sales of food service equipment have been strongest in the second half of our fiscal year (April through September). This is because new construction and installations by customers upgrading or replacing food service equipment occur mostly in the warm weather months. In addition, schools usually renovate and replace food service equipment during the summer, when classes are not in session. We also sell more ice machines in the summer months.

COMPETITION

    The global food service equipment market is highly fragmented, although it is currently undergoing consolidation. Competition in the food service equipment industry is based primarily on product features, brand recognition, reliability, durability, technology, energy efficiency, breadth of product offerings, service, price and customer relationships. Several of our competitors are divisions or subsidiaries of large, diversified companies. We believe the largest sellers of food service equipment worldwide are Enodis and Premark, a subsidiary of Illinois Tool Works. We believe that the top ten competitors in the industry comprise about one-third of all industry sales. Premark is an international competitor in most of our markets, and we also compete with United Technologies, Electrolux, Ali Group, Middleby Corporation, Manitowoc and Hoshizaki in certain product lines. Our other main competitors are either regional or are specialized companies that compete with us in particular product lines.

FOOD RETAIL EQUIPMENT

    Food retail equipment consists of equipment used to store and display food in retail food outlets such as supermarkets, convenience stores, specialty stores and retail chains. In fiscal 2001, sales of food retail equipment were L203.1 million, or approximately 22.5% of our turnover from continuing operations. Our food retail equipment business is conducted in North America, Australia and New Zealand. Sales of food retail equipment in North America constituted 81.7% of our total food retail equipment turnover from continuing operations.

OUR PRODUCT GROUPS

REFRIGERATED DISPLAY CASES AND SYSTEMS

    We design, manufacture and sell standard and customized refrigeration systems, as well as refrigerated self-serve cases, service deli cases and custom merchandisers in North America under the Kysor Warren brand. Our Kysor Warren operations have historically been focused in the southeastern U.S. and have relied on a small number of major supermarket and retail chain customers for the bulk of their sales. In addition, we have operations in major cities in Australia and New Zealand through our Austral Refrigeration subsidiary, which manufactures, services and installs refrigerated display cases and systems. These products are used to store and preserve food items such as meat, dairy, fish, cheese, produce, frozen foods and floral products. We sell these products under the brands Kysor Warren-Registered Trademark- and Austral-Registered Trademark-. In fiscal 2001, Kysor Warren and Austral generated, respectively, approximately 43% and 17% of revenues and approximately 20% and 6% of operating profit from continuing operations before goodwill amortization and exceptional items (and before allocation of corporate and group costs) for the food retail equipment group.

    Kysor Warren recently launched the E-line, a new line of display cases for the North American market. The new line incorporates more attractive styling, improved energy efficiency, powder paint technology and evaporator coil manufacturing. We believe the design and productivity improvements of the E-line will reduce both costs of materials and the number of man-hours required to manufacture each unit. Austral Refrigeration recently launched the Millennium line for the Australian and New Zealand markets. The Millennium line incorporates similar features and technology as the E-line, but is generally smaller in scale to suit the Australian market.

WALK-IN FREEZERS AND COOLERS

    We design, manufacture and sell pre-fabricated cooler and freezer panels for use in the construction of refrigerated storage rooms, walk-in coolers and environmental systems in North America through our Kysor Panel Systems business, which we believe is one of the market leaders in its sector, with national sales and technical support capabilities. In 2001, Kysor Panel Systems commenced operations in Mexico. In fiscal 2001, Kysor Panel generated approximately 33% of revenue and 40% of operating profit from continuing operations before goodwill amortization and exceptional items (and before allocation of corporate and group costs) for the food retail equipment group.

AUTOMATED DONUT SYSTEMS

    Through our Belshaw subsidiary, we manufacture and sell automated donut making machines. Belshaw makes a number of automated donut systems. The smaller units, which produce approximately 1,000 donuts per hour, are manufactured primarily for supermarkets. The larger units are manufactured primarily for commercial bakeries. We also manufacture and sell open kettle systems and glazing and decorating equipment for donuts. In fiscal 2001, Belshaw generated approximately 7% of revenue and 34% of operating profit from continuing operations before goodwill amortization and exceptional items (and before allocation of corporate and group costs) for the food retail equipment group.

    The following table provides information on our product groups in our food retail equipment group, including the brands and product lines of each group and the location of the manufacturing facilities where we manufacture the products of each group.

PRODUCT GROUPS                          BRANDS                        PRODUCT LINES                    LOCATIONS
-------------------------   ------------------------------   --------------------------------   ------------------------
Refrigerated display        Kysor Warren, Austral            Standard and specialty             Columbus, Georgia
cases                                                        refrigerated display               Glendenning, Australia
                                                             merchandisers, refrigeration
                                                             systems and glass doors

Walk-in freezers and        Kysor Panel Systems              Pre-fabricated cooler and          Fort Worth, Texas
coolers                                                      freezer panels for refrigerated    Goodyear, Arizona
                                                             storing rooms                      Piney Flats, Tennessee

Automated donut systems     Belshaw                          Automated donut cooking systems    Seattle, Washington

CUSTOMERS

    The customer base for our food retail equipment group is primarily comprised of a small number of large retail and supermarket chains, food convenience stores, specialty food retailers and quick service restaurant chains. The largest customers in the industry generally enter into contracts for specific products with a small number of manufacturers. These contracts, which are typically one to three years in duration, usually contain detailed design specifications and are awarded through a competitive bidding process based primarily on price. Once a manufacturer is awarded a contract, it generally becomes a non-exclusive "approved supplier" of the particular product for the duration of the contract. Smaller customers often purchase food retail equipment on an individual basis. Although no single food retail equipment customer accounted for over 5% of our total turnover from continuing operations in fiscal 2001, Kysor Warren derives a substantial portion of its revenues from a small number of major supermarket and retail chains in North

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
America. In addition, one of Kysor Warren's customers, a major U.S. discount retail chain, has recently filed for protection under Chapter 11 of the U.S. Bankruptcy Code.

DISTRIBUTION CHANNELS

    The majority of our food retail equipment is sold directly to end-customers through the direct sales force of each of our operating subsidiaries. The balance of our food retail equipment sales are made through third-party dealers.

SALES AND MARKETING

    In our Kysor Panel Systems business, key account teams manage the customer relationships with the major quick service restaurant chains and supermarket chains. We also participate in a variety of trade shows and exhibitions throughout the year where we present extensive displays of our product lines, including the annual Food Marketing Institute show in the U.S., the annual Canadian Federation of Independent Grocers show in Canada, the annual National Association of Convenience Stores show in the U.S. and the Annual Retailer's Convention and Trade Show in Mexico.

    In addition, our website provides information about our food retail equipment products and services and links to the websites of many of our individual brands and product lines.

CUSTOMER SERVICE

    The food retail equipment industry requires after-market service support that provides parts and labor both during the warranty period and on an after- or out-of-warranty basis. We provide service for our Kysor Warren products through our 15 field service employees and for our Kysor Panel Systems products through a network of third party subcontractors and authorized service engineers. The warranty period for our food retail equipment is typically one year for parts and 90 days for labor. Our food retail equipment products have an average lifespan of seven to nine years. Because of this long lifespan, we also derive revenues from the refurbishment of previously sold units.

SEASONALITY

    Sales of food retail equipment have been strongest in the second half of our fiscal year (April through September). This is because new store constructions and installations by customers upgrading or replacing food retail equipment occur mostly in warm weather months. In addition, most retail businesses seek to complete refurbishments before the end of November.

COMPETITION

    The food retail equipment market in North America is highly concentrated, with only a small number of vendors of food retail equipment in the United States. Competition in the food retail equipment industry is based primarily on price, although energy efficiency and product features also play a role. In addition to competing for sales, manufacturers of food retail equipment compete for contract awards for specific products, in order to become the approved supplier of these products to a particular customer over the contract period. We believe that recent significant consolidation in the global supermarket industry, which has resulted in a reduced number of large customers with significant buying power and fewer stores, has led to increased price competition in the industry. Kysor Panel Systems competes primarily with Crown-Tonka, and Kysor Warren competes primarily with: Hill/Phoenix, a division of Dover; Hussmann, a division of Ingersoll Rand; and Tyler, a division of United Technologies. Kysor Warren also competes with several other regional competitors in the United States. Austral Refrigeration competes in Australia primarily with Frigerite, Sanyo, Hussmann and Linde. Belshaw competes primarily with Hobart, as well as a variety of smaller companies.

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
REAL PROPERTY

    We currently hold approximately 100 acres of real estate located in Felsted and Coventry, England, of which approximately 90 acres is at Felsted. We have retained this land from former business operations because we believe it is more valuable when sold for development. We market the land to third parties for residential development and real estate investment. Prior to selling any portion of the land, we invest resources in resolving existing environmental issues relating to the plot. In addition, certain portions of the land at Felsted have already been allocated to uses for which we will receive no revenues, such as infrastructure needs and community uses. After accounting for such uses of the land, we have 50 acres remaining to be sold for development. We plan to sell this land over the next several years.

    Revenue on this land is only recognized when the land is sold. Accordingly, the property segment revenues may vary significantly from period to period. In fiscal 2001, we generated 1.8% of our total turnover from continuing operations from property development activities.

PRODUCT DEVELOPMENT

FOOD SERVICE EQUIPMENT

    Many restaurants, especially quick service restaurants, frequently seek to differentiate their products by changing their menu and format. In addition, our end-customers often need equipment upgrades that enable them to improve productivity, reduce labor costs, respond to enhanced hygiene requirements and reduce energy consumption. These changes often require customized cooking equipment. We believe product development is therefore critical to the success of our food service equipment business, because we must respond quickly to requests for new products or modifications to existing models. Product development is also important because the quality of food equipment is a primary factor in the customer's purchasing decision.

    In 1999, our product development group moved into our newly designed modern technology center in New Port Richey, Florida. This new facility contains computer assisted design platforms, a model shop for on-site development of prototypes, a laboratory for product testing and various display areas for new products, including a test kitchen for hands-on testing of new products with customers.

    At our technology center we work directly with our customers to provide customized solutions to meet their precise needs. When a customer requests a new or refined product from us, the engineering team designs, prototypes, tests, demonstrates, evaluates and refines that product in our technology center with the customer. We believe this rapid response to specific customer demands for product-specific applications and customization increases the loyalty of our existing customers and enhances our ability to attract new ones. We currently have a number of projects under development with leading customers.

    In addition, our technology center works together with the new product development teams at our operating companies so that our new products incorporate our product expertise and technological resources.

    In addition to the engineers working in our technology center, we also have approximately 330 employees involved in new product development at the operating company level.

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
    The following table provides information on some of our recently developed products:

SUBSIDIARY                           PRODUCT                                         DESCRIPTION
---------------------   ----------------------------------   ------------------------------------------------------------
Delfield                Dual View Display Case               Allows simultaneous display of refrigerated and dry
                                                             merchandise.
                        Nordic Zone Cold Food Bar            Five stage refrigeration unit allowing multi-product
                                                             display.
                                                             Flexible two section blast chiller.

Garland                 Induction Unit                       Compact tabletop unit that uses induction technology to
                                                             transfer heat to pan and not surrounding air.
                        Mealstream Series Five               Fully programmable, extra capacity combination oven to
                                                             accommodate high volume catering.

Jackson                 Horizon Services Dishwashers         Compact water and energy efficient dishwasher.

Lincoln                 Insta Slice Vegetable User           Quick cutting one-stroke vegetable slicer.
                        E-Flow Brand Ovens                   Multi-size ovens ranging from countertop to high capacity
                                                             models.
                        Merco 2-Fried Food Holding Unit      Provides precise warming for individual items.

Merrychef               Mealstream Series                    Innovative range of combination microwave ovens allowing
                                                             chefs to regenerate multi-portion dishes.

Vent Master             Reactocell                           Treats contaminated air with high efficiency pre-filters and ultraviolet enhanced oxidation technology.

Convotherm              Plus 2 Range                         Upgraded steam combination ovens with de-condensation and
                                                             manual moisturizing systems, a serial interface and improved aesthetics.

Scotsman                Touch Free-TM- Automatic Ice and     Dispenses ice and water without physical contact.
                        Water Dispensers

FOOD RETAIL EQUIPMENT

    In the food retail equipment group, Kysor Warren, Austral Refrigeration and Belshaw have laboratories located within their facilities, where new product development is conducted. We recently launched two new product lines--the E-line and the Millennium line. See "--Food Retail Equipment--Our Product Groups-- Refrigerated Display Cases and Systems."

PRODUCTION MATERIALS

    The primary materials used in the production of our products are high quality stainless steel, galvanized steel, urethane insulating foam, compressors, evaporation coils, electronic controls and other electrical and refrigeration components. As one of the largest companies in the commercial food equipment industry, we purchase many of these materials in large quantities and are, therefore, often able to negotiate favorable prices from suppliers.

    We purchase stainless steel in various sheet sizes, which is either sheared into blanks, or, more frequently, is delivered directly to computer controlled turret punch presses or lasers for cutting. We purchase generic steel primarily from Ryerson Tull, pursuant to a two year agreement, which expires December 31, 2003. The agreement provides for firm prices through December 2002 and provides incentives for us to maximize our steel purchases from this supplier.

    BASF Corporation supplies urethane foam to the majority of the Enodis group pursuant to a three-year agreement, which expires on March 31, 2004. The agreement provides for firm prices through March 31, 2002.

    Other components of significance include electric motors, copper and aluminum refrigeration coils, heating elements, compressors, thermostats, gas regulators, and various types of analogue, digital, and programmable computer controls, which we purchase from various suppliers.

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
INTELLECTUAL PROPERTY

    We use a combination of trade secret and trademark laws and other contractual and technical measures to protect our proprietary rights. We have filed and have been granted a variety of patents in the U.S. and in other countries. Several of our products, such as the Lincoln-Registered Trademark-air impingement conveyor ovens, use patents, know-how and other intellectual properties licensed from third parties. Our patents in the food equipment business generally relate to operating features of our products that may be functionally duplicated by competitors, and some of our intellectual property rights (including those licensed from third parties) are due to expire in the near term. Although we believe that our patents give us a cumulative advantage, no material portion of our business depends on any one patent. Consequently, we do not believe that our food equipment business would be adversely affected by the expiration or invalidity of any one of our patents or by the termination of any one license arrangement. We have registered trademarks to protect our brand names in the U.S., the U.K. and many other countries where we sell branded products.

SUBSIDIARIES

    We currently have over 130 subsidiaries, all but a few of which are wholly-owned, directly or indirectly. Our largest subsidiaries are Enodis Corporation, which owns Scotsman Industries, Inc., Aladdin Temp-Rite LLC, Lincoln Foodservice Products, Inc., Cleveland Range, Inc., Frymaster L.L.C., Garland Commercial Industries, Inc., Mile High Equipment Company, Jackson MSC Inc. and Belshaw Bros., Inc., among others. Scotsman Industries, Inc. owns The Delfield Company and Kysor Industrial Corporation, among others.

PROPERTY, PLANT AND EQUIPMENT

    Following the closure of five plants in fiscal 2001 as part of our rationalization efforts, we currently have over 30 manufacturing facilities located in nine countries. We believe our manufacturing facilities meet the standards of our customers around the world. Our facilities are integrated manufacturing units which, with few exceptions, purchase only those components that are outside their competence to produce.

    Our manufacturing process aims to increase production efficiency by minimizing set-up time and scrap and reducing the number of sheet steel sizes that are kept in inventory. We conduct metal fabrication, finishing, sub-assembly and assembly operations at our manufacturing facilities. At individual locations we have installed numerically controlled turret presses, robotic and conventional welding equipment, numerically controlled machining centers, computer assisted design systems, product testing and quality assurance measurement devices and other equipment. We review the capacity and utilization of our facilities on an ongoing basis and make adjustments where appropriate.

    Most food service equipment products are built to order, usually with lead times of one to three weeks. We also build certain standard models with high stock turnover in order to provide quick shipment and stable production flows. We have food service equipment manufacturing facilities in the U.S., the U.K., Canada, Germany, Italy, China and Thailand.

    In the food retail equipment group almost all of our products are built to order. The lead time for manufacturing is approximately five to six weeks. Kysor Warren has a manufacturing facility located in Columbus, Georgia; Kysor Panel Systems has manufacturing facilities located in Fort Worth, Texas, Goodyear, Arizona and Piney Flats, Tennessee; Austral Refrigeration has a facility in Glendenning, Australia; and Belshaw has a facility located in Seattle, Washington.

    As of December 29, 2001, we owned or leased 44 commercial properties in the U.S., the U.K., Europe, Canada, Australia and Thailand, including corporate offices in London, our technology center and operations head office in New Port Richey, Florida, manufacturing plants and warehouses. Each property is appropriately insured, in accordance with the respective leases, where applicable.

    Our principal executive office is located at Washington House, 40-41 Conduit Street, London W1S 2YQ, United Kingdom. The following table contains information describing our principal operational real properties.

                                                                 APPROXIMATE                                   OWNED/
LOCATION                                PRINCIPAL USE            SQUARE FEET         PRODUCTS PRODUCED         LEASED
-----------------------------   ------------------------------   ------------   ---------------------------   ---------
Washington House,
40-41 Conduit Street,
London U.K...................   Executive office                     4,589      --                             Leased

2227 Welbilt Boulevard New
Port Richey, FL, U.S.........   Technology Center and office        42,000      --                              Owned

Goodyear, AZ, U.S............   Manufacturing plant and office      50,000      Walk-in coolers and            Leased
                                                                                freezers

Denver, CO, U.S..............   Manufacturing plant,               168,000      Ice machines                    Owned(1)
                                engineering facilities and
                                office

Columbus, GA, U.S............   Manufacturing plant, warehouse     300,000      Refrigerated display cases      Owned
                                and office
                                Manufacturing plant and office     140,000      Refrigeration systems           Owned

Conyers, GA, U.S.............   Manufacturing plant                411,000      Vacant                          Owned(2)

Vernon Hills, IL, U.S........   Office                              15,000      --                             Leased

Fort Wayne, IN, U.S..........   Manufacturing plant and office     358,000      Conveyer ovens, rotisseries    Leased
                                                                                and kitchenware

Barbourville, KY, U.S........   Manufacturing plant, office,       115,000      Dishwashers                     Owned
                                land

Corbin, KY, U.S..............   Warehouse                           19,550      Dishwashers                    Leased

Shreveport, LA, U.S..........   Manufacturing plant,               249,000      Fryers                          Owned
                                engineering facilities and          91,000      Vacant                          Owned
                                office                             135,054      Non-fryer products              Owned

Mt. Pleasant, MI, U.S........   Manufacturing plant and office     330,000      Refrigeration equipment         Owned

Port Gibson, MS, U.S.........   Manufacturing plant and office     120,000      Plastic tableware               Owned
                                Warehouse                           14,400      Plastic tableware              Leased

Cleveland, OH, U.S...........   Manufacturing plant and office      97,600      Steam cooking equipment and     Owned(3)
                                                                                cook-chill

Portland, OR, U.S............   Manufacturing plant                 84,000      Vacant                          Owned

Freeland, PA, U.S............   Manufacturing plant and office     225,000      Ovens and ranges                Owned

Fairfax, SC, U.S.............   Manufacturing plant and            360,000      Ice machines                    Owned(4)
                                warehouse

Covington, TN, U.S...........   Manufacturing plant and office     188,000      Refrigeration equipment         Owned(5)

Nashville, TN, U.S...........   Manufacturing plant and office      90,000      Meal delivery systems          Leased
                                Warehouse                          108,000      Meal delivery systems          Leased
                                Office                               5,000      --                             Leased

Piney Flats, TN, U.S.........   Manufacturing plant and office     110,000      Walk-in coolers and            Leased
                                                                                freezers

Dallas, TX, U.S..............   Manufacturing plant and office     170,000      Vacant                         Leased(6)

Fort Worth, TX, U.S..........   Manufacturing plant and office     118,000      Walk-in coolers and             Owned
                                                                                freezers
                                Office                               5,000      --                             Leased

Seattle, WA, U.S.............   Manufacturing plant and office      71,000      Donut making equipment          Owned

Glendenning N.S.W.,
Australia....................   Manufacturing plant and office     154,000      Refrigerated display cases      Owned

Concord, Ontario, Canada.....   Manufacturing plant and office     116,000      Steam cookers and              Leased
                                                                                cook-chill

Mississauga, Ontario,           Manufacturing plant and office     155,000      Ovens and ranges               Leased
Canada.......................   Manufacturing plant and office      35,000      Ventilation equipment          Leased

Shanghai, China..............   Manufacturing plant and office      17,000      Ice machines                   Leased

Moneteau, France.............   Manufacturing plant and office     100,000      Cooking equipment              Leased

Bremen, Germany..............   Office and warehouse                34,000      Meal delivery systems          Leased

Eglfing, Germany.............   Manufacturing plant, office        130,000      Combination ovens              Leased
                                and warehouse

Radevormwald, Germany........   Manufacturing plant and office      35,000      Beverage systems               Leased

Castelfranco, Italy..........   Manufacturing plant and office     242,000      Ice machines                    Owned

                                                                 APPROXIMATE                                   OWNED/
LOCATION                                PRINCIPAL USE            SQUARE FEET         PRODUCTS PRODUCED         LEASED
-----------------------------   ------------------------------   ------------   ---------------------------   ---------
Milan, Italy.................   Manufacturing plant, warehouse     150,000      Ice machines                   Leased
                                and office

Bangkok, Thailand............   Manufacturing plant and office      45,000      Ice machines                   Leased

Aldershot, U.K...............   Manufacturing plant and office      20,000      Microwave ovens                Leased

Halesowen, U.K...............   Manufacturing plant and office      84,000      Beverage systems               Leased

Rochester, U.K...............   Manufacturing plant and office      27,000      Ventilation systems            Leased

Sheffield, U.K...............   Manufacturing plant and office     100,000      Ovens, ranges and              Leased
                                                                                refrigeration products

------------------------------

(1) Subject to industrial revenue bond financing in the aggregate principal amount of $4.5 million due in 2007.

(2) We have entered into an agreement to sell this property.

(3) Subject to a mortgage on a portion of the land and building in an original aggregate principal amount of $500,000 to secure our obligations under our Loan Agreement with the City of Cleveland.

(4) Subject to industrial revenue bond financing in the aggregate principal amount of $9.3 million due in 2020.

(5) Subject to industrial revenue bond financing in the aggregate principal amount of $3.2 million due in 2006. When the bonds are repaid, the property will be conveyed to us.

(6) Approximately 33,000 square feet sublet to a shoe company. We occupy only 59,000 square feet, and all but the 33,000 square feet sublet to the shoe company is available for sublet.

    For information concerning our rental expenses and commitments under operating leases, see Note 27 to our consolidated financial statements included elsewhere in this prospectus. We believe our properties are generally suitable and adequate for the purposes for which they are intended.

    In addition to the above properties, we have agreed to lease certain other non-operational properties (including four former Magnet properties for which we assumed liability at the time of the sale of our former building and consumer products division). The aggregate rents payable under these non-operational leases amount to L2.7 million per annum, and rents currently receivable amount to L1.4 million per annum. Provision has been made of an amount that is considered appropriate to cover potential liability under these leases.

EMPLOYEES

    At the end of fiscal 1999, 2000 and 2001 we had the following number of employees:

                                                           OCTOBER 2,   SEPTEMBER 30,   SEPTEMBER 29,
                                                              1999          2000            2001
                                                           ----------   -------------   -------------
Food Service Equipment...................................     6,036         5,917           5,655
Food Retail Equipment....................................     2,536         2,352           1,934
Other Employees..........................................     2,679         2,965             278
                                                             ------        ------           -----
Total....................................................    11,251        11,234           7,867
                                                             ======        ======           =====

    As a result of the acquisition of Scotsman in August 1999, our workforce almost doubled. As a result of the disposition of our business and consumer products division in July 2001, our workforce decreased by approximately 2,400 employees. About 1,880 of our employees in North America belong to unions or are covered by collective bargaining agreements. None of our subsidiaries has suffered a material work stoppage or strike under our ownership, and we believe relations with our employees and their unions are generally good.

ENVIRONMENTAL MATTERS

    Our products and operations include the use, generation and disposal of hazardous materials. We are subject to various U.S. federal, state, and local and foreign laws and regulations relating to the protection of the environment, including those governing the discharge of pollutants into the air and water, the management of hazardous materials, and the cleanup of contaminated sites. Thus, we could incur substantial costs, including cleanup costs, fines and civil or criminal sanctions, and costs arising from third party property damage or personal injury claims, as a result of violations of or liabilities under environmental laws or non-compliance with environmental permits required at our facilities. Currently, we do not expect the costs of compliance with these requirements to have a material adverse effect on our business, results of operations or financial condition.

    Some of our subsidiaries have been named as a potentially responsible party under the U.S. Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (also known as CERCLA or the Superfund law) and similar U.S. state statutes in connection with the cleanup of hazardous waste sites. Under these laws, liability for the entire cost of the cleanup of contaminated sites can be imposed upon any current or former site owners or operators, or upon any party who sent waste to the site, regardless of the lawfulness of the original activities that led to the contamination. In the past, however, our actual liability has typically been immaterial. We do not believe that any liability which might be imposed on us in connection with any known hazardous waste previously used by our subsidiaries, either individually or in the aggregate, will have a material adverse effect upon our business or financial condition.

MATERIAL CONTRACTS

ACQUISITIONS AND DISPOSITIONS

    On April 20, 2001, we entered into an agreement to sell our building and consumer products division to a subsidiary of Nobia AB for consideration of L134 million satisfied by the payment of L114 million in cash and a vendor loan of L20 million (described below), together with warrants to acquire shares in Nobia. The consideration was adjusted downwards after preparation of the completion accounts by approximately L2.1 million pursuant to an agreement dated December 17, 2001. The agreement contains certain warranties and indemnities from us. In particular, we gave an indemnity to the purchaser for certain specified environmental matters up to an aggregate cap of L3 million for 3 years from June 14, 2001, together with an indemnity for previously unidentified environmental matters up to an aggregate cap of L2 million for 6 years from June 14, 2001. There is also a customary tax deed of indemnity given by us in favor of the purchaser. Claims for breach of any warranty related to taxation and claims under the tax deed of indemnity must be made within seven years of June 14, 2001. All other claims for breach of warranty must be made within two years of June 14, 2001.

    On June 14, 2001, we entered into a vendor loan agreement with Nobia AB, pursuant to which we made a loan of L20 million to Nobia in connection with payment of the consideration for our former building and consumer products division. The vendor loan is repayable in 2009 or on the occurrence of certain change of control events or on an initial public offering of the shares of Nobia, if earlier. Interest is payable to us at 3.5% over LIBOR.

    On April 20, 2001, we entered into an inter-creditor deed with Nobia and certain of its subsidiaries, certain financial institutions acting as senior lenders, Svenska Handlesbanken AB (publ) (as facility agent), Intermediate Capital Group PLC as agent for the mezzanine lenders and Svenska Handlesbanken AB (publ) as security agent which, inter alia, provides for the subordination of the vendor loan note of L20 million granted to Enodis pursuant to the agreement described above to Nobia's existing senior and mezzanine debt.

    On December 13, 2001, we entered into a sale and purchase agreement to sell Sammic, our food preparation, warewashing and vacuum-packing equipment manufacturing business in Spain to Asociacion Kaiseri 99, S.L. for consideration of L22.2 million, of which L2.2 million was used by us to repay an inter-company balance due to Sammic. Asociacion Kaiseri was a company comprising of the then-existing management team of Sammic. The sale was completed on December 13, 2001. In connection with the sale, we gave Asociacion Kaiseri limited warranties and indemnities which continue for two years from the date of the agreement and which are subject to a cap of L20 million.

    On November 9, 2000 we entered into an agreement with Ecolab Inc. to purchase all the issued and outstanding shares of common stock of Jackson
MSC Inc. for a total consideration of L23.7 million. The agreement contains warranties in our favor which survive for a period of eighteen months from the closing date (other than warranties in respect of certain tax matters which survive for a period of four years from the closing date and warranties in respect of the shares being acquired which survive for the applicable statute of limitations). For certain types of losses, Ecolab Inc. has agreed to indemnify us only to the extent our losses exceed $500,000 in total (in which case we may only claim for the excess above $500,000), subject to a maximum cap on Ecolab's liability of $7,500,000.

    On June 14, 2000, we entered into an agreement with 3i Nominees Limited, 3i 96 Partners Nominees Limited and others pursuant to which we acquired Merrychef Holdings Limited for a total consideration of L16.7 million cash (including repayment of debt).

FINANCE AGREEMENTS

    On February 20, 2002, our direct subsidiary, Enodis Holdings Limited ("Holdings"), entered into a senior secured credit agreement with certain of our other subsidiaries as borrowers and/or as guarantors (the "guarantors"), Credit Suisse First Boston and The Royal Bank of Scotland plc as arrangers and The Royal Bank of Scotland plc, as issuing bank and agent. See "Description of Other Indebtedness."

    On February 20, 2002, we entered into a bridge loan facility with The Royal Bank of Scotland plc and Credit Suisse First Boston as arrangers and Credit Suisse First Boston, as agent. See "Description of Other Indebtedness."

    On February 20, 2002, we entered into an underwriting agreement in connection with the rights offering (see "Rights Offering") with Credit Suisse First Boston (Europe) Limited and Credit Suisse First Boston Equities Limited, wherein it has been agreed between the parties thereto, subject to the conditions set out therein, that:

- we appoint Credit Suisse First Boston (Europe) Limited as sponsor for the purpose of the application for admission of the new ordinary shares in nil paid form to listing on the Official List;

- we appoint Credit Suisse First Boston (Europe) Limited as nominated representative for the purpose of the application for admission of the new ordinary shares in nil paid form to trading on the London Stock Exchange;

- in consideration of its agreement to, among other things, underwrite the rights offering, we have agreed to pay to Credit Suisse First Boston Equities Limited a commission of 2.25% of the aggregate issue price of the shares allotted in the rights offering, and we have also agreed to pay Credit Suisse First Boston (Europe) Limited a fee of L80,000 per month for the period from October 1, 2001, to April 30, 2002, in connection with its appointment as sponsor to and financial adviser in connection with the rights offering. This latter fee will be payable irrespective of whether or not the rights offering proceeds;

- we have given certain representations, warranties and unlimited indemnities to Credit Suisse First Boston (Europe) Limited and Credit Suisse First Boston Equities Limited typical to a transaction of this nature;

- we have agreed to pay all costs arising in connection with the underwriting agreement including all costs and out of pocket expenses incurred by Credit Suisse First Boston (Europe) Limited and Credit Suisse First Boston Equities Limited on our behalf in relation to the applications for listing and trading; and

- the underwriting agreement is conditional, among other things, on admission becoming effective by no later than 10:00 a.m. on March 19, 2002 (or such later time and/or date as we, Credit Suisse First Boston (Europe) Limited and Credit Suisse First Boston Equities Limited may agree). The underwriting agreement confers on Credit Suisse First Boston (Europe) Limited and Credit Suisse First Boston Equities Limited the right to terminate their obligations in certain circumstances, prior to admission, including material breach of warranty, material inaccuracy of the prospectus relating to the rights offering, cancelation or demand for repayment of the senior secured credit facilities or if there shall occur any fundamental change in national or international financial, economic or political conditions or a material adverse change in market conditions which in the reasonable opinion of Credit Suisse First Boston would materially prejudice the success of the rights offering or materially and adversely affect our financial position and/or prospects.

EMPLOYMENT AGREEMENTS

    We have an employment agreement with Andrew Allner dated February 14, 2002. Mr. Allner is entitled to a base salary at the rate of L350,000 per annum and benefits, including participation in the discretionary bonus scheme, the senior executive benefit plans and the share option plans, life insurance coverage which provides for a death benefit of four times Mr. Allner's salary and family medical and disability insurance, a car allowance in lieu of the use of a company car and 26 weeks of salary in the event of disability as well as retention on the payroll for the purpose of receiving any prolonged disability benefits which may be payable and for the purposes of the pension plans.

    Mr. Allner also receives 27% of base salary as "additional salary" in lieu of membership in the Defined Benefit Pension Plan and in lieu of a contribution to the Defined Contribution Pension Plan.

    We may terminate Mr. Allner's employment on 12 months' notice. If the termination is without cause or if Mr. Allner resigns within 12 months after a change of control, Mr. Allner is entitled to a payment equal to (a) 95% of his annual base salary, (b) 95% of his additional salary, (c) 95% of annual on target bonus (only if termination occurs before May 31, 2003 or on change of control) in addition to any pro rated bonus entitlement up to the date of termination of employment, (d) one year's car allowance, (e) continuation of medical and life assurance for one year, and (f) outplacement counselling.
Mr. Allner may terminate his employment upon three months' notice. The agreement also provides for one year post-employment restrictive covenants.

    Enodis Corporation has an employment agreement with David McCulloch dated as of October 1, 2001. Mr. McCulloch is entitled to a base salary at the rate of $357,500 per annum. In addition, Mr. McCulloch participates in the discretionary bonus scheme, the share option plans and bonus plans generally provided to other senior executives. If Enodis Corporation terminates Mr. McCulloch's employment for cause, Mr. McCulloch is entitled only to earned but unpaid salary, benefits and unreimbursed expenses. If the termination is without cause and takes place on or before March 31, 2003, Mr. McCulloch is entitled to instalment payments equal to 24 months' base salary at the rate in effect on the date of his termination, as well as unreimbursed expenses and other benefits to the date of termination. In the event of a termination without cause after March 31, 2003, Mr. McCulloch will be entitled to 12 months' base salary. In the event of a termination without cause or if Mr. McCulloch resigns for good reason within one year following a change of control, Mr. McCulloch will be entitled to a payment equal to his base salary for 24 months from the date of termination and his full target bonus for such year, pro-rata to the date of termination, plus a lump sum payment equal to 24 months' full target bonus. If Mr. McCulloch terminates the agreement for good reason, other than a change of control he is entitled to instalment payments equal to 24 months' base salary at the rate in effect on the date of his termination, as well as unreimbursed expenses and other benefits to the date of termination. The agreement also provides for one year post-employment restrictive covenants.

    Enodis Corporation has an employment agreement with David Odum dated as of October 1, 2001. Mr. Odum is entitled to a base salary at the rate of $324,500 per annum. In addition, Mr. Odum participates in the discretionary bonus scheme, the share option plans and bonus plans generally provided to other senior executives. If Enodis Corporation terminates Mr. Odum's employment for cause, Mr. Odum is entitled only to earned but unpaid salary, benefits and any unreimbursed expenses. If the termination is without cause and takes place on or before March 31, 2003, Mr. Odum is entitled to instalment payments equal to 12 months' base salary at the rate in effect on the date of his termination, and to an additional lump sum payment equal to 12 months' base salary as well as unreimbursed expenses and other benefits to the date of termination. In the event of a termination without cause after March 31, 2003, Mr. Odum will be entitled to 12 months' base salary. In the event of a termination without cause or if Mr. Odum resigns for good reason within one year following a change of control, Mr. Odum will be entitled to a payment equal to his base salary for 24 months from the date of termination and his full target bonus for such year, pro-rata to the date of termination, plus a lump sum payment equal to 24 months' full target bonus. If Mr. Odum terminates the agreement for good reason other than a change of control, he is entitled to instalment payments equal to 24 months' base salary at the rate in effect on the date of his termination, as well as unreimbursed expenses and other benefits to the date of termination. The agreement also provides for one year post-employment restrictive covenants.

OTHER AGREEMENTS

    We entered into a settlement agreement on May 14, 2001, with International Minerals and Resources, S.A. (IMR), International Shipping Company, S.A. (ISR), Shimon Katz, Bomar Resources Incorporated and Bomar Resources Holdings, Incorporated pursuant to which we agreed to pay a total of $17.5 million to IMR and ISR in final settlement of certain claims related to Bomar Resources Inc., a former indirect subsidiary of Enodis. Of the $17.5 million, $10 million was paid on May 14, 2001 and $7.5 million was paid on October 1, 2001.

    We are a party to a deposit agreement dated July 11, 2000, with The Bank of New York and all owners and holders from time to time of our ADRs pursuant to which The Bank of New York acts as depository and registrar for our ADRs. Generally, the depository will issue and register ADRs as requested against the deposit of Ordinary Shares with its London or corporate trust office and upon payment of fees, expenses and taxes. The depository will also deliver the underlying Ordinary Shares as requested against the deposit of our ADRs for cancelation and upon payment of fees, expenses and taxes.

LEGAL PROCEEDINGS

CONSOLIDATED-RELATED LAWSUITS

    Enodis plc is party to a lawsuit in the U.S., and one of our subsidiaries, Enodis Corporation, has been named in a number of lawsuits throughout the U.S. in which the plaintiffs seek to hold Enodis plc and Enodis Corporation liable for the alleged obligations of a former subsidiary, Consolidated Industries Corp., by reason of Consolidated's alleged design and manufacture of some 870,000 defective home furnaces. Consolidated's alleged liability in respect of these furnaces could potentially reach $600 million. Enodis Corporation sold Consolidated to an unrelated party in 1998. The plaintiffs contend that each of Enodis plc and Enodis Corporation is the alter ego of Consolidated and therefore liable for its debts. The plaintiffs in these actions who are seeking to hold Enodis Corporation accountable for the liabilities of Consolidated include Daniel L. Freeland, in his capacity as trustee of the Chapter 7 bankruptcy estate of Consolidated, the Trane Company, a division of America Standard, Amana, LLC, Bard Manufacturing Company and Janet Pearce, on behalf of a class of homeowners claiming, among other things, to be entitled to have their furnaces replaced free of charge.

    Additionally, Consolidated is a defendant in a certified class action in California, which claims that certain furnaces manufactured by Consolidated were defective. Enodis Corporation is not a party to that action but has an interest in the outcome due to the alter ego claims described.

    Finally, the bankruptcy trustee, Daniel L. Freeland, is also asserting a variety of bankruptcy and equitable claims seeking to recover up to $30 million that was paid by Consolidated to Enodis Corporation between 1988 and 1998.

    Enodis Corporation has thoroughly investigated these claims and believes that the claims based on the alter ego theory, as well as the trustee claims, are without merit. Enodis Corporation is therefore defending them vigorously. We record as a liability on our financial statements the amount of any future losses that we consider to be probable and reasonably estimable. Based upon our current assessments of these lawsuits and claims and the capital resources available to us, we believe that the ultimate resolution of these lawsuits and claims would not exceed, by a material amount, the aggregate of the amounts currently accrued in respect of them. Therefore, the resolution of these lawsuits should not have a material effect on our financial condition, liquidity or results of operations. However, the damages alleged in the lawsuits could potentially reach $600 million, which substantially exceeds the estimate of, and accruals for, the potential exposure. Enodis Corporation has placed its insurance carriers on notice of these claims, and they have uniformly reserved their rights in respect of them while at the same time co-operating with Enodis Corporation in attempts to resolve them. Accordingly, if these lawsuits were ultimately decided in a manner adverse to us, and in amounts in excess of the accruals, it is "reasonably possible" that those determinations could have a material adverse effect on our group. The term "reasonably possible" as used in the preceding sentence means that the chance of a future transaction or event occurring is more than remote but less than likely.

    On February 21, 2002, Consolidated entered into a stipulation of settlement of the California class action. The terms of the settlement were preliminarily approved by the California state court. However, the settlement is contingent upon a number of conditions, including giving notice to the class of the terms of the settlement and final approval of the settlement by the California state court after hearing any objections from the class. Consolidated's obligations under the settlement would be funded by us and certain of our insurance carriers. Our contribution would be within our reserve estimates. If the settlement is ultimately approved and implemented, the continuing liability of Consolidated to the class would be substantially reduced or eliminated. We can provide no assurance that the settlement will ultimately be implemented.

OTHER LITIGATION

    Our subsidiaries are routinely defendants in litigation regarding product liability claims. This litigation is generally covered by insurance.

                                   MANAGEMENT

DIRECTORS, SENIOR MANAGEMENT AND EMPLOYEES

    The following table sets forth information regarding our directors and executive officers as of the date of this prospectus:

NAME                       AGE                                    TITLE
----                     --------   -----------------------------------------------------------------
DIRECTORS:
Andrew J. Allner.......        48   Director and Chief Executive Officer
Robert E. Briggs.......        54   Director
Peter M. Brooks........        55   Director and Chairman
David S. McCulloch.....        55   Director and President of the Global Food Service Equipment Group
G. Eryl Morris.........        58   Director
David W. Odum..........        48   Director and President of the Food Retail Equipment Group
Waldemar Schmidt.......        61   Director

EXECUTIVE OFFICERS:
Robert C. Eimers.......        54   Vice President, Global Human Resources
Stuart P. Miller.......        52   Chief Financial Officer, Group
W. David Wrench........        55   Chief Financial Officer, Global Operations

    ANDREW J. ALLNER, 48, Chief Executive Officer, was appointed to our Board in October 2000 as Chief Financial Officer. He was appointed CEO in November 2001, having led the executive team since the former CEO resigned in March 2001. From January 1998 to April 2000, he was Group Finance Director of Dalgety plc and then Chief Financial Officer and Senior Vice President of its successor company, PIC International Group plc, based in California. From September 1996 to November 1997, he was Group Finance Director of Nycomed Amersham plc (formerly known as Amersham International plc). Prior to that, from 1992 to September 1996, he was Director of Financial Planning and Control at Guinness plc. Formerly, he was a partner at Price Waterhouse. Mr. Allner was elected by the shareholders for a term of service that expires in January 2004, although his employment agreement provides that he shall resign from the Board upon the termination of his employment. Mr. Allner is also a non-executive director of Moss Bros. Group plc.

    ROBERT E. BRIGGS, 54, a non-executive director based in the U.S., joined our board in August 2000. He was appointed to our Audit Committee in January 2001. Mr. Briggs is currently the Senior Vice President and Chief Financial Officer of Kaiser Permanente Health Plan and Hospitals, Inc., having joined Kaiser in December 2001. Prior to joining Kaiser Permanente, Mr. Briggs was Senior Vice President and Chief Financial Officer of The Pillsbury Company, from
January 1998 until November 2001. From October 1996 to December 1997,
Mr. Briggs was self-employed as a financial advisory consultant. Previously, Mr. Briggs held various senior positions with both Triarc and Pepsico including President, Arby's International from 1993 to September 1996 and Vice President and Chief Financial Officer of Kentucky Fried Chicken U.S.A. from 1992 to 1993. Mr. Briggs was elected by the shareholders for a term of service that expires in January 2004.

    PETER M. BROOKS, 55, is our Chairman, a non-executive position, and a member of our Nominations Committee. He also serves on our Audit and Remuneration Committees. Mr. Brooks joined our Board as a non-executive director in May 1998 and became our Chairman in January 2000. He is also a consultant to Clifford Chance, LLP, where he has acted as Chairman of European Corporate Coverage since June 1999. From 1992 to December 1996, he was Head of Corporate Practice at Clifford Chance. In January 1997, he became General Counsel of Deutsche Morgan Grenfell. From January 1998 to February 1999, Mr. Brooks was General Counsel to the Board of the Global Corporate and Institutions Division at Deutsche Bank Group. Mr. Brooks is currently Chairman of Chesterton International plc and Chesterton Investment Services. Mr. Brooks was elected by the shareholders for a term of service that expires in January 2005.

    DAVID S. MCCULLOCH, 55, President, Global Food Service Equipment Group, joined Enodis in 1987. Mr. McCulloch was appointed to the Board in November 2001. He held the positions of President and CEO of Garland Canada from 1992 to 1995, President and CEO of the Garland Group from 1995 to August 1998, President of the Global Specifications Group (Enodis) from August 1998 to
March 2001 and President, Food Service Equipment--North America from March 2001 to September 2001. In September 2001, he was appointed President, Global Food Service Equipment Group. Prior to joining Enodis, he spent 17 years in the residential appliance business with Camco Inc, a subsidiary of General Electric. Mr. McCulloch was elected by the shareholders for a term of service that expires in January 2005.

    G. ERYL MORRIS, 58, is a non-executive and Senior Independent Director and the Chairman of our Audit Committee. He also serves on our Remuneration Committee. Mr. Morris joined our Board as a non-executive director in July 1998. He is Chairman of Airinmar Group Limited and HPI Group Limited and is a non-executive director of awg plc, IMVA Holding Limited and Mill Digital Media Limited. From 1970 to August 1998, Mr. Morris was employed by Courtaulds plc, becoming a director in 1981 and Deputy Chief Executive in 1994. Mr. Morris was elected by the shareholders for a term of service that expires in January 2004.

    DAVID W. ODUM, 48, President, Food Retail Equipment Group, joined Enodis as President--Food Retail Equipment Group in September 2000 and was appointed to the Board in November 2001. He has been in the refrigeration industry for over 23 years and held numerous manufacturing, marketing and managerial positions within the industry. Before joining Enodis he was President of the Krack Corporation from 1996 to 2000. Prior to that, he was President, Hussman Canada, from 1992-1996. Mr. Odum was elected by the shareholders for a term of service that expires in January 2005.

    WALDEMAR SCHMIDT, 61, was appointed a non-executive director of our Board in April 2000. He also serves as Chairman of our Nominations and Remuneration Committees. He was Chief Executive of ISS Group from 1995, and had been employed by ISS from 1973, until he left ISS in September 2000. Mr. Schmidt is Chairman of Superfos A/S, Tholstrup Cheese Holding A/S, Navision A/S and Thrane & Thrane A/S and a director of F Group A/S, Group 4 Falck A/S, Alfa Laval AB, Ore Arkil Holding A/S, Energi E2 A/S and Viterra Energy Services AG. Mr. Schmidt was elected by the shareholders for a term of service that expires in January 2005.

    ROBERT C. EIMERS, 54, was appointed Vice President, Global Human Resources in July 2001. Prior to joining Enodis, he was Vice President, Global Organization Development of APW, Ltd. from January 2001 to July 2001. From November 1998 to November 1999, Mr. Eimers was Vice President, Human Resources at Scotsman Industries, Inc., and, after Scotsman's 1999 acquisition by Welbilt, from November 1999 to December 2000 Vice President, Organization Development of Welbilt. From November 1997 to November 1998, Mr. Eimers was Vice President of Medina & Thompson, Inc., a management consulting firm specializing in executive assessment and development. From January 1995 to September 1997, Mr. Eimers was Senior Vice President, Human Resources, of Service Merchandise. Mr. Eimers is also a director of One Source, a consulting firm.

    STUART P. MILLER, 52, was appointed our Deputy Chief Financial Officer in April 2001 and Chief Financial Officer-Group in November 2001. Prior to joining Enodis, he was Group Finance Director of Dexion Group Ltd., an international storage and material handling business that was acquired by Apax Partners in 1997. From January 1996 to May 1997, Mr. Miller was Finance Director, International Packaging of Rexam PLC. From January 1990 to December 1995,
Mr. Miller held various senior financial positions at Grand Met plc. Mr. Miller is also a director of Rumble Consultants Limited.

    W. DAVID WRENCH, 55, was appointed Chief Financial Officer of our Global Food Service Equipment Group in March 2001 and Chief Financial Officer, Global Operations in November 2001. Prior to that, he was Chief Financial Officer of the Global Specifications Group (Enodis), appointed in February 2000. From January 1997 to July 1999, he was Executive Vice-President and Chief Operating Officer of Jonview Canada Inc., an inbound tour operator. From February 1993 to December 1996, Mr. Wrench held various executive positions for Noma Industries Limited. In June 1996, Mr. Wrench was appointed President, Noma Consumer Products. In March 1995, he was appointed Executive Vice President and Chief Financial Officer. In August 1994, he was appointed President, Fleck Manufacturing Inc. Mr. Wrench is a member of the Financial Executives Institute.

DIRECTOR COMPENSATION

    The compensation in fiscal 2001 of each of our directors who served during fiscal 2001 is set forth below. For information regarding stock option plan and pension benefits, see "--Compensation Plans" and "--Share Options of Management."

NAME                                     SALARY              FEES            BONUSES(1)        BENEFITS(2)           TOTAL
----                                ----------------   ----------------   ----------------   ---------------   ------------------
Andrew J. Allner..................          L293,686(3)               --  L        250,000   L       21,496    L          565,182
Robert E. Briggs..................                --   L         27,500                 --               --                27,500
Peter M. Brooks...................                --            161,461                 --               --               161,461
Penny L. Hughes(4)................                --             10,833                 --               --                10,833
G. Eryl Morris....................                --             32,500                 --               --                32,500
Andrew F. Roake(5)................           364,382                 --                 --            8,333               372,715
Waldemar Schmidt..................                --             31,250                 --               --                31,250
David W. Williams(6)..............           162,500                 --                 --           55,162               217,662
                                    ----------------   ----------------   ----------------   ---------------   ------------------
Total.............................  L        820,568   L        263,544   L        250,000   L       84,991    L        1,419,103

------------------------------

(1) Bonuses are paid based on budgeted financial targets or as approved by the Remuneration Committee. Bonuses are not included in pensionable salary.

(2) Benefits are not included in pensionable salary. No benefit has been included in the table for options granted and other compensation under the various executive and employee plans discussed below.

(3) Mr. Allner's salary amount includes L62,437 in lieu of our contribution to our pension arrangements.

(4) Ms. Hughes resigned from the Board on January 17, 2001.

(5) Mr. Roake resigned from the Board and left our employ as of December 31, 2001. He will receive $535,000 (plus benefits) in 26 installments in 2002. Payments would accelerate if there is a change of control.

(6) Mr. Williams resigned from the Board on March 23, 2001 and left our employ on March 31, 2001. Benefits include a relocation bonus. He also received L327,302 (plus one year's benefits) in severance payments.

COMPENSATION PLANS

    No more than 10% of our newly issued ordinary shares from time to time may be allotted under our Employee Share Schemes over a ten year period, excluding options to purchase existing ordinary shares. We have the following Executive Share Option Schemes under which options to acquire ordinary shares have been granted to executives and key employees:

- a 2001 Executive Share Option Scheme, approved on January 16, 2001, which may use either new or existing shares;

-   a 1995 Executive Share Option Scheme, which used new shares;

- a 1993 Executive Share Option Scheme, which used shares purchased by an independently managed share trust and was established in 1994; and

-   a 1984 Executive Share Option Scheme, which used new shares.

    These Executive Share Option Schemes each have a part approved by the U.K. Inland Revenue and an unapproved part. Gross gains on exercise of Inland Revenue approved options are normally subject to U.K. capital gains tax on disposal of the shares acquired. Gross gains on exercise of unapproved options are subject to U.K. income tax. The exercise price of options granted under these schemes must be not less than the market price of an ordinary share shortly before the time of grant. With respect to the 1993 Scheme, 1,269,341 ordinary shares are currently held in the trust. We finance the trust by way of an interest free loan in the amount of L2.4 million. The trustees have waived the right to receive dividends on all shares held.

    Options may not normally be exercised until the third anniversary of the date of grant and may be subject to performance conditions. The performance condition set by the Remuneration Committee for the options granted during fiscal 2000 was that, under normal circumstances, options would be exercisable only if the increase in our adjusted earnings per share had exceeded the growth in the U.K. Retail Price Index by an average of at least 3% annually over a three year period. No further options will be granted under the 1995, 1993 and 1984 Schemes.

    Under all of the above schemes (except the 1993 Scheme), options to purchase an aggregate of 13.3 million ordinary shares were outstanding on March 25, 2002. Of these, options to purchase 1.08 million shares were exercisable on March 25, 2002. The number of options outstanding and exercisable is subject to adjustment following the rights offering. See "Rights Offering."

    Under the 2001 Scheme, the value of shares under options that an executive may receive in any year may not normally exceed twice his or her basic salary. The initial options granted under this scheme will be exercisable in full only if our total shareholder return over at least three years is ranked in the upper quartile compared, as to half the options, to U.K. companies in the FTSE Mid 250 Index and, as to the other half of the options, to a select group of other companies with similar businesses. If our total shareholder return is between the median and the upper quartile compared to these two groups, the number of options exercisable will be reduced proportionately between a maximum of 50% and a minimum of 17.5% for each half of the options. If our total shareholder return is equal to or less than the median compared to either group, that half of the options will not be exercisable. In addition, no options will be exercisable unless the growth in our earnings per share exceeds the rate of inflation.

    For future grants of options, the performance conditions have been simplified: our total shareholder return will no longer be compared with the select group of companies with similar businesses, and for options in any financial year of a value up to and including one times annual salary, all options will be exercisable if our total shareholder return exceeds the median compared with the U.K. companies in the FTSE mid 250 Index.

    In addition, our shareholders have authorized three other employee share schemes under which executives and others may purchase our ordinary shares: the 2002 Sharesave Scheme, the Share Matching Scheme and the Employee Stock Purchase Plan. Although our shareholders have authorized them, we have not implemented these plans and we do not currently intend to implement them in the future. In addition, although we cannot in the future grant any further options under our 1992 Sharesave Scheme, options granted pursuant to that scheme remain outstanding.

    Executive directors residing in the U.K. are also eligible to join a tax-approved defined-benefits plan that is part of our Berisford (1948) Pension Scheme. The plan is non-contributory and provides for a pension of up to two-thirds of final salary up to the Inland Revenue earnings cap at normal retirement age of 60 after 20 years' service. Funded Unapproved Retirement Benefits Schemes are available to provide additional retirement and death benefits for the U.K. executive directors. These are money-purchase arrangements. For U.K. executive directors, we contribute 30% of pensionable salary in excess of the Inland Revenue earnings cap and pay additional life assurance premiums and all expenses incurred in administering the arrangements.

    Executive directors are provided with a fully expensed company car (or allowance in lieu thereof), medical insurance, disability insurance and other benefits similar to those provided by other public companies of our size. See "Business--Material Contracts" for a description of the executive directors' employment agreements, including benefits upon termination of employment.

SHARE OPTIONS OF MANAGEMENT

    The following table describes the options to acquire ordinary shares granted to our directors and executive officers under our Executive Share Option Schemes and held by them at March 25, 2002, or their resignation date if earlier.

    The exercise prices have been rounded to the nearest 0.1p.

                                                         NUMBER OF               EARLIEST
                                              DATE OF     OPTIONS    EXERCISE      DATE       EXPIRATION
DIRECTORS AND SENIOR EXECUTIVES                GRANT      GRANTED     PRICE     EXERCISABLE      DATE
-------------------------------               --------   ---------   --------   -----------   ----------
Andrew J. Allner............................  03/21/02   1,481,977(1)   85.5p    03/21/05      03/21/12
                                              03/21/02     334,332      147p     03/21/05      03/21/12

Robert C. Eimers............................  07/03/00      31,056    322.0p     07/03/03      07/02/10
                                              03/21/02     102,013     85.5p     03/21/05      03/21/12

David S. McCulloch..........................  07/01/97      40,000    144.0p     07/01/00      06/30/07
                                              07/28/99      35,000    262.9p     07/28/02      07/27/09
                                              09/10/01     359,560    101.0p     09/10/04      09/09/11
                                              03/21/02     302,401     85.5p     03/21/05      03/21/12
                                              03/21/02     271,218      147p     03/21/05      03/21/12

Stuart P. Miller............................  03/21/02     119,404      147p     03/21/05      03/21/12

David W. Odum...............................  12/21/00     121,065    210.0p     12/21/03      12/21/10
                                              09/10/01     326,370    101.0p     09/10/04      09/10/11
                                              03/21/02     175,250      147p     03/21/05      03/21/12

Andrew F. Roake.............................  11/28/97     254,802    187.5p     12/31/01      02/03/04
(resigned December 31, 2001)                  11/17/98     137,935    180.0p     12/31/01      02/03/04
                                              11/24/99      90,197    314.0p     12/31/01      02/03/04
                                              07/03/00      77,640    322.0p     12/31/01      02/03/04

David W. Williams...........................  07/22/96     123,655    186.0p     03/31/01      03/31/02
(resigned March 23, 2001)                     07/01/97     159,722(2)  144.0p    03/31/01      03/31/02
                                              06/26/98      52,173(2)  230.0p    03/31/01      03/31/02
                                              09/03/99      83,333(2)  301.5p    03/31/01      03/31/02
                                              07/03/00      93,170    322.0p     03/31/01      03/31/02

W. David Wrench.............................  07/03/00      30,000    322.0p     07/03/03      07/02/10
                                              01/22/01      49,773    181.0p     01/22/04      01/21/11
                                              03/21/02     194,551     85.5p     03/21/05      03/21/12

------------------------------

(1) Upon exercise of options over 469,829 of these shares, Mr. Allner is entitled to receive at the time of exercise the sum of L52,151.01.

(2) Options granted by the Trustees of our 1993 Executive Share Option Scheme are over ordinary shares acquired by the Trustees in the market for the purpose.

(3) The options granted prior to 03/21/02 are subject to adjustment both as to the number of options granted and as to the exercise price following the rights offering. See "Rights Offering."

DIRECTORS' PENSION INFORMATION

    The following table relates to the defined benefit arrangements for the executive directors residing in the U.K. as of September 29, 2001, or earlier resignation.

                                                                 INCREASE IN                ACCUMULATED
                                                                   ACCRUED                     TOTAL
                                                                PENSION DURING   TRANSFER   PENSION AT
                                                     YEARS       FISCAL 2001     VALUE OF     9/29/01
NAME                                               OF SERVICE        P.A.        INCREASE      P.A.
----                                               ----------   --------------   --------   -----------
David W. Williams (resigned March 23, 2001)......       5           L1,200       L15,700      L13,800

    The transfer value disclosed above does not represent a sum paid or payable to the individual director. Instead, it represents a potential liability of the pension scheme. In addition, we paid sums of L22,003 and L31,410 in fiscal 2001 to unapproved money purchase arrangements for the benefit of Messrs. Roake and

Williams, respectively. The total amount set aside or accrued for all employees and directors for pension benefits was L2.9 million. See Note 25 to our consolidated financial statements.

BOARD PRACTICES

TERMS OF OFFICE

    Non-executive directors are appointed by the Board for an initial term of five years, but the directors' appointments are subject to approval by shareholders at the first opportunity after their appointment, and to re-election thereafter by our shareholders at least every three years in accordance with our Articles of Association.

COMMITTEES OF THE BOARD

    The Nominations Committee undertakes the search process and recommends candidates to the Board as necessary. The committee's chairman is Mr. Schmidt, who serves together with Messrs. Brooks and Allner.

    The Audit Committee monitors accounting policies and financial reporting, receives reports from the internal audit function and reviews the half-yearly and annual accounts before they are presented to the Board. It also maintains a liaison with external auditors and keeps under review the scope and results of the audit and its cost effectiveness and the independence and objectivity of the auditors, taking into account where necessary any non-audit services provided to Enodis by its auditors. The committee's chairman is Mr. Morris, who serves together with Messrs. Brooks and Briggs. The Audit Committee must be comprised solely of non-executive directors and consist of not less than three members. The Audit Committee met four times in Fiscal 2001 and plans to meet not less than four times in each subsequent year.

    The Remuneration Committee reviews and advises upon the remuneration and benefits packages of the executive directors, and it reports to the full Board. The fees of the non-executive directors are determined by the full Board. The committee is advised and assisted as required by external consultants and the Vice President, Global Human Resources. The committee's chairman is
Mr. Schmidt, who serves together with Messrs. Brooks and Morris.

    The Remuneration Committee's policy is to offer executives a compensation package which will enable Enodis to recruit and retain high quality executives. Within this overall strategy, however, the committee places an emphasis on fairness throughout the company and considers the median salary for similar positions paid by comparable global businesses in each country or region, taking into account individual and company performance. Bonuses are based on performance targets, including profit before tax, and any others that the committee considers relevant. Long term compensation, including executive and employee option and share purchase plans and proposed plans, are described above under "--Compensation Plans." The Board believes that the total remuneration package aligns senior executives' interests with those of the shareholders and gives these individuals strong incentives to perform at the highest levels.

    The executive management of our group is undertaken by an Executive Committee, which is currently composed of: Andrew Allner, David McCulloch, David Odum, David Wrench, Stuart Miller and Robert Eimers. The Committee meets in person or by telephone conference call on a weekly basis. The former Chief Operating Officer, Andrew Roake, who left our group on December 31, 2001, was also a member of the Executive Committee in fiscal 2001.

SHARE OWNERSHIP OF DIRECTORS, SENIOR MANAGEMENT AND EMPLOYEES

    As of March 25, 2002 (or earlier resignation), our directors and executive officers owned our ordinary shares and ADSs as set forth below. The options to purchase ordinary shares held by these persons are not included in the figures set forth in the table below.

                                                                                    PERCENT
                                                               SHARES      ADSS     OF CLASS
                                                              --------   --------   --------
Andrew J. Allner............................................    4,500          0       *
Robert E. Briggs............................................        0      2,000       *
Peter M. Brooks.............................................   31,000          0       *
Robert C. Eimers............................................        0          0       *
Penny L. Hughes (resigned on January 17, 2001)..............    2,000          0       *
David S. McCulloch..........................................   45,000          0       *
Stuart P. Miller............................................        0          0       *
G. Eryl Morris..............................................   20,000          0       *
David W. Odum...............................................        0          0       *
Andrew F. Roake (resigned December 31, 2001)................  100,000     10,000       *
Waldemar Schmidt............................................   12,300          0       *
David W. Williams (resigned on March 23, 2001)..............    8,353        100       *
W. David Wrench.............................................        0          0       *

------------------------------

*   Not material.

                                  SHAREHOLDERS

    The number of our ordinary shares outstanding at March 25, 2002, was 250,290,992, held by 7,500 holders of record. Holders of record in the U.K. held 246,407,421, or 98.45%, of the ordinary shares and there were 18 holders of record, with 3,575,825 ordinary shares, in the United States. There were also three holders of record of our ADSs, holding 286,100 ADSs (representing 1,144,400 ordinary shares held by holders of record in the U.K.), each residing in the United States. Beneficial owners of our ADSs are primarily participants in our employee share option schemes. We also believe, based on notices provided to us, that, as of March 25, 2002, the following persons beneficially owned 3% or more of our outstanding ordinary share capital:

                                                       SHARES
                                                    BENEFICIALLY
                                                       OWNED       PERCENT OF CLASS
                                                    ------------   ----------------
Harris Associates L.P.............................   29,314,000          11.69%
Arnhold & Bleichroeder Holdings Inc...............   13,050,000           5.21%
Putnam Investment Management LLC..................   10,799,400           4.31%
Du Pont Capital Management Corp...................    7,663,274           3.06%

    None of our shareholders has different voting rights from other holders of ordinary shares. To our knowledge, we are not controlled, directly or indirectly, by any corporation, foreign government or any other natural or legal person or group of persons.

                       DESCRIPTION OF OTHER INDEBTEDNESS

SENIOR SECURED CREDIT FACILITIES

    As part of the new financing arrangements, our subsidiary Enodis Holdings Limited ("Holdings") and certain of its direct and indirect subsidiaries entered into a credit agreement dated February 20, 2002, among Credit Suisse First Boston and The Royal Bank of Scotland plc as arrangers, The Royal Bank of Scotland plc as issuing bank and as agent and a number of Holdings' direct and indirect subsidiaries as borrowers and/or as guarantors (the "Guarantors"). The following is a summary of some of the provisions of the senior secured credit facilities. We recommend you refer to the actual agreement for further details, copies of which are available upon request.

GENERAL

    The facilities constituted by the senior secured credit facilities comprise a $300,000,000 five-year term loan facility (the "A Term Loan Facility") and a $70,000,000 six-year term loan facility (the "B Term Loan Facility" and, together with the A Term Loan Facility, the "Term Loan Facilities") and a $85,000,000 five-year revolving credit facility (the "Revolving Facility"). The Term Loan Facilities were used by Holdings to repay outstanding indebtedness under our prior credit facility. The Revolving Facility can be used to finance working capital requirements and for general corporate purposes.

SECURITY; GUARANTEES

    The indebtedness under the senior secured credit facilities is secured by
(i) fixed and floating charges over substantially all of the assets of Holdings and those Guarantors incorporated in the U.K., the U.S. and Canada and (ii) pledges over the shares of all the guarantors. Each of the Guarantors will unconditionally guarantee all of the outstanding obligations under the senior secured credit facilities.

COVENANTS

    The senior secured credit facilities contain customary operating and financial covenants, including without limitation, covenants to maintain:

     -   minimum ratios of EBITDA to total interest costs;

     -   minimum ratios of EBITDA to senior interest costs;

     -   maximum ratios of total net debt to EBITDA;

     -   maximum ratios of total net senior debt to EBITDA; and

     -   a minimum tangible net worth.

In addition, the senior secured credit facilities include covenants relating to limitations on:

     -   sales of assets;

     -   dividends and other restricted payments;

     -   mergers;

     -   indebtedness;

     -   acquisitions; and

     -   liens.

INTEREST RATE AND FEES

    Advances under the A Term Loan Facility and the Revolving Facility initially bear interest at LIBOR or EURIBOR plus a margin. Advances under the B Term Loan Facility initially bear interest at LIBOR or

EURIBOR plus a margin. The margins for the A Term Loan Facility and the Revolving Facility are adjusted after September 30, 2002, based on our ratio of consolidated total net debt to consolidated EBITDA.

    A commitment fee based on the undrawn amount of the Revolving Facility commitment is payable quarterly in arrears.

MANDATORY PREPAYMENT; REPAYMENT

    Mandatory prepayment in full is required if there is a change of control of the Company or a disposal of substantially all of the assets of the Company and its subsidiaries.

    Certain mandatory partial repayments are required to be made out of:

     - proceeds from asset sales, other than in the ordinary course of business; or

     - 75% of surplus cash of the Company in any fiscal year, as defined in the senior secured credit agreement.

EVENTS OF DEFAULT

    The senior secured credit facilities contain customary events of default, including:

     -   failure to make payments under the senior secured credit facilities;

     -   breach of covenants, including financial covenants;

     -   breach of representations;

     -   cross-default in respect of indebtedness in excess of L5 million;

     -   insolvency, bankruptcy or similar events;

     -   change of control; and

     -   material adverse change.

BRIDGE LOAN FACILITY

    As part of the new financing arrangements, we entered into a bridge loan agreement dated February 20, 2002, among Credit Suisse First Boston and The Royal Bank of Scotland plc as arrangers, and Credit Suisse First Boston as agent. The following is a summary of some of the provisions of the bridge loan facility. We recommend you refer to the actual agreement for further details, copies of which are available upon request.

GENERAL

    The bridge loan facility initially consisted of L150,000,000 of loans with an initial maturity of 364 days. We used the bridge loan proceeds to repay outstanding indebtedness under our prior credit facility. We repaid L97,000,000 of the bridge loan facility with the net proceeds from the offering of the old notes, and expect to repay the remainder of the bridge loan facility (and any exchange notes that are issued, as described below) with a portion of the proceeds of the rights offering. If these new financing arrangements do not occur and the bridge loans are not exchanged for exchange notes, the maturity of the bridge loans will be extended, as described below.

EXCHANGE NOTES

    Each lender of bridge loans has the right, on or after May 20, 2002, to receive, in exchange for its bridge loan or a portion thereof, exchange notes of the Company that will rank PARI PASSU with the bridge loans. The exchange notes will mature on February 20, 2012. If any lender under the bridge loan facility does not exchange its bridge loan for exchange notes on or prior to February 20, 2003, such lender will be required to extend the maturity of such loan to February 20, 2012.

COVENANTS

    The bridge loan facility and the exchange notes contains operating and financial covenants that are applicable during the first 364 days, including without limitation:

     -   minimum ratios of EBITDA to total interest costs;

     -   minimum ratios of EBITDA to senior interest costs;

     -   maximum ratios of total net debt to EBITDA;

     -   maximum ratios of total net senior debt to EBITDA; and

     -   a minimum tangible net worth.

In addition, the bridge loan facility and the exchange notes include covenants relating to limitations on:

     -   sales of assets;

     -   dividends and other restricted payments;

     -   mergers;

     -   indebtedness;

     -   acquisitions; and

     -   liens.

    If the bridge loans or exchange notes remain outstanding after February 20, 2003, the financial covenants change into convenants substantially similar to the financial convenants of the notes offered hereby.

INTEREST RATE

    Prior to February 20, 2003, advances under the bridge loan facility and the exchange notes bear interest at LIBOR plus a margin plus mandatory costs. The margin will increase by 0.5% each and every three month period thereafter, up to February 20, 2003. After February 20, 2003, if bridge loans or exchange notes remain outstanding, the interest rate on the bridge loans or the exchange notes will become fixed based on a formula which references a number of market indices plus a margin. Interest on the bridge loans and exchange notes is capped at 16% per annum.

EVENTS OF DEFAULT

    The bridge loan facility and the exchange notes contain customary events of default, including:

     -   failure to make payments under the bridge loan facility;

     -   breach of covenants, including financial covenants;

     -   breach of representations;

     -   cross-default in respect of indebtedness in excess of L5 million;

     -   insolvency, bankruptcy or similar events;

     -   change of control; and

     -   material adverse change.

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                            DESCRIPTION OF THE NOTES

    Enodis plc issued the old notes and will issue the exchange notes (together, the "Notes") under an Indenture (the "Indenture") between itself and The Bank of New York, a New York banking corporation, acting through its London branch, as Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

    Certain terms used in this description are defined under the subheading "--Certain Definitions." In this description, the word "Company" refers only to Enodis plc and not to any of its subsidiaries.

    The following is a description of the material provisions of the Indenture and the Registration Rights Agreement. This description should be read in conjunction with the Indenture and the Registration Rights Agreement. You may request copies of these agreements at our address set forth under the heading "Where You Can Find More Information."

BRIEF DESCRIPTION OF THE NOTES

    These Notes:

     -   are unsecured senior obligations of the Company;

     - are senior in right of payment to any future Subordinated Obligations of the Company;

     - are effectively subordinated to indebtedness and other liabilities of our subsidiaries; and

     - are subject to registration with the SEC pursuant to the Registration Rights Agreement.

PRINCIPAL, MATURITY AND INTEREST

    The Company issued the old notes initially with a maximum aggregate principal amount of L100 million. The Company issued the old notes and will issue the exchange notes in denominations of L1,000 and any integral multiple of L1,000. The Notes will mature on April 15, 2012. Subject to our compliance with the covenant described under the subheading "--Certain Covenants--Limitation on Indebtedness," we are permitted to issue more Notes under the Indenture in an unlimited principal amount (the "Additional Notes"). The Notes and the Additional Notes, if any, will be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this "Description of the Notes," references to the Notes include any Additional Notes actually issued.

    Interest on these Notes will accrue at the rate of 10 3/8% per annum and will be payable semiannually in arrears on April 15 and October 15, commencing on October 15, 2002. We will make each interest payment to the holders of record of these Notes on the immediately preceding April 1 and October 1. We will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.

    Interest on these Notes will accrue from March 26, 2002. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

    Additional interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement.

OPTIONAL REDEMPTION

    Except as set forth below or under "Redemption for Changes in Withholding Taxes," we will not be entitled to redeem the Notes at our option prior to April 15, 2007.

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    On and after April 15, 2007, we will be entitled at our option to redeem all or a portion of these Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on April 15 of the years set forth below:

PERIOD                                                        REDEMPTION PRICE
------                                                        ----------------
2007........................................................         105.188%
2008........................................................         103.458%
2009........................................................         101.729%
2010 and thereafter.........................................         100.000%

    In addition, before April 15, 2005, we may at our option on one or more occasions redeem Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 110.375%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Public Equity Offerings; PROVIDED that

(1) at least 65% of such aggregate principal amount of Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates); and

(2) each such redemption occurs within 60 days after the date of the related Public Equity Offering.

SELECTION AND NOTICE OF REDEMPTION

    If we are redeeming less than all the Notes at any time, the Trustee will select Notes on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

    We will redeem Notes of L1,000 or less in whole and not in part. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address.

    If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. We will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the holder upon cancelation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION; OFFERS TO PURCHASE; OPEN MARKET PURCHASES

    We are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described under the captions "--Change of Control" and "Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock." We may at any time and from time to time purchase Notes in the open market or otherwise.

SUBSTITUTION OF CURRENCY

    Twelve of the Member States of the European Union have adopted the euro as their national currency. The United Kingdom did not elect to adopt, and has not yet adopted, the euro. If, however, the U.K. does adopt the euro in the future, U.K. government regulations relating to the euro will apply to the Notes offered hereby and the Indenture. In this event, neither we nor any Holder will be entitled to early redemption, rescission, notice or repudiation of the terms and conditions of the Notes or the Indenture based on redenomination of the Notes and the Indenture into euro. Neither we nor any Holder will be

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
entitled to raise other defenses or request any compensation claim or affect any other obligation of ours under the Notes or the Indenture on that basis.

ADDITIONAL AMOUNTS

    We are required to make all our payments under or with respect to the Notes free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter "Taxes") imposed or levied by or on behalf of the U.K. or any political subdivision thereof or any authority therein or thereof having power to tax, or within any other jurisdiction in which we are organized or are otherwise resident for tax purposes or any jurisdiction from or through which payment is made (each a "Relevant Taxing Jurisdiction"), unless we are required to withhold or deduct Taxes by law.

    If we are so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes, we will be required to pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by you (including Additional Amounts) after such withholding or deduction will not be less than the amount you would have received if such Taxes had not been withheld or deducted; PROVIDED, HOWEVER, that the foregoing obligation to pay Additional Amounts does not apply to (1) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust or corporation) and the Relevant Taxing Jurisdiction (other than the mere holding of such Note); (2) any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or governmental charge; (3) any Taxes that are imposed or withheld by reason of the failure of the Holder or beneficial owner of the Note to comply with any request by the Company to provide information or documentation concerning the nationality, residence or identity of such Holder or beneficial owner or to make any declaration or similar claim or satisfy any information or reporting requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part; (4) a withholding or deduction imposed on a payment to an individual which is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting on November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; (5) a Note presented for payment by or on behalf of a Noteholder who would have been able to avoid such withholding or deduction by presenting the relevant Note to another paying agent in a Member State of the European Union; or (6) any Taxes imposed by reason of any combination of clauses (1), (2), (3),
(4) or (5) above.

    In addition, we will not pay Additional Amounts (a) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Note for payment within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period), or (b) with respect to any payment of principal of (or premium, if any, on) or interest on such Note to any holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such Note.

    Upon request, we will provide the Trustee with official receipts or other documentation satisfactory to the Trustee evidencing the payment of the Taxes with respect to which Additional Amounts are paid.

    Whenever in the Indenture there is mentioned, in any context:

(1) the payment of principal;

(2) purchase prices in connection with a purchase of Notes;

(3) interest; or

(4) any other amount payable on or with respect to any of the Notes, such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

    We will pay any present or future stamp or similar court or documentary taxes, charges or levies (referred to in this paragraph as "stamp taxes") that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Notes, the Indenture or any other document or instrument in relation thereof, excluding such taxes, charges or similar levies imposed by any jurisdiction outside of the U.K., the jurisdiction of incorporation of any successor of the Company or any jurisdiction in which a paying agent is located, and we will agree to indemnify the Holders for any such stamp taxes paid by such Holders.

    The obligations described under this heading will survive any termination, defeasance or discharge of the Indenture and will apply MUTATIS MUTANDIS to any jurisdiction in which any successor Person to the Company is organized or any political subdivision or taxing authority or agency thereof or therein.

    For a discussion of U.K. withholding taxes applicable to payments under or with respect to the Notes, see "Taxation."

REDEMPTION FOR CHANGES IN WITHHOLDING TAXES

    We are entitled to redeem the Notes, at our option, at any time as a whole but not in part, upon not less than 30 nor more than 60 days' notice, at 100% of the principal amount thereof, plus accrued and unpaid interest (if any) to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event we have become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts as a result of:

(1) a change in or an amendment to the laws (including any regulations promulgated thereunder) of the U.K. (or any political subdivision or taxing authority thereof or therein); or

(2) any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after the date of this prospectus, and we cannot avoid such obligation by taking reasonable measures available to us. The foregoing provisions will apply MUTATIS MUTANDIS to the laws and official positions of any jurisdiction in which any successor permitted under "--Certain Covenants--Merger and Consolidation" is organized, but only with respect to events arising after the date of succession.

    Before we publish or mail notice of redemption of the Notes as described above, we will deliver to the Trustee an Officers' Certificate to the effect that we cannot avoid our obligation to pay Additional Amounts by taking reasonable measures available to us. We will also deliver an opinion of independent legal counsel of recognized standing stating that we would be obligated to pay Additional Amounts as a result of a change in tax laws or regulations or the application or interpretation of such laws or regulations.

RANKING

SENIOR INDEBTEDNESS VERSUS NOTES

    The indebtedness evidenced by these Notes will be unsecured and will rank PARI PASSU in right of payment to the Senior Indebtedness of the Company.

    As of December 29, 2001, after giving pro forma effect to the offering of the old notes, the rights offering, the initial borrowings under the Credit Agreement and the Bridge Loan Agreement and the application of the net proceeds of each of the foregoing, the Company would have had no Senior Indebtedness other than the Notes. The Notes are unsecured obligations of the Company. Any secured debt and other secured obligations of the Company will be effectively senior to the Notes to the extent of the value of the assets securing such debt or other obligations.

LIABILITIES OF SUBSIDIARIES VERSUS NOTES

    All our operations are conducted through our subsidiaries. Claims of creditors of such subsidiaries, including trade creditors and creditors holding indebtedness or guarantees issued by such subsidiaries, and claims of preferred stockholders of such subsidiaries, generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including Holders of the Notes. Accordingly, the Notes will be effectively subordinated to creditors (including obligations with respect to the Credit Agreement and trade creditors) and preferred stockholders, if any, of our subsidiaries.

    As of December 29, 2001, after giving pro forma effect to the offering of the old notes, the rights offering, the initial borrowings under the Credit Agreement and the Bridge Loan Agreement and the application of the net proceeds of each of the foregoing, the total liabilities of our subsidiaries were approximately L509.4 million, including trade payables, but excluding intercompany liabilities. Although the Indenture limits the incurrence of Indebtedness and preferred stock of our subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by such subsidiaries of liabilities, such as operating leases, that are not considered Indebtedness under the Indenture. See "--Certain Covenants--Limitation on Indebtedness."

    Furthermore, we will depend upon payments from Enodis Holdings Limited under the Intercompany Loan in order to make payments on the Notes, and the payment by Enodis Holdings Limited of all obligations owing to us under the Intercompany Loan will be subordinated to all obligations under the Credit Agreement through the Subordination Agreement. As a result:

- in the event of a liquidation, dissolution, bankruptcy, insolvency or similar proceeding involving us, the creditors under our senior secured credit facilities will be entitled to payment in full before we are entitled to payments under the Intercompany Loan and, as a result, before any Noteholders would receive any payments on the Notes;

- we may not make any demand or otherwise make any claim in respect of the Intercompany Loan unless we have failed to make an interest or principal payment on the Notes when due and a standstill period of 179 days has expired;

- the creditors under our senior secured credit facilities may prevent our subsidiaries from making payments to us in order to pay interest or principal on the Notes in the event that any payment has not been made when due under the senior secured credit facilities; this prohibition will continue regardless of the expiration of the standstill period referred to below; and

- the creditors under our senior secured credit facilities may prevent our subsidiaries from making payments to us in order to pay interest or principal on the Notes for a period of up to 179 days in the event that there exists any other event of default under the senior secured credit facilities. This period would not necessarily run concurrently with the standstill period referred to above.

    In addition, it is an event of default under our senior secured credit facilities if any of our subsidiaries makes payments to us under the intercompany loan in order to enable us to make interest payments on the Notes if, at such time, any of our material subsidiaries is insolvent.

CHANGE OF CONTROL

    Upon the occurrence of any of the following events (each a "Change of Control"), each Holder shall have the right to require that the Company repurchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

(1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for

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    purposes of this clause (1) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than a majority of the total voting power of the Voting Stock of (i) the Company (other than a Parent Entity) or
    (ii) following the completion of any Scheme of Arrangement, a Parent Entity;

(2) individuals who on the Issue Date constituted the board of directors of the Company (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company (or, after completion of any Scheme of Arrangement, a Parent Entity) then in office;

(3) the adoption of a plan relating to the liquidation or dissolution of the Company (or, after completion of any Scheme of Arrangement, the Company or a Parent Entity); or

(4) the merger or consolidation of the Company (or, after completion of any Scheme of Arrangement, the Company or a Parent Entity) with or into another Person or the merger of another Person with or into the Company (or, after completion of any Scheme of Arrangement, the Company or a Parent Entity), or the sale of all or substantially all the assets of the Company (or, after completion of any Scheme of Arrangement, the Company or a Parent Entity), determined on a consolidated basis, to another Person, other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company (or, after completion of any Scheme of Arrangement, the Company or a Parent Entity) immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same relative proportions as before the transaction and
    (B) in the case of a sale of assets transaction, the transferee Person becomes the obligor in respect of the Notes and a Subsidiary of the transferor of such assets.

    Within 30 days following any Change of Control, we will publish a notice in a leading newspaper having a general circulation in New York (which is expected to be the Wall Street Journal) and in a leading newspaper having a general circulation in London (which is expected to be the Financial Times) (and, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort) and, in the case of definitive notes, mail a notice to each Holder in each case with a copy to the Trustee (the "Change of Control Offer") stating, among other things:

(1) that a Change of Control has occurred and that such Holder has the right to require us to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2) the circumstances and relevant facts regarding such Change of Control (including information with respect to PRO FORMA historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

(3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4) the instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchased.

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    We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

    We will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

    The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Company and the initial purchasers of the old notes. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described under "--Certain Covenants--Limitation on Indebtedness," "--Limitation on Liens" and "--Limitation on Sale/Leaseback Transactions." Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

    The Credit Agreement and the Bridge Loan Agreement prohibit us from purchasing any Notes. In the event a Change of Control occurs at a time when we are prohibited from purchasing Notes, we may seek the consent of our lenders to the purchase of Notes or may attempt to refinance the borrowings that contain such prohibition. If we do not obtain such a consent or repay such borrowings, we will remain prohibited from purchasing Notes. In such case, our failure to offer to purchase Notes would constitute a Default under the Indenture, which would, in turn, constitute a default under the Credit Agreement and the Bridge Loan Agreement.

    Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the holders of their right to require us to repurchase the Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders of Notes following the occurrence of a Change of Control may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

    The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Company to any Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of Notes may require the Company to make an offer to repurchase the Notes as described above.

    The provisions under the Indenture relative to our obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

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CERTAIN COVENANTS

    The Indenture contains covenants including, among others, the following:

LIMITATION ON INDEBTEDNESS

(a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; PROVIDED, HOWEVER, that the Company will be entitled to Incur Indebtedness, and its Restricted Subsidiaries will be entitled to Incur Eligible Indebtedness, in each case if, on the date of such Incurrence and after giving effect thereto on a PRO FORMA basis, no Default has occurred and is continuing and the Consolidated Coverage Ratio exceeds 2.5 to 1.

(b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries will be entitled to Incur any or all of the following
    Indebtedness:

    (1) Indebtedness Incurred pursuant to any Revolving Credit Facility; PROVIDED, HOWEVER, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed the greater of
       (A) $85 million less the sum of all principal payments with respect to such Indebtedness pursuant to paragraph (a)(3)(A) of the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock" and (B) the sum of (x) 50% of the book value of the inventory of the Company and its Restricted Subsidiaries and (y) 80% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries;

    (2) Indebtedness Incurred pursuant to any Term Loan Facility; PROVIDED, HOWEVER, that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (2) and then outstanding does not exceed $370 million less the aggregate sum of all principal payments actually made from time to time after the Issue Date with respect to such Indebtedness (other than principal payments made from any permitted Refinancings thereof);

    (3) Indebtedness owed to and held by the Company or a Wholly Owned Subsidiary; PROVIDED, HOWEVER, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

    (4) the Notes and the Exchange Notes (other than any Additional Notes);

    (5) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2), (3) or (4) of this covenant);

    (6) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); PROVIDED, HOWEVER, that on the date of such acquisition and after giving PRO FORMA effect thereto, the Company would have been able to Incur at least L1.00 of additional Indebtedness pursuant to paragraph (a) of this covenant;

    (7) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (4), (5) or (6) or this clause (7) of this paragraph (b); PROVIDED, HOWEVER, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (6), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

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    (8) Hedging Obligations directly related to Indebtedness permitted to be
       Incurred by the Company and the Restricted Subsidiaries pursuant to the Indenture;

    (9) obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

    (10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within five Business Days of its Incurrence;

    (11) any Guarantees by the Company of Indebtedness of a Restricted Subsidiary so long as the Incurrence of such Indebtedness by such Restricted Subsidiary is permitted under the terms of the Indenture;

    (12) obligations of the Company or any of its Restricted Subsidiaries arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; PROVIDED that (a) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (a)) and (b) the maximum assumable liability in respect of such Indebtedness will at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company or such Restricted Subsidiary in connection with such disposition;

    (13) Indebtedness (including Capital Lease Obligations) Incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of assets (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount which when added together with the amount of other Indebtedness Incurred pursuant to this clause (13) and then outstanding, does not exceed the greater of
       (A) L15 million and (B) 6% of Consolidated Net Tangible Assets (in each case including any Refinancing Indebtedness with respect thereto); provided such assets or equipment are used in a Related Business); and

    (14) Indebtedness in an aggregate principal amount which, when taken together with all other Indebtedness outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (13) above or paragraph (a)) does not exceed L10 million at any time outstanding.

(c) Notwithstanding the foregoing, the Company will not Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations.

(d) For purposes of determining compliance with this covenant, (1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness at the time of Incurrence and only be required to include the amount and type of such Indebtedness in one of the above clauses and (2) the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above; PROVIDED, HOWEVER, that all outstanding indebtedness under the Credit Agreement immediately following the Issue Date will be deemed to have been Incurred pursuant to clauses (1) and (2) of paragraph (b) of this covenant.

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(e) For purposes of determining compliance with any sterling denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the Sterling Equivalent, determined on the date of the Incurrence of such Indebtedness, PROVIDED, HOWEVER, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to Sterling, covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in Sterling will be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced will be the Sterling Equivalent of the Indebtedness Refinanced, except to the extent that
    (1) such Sterling Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the Sterling Equivalent of such excess will be determined on the date such Refinancing Indebtedness is Incurred.

LIMITATION ON RESTRICTED PAYMENTS

(a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

    (1) a Default shall have occurred and be continuing (or would result therefrom);

    (2) the Company is not entitled to Incur an additional L1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "--Limitation on Indebtedness"; or

    (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

       (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending at least
          45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); PLUS

       (B) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock or received by the Company from a Parent Entity as a capital contribution in respect of the Company's Capital Stock (other than (i) in either case, Disqualified Stock or (ii) any Net Cash Proceeds from the Rights Offering) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of either the Company or any Parent Entity and other than an issuance or sale to an employee stock ownership plan or to a trust established by either the Company or any Parent Entity or any of their respective Subsidiaries for the benefit of their employees) and 100% of any cash capital contribution received by the Company from its shareholders subsequent to the Issue Date; PLUS

       (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); PLUS

       (D) an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of, or expiration or cancelation (in the case of Investments consisting of Guarantees or other contingent obligations) of such Investments by

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          such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; PROVIDED, HOWEVER, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

(b) The preceding provisions will not prohibit:

    (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than the Rights Offering) or Net Cash Proceeds received as a capital contribution in respect of the Capital Stock of the Company (other than, in any such case, Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of either the Company or any Parent Entity or an employee stock ownership plan or to a trust established by either the Company or any Parent Entity or any of their respective Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Company from its shareholders; PROVIDED, HOWEVER, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

    (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness which is permitted to be Incurred pursuant to the covenant described under "--Limitation on Indebtedness"; PROVIDED, HOWEVER, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

    (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; PROVIDED, HOWEVER, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); PROVIDED FURTHER, HOWEVER, that such dividend shall be included in the calculation of the amount of Restricted Payments;

    (4) so long as no Default has occurred and is continuing, the repurchase or other acquisition of shares of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; PROVIDED, HOWEVER, that the aggregate amount of such repurchases and other acquisitions shall not exceed L1 million in any calendar year; PROVIDED FURTHER, HOWEVER, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

    (5) (a) payments or distributions to dissenting stockholders pursuant to applicable law in connection with a consolidation, merger or transfer of all or substantially all of the Company's property or assets that complies with the terms of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the Company's property or assets, or (b) the repurchase, redemption, or other acquisition for value of Capital Stock of the Company or its Restricted

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       Subsidiaries representing fractional shares of such Capital Stock in connection with a merger, consolidation, amalgamation, or other combination of the Company or any such Restricted Subsidiary; provided, however, that any such payments, distributions, repurchases, redemptions or acquisitions for value do not in the aggregate exceed 1% of the total consideration paid in such merger, consolidation, transfer, amalgamation or other combination of the Company or such Restricted Subsidiary;

    (6) repurchases of Capital Stock deemed to occur upon cashless exercises of stock options if the aggregate value of the repurchases of such Capital Stock does not exceed the aggregate amount of the exercise price of such options received by the Company or such Restricted Subsidiary; PROVIDED, HOWEVER, that such repurchases shall be excluded in the calculation of the amount of Restricted Payments;

    (7) any Specified Parent Payments; or

    (8) any other Restricted Payment which, together with all other Restricted Payments made pursuant to this clause (8) since the Issue Date, does not exceed L5 million; PROVIDED, HOWEVER that no default shall have occurred and be continuing (or would result therefrom); PROVIDED FURTHER, HOWEVER, that such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments.

LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES

    The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to
(a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company,
(b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

    (1) with respect to clauses (a), (b) and (c),

       (A) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including, without limitation, the Credit Agreement (as in effect on the Issue Date);

       (B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

       (C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A) or (B) of clause (1) of this covenant or this clause (C) or contained in any amendment to an agreement referred to in clause (A) or (B) of clause (1) of this covenant or this clause (C); PROVIDED, HOWEVER, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no more restrictive than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements (as determined by the Company in good faith);

       (D) any encumbrance or restriction contained in the Subordination Agreement or the terms of the Intercompany Loan or any future subordination agreement or intercompany loan that (i) is substantially the same as those contained in the Subordination Agreement and the Intercompany Loan and (ii) relate to loans made by the Company to a Wholly Owned Subsidiary of the proceeds of an equity or debt financing permitted under the Indenture;

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       (E) any encumbrance or restriction included in any instrument governing
          Eligible Indebtedness of a Restricted Subsidiary permitted to be Incurred pursuant to the covenant described under the caption "--Limitation on Indebtedness"; PROVIDED, HOWEVER, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such instrument are no less favorable to the Holders of the Notes than the encumbrances and restrictions included in the Credit Agreement on the Issue Date (as determined by the Company in good faith); and

    (2) with respect to clause (c) only,

       (A) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

       (B) restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; and

       (C) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

    (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by a Senior Officer of the Company (or, if the fair market value of the shares and assets subject to such Asset Disposition exceeds L1 million, by the Board of Directors of the Company), of the shares and assets subject to such Asset Disposition;

    (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and

    (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

       (A) FIRST, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company, Indebtedness of Restricted Subsidiaries under the Credit Agreement or other Indebtedness (other than any Disqualified Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

       (B) SECOND, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

       (C) THIRD, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the holders of the Notes (and to holders of other Senior Indebtedness designated by the Company) to purchase Notes (and such other Senior Indebtedness) pursuant to and subject to the conditions contained in the Indenture; and

       (D) FOURTH, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), for any general corporate purpose otherwise permitted by the terms of the Indenture;

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          PROVIDED, HOWEVER, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

    Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with clause (a)(3) of this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this covenant exceeds L5 million. Pending application of Net Available Cash pursuant to clause (a)(3) of this covenant, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

    For the purposes of clause (a) (2) of this covenant, the following are deemed to be "cash or cash equivalents":

    (1) the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and

    (2) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

       (b) In the event of an Asset Disposition that requires the purchase of Notes (and other Senior Indebtedness) pursuant to clause (a)(3)(C) above, the Company will purchase Notes tendered pursuant to an offer by the Company for the Notes (and such other Senior Indebtedness) at a purchase price of 100% of their principal amount (or, in the event such other Senior Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), without premium, plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness) in accordance with the procedures (including prorating in the event of over subscription) set forth in the Indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be denominations of L1,000 principal amount or multiples thereof. The Company shall not be required to make such an offer to purchase Notes (and other Senior Indebtedness) pursuant to clause (a)(3)(C) of this covenant if the Net Available Cash available therefor is less than L5 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

       (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

LIMITATION ON AFFILIATE TRANSACTIONS

       (a) The Company will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee

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          compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless:

    (1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

    (2) if such Affiliate Transaction involves an amount in excess of L2 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the Board of Directors of the Company who are disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and

    (3) if such Affiliate Transaction involves an amount in excess of L10 million, the Board of Directors shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

       (b) The provisions of the preceding paragraph (a) will not prohibit:

    (1) any Restricted Payment permitted to be made pursuant to the covenant described under "--Limitation on Restricted Payments" or any Permitted Investment described in clause (5) of the definition of "Permitted Investment";

    (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

    (3) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed L1 million in the aggregate outstanding at any one time;

    (4) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries and, following any Scheme of Arrangement, of a Parent Entity, in any case who are not employees of the Company or its Restricted Subsidiaries or such Parent Entity;

    (5) any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

    (6) any agreement as in effect on the Issue Date and described in this prospectus or any renewals or extensions of any such agreement (so long as such renewals or extensions are not less favorable to the Company or the Restricted Subsidiaries) and the transactions evidenced thereby;

    (7) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company;

    (8) any employment agreement, employee benefit plan or scheme (including employee stock incentive), related trust agreement, officer and director indemnification agreement or any similar arrangement heretofore or hereafter entered into in the ordinary course of business and approved by the Board of Directors of the Company, or any collective bargaining agreement approved by any member of the Executive Committee of the Company;

    (9) any Scheme of Arrangement; and

   (10) any Specified Parent Payments.

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LIMITATION ON THE SALE OR ISSUANCE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES

    The Company

    (1) will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than the Company or a Wholly Owned Subsidiary);

    (2) will not permit any Restricted Subsidiary to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' or other legally required qualifying shares) to any Person (other than to the Company or a Wholly Owned Subsidiary), and

    (3) will not sell, lease, transfer or otherwise dispose of (other than Liens which are permitted pursuant to clause (7) of the definition of "Permitted Liens"), or permit the issuance or sale to any Person of, shares of Capital Stock of Enodis Holdings Limited or Enodis Group Limited,

unless, in the case of clauses (1) and (2) above,

       (A) immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary; or

       (B) immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto is treated as a new Investment by the Company and such Investment would be permitted to be made under the covenant described under "--Limitation on Restricted Payments" if made on the date of such issuance, sale or other disposition.

    Notwithstanding the foregoing, the issuance or sale of shares of Capital Stock of any Restricted Subsidiary of the Company other than Enodis Holdings Limited or Enodis Group Limited will not violate the provisions of the immediately preceding sentence if such Capital Stock is issued or sold in connection with: (x) the formation or initial capitalization of such Restricted Subsidiary, including at such time any issuance of Capital Stock to other Persons or (y) a single transaction or a series of substantially contemporaneous transactions whereby such Restricted Subsidiary becomes a Restricted Subsidiary of the Company by reason of the acquisition of securities or assets from another Person.

LIMITATION ON LIENS

    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the "Initial Lien") of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Indebtedness, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

    Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged:

    (1) upon the release and discharge (as it relates to the Company and its Restricted Subsidiaries) of the Initial Lien; and

    (2) with respect to any Restricted Subsidiary the assets of which, or the Company's Capital Stock in which, are encumbered by such Lien, upon
       (a) any sale, exchange or transfer to any Person not an Affiliate of the Company of all of the Company's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary, provided that such sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture, or (b) the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of the Indenture.

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LIMITATION ON SALE/LEASEBACK TRANSACTIONS

    The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property, other than a Sale/Leaseback Transaction between the Company and any Restricted Subsidiary, unless:

    (1) the Company or such Restricted Subsidiary would be entitled to
       (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under "--Limitation on Indebtedness" and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Notes pursuant to the covenant described under "--Limitation on Liens";

    (2) the gross proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined by the Board of Directors) of such property; and

    (3) the Company applies the proceeds of such transaction in compliance with the covenant described under "--Limitation on Sale of Assets and Subsidiary Stock."

LIMITATION ON GUARANTEES OF COMPANY INDEBTEDNESS

    The Company will not permit any Restricted Subsidiary to Guarantee any Indebtedness of the Company or to secure any Indebtedness of the Company with a Lien on the assets of such Restricted Subsidiary, unless contemporaneously therewith (or prior thereto) effective provision is made to Guarantee or secure the Notes, as the case may be, on an equal and ratable basis with such Guarantee or Lien for so long as such Guarantee or Lien remains effective, and in an amount equal to the amount of Company Indebtedness so Guaranteed or secured; PROVIDED, HOWEVER, that any Guarantee by a Restricted Subsidiary of a Subordinated Obligation of the Company shall be subordinated and junior in right of payment to the contemporaneous Guarantee of the Notes by such Restricted Subsidiary; PROVIDED FURTHER, HOWEVER, that the Company shall not permit a Restricted Subsidiary to secure any Subordinated Obligation of the Company or to Guarantee or secure any Capital Stock of the Company.

    Any such Guarantee of the Notes shall be released upon:

    (a) the release of the Guarantee that gave rise to the obligation to provide a Guarantee of the Notes so long as no other Indebtedness of the Company is at the time Guaranteed by such Restricted Subsidiary;

    (b) a sale or other disposition of all or substantially all of the Capital Stock of such Restricted Subsidiary held by the Company and the Restricted Subsidiaries;

    (c) the designation in accordance with the Indenture of the Guarantor as an Unrestricted Subsidiary; and

    (d) legal defeasance and discharge of the Notes as provided in "--Defeasance."

LIMITATION ON BUSINESS ACTIVITIES

    The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Related Business, except to such extent as is not material to the Company and its Restricted Subsidiaries taken as a whole.

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MERGER AND CONSOLIDATION

    The Company will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

    (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of (i) England and Wales, (ii) any country that is a member of the European Union on the Issue Date or (iii) the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture;

    (2) immediately after giving PRO FORMA effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

    (3) immediately after giving PRO FORMA effect to such transaction, the Successor Company would be able to Incur an additional L1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "--Limitation on Indebtedness";

    (4) immediately after giving PRO FORMA effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction;

    (5) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture;

    (6) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such transaction and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred; and

    (7) the Company shall have delivered to the Trustee an Opinion of Counsel in the jurisdiction of organization of the Company or the Successor Company (as applicable) to the effect that the Holders will not recognize income, gain or loss for income tax purposes of such jurisdiction as a result of such transaction or series of transactions and will be subject to income tax in such jurisdiction on the same amounts, in the same manner and at the same times as would have been the case if such transaction or series of transactions had not occurred;

PROVIDED, HOWEVER, that clauses (3) and (4) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

    The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Notes.

SEC REPORTS

    Notwithstanding that the Company may not be subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such

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annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company will file with or furnish to the SEC and provide the Trustee for the benefit of the Noteholders:

    (1) within 120 days after the end of each fiscal year, annual reports on Form 20-F (or any successor form) containing the information required to be contained therein (or required on each successor form), including audited financial statements prepared in accordance with GAAP and reconciled to generally accepted accounting principles in the United States;

    (2) within 45 days (or, in the case of the second quarter of the fiscal year ended September 28, 2002, 60 days) after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K (or any successor form) including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and unaudited quarterly financial statements, in each case in form and substance substantially similar to the corresponding information required to be contained in a Form 10-Q (or required in any successor form), including unaudited financial statements prepared in accordance with GAAP and reconciled to generally accepted accounting principles in the United States; and

    (3) promptly from time to time after the occurrence of an event that would be required to be the subject of a public announcement by the Company in accordance with the listing rules of the U.K. Listing Authority, other reports on Form 6-K (or any successor form), which Form 6-K shall contain substantially the same information required to be contained in such public announcement.

    So long as any of the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, copies of such information will also be available during normal business hours on any business day at the office of The Bank of New York (Luxembourg) S.A.

    In addition, in the event that the Company is neither subject to
Section 13(a) or Section 15(d) of the Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, the Company will furnish to the Holders of the Notes and to prospective investors upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

DEFAULTS

    Each of the following is an Event of Default:

    (1) a default in the payment of interest or any Additional Amounts on the Notes when due, continued for 30 days;

    (2) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

    (3) the failure by the Company to comply with its obligations under "--Certain Covenants--Merger and Consolidation" above;

    (4) the failure by the Company to comply for 30 days after notice with any of its obligations in the covenants described above under "Change of Control" (other than a failure to purchase Notes) or under "--Certain Covenants" under "--Limitation on Indebtedness," "--Limitation on Restricted Payments," "--Limitation on Restrictions on Distributions from Restricted Subsidiaries," "--Limitation on Sales of Assets and Subsidiary Stock" (other than a failure to purchase Notes), "--Limitation on Affiliate Transactions," "--Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries," "--Limitation on Liens," "--Limitation on Sale/Leaseback Transactions," "--Limitation on Guarantees of Company Indebtedness," "--Limitation on Business Activities" or "--SEC Reports";

    (5) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Indenture;

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    (6) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds L5.0 million or its foreign currency equivalent (the "cross acceleration provision");

    (7) the Subordination Agreement or the Subordinated Intercompany Loan Agreement is amended or supplemented to make any change in the rights of the Company thereunder that adversely affects in any respect the Holders of the Notes (other than any amendment converting a portion of the Intercompany Loan into equity in Enodis Holdings Limited), or the principal amount of the Intercompany Loan is converted, exchanged or otherwise reduced to an amount which (i) is less than the aggregate principal amount of the Notes and Bridge Loans outstanding at such time or (ii) together with any other intercompany loans owed by Enodis Holdings Limited (or any other direct wholly owned subsidiary of the Company) to the Company on subordination terms no less favorable to the Company than those of the Intercompany Loan (including those set forth in the Subordination Agreement), is less than the aggregate principal amount of outstanding Indebtedness of the Company at such time;

    (8) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary (the "bankruptcy provisions"); or

    (9) any judgment or decree for the payment of money in excess of L5.0 million or its foreign currency equivalent is entered against the Company or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following such judgment and is not discharged, waived or stayed (the "judgment default provision").

    However, a default under clauses (4) and (5) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

    If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

    Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

    (1) such holder has previously given the Trustee notice that an Event of Default is continuing;

    (2) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

    (3) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

    (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

                                      112
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    (5) holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

    Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a Note or that would involve the Trustee in personal liability.

    If a Default occurs, is continuing and is known to the Trustee, the Trustee must mail to each holder of the Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers determines that withholding notice is not opposed to the interest of the holders of the Notes. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. We are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action we are taking or propose to take in respect thereof.

AMENDMENTS AND WAIVERS

    Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected thereby, an amendment or waiver may not, among other things:

    (1) reduce the amount of Notes whose holders must consent to an amendment;

    (2) reduce the rate of or extend the time for payment of interest on any Note;

    (3) reduce the principal of or extend the Stated Maturity of any Note;

    (4) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "--Optional Redemption" or "--Redemption for Changes in Withholding Taxes" above;

    (5) make any Note payable in money other than that stated in the Note;

    (6) impair the right of any holder of the Notes to receive payment of principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes;

    (7) make any change in the amendment provisions which require each holder's consent or in the waiver provisions;

    (8) make any change in the ranking or priority of any Note that would adversely affect the Noteholders; or

    (9) make any change in the provisions of the Indenture described under "--Additional Amounts" that adversely affects the rights of any Noteholder or amend the terms of the Notes or the Indenture in a way that would result in the loss of an exemption from any of the Taxes described thereunder.

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    Notwithstanding the preceding, without the consent of any holder of the
Notes, the Company and Trustee may amend the Indenture:

    (1) to cure any ambiguity, omission, defect or inconsistency;

    (2) to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture;

    (3) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in
       Section 163(f)(2)(B) of the Code);

    (4) to add guarantees with respect to the Notes or to secure the Notes;

    (5) to add to the covenants of the Company for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company;

    (6) to make provision for the issuance of Additional Notes to the extent such issuance is permitted under the covenants described herein;

    (7) to make any change that does not adversely affect the rights of any holder of the Notes; or

    (8) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act.

    The consent of the holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

    After an amendment under the Indenture becomes effective, we are required to mail to holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER

    The Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

DEFEASANCE

    At any time, we may terminate all our obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes.

    In addition, at any time we may terminate our obligations under "--Change of Control" and under the covenants described under "--Certain Covenants" (other than the covenant described under "--Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "--Defaults" above and the limitations contained in clauses (3) and (4) of the first paragraph under "--Certain Covenants--Merger and Consolidation" above ("covenant defeasance").

    We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (6), (8) (with

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respect only to Significant Subsidiaries) or (9) under "--Defaults" above or because of the failure of the Company to comply with clause (3) or (4) under "--Certain Covenants--Merger and Consolidation" above.

    In order to exercise either of our defeasance options, we must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.K. Government Obligations or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of (1) an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law), (2) an Opinion of Counsel in the U.K to the effect that holders of the Notes will not recognize income, gain or loss for U.K. income tax purposes as a result of such deposit and defeasance and will be subject to U.K. income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (3) an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the U.S. Investment Company Act of 1940.

CONCERNING THE TRUSTEE

    The Bank of New York is the Trustee under the Indenture. We have appointed The Bank of New York as Registrar and Paying Agent and The Bank of New York (Luxembourg) S.A. as Luxembourg Paying Agent with regard to the Notes. As long as the Notes remain outstanding, we also have agreed that, if the conclusions of the ECOFIN Council meeting in November 2000 are implemented, we will, to the extent possible as a matter of law, ensure that there is a paying agent for the Notes in a European Union Member State that will not be obligated to withhold or deduct tax pursuant to any European Union Directive on the taxation of savings implementing such conclusions.

    The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

    The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    No director, officer, employee, incorporator or stockholder of the Company will have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. Federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

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GOVERNING LAW

    The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

ENFORCEABILITY OF JUDGMENTS

    We have been informed by our English counsel, Clifford Chance, that in such counsel's opinion the laws of England and Wales permit an action to be brought in a court of competent jurisdiction in the U.K. on a final and conclusive judgment in personam of a U.S. Federal court or a court of the State of New York sitting in the Borough of Manhattan in The City of New York (the "New York Court"), respecting the enforcement of the Notes or the Indenture, that is not impeachable as void or voidable under the laws of the State of New York and that is for a sum certain in money if:

    (1) the New York Court that rendered such judgment has jurisdiction over the judgment debtor, as recognized by the courts of the U.K. and in accordance with its conflict of laws rules (and submission by the Company in the Indenture to the jurisdiction of the New York Court will be sufficient for this purpose);

    (2) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such term is understood under the laws of England and Wales;

    (3) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory, public or penal laws;

    (4) no new admissible evidence relevant to the action is discovered prior to the rendering of judgment by the court in the U.K.; and

    (5) the action to enforce such judgment is commenced within six years after the date of such judgment.

    Furthermore, we have been advised by such counsel that they do not know of any reason under present laws of England and Wales for avoiding recognition of such judgment of New York Court under the Indenture or on the Notes based upon a reasonable interpretation of public policy.

CONSENT TO JURISDICTION AND SERVICE

    We have appointed Shack Siegel Katz Flaherty & Goodman P.C., 530 Fifth Avenue, New York, New York 10036 as our agent for actions relating to the Notes, the Indenture or the Registration Rights Agreement or brought under Federal or state securities laws in any Federal or state court located in the Borough of Manhattan in The City of New York and will submit to such jurisdiction.

CERTAIN DEFINITIONS

    "ADDITIONAL ASSETS" means:

    (1) any property, plant or equipment used in a Related Business;

    (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

    (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

PROVIDED, HOWEVER, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

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    "AFFILIATE" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants described under "--Certain Covenants--Limitation on Restricted Payments", "--Certain Covenants--Limitation on Affiliate Transactions" and "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

    "ASSET DISPOSITION" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

    (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

    (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

    (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary.

    Notwithstanding the foregoing, the following shall not be deemed to be Asset
Dispositions:

       (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary;

       (B) for purposes of the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, a disposition that constitutes a Restricted Payment permitted by the covenant described under "--Certain Covenants--Limitation on Restricted Payments" or a Permitted Investment;

       (C) a disposition of Temporary Cash Investments on an arms-length basis;

       (D) the conveyance, sale, transfer, assignment or other disposition in the ordinary course of business by the Company or a Restricted Subsidiary of (i) inventory and other assets acquired and held for resale (excluding land real estate assets held by the Company) or
          (ii) damaged, worn out or obsolete assets; and

       (E) a disposition of assets with a fair market value of less than L500,000.

    "ATTRIBUTABLE DEBT" in respect of a Sale/Leaseback Transaction means, as of the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/ Leaseback Transaction (including any period for which such lease has been extended); PROVIDED, HOWEVER, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

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    "AVERAGE LIFE" means, as of the date of determination, with respect to any
Indebtedness, the quotient obtained by dividing:

    (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

    (2) the sum of all such payments.

    "BOARD OF DIRECTORS" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

    "BRIDGE LOAN AGREEMENT" means the Bridge Loan Agreement dated as of February 20, 2002, entered into by and among the Company, Credit Suisse First Boston and The Royal Bank of Scotland plc, together with the related documents thereto, as amended, extended, renewed, restated, supplemented or otherwise modified from time to time.

    "BRIDGE LOANS" means any and all loans made to the Company pursuant to the Bridge Loan Agreement.

    "BUSINESS DAY" means each day which is not a Legal Holiday.

    "CAPITAL LEASE OBLIGATION" of any Person means any obligation of such Person or any of its Restricted Subsidiaries under any capital lease of (or other agreement conveying the right to use) real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation in such Person's consolidated financial statements.

    "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

    "CODE" means the Internal Revenue Code of 1986, as amended.

    "CONSOLIDATED COVERAGE RATIO" as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (y) Consolidated Interest Expense for such four fiscal quarters; PROVIDED, HOWEVER, that:

    (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a PRO FORMA basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;

    (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a PRO FORMA basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

    (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for

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       such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

    (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving PRO FORMA effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

    (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

    For purposes of this definition, whenever PRO FORMA effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the PRO FORMA calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given PRO FORMA effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

    "CONSOLIDATED CURRENT LIABILITIES" as of the date of determination means the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating:

    (1) all intercompany items between the Company and any Restricted Subsidiary; and

    (2) all current maturities of long term Indebtedness, all as determined in accordance with GAAP consistently applied.

    "CONSOLIDATED INTEREST EXPENSE" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

    (1) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

    (2) amortization of debt discount and debt issuance cost;

    (3) capitalized interest;

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    (4) non-cash interest expense;

    (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

    (6) net payments pursuant to Hedging Obligations;

    (7) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company);

    (8) interest incurred in connection with Investments in discontinued operations;

    (9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary; and

   (10) cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

    "CONSOLIDATED NET INCOME" means, for any period, the net income or loss of the Company and its consolidated Subsidiaries as determined in accordance with GAAP; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income:

    (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

       (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

       (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

    (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

    (3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

       (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash which could actually have been distributed by such Restricted Subsidiary for such period to the Company or another Restricted Subsidiary as a dividend or other distribution (by loans, advances, intercompany transfer or otherwise) for so long as so permitted (subject, in the case of a dividend or other distribution which could have been paid to another Restricted Subsidiary, to the limitation contained in this clause (3)); PROVIDED, HOWEVER, for purposes of determining whether an Incurrence of Indebtedness by the Company or any Restricted Subsidiary will be permitted pursuant to paragraph (a) of the covenant described under "--Certain Covenants--Limitation on Indebtedness," to the extent that any net income of a Restricted Subsidiary would be excluded solely as a result of Permitted Bank Restrictions, that net income of such Restricted Subsidiary will be included in determining Consolidated Net Income so long as, in the case of an Incurrence of Indebtedness

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          by the Company, the Credit Agreement permits such Restricted
          Subsidiary to pay dividends or make distributions sufficient to pay interest on the Indebtedness being Incurred by the Company and any other Indebtedness of the Company in existence as of the date of determination and all other amounts scheduled to become due on any such Indebtedness prior to the Stated Maturity of the Notes; and

       (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

    (4) any gain (but not loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

    (5) extraordinary gains or losses;

    (6) to the extent reflected in net income, the effect of any non-cash items resulting from any write-up, write-down or write-off of assets (including any impairment of goodwill) of the Company or any Restricted Subsidiary; and

    (7) the cumulative effect of a change in accounting principles.

    Notwithstanding the foregoing, for the purposes of the covenant described under "Certain Covenants--Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

    "CONSOLIDATED NET TANGIBLE ASSETS" as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:

    (1) minority interests in consolidated Subsidiaries held by Persons other than the Company or a Restricted Subsidiary;

    (2) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors of the Company (exclusive of any reductions in such excess since the date of acquisition as a result of the amortization or writedown thereof);

    (3) any revaluation or other write-up in book value of assets subsequent to the Issue Date as a result of a change in the method of valuation in accordance with GAAP consistently applied;

    (4) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

    (5) treasury stock;

    (6) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

    (7) Investments in and assets of Unrestricted Subsidiaries.

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    "CONSOLIDATED NET WORTH" means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as the sum of:

    (1) the par or stated value of all outstanding Capital Stock of the Company plus

    (2) paid-in capital or capital surplus relating to such Capital Stock plus

    (3) any retained earnings or earned surplus

less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

    "CREDIT AGREEMENT" means the Senior Credit Agreement dated as of February 20, 2002, entered into by and among Enodis Holdings Limited, certain Subsidiaries of Enodis Holdings Limited as borrowers, certain Subsidiaries of Enodis Holdings Limited as guarantors, the lenders referred to therein, Credit Suisse First Boston and The Royal Bank of Scotland plc, as Arrangers, and The Royal Bank of Scotland plc, as Facility Agent and Issuing Bank, together with the related documents thereto (including the term loans and revolving loans thereunder, any guarantees and security documents and any subordination agreements), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders, and any successive Refinancing of the foregoing.

    "CURRENCY AGREEMENT" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

    "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

    "DISQUALIFIED STOCK" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

    (1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

    (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

    (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of the Notes; PROVIDED, HOWEVER, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if:

    (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" and "--Certain Covenants--Change of Control"; and

    (2) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

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    The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; PROVIDED, HOWEVER, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

    "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income, but without duplication:

    (1) all income tax expense of the Company and its consolidated Restricted Subsidiaries;

    (2) Consolidated Interest Expense;

    (3) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period); and

    (4) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or a reserve for cash expenditures in any future period);

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

    "ELIGIBLE INDEBTEDNESS" means any indebtedness other than:

    (1) Indebtedness in the form of, or represented by, bonds or other securities or any guarantee thereof; and

    (2) Indebtedness that is, or may be, quoted, listed or purchased and sold in any stock exchange, automated trading system or over-the-counter or other securities market (including, without prejudice to the generality of the foregoing, the market for securities eligible for resale pursuant to Rule 144A under the Securities Act).

    "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended.

    "EXCHANGE NOTES" means the debt securities of the Company issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the old notes, in compliance with the terms of the Registration Rights Agreement.

    "GAAP" means generally accepted accounting principles in the U.K., as in effect from time to time.

    Unless otherwise provided by the terms of the Indenture, all ratios and computations contained in the Indenture will be computed in conformity with GAAP.

    "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

    (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

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    (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

    "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

    "HOLDER" or "NOTEHOLDER" means the Person in whose name a Note is registered on the Registrar's books.

    "INCUR" means issue, assume, Guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with "--Certain Covenants--Limitation on Indebtedness," (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security and (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms will not be deemed to be the Incurrence of Indebtedness.

    "INDEBTEDNESS" means, with respect to any Person on any date of determination (without duplication):

    (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

    (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

    (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

    (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the fifteenth Business Day following payment on the letter of credit);

    (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with the Indenture (but excluding, in each case, any accrued dividends);

    (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

    (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such

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       Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

    (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

    The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; PROVIDED, HOWEVER, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

    "INDEPENDENT QUALIFIED PARTY" means an internationally recognized investment banking firm, accounting firm or appraisal firm; provided, however, that such firm is not an Affiliate of the Company.

    "INTERCOMPANY LOAN" means the subordinated loan from the Company to Enodis Holdings Limited made pursuant to the Subordinated Intercompany Loan Agreement.

    "INTEREST RATE AGREEMENT" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates, including, without limitation, collars, floors, forwards and options relating to any such agreement.

    "INVESTMENT" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender and commission, travel and similar advances to officers and employees made in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

    For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under "--Certain Covenants--Limitation on Restricted Payments":

    (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to
       (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

    (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

    "ISSUE DATE" means March 26, 2002.

    "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in London, England or New York, New York are not required to be open.

    "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

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    "NET AVAILABLE CASH" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

    (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred (including, without limitation, accountants' fees, brokerage fees and underwriters' or placement agents' fees, discounts or commissions), and all taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

    (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

    (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition;

    (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and

    (5) foreign exchange costs resulting from the conversion of currencies to sterling or U.S. dollars.

    "NET CASH PROCEEDS," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

    "OFFICER" means any Senior Officer or the Secretary of the Company.

    "OFFICERS' CERTIFICATE" means a certificate signed by two Officers.

    "OPINION OF COUNSEL" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

    "PARENT ENTITY" means any Person which becomes the owner of 100% of the Capital Stock of the Company as the result of a Scheme of Arrangement.

    "PERMITTED BANK RESTRICTIONS" means the restrictions on the payment of dividends or the making of distributions by subsidiaries of the Company included in the Credit Agreement on the Issue Date, as such Credit Agreement may be amended, extended, renewed, restated, supplemented or otherwise modified from time to time so long as such restrictions are no more restrictive than the restrictions included therein on the Issue Date; PROVIDED, HOWEVER, that to the extent that the term of the Credit Agreement or any replacement Credit Agreement extends to or beyond the final maturity date of the Notes, such Credit Agreement contains no restrictions on the payment of dividends or the making of distributions by subsidiaries of the Company that could prevent such subsidiaries from dividending or distributing funds to the Company to pay the full principal amount of the Notes at maturity, including all accrued and unpaid interest thereon.

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       "PERMITTED INVESTMENT" means an Investment by the Company or any
       Restricted Subsidiary in:

    (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; PROVIDED, HOWEVER, that the primary business of such Restricted Subsidiary is a Related Business;

    (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; PROVIDED, HOWEVER, that such Person's primary business is a Related Business;

    (3) cash and Temporary Cash Investments;

    (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

    (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

    (6) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

    (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

    (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock";

    (9) any Person where such Investment is acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

    (10) any Person that is in existence on the Issue Date and, where relevant, any extension, modification or renewal of any such Investments as long as any such extension, modification or renewal does not cause an increase in the amount of such Investment;

    (11) Notes;

    (12) any Person that consists of utility deposits in the ordinary course of business;

    (13) loans to a trustee of any of Company's stock option plans which are in existence on the Issue Date or entered into pursuant to clause (b)(8) of the covenant described under "--Certain Covenants--Limitation on Affiliate Transactions"; PROVIDED, HOWEVER, that the proceeds of such loans are used to fund purchases of the Company's Capital Stock in connection with the exercise of employee stock options; and PROVIDED, FURTHER, that no more than L2 million of such loans may be made in any fiscal year; and

    (14) so long as no Default shall have occurred and be continuing (or result therefrom), any Person in an aggregate amount which, when added together with the amount of all the Investments made pursuant to this clause (14) which at such time have not been repaid through repayments of loans, cancelation or expiration of Guarantees or advances or other transfers of assets and which remain

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       outstanding, does not exceed L5 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

       "PERMITTED LIENS" means, with respect to any Person:

    (1) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

    (2) Liens imposed by law, such as carriers', warehousemen's, landlord's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; PROVIDED, HOWEVER, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

    (3) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

    (4) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; PROVIDED, HOWEVER, that such letters of credit do not constitute Indebtedness;

    (5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

    (6) Liens securing Indebtedness (including Capital Lease Obligations) Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; PROVIDED, HOWEVER, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

    (7) Liens to secure Indebtedness Incurred by a Restricted Subsidiary under the Credit Agreement (or the Bilateral Documents referred to in the Credit Agreement (as in effect on the Issue Date)) that is permitted pursuant to the covenant described under "--Certain Covenants--Limitation on Indebtedness";

    (8) Liens existing on the Issue Date;

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    (9) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; PROVIDED, HOWEVER, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

    (10) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; PROVIDED, HOWEVER, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

    (11) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a wholly owned Subsidiary of such Person;

    (12) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

    (13) Liens created for the benefit of (or to secure) the Notes (or Guarantees of the Notes);

    (14) Any interest or title of a lessor under any Capital Lease Obligation permitted to be incurred under the Indenture;

    (15) To the extent constituting a Lien, rights of banks to set-off deposits against Indebtedness owed to such banks;

    (16) Any other Liens imposed by operation of law which do not materially affect the Company's ability to perform its obligations under the Notes and the Indenture;

    (17) Any other Lien not described in clauses (1) through (16) above which, together with all other Liens created pursuant to this clause (17) since the Issue Date, does not exceed L1 million; and

    (18) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (6), (8), (9) or (10); PROVIDED, HOWEVER, that:

       (A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property or proceeds or distributions thereof); and

       (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (6), (8), (9) or (10) at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

    Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clause (6), (9) or (10) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to the covenant described under "--Certain Covenants--Limitation on Sale of Assets and Subsidiary Stock." For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

    "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

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    "PREFERRED STOCK", as applied to the Capital Stock of any Person, means
Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

    "PRINCIPAL" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

    "PUBLIC EQUITY OFFERING" means an underwritten primary public offering of ordinary shares of the Company other than the Rights Offering.

    "REFINANCE" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, all or any part of such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

    "REFINANCING INDEBTEDNESS" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; PROVIDED, HOWEVER, that:

    (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

    (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

    (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

PROVIDED FURTHER, HOWEVER, that Refinancing Indebtedness shall not include
(A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or
(B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

    "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated March 19, 2002, among the Company, Credit Suisse First Boston Corporation and The Royal Bank of Scotland plc.

    "RELATED BUSINESS" means any business in which the Company was engaged on the Issue Date and any business related, ancillary or complementary to any business of the Company in which the Company was engaged on the Issue Date.

    "RESTRICTED PAYMENT" with respect to any Person means:

    (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than PRO RATA dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

    (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option

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       to exchange any such Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock);

    (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

    (4) the making of any Investment (other than a Permitted Investment) in any Person.

    "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

    "REVOLVING CREDIT FACILITY" means the revolving credit facility contained in the Credit Agreement (including any Ancillary Facilities referred to in the Credit Agreement (as in effect on the Issue Date)) and any other facility or financing arrangement that Refinances, in whole or in part, any such revolving credit facility.

    "RIGHTS OFFERING" means the fully underwritten offering by the Company of rights to purchase up to 150,861,463 of its ordinary shares commenced on February 21, 2002.

    "SALE/LEASEBACK TRANSACTION" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

    "SCHEME OF ARRANGEMENT" means a scheme of arrangement pursuant to section 425 of the Companies Act 1985 in England, pursuant to which a new public limited company will become the owner of 100% of the Capital Stock of the Company and the holders of the ordinary shares of the Company immediately prior to such transaction will hold the same relative proportions of all of the ordinary shares of the new public limited company immediately after such transaction.

    "SEC" means the U.S. Securities and Exchange Commission.

    "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

    "SENIOR INDEBTEDNESS" means with respect to any Person:

    (1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

    (2) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes; PROVIDED, HOWEVER, that Senior Indebtedness shall not include:

    (1) any obligation of such Person to any Subsidiary;

    (2) any liability for federal, state, local or other taxes owed or owing by such Person;

    (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

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    (4) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person; or

    (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture.

    "SENIOR OFFICER" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer-Group, Chief Financial Officer-Operations or the Treasurer (or comparable positions) or any member of the Executive Committee of the Company.

    "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

    "SPECIFIED PARENT PAYMENTS" means payments to a Parent Entity in respect of financial obligations and liabilities incurred by a Parent Entity in the ordinary course of maintaining its existence, including, without limitation, obligations and liabilities for the payment of taxes, fees in connection with obtaining and maintaining the listing of shares on the London Stock Exchange, obtaining and maintaining the listing of American Depositary Shares on the New York Stock Exchange, compliance with applicable rules and regulations of the SEC, audit fees, non-executive directors' fees, costs of shareholder communications and meetings, legal expenses, filing fees and other bona fide costs and expenses incurred by a Parent Entity in the ordinary course of maintaining its existence.

    "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

    "STERLING EQUIVALENT" means with respect to any monetary amount in a currency other than sterling, at any time of determination thereof, the amount of sterling obtained by converting such foreign currency involved in such computation into sterling at the spot rate for the purchase of sterling with the applicable foreign currency as published in Financial Times on the date two Business Days prior to such determination.

    Except as described under "Certain Covenants--Limitation on Indebtedness," whenever it is necessary to determine whether the Company has complied with any covenant in the Indenture or a Default has occurred and an amount is expressed in a currency other than sterling, such amount will be treated as the Sterling Equivalent determined as of the date such amount is initially determined in such currency.

    "SUBORDINATED INTERCOMPANY LOAN AGREEMENT" means the Subordinated Loan Agreement dated February 20, 2002 between the Company and Enodis Holdings Limited.

    "SUBORDINATED OBLIGATION" means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect.

    "SUBORDINATION AGREEMENT" means the Subordination Agreement dated
February 20, 2002, among the Company, Enodis Holdings Limited and Credit Suisse First Boston and The Royal Bank of Scotland plc as agents for the lenders under the Credit Agreement.

    "SUBSIDIARY" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

    (1) such Person;

    (2) such Person and one or more Subsidiaries of such Person; or

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    (3) one or more Subsidiaries of such Person.

    "TEMPORARY CASH INVESTMENTS" means any of the following:

    (1) any investment in direct obligations of the United Kingdom, the Federal Republic of Germany or the United States of America or any agency thereof or obligations guaranteed by the United Kingdom or the United States of America or any agency thereof;

    (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of L50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

    (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

    (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors
       Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group; and

    (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, the Federal Republic of Germany or the United Kingdom, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

    "TERM LOAN FACILITY" shall mean the term loan facilities contained in the Credit Agreement and any other facility or financing arrangement that Refinances in whole or in part any such term loan facility.

    "TRUSTEE" means The Bank of New York until a successor replaces it and, thereafter, means the successor.

    "TRUST OFFICER" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

    "UNRESTRICTED SUBSIDIARY" means:

    (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

    (2) any Subsidiary of an Unrestricted Subsidiary.

    The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that either (A) the Subsidiary to be so designated has total assets of L1,000 or less or (B) if such Subsidiary

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has assets greater than L1,000, such designation would be permitted as an
Investment under the covenant described under "--Certain Covenants--Limitation on Restricted Payments."

    The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to such designation (A) the Company could Incur L1.00 of additional Indebtedness under paragraph (a) of the covenant described under "--Certain Covenants--Limitation on Indebtedness" and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

    "U.K. GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of the United Kingdom for the payment of which the full faith and credit of the United Kingdom is pledged and which are not callable or redeemable at the issuer's option.

    "U.S. GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

    "VOTING STOCK" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

    "WHOLLY OWNED SUBSIDIARY" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

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                         BOOK-ENTRY; DELIVERY AND FORM

GENERAL

    The exchange notes will initially be represented by one global note in registered form without interest coupons attached. On the date of issuance of the exchange notes, the global note will be deposited with, and registered in the name of, a common depositary for Euroclear and Clearstream, or its nominee.

    Ownership of interests in the global note, which we refer to as book-entry interests, will be limited to persons that have accounts with Euroclear or Clearstream or persons that may hold interests through such participants. Book-entry interests will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by Euroclear and Clearstream and their participants.

    The book-entry interests will not be held in definitive form. Instead, Euroclear or Clearstream will credit on their respective book-entry registration and transfer systems a participant's account with the interest beneficially owned by such participant. The laws of some jurisdictions, including certain states of the U.S., may require that certain purchasers of securities take physical delivery of such securities in definitive form. The foregoing limitations may impair your ability to own, transfer or pledge book-entry interests. In addition, while the notes are in global form, "holders" of book-entry interests will not be considered the owners or "holders" of notes for any purpose.

    So long as the notes are held in global form, the common depositary for Euroclear or Clearstream (or its nominee) will be considered the sole holder of the global note for all purposes under the indenture. As such, participants must rely on the procedures of Euroclear and Clearstream, and indirect participants must rely on the procedures of the participants through which they own book-entry interests, to transfer their interests or in order to exercise any rights of holders under the indenture.

    Neither we nor the trustee or any of our or their respective agents will have any responsibility or be liable for any aspect of the records relating to the book-entry interests.

ISSUANCE OF DEFINITIVE REGISTERED NOTES

    Under the terms of the indenture, to the extent permitted by Euroclear or Clearstream, owners of book-entry interests will receive definitive notes in registered form:

- If either Euroclear or Clearstream notifies us that is unwilling or unable to continue to act as depositary and we do not appoint a successor depositary within 120 days;

- If Euroclear or Clearstream so request following an event of default under the indenture; or

- At any time if we in our sole discretion determine that the global note should be exchanged for definitive registered notes.

    In such an event, the registrar will issue definitive registered notes, registered in the name or names and issued in any approved denominations, requested by or on behalf of Euroclear or Clearstream, as applicable (in accordance with their respective customary procedures and based upon directions received from participants reflecting the beneficial ownership of the book-entry interests).

REDEMPTION OF THE GLOBAL NOTE

    In the event the global note, or any portion thereof, is redeemed, Euroclear or Clearstream, as applicable, will distribute the amount received by them in respect of the global note to the holders of the book-entry interests in the global note. The redemption price payable in connection with the redemption of such book-entry interests will be equal to the amount received by Euroclear or Clearstream, as applicable, in connection with the redemption of the global note (or any portion thereof). We understand that under existing practices of Euroclear and Clearstream, if fewer than all of the notes are to be redeemed at any time, Euroclear and Clearstream will credit their respective participants' accounts on a proportionate basis

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(with adjustments to prevent fractions) or by lot or on such other basis as they deem fair and appropriate; provided, however, that no book-entry interest of less than L1,000 principal amount may be redeemed in part.

PAYMENTS ON THE GLOBAL NOTE

    Payments of any amounts owing in respect of the global note (including principal, premium, interest and additional amounts) will be made by us in British pounds sterling to the principal paying agent. The principal paying agent will, in turn, make such payments to the common depositary for Euroclear and Clearstream, which will distribute such payments to participants in accordance with its procedures.

    Under the terms of the indenture, we and the trustee will treat the registered holder of the global note (i.e., the common depositary or its nominee) as the owner thereof for the purpose of receiving payments and for all other purposes. Consequently, neither we nor the trustee or any of our or their respective agents has or will have any responsibility or liability for:

- any aspect of the records of Euroclear, Clearstream or any participant or indirect participant relating to or payments made on account of a book-entry interest, for any such payments made by Euroclear, Clearstream or any participant or indirect participants, or for maintaining supervising or reviewing the records of Euroclear, Clearstream or any participant or indirect participant relating to or payments made on account of a book-entry interest; or

-   Euroclear, Clearstream or any participant or indirect participant.

    Payments by participants to owners of book-entry interests held through participants are the responsibility of such participants, as is the case with securities held for the accounts of customers registered in "street name."

ACTION BY OWNERS OF BOOK-ENTRY INTERESTS

    Euroclear and Clearstream have advised us that they will take any action permitted to be taken by a holder of notes (including the presentation of old notes for exchange as described in "The Exchange Offer") only at the direction of one or more participants to whose account the book-entry interests in the global note are credited and only in respect of such portion of the aggregate principal amount of old notes as to which such participant or participants has or have given such direction. Euroclear and Clearstream will not exercise any discretion in the granting of consents, waivers or the taking of any other action in respect of the global note. However, if there is an event of default under the notes, each of Euroclear and Clearstream reserves the right to exchange the global note for definitive registered notes in certificated form, and to distribute such definitive registered notes to its participants.

TRANSFERS

    Book-entry interests in the exchange notes may be transferred and exchanged as described under "Description of the Notes--Transfer".

    Definitive registered notes may be transferred and exchanged for book-entry interests in the global note only as described under "Description of the Notes--Transfer" and, if required, only after the transferor first delivers to the Trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

GLOBAL CLEARANCE AND SETTLEMENT UNDER THE BOOK-ENTRY SYSTEM

INITIAL SETTLEMENT

    Initial settlement for the exchange notes will be made in British pounds sterling. Book-entry interests owned through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Book-entry interests will be credited to the securities custody

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account of Euroclear and Clearstream holders on the business day following the settlement date against payment for value on the settlement date.

SECONDARY MARKET TRADING

    The book-entry interests will trade through participants of Euroclear or Clearstream, and will settle in same-day funds. Since the purchase determines the place of delivery, it is important to establish at the time of trading of any book-entry interests where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

INFORMATION CONCERNING EUROCLEAR AND CLEARSTREAM

    Euroclear and Clearstream hold securities for participating organizations and facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in accounts of such participants. Euroclear and Clearstream provide to their participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear or Clearstream is also available to others such as banks, brokers dealers and trust companies that clear through or maintain a custodian relationship with a Euroclear or Clearstream participant, either directly or indirectly.

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                                    TAXATION

    INVESTORS IN THE NOTES ARE ADVISED TO CONSULT THEIR OWN TAX ADVISERS AS TO THE TAX CONSEQUENCES, UNDER THE TAX LAWS OF THE COUNTRY OF WHICH THEY ARE RESIDENT, OF A PURCHASE OF NOTES INCLUDING, WITHOUT LIMITATION, THE CONSEQUENCES OF RECEIPT OF INTEREST AND PREMIUM, IF ANY, AND SALE OR REDEMPTION OF THE NOTES OR ANY INTEREST THEREIN.

    The summaries set out below describe certain material U.S. tax consequences of the acquisition, ownership and disposition of the notes by a U.S. holder, as defined below, and certain material U.K. tax consequences of the acquisition, ownership and disposition of the notes. The statements regarding U.S. and U.K. tax laws and practices set forth below, including the statements regarding the U.S./U.K. double taxation convention relating to income and capital gains, which we call the U.S./U.K. Tax Treaty, assume that the notes will be issued, and transfers thereof will be made, in accordance with the indenture governing the notes.

    For purposes of the U.S. Internal Revenue Code of 1986, as amended to the date hereof, U.S. holders of book-entry interests will be treated as owners of the notes underlying such book-entry interests and, except as noted below, the tax consequences of owning book-entry interests will be the same as those applicable to ownership of notes. However for U.K. tax purposes the tax consequences of owning book-entry interests will not in all cases be the same as those applicable to ownership of the notes and it should not be assumed that the U.K. tax consequences of ownership of the notes set out below will apply equally to ownership of book-entry interests.

PROPOSED EU SAVINGS DIRECTIVE

    On December 13, 2001, the Council of the European Union (acting through ECOFIN) published a revised draft directive regarding the taxation of savings income. Subject to a number of important conditions being met, it is proposed that member states will be required to provide to the tax authorities of another member state details of payments of interest or other similar income paid by a person within its jurisdiction to an individual resident in that other member state, subject to the right of certain member states to opt instead for a withholding system for a transitional period in relation to such payments. The proposed directive is not yet final, and may be subject to further amendment and/or clarification.

UNITED KINGDOM TAXATION

    The following summary describes certain U.K. tax consequences of the ownership of the notes as of the date hereof but does not purport to be comprehensive. It relates only to the position of the persons who are the absolute beneficial owners of their notes, and may not apply to special situations, such as those of dealers in securities. Furthermore, the discussion below is based upon the provisions of the U.K. tax laws and U.K. Inland Revenue practice as of the date hereof, and such provisions may be repealed, revoked or modified (possibly with retrospective effect) so as to result in U.K. tax consequences different from those discussed below. Persons considering the purchase, ownership or disposition of notes should consult their tax advisers concerning U.K. tax consequences in the light of their particular situations as well as any consequences arising under the law of any other relevant tax jurisdiction. No representations with respect to the tax consequences to any particular holder of notes are made hereby.

U.K. WITHHOLDING TAX ON U.K. SOURCE INTEREST

    The notes issued by Enodis plc will constitute "quoted Eurobonds" provided they carry a right to interest and are and continue to be listed on a recognized stock exchange. Under a published U.K. Inland Revenue interpretation, securities which are to be listed on a stock exchange in a country which is a member state of the European Union or which is part of the European Economic Area will satisfy this requirement if they are listed by a competent authority in that country and are admitted to trading on a recognized stock exchange in that country; securities which are to be listed on a stock exchange in any other country will

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satisfy this requirement if they are admitted to trading on a recognized stock exchange in that country. The Luxembourg Stock Exchange is a recognized stock exchange for these purposes. While the notes are and continue to be quoted Eurobonds, payments of interest on the notes may be made without withholding or deduction for or on account of U.K. income tax.

    In all other cases, interest on the notes will be paid under deduction of U.K. income tax at the lower rate (currently 20%), subject to any direction from Inland Revenue in relation to any particular holding of notes to make payment free of deduction or subject to a reduced deduction by virtue of relief available to the holder of such notes under an applicable double taxation treaty. Such directions will be issued on prior application to the relevant tax authorities by the holder in question. A holder who is entitled to the benefit of the U.S./U.K. tax treaty as a resident of the U.S. and who satisfies the relevant conditions relating to exemption from withholding tax on interest which are set out in the U.S./U.K. tax treaty, will normally be able to recover in full any U.K. tax withheld from payments of interest to which such holder is beneficially entitled by making a claim under the U.S./U.K. tax treaty on the appropriate form. Alternatively, a claim may be made by such a holder in advance of a payment of interest. If the claim is accepted by the Inland Revenue, they may authorize subsequent payments to the holder to be made without withholding for U.K. tax.

WITHHOLDING TAX ON SPECIAL INTEREST

    Payments of additional cash interest pursuant to the registration rights agreement, which we call Special Interest, may be subject to deduction of U.K. income tax at the lower rate subject to such relief as may be available under the terms of any applicable double tax treaty.

PROVISION OF INFORMATION

    Noteholders who are individuals should note that where any interest on notes is paid to them (or to any person acting on their behalf) by us or any person in the U.K. acting on our behalf, which we call a paying agent, or is received by any person in the U.K. acting on behalf of the relevant noteholder (other than solely by clearing or arranging the clearing of a check), which we call a collecting agent, then we, the paying agent or the collecting agent (as the case may be) may, in certain cases, be required to supply to the U.K. Inland Revenue details of the payment and certain details relating to the noteholder (including the noteholder's name and address). These provisions will apply whether or not the interest has been paid subject to withholding or deduction for or on account of U.K. income tax and whether or not the noteholder is resident in the U.K. for U.K. taxation purposes. Where the noteholder is not a resident, the details provided to the U.K. Inland Revenue may, in certain cases, be passed by the U.K. Inland Revenue to the tax authorities of the jurisdiction in which the noteholder is resident for taxation purposes.

    For the above purposes, "interest" should be taken, for practical purposes, as including payments made by a guarantor in respect of interest on notes.

OTHER RULES RELATING TO UNITED KINGDOM WITHHOLDING TAX

- Notes may be issued at an issue price of less than 100% of their principal amount. Any discount element on any such notes will not be subject to any U.K. withholding tax pursuant to the provisions mentioned above, but may be subject to reporting requirements as outlined above.

- Where notes are redeemed at a premium, then any such element of premium may constitute a payment of interest. Payments of interest are subject to U.K. withholding tax and reporting requirements as outlined above.

- Where interest has been paid under deduction of U.K. income tax, noteholders who are not resident in the U.K. may be able to recover all or part of the tax deducted if there is an appropriate provision in any applicable double taxation treaty.

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-   The references to "interest" above mean "interest" as understood in U.K. tax law. The statements above do not take any account of any different definitions of "interest" or "principal" which may prevail under any other law or which may be created by the terms and conditions of the notes or any related documentation.

TAXATION BY DIRECT ASSESSMENT OF NOTEHOLDERS

    Notwithstanding that interest is received subject to deduction of income tax, noteholders who are resident in the U.K. for tax purposes or noteholders who are non-resident and carrying on a trade, profession or vocation in the U.K. through a branch or agency, may be liable to pay further tax on the interest received. Certain noteholders may be entitled to a refund of all or part of the tax deducted depending on their individual circumstances.

    Where the interest is paid without withholding or deduction, the interest will not be assessed to U.K. tax in the hands of noteholders who are not resident in the U.K., except where such persons are carrying on a trade, profession or vocation in the U.K. through a branch or agency in connection with which the interest is received or to which the notes are attributable. In such a case (subject to exemptions for interest received by certain categories of agent) tax may be levied on the U.K. branch or agency.

OWNERSHIP AND DISPOSAL (INCLUDING REDEMPTION) OF THE NOTES BY U.K. CORPORATION
  TAX PAYERS

    In general, noteholders which are within the charge to U.K. corporation tax will be charged to tax on all returns and fluctuations in value of the notes broadly in accordance with their statutory accounting treatment so long as the accounting treatment is in accordance with a mark-to-market basis or an accruals basis which is authorized for tax purposes. Such noteholders will generally be charged to tax as income in each accounting period by reference to interest (and discount) and to any profit or gain (or entitled to relief for any loss) which, in accordance with the noteholders' authorized accounting method, is applicable to that period.

OWNERSHIP AND DISPOSAL (INCLUDING REDEMPTION) OF THE NOTES BY OTHER U.K. TAX
  PAYERS

    A transfer of a note by an individual noteholder who is resident or ordinarily resident for tax purposes in the U.K., or who carries on a trade in the U.K. through a branch or agency to which the note is attributable, may give rise to a charge to tax on income, under rules known as the "accrued income scheme," in respect of an amount representing interest on the note which has accrued from the last interest payment to the time of transfer.

    An individual noteholder who is resident or ordinarily resident in the U.K., or who carries on a trade, profession or vocation in the U.K. through a branch or agency to which the note is attributable, may be subject to U.K. taxation on disposal or redemption of a note. However, in calculating any chargeable gain (or allowable loss) on the transfer of a note, the consideration for disposal of the note will be reduced by any amount on which the noteholder is chargeable to income tax on the transfer under the accrued income scheme as described in the preceding paragraph.

    If the notes are issued at a discount to their par value, they constitute "relevant discounted securities" within the meaning of Schedule 13 to the Finance Act 1996, in which case the accrued income scheme would not apply and any profit or loss on a disposal (including redemption) of the notes by an individual noteholder subject to U.K. tax may be taxed or relieved as income.

STAMP DUTY AND STAMP DUTY RESERVE TAX ON THE NOTES

    No U.K. stamp duty or stamp duty reserve tax is payable on the issue of the notes or any transfer of, or agreement to transfer, full legal and beneficial ownership of a note.

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PAYMENTS OF INTEREST ON THE NOTES TREATED AS DISTRIBUTIONS

    In the event that any or part of any interest payment is characterized as a distribution for U.K. tax purposes, which may be the case if the return on the notes depends on the results of, or a part of our business, or represents more than a reasonable commercial return or if the thin-capitalization or transfer-pricing rules apply, that payment or part of such payment would not be deductible in computing our profits for U.K. corporation tax purposes.

UNITED STATES TAXATION

GENERAL

    The following summary contains a description of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes acquired for cash upon the initial offering of the notes at their issue price. This summary is not a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase the notes. In particular, this summary of U.S. federal income tax matters deals only with holders that are U.S. holders (as defined below) and that will hold the notes as capital assets for U.S. federal income tax purposes (generally, assets held for investment) and does not address special tax situations, such as the U.S. federal income tax treatment of holders that are (i) subject to special tax rules (e.g., financial institutions, securities or currency dealers, brokers, insurance companies, regulated investment companies and tax-exempt organizations), (ii) holding notes as part of a hedging or larger integrated financial transaction or (iii) U.S. holders (as defined below) with a currency other than the U.S. dollar as their functional currency.

    This summary is based upon the Internal Revenue Code of 1986, as amended, final, temporary and proposed regulations promulgated thereunder and judicial and administrative interpretations thereof, each as in effect on the date hereof, all of which are subject to change, possibly with retroactive effect. No ruling has been requested from the U.S. Internal Revenue Services on the tax consequences of owning the notes, and it is possible that the IRS could disagree with portions of this summary. Prospective purchasers of the notes should consult their own tax advisers as to the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes, in addition to the effect of any state or local tax laws or tax laws of any jurisdiction other than the United States.

    As used herein, a U.S. holder means a beneficial owner of a note who is, for U.S. federal income tax purposes, (i) a citizen or resident of the U.S., (ii) a corporation or other entity taxable as a corporation created or organized in or under the laws of the U.S. or of any state, (iii) any estate the income of which is subject to U.S. federal income taxation regardless of its source, and
(iv) any trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust or if the trust makes a valid election under U.S. Treasury Regulations to be treated as a domestic trust. If a partnership holds notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners in a partnership considering the purchase of notes should consult their own tax adviser.

TAX TREATMENT OF THE NOTES

    STATED INTEREST, SPECIAL INTEREST AND ADDITIONAL AMOUNTS. Stated interest on the notes, special interest, if any, and additional amounts, if any, generally will be includible in a U.S. holder's gross income as ordinary interest income in accordance with such U.S. holder's usual method (cash or accrual) of tax accounting.

    In the case of stated interest received on a note, special interest or additional amounts, the amount of income recognized by a cash basis U.S. holder will be the U.S. dollar value of the stated interest payment, based on the "spot rate" in effect on the date of receipt. Spot rate generally means a rate that reflects a fair market rate of exchange available to the public for pound sterling under a "spot contract" in a free market and involving representative amounts. A spot contract is a contract to buy and sell pound sterling on or before two business days following the date of execution of the contract. If such spot rate cannot be demonstrated, the IRS has authority to determine the spot rate.

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    The amount of stated interest, special interest or additional amounts recognized by an accrual basis U.S. holder of a note will be determined for any accrual period in pounds sterling and then translated into U.S. dollars using the average U.S. dollar-pound sterling exchange rate for the accrual period (or, with respect to an accrual period that spans two taxable years, using the average exchange rate for the partial period within each taxable year). The average rate for an accrual period (or partial period) is the simple average of the spot rates for each business day of such period, or other average exchange rate for the period reasonably derived and consistently applied by the holder. Alternatively, an accrual basis U.S. holder can elect to translate stated interest at the spot rate on the last day of the accrual period (and, in the case of a partial accrual period, the spot rate on the last day of the taxable year) or on the date the interest payment is received if such date is within five business days of the end of the accrual period. A U.S. holder that makes such an election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS.

    SALE AND REDEMPTION OF NOTES. A U.S. holder generally will recognize gain or loss upon the sale, exchange, retirement or other disposition of a note in an amount equal to the difference between the U.S. dollar value of the amount realized upon such sale, exchange, retirement or other disposition (other than amounts attributable to accrued interest, which will be taxable as such), and such U.S. holder's adjusted tax basis in the note. For this purpose, an amount received in pound sterling will be translated into U.S. dollars at the spot rate in effect on the date of disposition of the notes. A U.S. holder's adjusted tax basis in a note will generally equal the issue price of such note (translated into U.S. dollars using the spot rate in effect on the date of a holder's purchase of a note). Any gain or loss (other than foreign currency gain or loss, described below) will be capital gain or loss and generally will be long term capital gain or loss if the note is held for more than one year. Under current law, net long term capital gains of a noncorporate U.S. holder are, under certain circumstances, taxed at lower U.S. federal income tax rates than are items of ordinary income. The deductibility of capital losses by a U.S. holder, however, is subject to limitations.

    EXCHANGE OFFER. In the opinion of U.S. tax counsel, the exchange pursuant to the exchange offer will not be a taxable exchange for U.S. federal income tax purposes. As a result, a current holder of the old notes will not recognize taxable gain or loss upon exchanging the notes pursuant to the exchange offer. A holder's initial ownership of an old note and of an exchange note upon the exchange together will be treated as the ownership of the same note for U.S. federal income tax purposes. It is possible, however, that the IRS may take a different position, in which case holders might be required to treat the exchange as a taxable disposition of the old notes and purchase of the exchange notes, in which case holders may have to recognize taxable gain or loss for U.S. federal income tax purposes.

    FOREIGN CURRENCY GAIN OR LOSS. U.S. holders of the notes may realize foreign currency gain or loss, which generally will be treated as ordinary income or loss, as the case may be, upon the receipt of payments on the notes and upon the sale, exchange, retirement or other disposition of the notes, and the realized foreign currency gain or loss generally will be recognized in accordance with applicable provisions of the Internal Revenue Code. Generally, the amount of foreign currency gain or loss realized with respect to payments of interest will be equal to the difference between (x) the pound sterling amount received as translated into U.S. dollars using the spot rate on the date of receipt, and (y) the U.S. dollar amount previously included in income in respect of the payment. The amount of foreign currency gain or loss realized with respect to payments of principal will be equal to the difference between
(x) the pounds sterling amount of principal received as translated into U.S. dollars using the spot rate on the date of receipt, and (y) the pounds sterling amount of principal translated into U.S. dollars using the spot rate on the date the note was acquired. However, the amount of any foreign currency gain or loss realized upon a sale, exchange, retirement or disposition of a note with respect to interest and principal shall be limited to the total amount of gain or loss, as the case may be, realized on the transaction.

    SALES OF POUNDS STERLING. A U.S. holder who receives pounds sterling as principal or interest on a note and later sells such pounds sterling for U.S. dollars will have taxable gain or loss equal to the difference

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between the amount of U.S. dollars received and such U.S. holder's tax basis in the pounds sterling. In addition, if a U.S. holder purchases notes with pounds sterling, such U.S. holder will have taxable gain or loss if its tax basis in the pounds sterling is different than the spot rate on the purchase date. Any such gain or loss will be taxed as foreign currency gain or loss (described above).

FOREIGN TAX CREDIT

    For U.S. foreign tax credit purposes, stated interest, and any additional amounts or special interest with respect to a note will be treated as foreign-source income and generally will be subject to the separate foreign tax credit limitation for passive income. However, if such interest were to become subject to a withholding tax at a rate of five percent or more, it would be segregated in the separate foreign tax credit basket for high withholding tax interest. If such interest is received by a U.S. holder engaged in the active conduct of a banking, insurance, financing or similar business, it may be segregated in the separate foreign tax credit basket for financial services income.

    Gain or loss realized on the sale, exchange, retirement or other disposition of a note (including foreign currency gain or loss) generally will be treated as U.S.-source income or loss for foreign tax credit purposes.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    In general, information reporting requirements will apply to certain payments within the U.S. of stated interest, special interest and additional amounts on the notes, including payments made by the U.S. office of a paying agent, broker or other intermediary, and to proceeds of a sale, redemption or other disposition of the notes through a U.S. branch of a U.S. or foreign broker. Except in the case of an exempt recipient, such as a corporation, a "backup withholding" tax may apply to such payments or proceeds if the beneficial owner fails to provide a correct taxpayer identification number (on Form W-9) or other appropriate documentation or, in the case of payments of stated interest, special interest or additional amounts, fails to certify that he is not subject to such withholding or fails to report interest and dividend income in full. Any amounts withheld under the backup withholding rules from a payment to a beneficial owner will be allowed as a refund or credit against such beneficial owner's U.S. federal income tax liability provided the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

    Based on interpretations by the staff of the Securities and Exchange Commission set forth in no-action letters issued to third parties, including "Exxon Capital Holdings Corporation," available May 13, 1988, "Morgan Stanley & Co. Incorporated," available June 5, 1991, "Mary Kay Cosmetics, Inc." available June 5, 1991, and "Warnaco, Inc.," available October 11, 1991, we believe that exchange notes issued pursuant to the exchange offer in exchange for the old notes may be offered for resale, resold and otherwise transferred by holders so long as such holder is not (i) our affiliate, (ii) a broker-dealer who acquired old notes directly from us or our affiliate or (iii) a broker-dealer who acquired old notes as a result of market-making or other trading activities. Offers, sales and transfers may be made without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, provided that such exchange notes are acquired in the ordinary course of such holders' business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such exchange notes and that participating broker-dealers receiving exchange notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of such exchange notes. To date, the staff of the Securities and Exchange Commission has taken the position that participating broker-dealers may fulfil their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the exchange offer (other than a resale of an unsold allotment from the sale of the old notes to the initial purchasers) with the prospectus contained in the registration statement relating to the exchange offer. Pursuant to the registration rights agreement, we have agreed to permit participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use this prospectus in connection with the resale of such exchange notes. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus, and any amendment or supplement to this prospectus, available to any broker-dealer that requests such documents. Each holder of the old notes who wishes to exchange its old notes for exchange notes in the exchange offer will be required to make certain representations to us as set forth in "The Exchange Offer." In addition, each holder who is a broker-dealer and who receives exchange notes for its own account in exchange for old notes that were acquired by it as a result of market-making activities or other trading activities will be required to acknowledge that it will deliver a prospectus in connection with any resale by it of such exchange notes.

    We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, and any profit on any resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act of 1933. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

    For a period of 180 days after the consummation of the exchange offer we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act of 1933.

                                 LEGAL MATTERS

    The validity of the notes will be passed upon for us by Clifford Chance Limited Liability Partnership (with respect to matters of New York and U.S. federal law and the laws of England and Wales).

                                    EXPERTS

    The financial statements as of September 30, 2000, and September 29, 2001, and for each of the three years in the period ended September 29, 2001, included in this prospectus and the related financial statement schedules included elsewhere in the registration statement have been audited by Deloitte & Touche, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

               SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

    Enodis plc is incorporated as a public limited company with limited liability in England. A majority of our directors and executive officers are non-residents of the U.S. and are located outside the United States. As a result, it may not be possible for investors to effect service of process within the U.S. on our directors and executive officers or to enforce against any of them judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. In addition, it may be difficult for investors to enforce, in original actions brought in courts in jurisdictions located outside the U.S., rights predicated upon U.S. securities laws.

    We have been advised by our legal counsel in England, Clifford Chance Limited Liability Partnership, that there is a doubt as to the enforceability of certain civil liabilities under U.S. federal securities laws in original actions in English courts, and that, subject to certain exemptions and time limitations, English courts will treat a final and conclusive judgment of a U.S. court for a liquidated amount as a debt enforceable by fresh proceedings in the English courts. Our counsel has expressed no opinion, however, as to whether the enforcement by an English court of any judgment would be in pounds sterling or as of which date, if any, the determination of the applicable exchange rate from the U.S. dollars to pounds sterling would be made.

    We have agreed that any suit, action or proceeding arising out of or based upon the indenture or the notes may be instituted in any federal or state court located in New York City, and we have irrevocably appointed Shack Siegel Katz Flaherty & Goodman P.C. as our agent for service of process in any such suit, action or proceeding.

                      WHERE YOU CAN FIND MORE INFORMATION

    This prospectus is part of a registration statement we filed with the SEC on Form F-4 under the Securities Act, with respect to the Exchange Notes. As is permitted by the rules and regulations of the SEC, this prospectus omits certain information, exhibits, schedules and undertakings set forth in the registration statement. The statements in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, in each instance, please refer to the copy of such contract or other document filed as an exhibit to the registration statement. Any of such statements in this prospectus are qualified in all respects by reference to such exhibit.

    We are subject to the reporting requirements of the Exchange Act that are applicable to foreign private issuers. In accordance with the Exchange Act, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. We are allowed to "incorporate by reference" the information we file with the SEC. This permits us to disclose important information to you by referring to these documents. Any information referenced this way is considered part of this prospectus, and any information filed subsequently with the SEC. The registration statement on Form F-4, including the exhibits and schedules thereto, and reports and other information that we filed with the SEC may be obtained upon written request from us.

    We file annual and current reports and other information with the SEC. You may read and copy the registration statement and any materials that we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our documents may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. The SEC maintains an internet site that contains reports and other information that file electronically with the SEC. The SEC's web site is located at: www.sec.gov.

    As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. In addition, our officers, directors and principal shareholders are exempt from the "short-swing profits" reporting and liability provisions contained in
Section 16 of the Exchange Act and the rules promulgated thereunder. Our obligation to file periodic reports with the SEC pursuant to the Exchange Act may be suspended if the notes are held of record by fewer than 300 holders at the beginning of any fiscal year, other than the fiscal year in which this registration statement became effective. However, we have agreed to under the indenture to file with the SEC and provide to the trustee and the holders of the notes information, documents and reports as long as the notes are outstanding.

    While any notes remain outstanding, any requests for information or agreements summarized in this prospectus should be directed to our Company Secretary at Washington House, 40-41 Conduit Street, London W1S 2YQ, United Kingdom.

    In addition, copies of the purchase agreement, the indenture and the registration rights agreement that have been prepared in connection with the issuance of the notes will be available at the office of the Luxembourg paying agent in Luxembourg, so long as any of the notes are outstanding.

                   LUXEMBOURG LISTING AND GENERAL INFORMATION

    In connection with any application to list the notes on the Luxembourg Stock Exchange, a legal notice relating to the issue of the notes and our documents of formation will be deposited with the Chief Registrar of the District Court in Luxembourg (Greffier en Chef du Tribunal d'Arrondissement a Luxembourg) where such documents may be examined and copies obtained.

    The exchange notes have been accepted for clearance by the Euroclear and
Clearstream clearing systems with Common Codes of                 and ISIN
numbers of                 .

    We have appointed The Bank of New York (Luxembourg) S.A. as our listing agent and paying agent in Luxembourg. All documents mentioned in this prospectus that have been prepared in connection with the issuance of the notes will be available at the office of the Luxembourg paying agent in Luxembourg, so long as any of the notes are outstanding. So long as the notes are listed on the Luxembourg Stock Exchange, and the rules of the Luxembourg Stock Exchange so require, a paying agent for the notes will be maintained in Luxembourg.

    For as long as the notes are listed on the Luxembourg Stock Exchange, copies of our annual reports for the years ended September 30, 2000, and September 29, 2001, and our interim reports for the six months ended April 1, 2000, and March 31, 2001, as well as all our future annual and six-month interim reports, may be obtained free of charge at the office of our Luxembourg Paying Agent. In addition, commencing with the second quarter of fiscal year 2002, we will prepare quarterly reports, which may be obtained free of charge at the office of our Luxembourg Paying Agent for as long as the notes are listed on the Luxembourg Stock Exchange.

    We have obtained all necessary consents, approvals and authorizations in connection with the issuance of the notes. The issuance of the notes has been authorized by resolutions of our board of directors passed on March 15, 2002.

    Except as disclosed in this prospectus, we are not involved in litigation or arbitration proceedings relating to claims on amounts that are material in the context of the issuance of the notes, nor, so far as we are aware, is any such litigation or arbitration pending or threatened.

    We represent that there has been no material adverse change in our financial position since September 29, 2001.

    According to Chapter IV, article 3, point A/II/2 of the Rules and Regulations of the Luxembourg Stock Exchange, the notes shall be freely transferable and therefore no transaction made on the Luxembourg Stock Exchange shall be cancelled.

    We have appointed The Bank of New York (Luxembourg) S.A. as our Listing and Paying and Transfer Agent in respect of the notes in Luxembourg. Transfers and payments in relation to notes issued in definitive form may be made at the office of our Luxembourg Paying and Transfer Agent.

    Our articles of association provide that, subject to the U.K. Companies Act of 1985 and 1989, any of our directors, any alternate director and the secretary of the company shall be indemnified out of our assets against all costs, charges, losses and liabilities incurred by him in the proper execution of his duties or the proper exercise of his powers, authorities and discretion. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors and officers pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                         INDEX TO FINANCIAL STATEMENTS


AUDITED CONSOLIDATED FINANCIAL STATEMENTS:

Independent Auditors' Report................................       F-2

Consolidated Statements of Profit and Loss Accounts.........       F-3

Consolidated Balance Sheets.................................       F-4

Consolidated Statements of Cash Flows and Notes to the
  Consolidated Statements of Cash Flows.....................       F-5

Consolidated Statements of Total Recognized Gains and
  Losses....................................................       F-7

Consolidated Statements of Movements in Equity Shareholders'
  Funds.....................................................       F-7

Notes to the Consolidated Financial Statements..............       F-8

Financial Statement Schedule II--Valuation and Qualifying
  Accounts..................................................      F-62

UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS:

Unaudited Consolidated Statements of Profit and Loss
  Accounts..................................................      F-63

Unaudited Consolidated Balance Sheets.......................      F-65

Consolidated Statements of Cash Flows.......................      F-66

Notes to the Unaudited Consolidated Interim Financial
  Statements................................................      F-67

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of Enodis plc

    We have audited the accompanying consolidated balance sheets of Enodis plc and subsidiaries (collectively, "the Group") as of September 30, 2000, and September 29, 2001, and the related consolidated statements of profit and loss accounts, cash flows, total recognized gains and losses and movements in equity shareholders' funds for each of the three years in the period ended
September 29, 2001, all expressed in pounds sterling. Our audits also included the financial statement schedule listed in the Index at Item 18. These financial statements and the financial statement schedule are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the U.K. and the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Group as of September 30, 2000, and September 29, 2001, and the results of its operations and its cash flows for each of the three years in the period ended
September 29, 2001, in conformity with accounting principles generally accepted in the United Kingdom. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

    Accounting principles generally accepted in the U.K. differ in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of profit/(loss) for each of the three years in the period ended September 29, 2001, and the determination of equity shareholders' funds as of September 30, 2000, and September 29, 2001, to the extent summarized in Note 29 to the consolidated financial statements.

DELOITTE & TOUCHE

Charted Accountants and Registered Auditors
London, England
November 21, 2001, except for Note 30 as to which the date is February 20, 2002

                                   ENODIS PLC

              CONSOLIDATED STATEMENTS OF PROFIT AND LOSS ACCOUNTS

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

                                                                 1999                              2000              2001
                                            -----------------------------------------------   ---------------   --------------
                                                              EXCEPTIONAL
                                                 PRE-            ITEMS                                               PRE-
(IN MILLIONS EXCEPT SHARE DATA)   NOTES      EXCEPTIONAL        (NOTE 5)          TOTAL            TOTAL         EXCEPTIONAL
-------------------------------  --------   --------------   --------------   -------------   ---------------   --------------
TURNOVER                             2
Food equipment.............                        L489.7              L--           L489.7            L884.5          L887.2
Property...................                           1.0               --              1.0              19.9            16.6
                                            --------------   --------------   -------------   ---------------   --------------
Continuing operations......                         490.7               --            490.7             904.4           903.8
Discontinued operations....                         265.6               --            265.6             275.7           177.3
                                            --------------   --------------   -------------   ---------------   --------------
                                                    756.3               --            756.3           1,180.1         1,081.1
                                            --------------   --------------   -------------   ---------------   --------------
PROFIT FROM OPERATIONS
Food equipment.............                          66.6             (6.0)            60.6             111.5            90.7
Property...................                           0.2               --              0.2               8.4             9.0
Corporate costs............                          (6.2)              --             (6.2)             (7.3)           (8.9)
                                            --------------   --------------   -------------   ---------------   --------------
Continuing operations......                          60.6             (6.0)            54.6             112.6            90.8
                                            --------------   --------------   -------------   ---------------   --------------
Discontinued operations....                          24.0               --             24.0              27.1             9.1
                                            --------------   --------------   -------------   ---------------   --------------
                                                     84.6             (6.0)            78.6             139.7            99.9
                                            --------------   --------------   -------------   ---------------   --------------
Goodwill amortization/
  impairment...............                          (2.7)              --             (2.7)            (21.4)          (23.0)
                                            --------------   --------------   -------------   ---------------   --------------
OPERATING PROFIT/(LOSS)            2,4
Continuing operations......                          57.9             (6.0)            51.9              91.2            67.8
Discontinued operations....                          24.0               --             24.0              27.1             9.1
                                            --------------   --------------   -------------   ---------------   --------------
                                                     81.9             (6.0)            75.9             118.3            76.9
                                            --------------   --------------   -------------   ---------------   --------------
Profit on disposal of
  businesses...............          5                 --               --               --                --              --
Profit on disposal of property
  fixed assets.............                           4.1               --              4.1               3.0              --
                                            --------------   --------------   -------------   ---------------   --------------
                                                     86.0             (6.0)            80.0             121.3            76.9
                                            --------------   --------------   -------------   ---------------   --------------
Net interest payable and
  similar charges..........          8              (13.3)              --            (13.3)            (37.5)          (36.1)
                                            --------------   --------------   -------------   ---------------   --------------
Profit/(loss) on ordinary
  activities before taxation...                      72.7             (6.0)            66.7              83.8            40.8
                                            --------------   --------------   -------------   ---------------   --------------
Tax on profit/(loss) on
  ordinary activities......          9               (5.9)              --             (5.9)            (14.2)           (8.6)
                                            --------------   --------------   -------------   ---------------   --------------
Profit/(loss) on ordinary
  activities after taxation..                        66.8             (6.0)            60.8              69.6            32.2
                                            --------------   --------------   -------------   ---------------   --------------
Equity minority interest...                            --               --               --              (0.3)           (0.3)
                                            --------------   --------------   -------------   ---------------   --------------
Profit/(loss) for the period..                       66.8             (6.0)            60.8              69.3            31.9
                                            --------------   --------------   -------------   ---------------   --------------
Equity dividends...........         10              (24.1)              --            (24.1)            (33.9)           (4.8)
                                            --------------   --------------   -------------   ---------------   --------------
Retained profit/(loss).....                         L42.7            L(6.0)           L36.7             L35.4           L27.1
                                            ==============   ==============   =============   ===============   ==============
EARNINGS/(LOSS) PER SHARE           11                                                                              1999
                                                                                                                --------------
Basic earnings/(loss) per
  share....................                                                                                              38.7p
Adjusted basic earnings per
  share....................                                                                                              41.6p
Diluted earnings/(loss) per
  share....................                                                                                              27.7p
Adjusted diluted earnings per
  share....................                                                                                              29.6p

                                                    2001
                                 -------------------------------------------
                                  EXCEPTIONAL
                                     ITEMS                           TOTAL
(IN MILLIONS EXCEPT SHARE DATA)     (NOTE 5)           TOTAL        (NOTE 1)
-------------------------------  --------------   ---------------   --------
TURNOVER
Food equipment.............                L--             L887.2   $1,303.4
Property...................                 --               16.6       24.4
                                 --------------   ---------------   --------
Continuing operations......                 --              903.8    1,327.8
Discontinued operations....                 --              177.3      260.5
                                 --------------   ---------------   --------
                                            --            1,081.1    1,588.3
                                 --------------   ---------------   --------
PROFIT FROM OPERATIONS
Food equipment.............              (43.4)              47.3       69.5
Property...................                 --                9.0       13.2
Corporate costs............              (24.1)             (33.0)     (48.5)
                                 --------------   ---------------   --------
Continuing operations......              (67.5)              23.3       34.2
                                 --------------   ---------------   --------
Discontinued operations....                 --                9.1       13.4
                                 --------------   ---------------   --------
                                         (67.5)              32.4       47.6
                                 --------------   ---------------   --------
Goodwill amortization/
  impairment...............             (100.0)            (123.0)    (180.7)
                                 --------------   ---------------   --------
OPERATING PROFIT/(LOSS)
Continuing operations......             (167.5)             (99.7)    (146.5)
Discontinued operations....                 --                9.1       13.4
                                 --------------   ---------------   --------
                                        (167.5)             (90.6)    (133.1)
                                 --------------   ---------------   --------
Profit on disposal of
  businesses...............               23.5               23.5       34.5
Profit on disposal of property
  fixed assets.............                 --                 --         --
                                 --------------   ---------------   --------
                                        (144.0)             (67.1)     (98.6)
                                 --------------   ---------------   --------
Net interest payable and
  similar charges..........               (5.8)             (41.9)     (61.5)
                                 --------------   ---------------   --------
Profit/(loss) on ordinary
  activities before taxation...         (149.8)            (109.0)    (160.1)
                                 --------------   ---------------   --------
Tax on profit/(loss) on
  ordinary activities......                2.0               (6.6)      (9.7)
                                 --------------   ---------------   --------
Profit/(loss) on ordinary
  activities after taxation..           (147.8)            (115.6)    (169.8)
                                 --------------   ---------------   --------
Equity minority interest...                 --               (0.3)      (0.5)
                                 --------------   ---------------   --------
Profit/(loss) for the period..          (147.8)            (115.9)    (170.3)
                                 --------------   ---------------   --------
Equity dividends...........                 --               (4.8)      (7.0)
                                 --------------   ---------------   --------
Retained profit/(loss).....            L(147.8)           L(120.7)   $(177.3)
                                 ==============   ===============   ========
                                                                      2001
EARNINGS/(LOSS) PER SHARE            2000              2001         (NOTE 1)
                                 --------------   ---------------   --------
Basic earnings/(loss) per
  share....................               29.6p             (46.5)p   $(0.68)
Adjusted basic earnings per
  share....................               37.4p              22.1p     $0.32
Diluted earnings/(loss) per
  share....................               27.7p             (46.5)p   $(0.68)
Adjusted diluted earnings per
  share....................               35.0p              22.0p     $0.32

    The accompanying notes form an integral part of these financial statements.

                                   ENODIS PLC

                          CONSOLIDATED BALANCE SHEETS

                AS OF SEPTEMBER 30, 2000, AND SEPTEMBER 29, 2001

                                                                                                           2001
(IN MILLIONS)                                                  NOTES         2000            2001        (NOTE 1)
-------------                                                 --------   -------------   -------------   ---------
FIXED ASSETS
Intangible fixed assets--goodwill...........................     12             L412.7          L310.2    $455.7
Tangible fixed assets.......................................     13              171.8           111.4     163.6
Investments.................................................     14                7.2             6.2       9.1
                                                                                 591.7           427.8     628.4
                                                                         -------------   -------------   -------
CURRENT ASSETS
Stocks......................................................     15              153.1           105.6     155.1
Debtors.....................................................     16              221.1           200.7     294.9
Cash at bank and in hand....................................                      28.5            39.4      57.9
                                                                         -------------   -------------   -------
                                                                                 402.7           345.7     507.9
CREDITORS FALLING DUE WITHIN ONE YEAR
Borrowings..................................................     17              (90.4)           (2.4)     (3.5)
Other creditors.............................................     17             (276.9)         (225.1)   (330.7)
                                                                         -------------   -------------   -------
                                                                                (367.3)         (227.5)   (334.2)
                                                                         -------------   -------------   -------
NET CURRENT ASSETS..........................................                      35.4           118.2     173.7
                                                                         -------------   -------------   -------
TOTAL ASSETS LESS CURRENT LIABILITIES.......................      2              627.1           546.0     802.1
                                                                         -------------   -------------   -------

FINANCED BY:
Creditors falling due after more than one year..............     18              366.6           398.9     586.0
Provisions for liabilities and charges......................     21               45.6            59.1      86.8
                                                                         -------------   -------------   -------
                                                                                 412.2           458.0     672.8
                                                                         -------------   -------------   -------
CAPITAL AND RESERVES
Called up share capital.....................................     22              125.0           125.1     183.8
Share premium account.......................................     23              238.9           239.0     351.1
Profit and loss account.....................................     23             (150.1)         (276.9)   (406.8)
EQUITY SHAREHOLDERS' FUNDS..................................                     213.8            87.2     128.1
                                                                         -------------   -------------   -------
Equity minority interests...................................                       1.1             0.8       1.2
                                                                         -------------   -------------   -------
                                                                                L627.1          L546.0    $802.1
                                                                         =============   =============   =======

  The accompanying notes form an integral part of these financial statements.

                                   ENODIS PLC

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

                                                                                                                    2001
(IN MILLIONS)                                         NOTES          1999            2000             2001        (NOTE 1)
-------------                                        --------   --------------   -------------   --------------   --------
Net cash inflow from operating activities before
  exceptional items................................      a               L88.3          L160.5           L120.8    $177.5
Net cash outflow from operating exceptional
  items............................................      a                  --              --            (27.8)    (40.8)
                                                                --------------   -------------   --------------   -------
NET CASH FLOW FROM OPERATING ACTIVITIES............      a                88.3           160.5             93.0     136.7
                                                                --------------   -------------   --------------   -------
RETURN ON INVESTMENTS AND SERVICING OF FINANCE
Interest paid......................................                      (13.4)          (37.5)           (40.9)    (60.1)

TAXATION
Overseas and U.K. tax paid.........................                       (8.3)          (10.2)            (6.0)     (8.8)

CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Payments to acquire tangible fixed assets..........                      (32.5)          (32.1)           (23.7)    (34.8)
Receipts from sale of tangible fixed assets........                       15.7             8.2              7.4      10.9
Payments to acquire fixed asset investments........                       (0.6)            0.6               --        --
Receipts from other disposals......................                        0.5              --               --        --
                                                                --------------   -------------   --------------   -------
                                                                         (16.9)          (23.3)           (16.3)    (23.9)
                                                                --------------   -------------   --------------   -------
ACQUISITIONS AND DISPOSALS
Purchase of subsidiary undertakings and minority
  interests........................................     24              (240.2)          (47.8)           (25.8)    (37.9)
Net cash acquired with subsidiary undertakings.....                        9.5              --               --        --
Sale of subsidiary undertakings....................                         --              --             98.6     144.9
Investment in joint venture........................     14                (2.3)           (0.4)              --        --
                                                                --------------   -------------   --------------   -------
                                                                        (233.0)          (48.2)            72.8     107.0
                                                                --------------   -------------   --------------   -------
EQUITY DIVIDENDS PAID..............................                      (15.7)          (28.6)           (28.2)    (41.4)
                                                                --------------   -------------   --------------   -------
Cash (outflow)/inflow before use of liquid
  resources and financing..........................                     (199.0)           12.7             74.4     109.5
                                                                --------------   -------------   --------------   -------
MANAGEMENT OF LIQUID RESOURCES*
Cash transferred from term deposits................                       25.2             1.0               --        --

FINANCING
Issue of shares....................................     22                 2.7             0.6              0.2       0.3
Redemption of CULS.................................                         --            (1.1)              --        --
Additional net borrowings..........................                       15.8             0.6            398.3     585.1
(Repayment of)/increase in term loan...............                      373.8           (32.4)          (385.7)   (566.6)
Deferred financing costs...........................                       (6.5)             --               --        --
Net increase/(decrease) in other loans.............                     (201.7)           19.2            (72.8)   (107.0)
Capital element of finance lease repayments........                       (0.7)           (0.7)            (0.6)     (0.9)
                                                                --------------   -------------   --------------   -------
                                                                         183.4           (13.8)           (60.6)    (89.1)
                                                                --------------   -------------   --------------   -------
INCREASE/(DECREASE) IN CASH IN THE PERIOD..........                       L9.6           L(0.1)           L13.8     $20.4
                                                                ==============   =============   ==============   =======

------------------------------

* Enodis Group includes as liquid resources term deposits with a maturity less than 90 days.

  The accompanying notes form an integral part of these financial statements.

                                   ENODIS PLC

               NOTES TO THE CONSOLIDATED STATEMENTS OF CASH FLOWS

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

(A) RECONCILIATIONS OF OPERATING PROFIT/(LOSS) TO NET CASH INFLOW FROM OPERATING ACTIVITIES

                                                                                                       2001
                                                                                 ------------------------------------------------
                                                                                                    EXCEPTIONAL
(IN MILLIONS)                          NOTES         1999            2000        PRE-EXCEPTIONAL       ITEMS            TOTAL
-------------                         --------   -------------   -------------   ---------------   --------------   -------------
Operating profit/(loss).............     2               L75.9          L118.3            L76.9          L(167.5)          L(90.6)
Scotsman restructuring costs
  (exceptional items)...............                       6.0              --               --               --               --
Depreciation........................                      18.8            23.8             22.7               --             22.7
Amortization of goodwill............                       2.7            21.4             23.0            100.0            123.0
Gain on sale of fixed assets........                      (0.3)           (0.3)            (1.7)              --             (1.7)
Provisions (net)....................                      (0.5)           (4.6)            (6.0)            16.5             10.5
Decrease/(increase) in stocks.......                       1.1            (0.5)            12.1              0.5             12.6
(Increase)/decrease in debtors......                      (2.8)            6.0             10.7               --             10.7
(Decrease)/increase in creditors....                     (12.6)           (3.6)           (16.9)            22.7              5.8
                                                 -------------   -------------    -------------    --------------   -------------
NET CASH INFLOW/(OUT FLOW) FROM
  OPERATING ACTIVITIES..............                     L88.3          L160.5           L120.8           L(27.8)           L93.0
                                                 =============   =============    =============    ==============   =============

(B) RECONCILIATIONS OF NET CASH FLOW TO MOVEMENT IN NET DEBT

(IN MILLIONS)                                                      1999             2000             2001
-------------                                                 --------------   --------------   --------------
Increase/(decrease) in net cash in the period...............            L9.6            L(0.1)           L13.8
Cash inflow from decrease in liquid resources...............           (25.2)              --               --
Loans and finance leases acquired with subsidiary
  undertakings..............................................          (228.2)            (0.8)            (0.7)
Cash outflow from capital element of finance lease
  payments..................................................             0.7              0.7              0.6
Repayment of/(increase in) other loans......................           201.7            (19.2)             5.4
Borrowings repaid/(additional borrowings)...................          (389.6)            31.8             54.8
Conversion of convertible unsecured loan stock ("CULS") to
  ordinary shares...........................................           136.0             93.3               --
Cash redemption of CULS.....................................              --              1.1               --
Translation adjustment......................................            16.2            (42.3)            (5.6)
                                                              --------------   --------------   --------------
Movement in net debt........................................          (278.8)            64.5             68.3
Net debt at start of period.................................          (219.9)          (498.7)          (434.2)
                                                              --------------   --------------   --------------
NET DEBT AT END OF PERIOD...................................         L(498.7)         L(434.2)         L(365.9)
                                                              ==============   ==============   ==============

(C) RECONCILIATIONS OF NET DEBT TO BALANCE SHEET

(IN MILLIONS)                                                      1999             2000             2001
-------------                                                 --------------   --------------   --------------
Cash at bank and in hand....................................           L26.7            L28.5            L39.4
Current borrowing...........................................           (78.2)           (90.4)            (2.4)
Exclude current proportion of deferred financing costs......            (1.4)            (1.2)            (1.1)
                                                              --------------   --------------   --------------
Current net debt............................................           (52.9)           (63.1)            35.9
Long term lease obligations.................................            (0.7)            (0.5)            (1.2)
Long term debt..............................................          (350.7)          (370.6)          (400.6)
CULS........................................................           (94.4)              --               --
                                                              --------------   --------------   --------------
NET DEBT AT END OF PERIOD...................................         L(498.7)         L(434.2)         L(365.9)
                                                              ==============   ==============   ==============

(D) ANALYSIS OF MOVEMENTS IN NET DEBT

                                                                                      ACQUIRED
                                                                                        WITH        TRANSLATION
(IN MILLIONS)                                          2000          CASH FLOW      SUBSIDIARIES    ADJUSTMENTS         2001
-------------                                     --------------   --------------   ------------   -------------   --------------
Cash............................................           L28.5           L13.8          L--            L(2.9)             L39.4
Borrowings due within one year..................           (92.1)           86.8           --              1.8               (3.5)
Revolving multi-currency facilities
  Old...........................................           (64.5)           67.4           --             (2.9)                --
  New...........................................              --          (398.3)          --             10.8             (387.5)
Term loan.......................................          (287.3)          298.9           --            (11.6)                --
Other long term debt............................           (18.8)            6.0         (0.7)            (0.8)             (14.3)
                                                  --------------   --------------   ------------   -------------   --------------
NET (DEBT)/FUNDS................................         L(434.2)          L74.6        L(0.7)           L(5.6)           L(365.9)
                                                  ==============   ==============   ============   =============   ==============

                                   ENODIS PLC

          CONSOLIDATED STATEMENTS OF TOTAL RECOGNIZED GAINS AND LOSSES

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

                                                                                                               2001
(IN MILLIONS)                                                     1999           2000            2001        (NOTE 1)
-------------                                                 ------------   ------------   --------------   --------
Profit/(loss) for the period................................         L60.8          L69.3          L(115.9)  $(170.3)
Negative goodwill written back on disposals, previously
  written off...............................................            --             --             (4.4)     (6.5)
Foreign currency translation adjustments....................           1.1            1.3             (1.7)     (2.5)
                                                              ------------   ------------   --------------   -------
Total recognized gains and losses for the period............         L61.9          L70.6          L(122.0)  $(179.3)
                                                              ============   ============   ==============   =======

       CONSOLIDATED STATEMENTS OF MOVEMENTS IN EQUITY SHAREHOLDERS' FUNDS

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

                                                                                                                2001
(IN MILLIONS)                                                     1999           2000             2001        (NOTE 1)
-------------                                                 ------------   -------------   --------------   --------
Profit/(loss) for the period................................         L60.8           L69.3          L(115.9)  $(170.3)
Negative goodwill written back on disposals, previously
  written off...............................................            --              --             (4.4)     (6.5)
Foreign currency translation adjustments....................           1.1             1.3             (1.7)     (2.5)
                                                              ------------   -------------   --------------   -------
Total recognized gains and losses...........................          61.9            70.6           (122.0)   (179.3)
Dividends...................................................         (24.1)          (33.9)            (4.8)     (7.0)
Shares issued...............................................         135.9            92.2              0.2       0.3
                                                              ------------   -------------   --------------   -------
Net increase/(decrease) in equity shareholders' funds in the
  period....................................................         173.7           128.9           (126.6)   (186.0)
Opening equity shareholders' funds..........................         (88.8)           84.9            213.8     314.1
                                                              ------------   -------------   --------------   -------
Closing equity shareholders' funds..........................         L84.9          L213.8            L87.2    $128.1
                                                              ============   =============   ==============   =======

  The accompanying notes form an integral part of these financial statements.

                                   ENODIS PLC

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

1. ACCOUNTING POLICIES

Enodis plc ("Enodis") and its subsidiaries (collectively the "Group") operate in two principal areas: food service equipment--which manufactures and distributes cooking, warming, ice, storage, preparation, ventilation and warewashing equipment used by commercial and institutional food service operators; and, food retail equipment--which manufactures and distributes equipment used to store and display food in retail food outlets such as supermarkets, convenience and specialty stores. The Group's customers are dispersed throughout the world with the majority located in North America and Western Europe.

    BASIS OF ACCOUNTING. The financial statements have been prepared under the historical cost method and comply in all respects with applicable Accounting Standards in the United Kingdom. These principles differ in certain respects from the accounting principles in the U.S., see Note 29.

    Continuing operations include the results of those operations that are to be retained by the Group. Discontinued operations are those businesses whose sale or termination has been completed prior to the period end. During 2001, Enodis disposed of its Building and Consumer Products Division ("BCP") and as such, the results of operations and related disclosures have been restated to reflect BCP as a discontinued operation.

    BASIS OF CONSOLIDATION. These financial statements consolidate the financial statements of Enodis and all its subsidiary companies. All intercompany balances and transactions have been eliminated in consolidation. Such consolidated financial statements include, as appropriate, the financial position and the results of operations of acquired businesses since the dates of such respective acquisitions. Unconsolidated companies that are 20% to 50% owned are accounted for by the equity method.

    FISCAL YEAR. The Group reports on a 52-53 week fiscal year ending on the Saturday nearest to September 30. Fiscal years 2001 and 2000 contained
52 weeks. Fiscal year 1999 contained 53 weeks.

    CONVENIENCE TRANSLATION. The consolidated financial statements are presented in millions of Great Britain pounds ("L" or "GBP"). In addition, the consolidated financial statements as of and for the 52 weeks ended
September 29, 2001 are also presented in U.S. dollars ("$" or "USD"). These USD amounts are presented solely for the convenience of the reader at the rate of L1.00 = USD 1.4691, the noon buying rate of the United States (U.S.) Federal Reserve Bank as of December 28, 2001. No representation is made that the GBP amounts shown could have been, or could be converted into USD at that or any other rate.

    OTHER FIXED ASSET INVESTMENTS. Other fixed asset investments represent unlisted investments. Such investments are shown at cost less amounts written off. Income, in the form of dividends, is recognized upon receipt.

    ACQUISITIONS AND DISPOSALS. On the acquisition of a business, including an interest in an associate, fair values are attributed to the Group's share of net separable assets. Where the cost of the assets exceeds the fair values attributable to such net assets, the difference is treated as purchased goodwill. Following the implementation of Financial Reporting Standard
("FRS") 10, "Goodwill and Intangible Assets", goodwill arising on the acquisition of subsidiaries is capitalized in the Group balance sheet in the period of acquisition. Goodwill arising on associates is included with the carrying value of the associate.

    EARNINGS/(LOSS)PER SHARE. Basic earnings/(loss) per share exclude dilution and is computed by dividing profit/(loss) for the period by the weighted-average number of ordinary shares outstanding for the period. Diluted earnings/(loss) per share reflect the potential dilution that could occur if securities or other contracts

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

1. ACCOUNTING POLICIES (CONTINUED)
to issue ordinary shares were exercised or converted into ordinary shares or resulted in the issuance of ordinary shares that then shared in the earnings of the entity.

    CASH AT BANK AND IN HAND. The Group considers all highly liquid investments with maturities of three months or less to be cash at bank and in hand.

    GOODWILL AND INTANGIBLE FIXED ASSETS. Goodwill arising on acquisitions has been capitalized and is amortized on a straightline basis over a period of 20 years; the Directors regard 20 years as a reasonable maximum for the estimated useful life of goodwill since it is difficult to make projections exceeding this period. When it is apparent that the carrying value of goodwill exceeds the estimated net present value of future cash flows less operating assets, an impairment provision is charged against profit for the period.
FRS 10 does not require reinstatement of goodwill previously eliminated against reserves; in accordance with FRS 10 such goodwill has been offset against the profit and loss account reserves. Goodwill previously taken to reserves is charged in the profit and loss account when the related business is sold.

    TANGIBLE FIXED ASSETS. Tangible fixed assets are stated at cost less depreciation. Depreciation is provided at rates calculated to write-off the cost or valuation of each asset, predominantly on a straight line basis, over its expected useful life as follows:

    --Freehold land: nil.

    --Freehold and long leasehold buildings: 1%-2%.

    --Short leasehold properties: over the lesser of unexpired period of the lease or economic life.

    --Plant and equipment: 10%-33 1/3%.

    LEASES. Assets acquired under finance leases are capitalized and depreciated over the shorter of the lease term and the expected useful life of the asset. Operating lease rentals are charged to the profit and loss account as incurred.

    STOCKS. Stocks are stated at the lower of cost and net realizable value using the first-in, first-out method. The cost of work-in-progress and finished goods includes an appropriate portion of manufacturing overheads. In addition, included in stocks is land held for development and sale. This land is stated at cost unless an impairment has occurred, in which case the land is reduced to its estimated fair market value.

    TURNOVER. Turnover is the gross value of sales, including shipping and handling fees, less discounts and allowances, and excluding value added tax.

    REVENUE RECOGNITION. Revenue from product sales is recognized when evidence of an arrangement exists, title to finished goods has passed to the customer, the price is fixed and determinable and collectibility is reasonably assured. Service revenue is recognized when services are rendered. Property revenue is recognized upon completion of the sale when the profit is determinable and the earnings process is complete.

    RESEARCH AND DEVELOPMENT. Research and development is written off as incurred. Research and development expenditures for Fiscal 1999, 2000 and 2001 were L8.9 million, L13.6 million and L13.8 million, respectively.

    MARKETING COSTS. Marketing costs are reported in cost of sales and include costs of advertising and other marketing activities. Such costs are expensed as incurred and were L6.5 million, L10.7 million and L10.9 million in Fiscal 1999, 2000 and 2001, respectively, as they relate to continuing operations.

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

1. ACCOUNTING POLICIES (CONTINUED)
    TAXATION. Corporation tax payable is provided on taxable profits at the current rate. Credit is taken for Advance Corporation Tax written off in previous years when it is recoverable against current corporation tax liabilities. Deferred taxation is provided using the liability method to the extent that it is probable a liability will crystallize.

    PENSION COSTS. It is the general policy of the Group to fund pension liabilities, on the advice of professionally qualified actuaries, by payments to independent trusts or to insurance companies. Independent actuaries' valuations are carried out at regular intervals, on a projected unit funding or attained age basis. In addition, the impact of any significant related events, such as major changes in stock market values, are assessed through a formal review process.

    Charges in respect of defined benefit schemes are made to the profit and loss account so as to spread the costs of pensions at a substantially level percentage of payroll costs over employees' estimated service lives within the Group. Contributions to defined contribution schemes are charged to the profit and loss account on an accrual basis.

    FOREIGN CURRENCY TRANSLATION. Transaction differences arising from exchange rate variations on trading transactions are included in operating profit. Overseas profits remitted to the U.K. during the period are dealt with at actual rates of exchange.

    The balance sheets of overseas subsidiary entities are translated into sterling at rates of exchange ruling at the year end. Profit and loss accounts are translated at the average rate for the month in which the profits were earned. Differences arising from the restatement of opening foreign currency net investments and net overseas profits or losses are dealt with through reserves, as are differences on long term foreign currency borrowings used to finance overseas investment.

    RECOVERABILITY OF LONG-LIVED ASSETS. The Group evaluates the carrying amounts and periods over which long-lived tangible and intangible assets are depreciated or amortized, at each reporting period. An impairment loss is recorded when the future discounted net cash flows expected to be generated by the asset are less than the carrying amount of the asset.

    DEBT ISSUANCE COSTS. Debt issuance costs are classified within net borrowings and are amortized using the effective interest method over the respective lives of the related debt.

    WARRANTY PROVISION. The Group's warranty policy generally provides that its products are free from defects in material and workmanship for a specified period of time from the date of purchase or installation, which varies dependent upon the product sold. The warranty does not cover any losses or damage that occur as a result of improper use or neglect. The Group accrues for the estimated cost of warranty coverage and returns at the time the sale is recorded.

    ENVIRONMENTAL LIABILITIES. The Group's operations and products are subject to various international regulatory requirements relating to environmental protection. It is the Group's policy to comply fully with all such applicable requirements. The Group may be subject to potential liabilities for the costs of environmental remediation at currently or previously owned or operated sites or sites to which it, or predecessor owners, transported materials.

    It is the Group's policy to accrue for the estimated cost of environmental matters, on a nondiscounted basis, when it is probable that a liability has been incurred and the amount of the liability can be reasonably

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

1. ACCOUNTING POLICIES (CONTINUED)
estimated. Such provisions and accruals exclude claims for recoveries from insurance carriers or other third parties. Such claims are recognized as receivables only if realization is probable.

    RECLASSIFICATIONS. Certain reclassifications have been made to the 1999 and 2000 financials in order to conform to the 2001 presentation.

    USE OF ESTIMATES. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant accounting estimates include inventory provisions, allowance for bad debts, warranty provisions, useful lives, sales returns and impairment calculations. Actual results could differ from those estimates.

    CONCENTRATION OF CREDIT RISK. Financial instruments which potentially subject the Group to concentrations of credit risk consist primarily of cash at bank and in hand, trade accounts receivable, interest rate agreements, and foreign exchange contracts. The Group mitigates such risks by holding funds in high-quality financial institutions, limiting counterparties to foreign exchange and interest rate contracts to qualified financial institutions, and reduces accounts receivable risk by performing periodic credit evaluations.

    RECENTLY ISSUED U.K. ACCOUNTING STANDARDS. In November 2000, the U.K. Accounting Standards Board ("ASB") issued FRS 17, "Retirement Benefits" relating to accounting for pension costs and other post-retirement benefits, which replaces Statement of Standard Accounting Practice ("SSAP") 24, "Accounting for Pension Costs", and Urgent Issues Task Force ("UITF") Abstract 6, "Accounting for post-retirement benefits other than pensions". FRS 17 changes the accounting for defined benefit schemes as actuarial gains and losses are recognized immediately and scheme assets are valued at fair values. The accounting requirements of FRS 17 are mandatory for periods ending on or after June 22, 2003, however, the Group has adopted the applicable pre-implementation disclosures during 2001. The effects of the adoption of this standard on net assets has been disclosed in Note 25, and the effects of full adoption on the profit and loss account is not expected to be material.

    In December 2000, the ASB issued FRS 18, "Accounting Policies" which sets out the principles to be followed in selecting accounting policies and the disclosures needed to help users to understand the accounting policies adopted and how they have been applied. FRS 18 also defines accounting policies and estimation techniques used in implementing those policies. The Group adopted the provisions of FRS 18 during 2001, and as a result, the Group has reassessed its accounting estimates for warranty provisions and have provided an additional L8.0 million during 2001.

    In December 2000, the ASB issued FRS 19, "Deferred Tax", which replaces SSAP 15 "Accounting for Deferred Tax" and prescribes significant changes to the existing accounting and disclosure for deferred tax. The requirements of FRS 19 must be adopted for the first time in the Group financial statements for the year ending September 28, 2002. FRS 19 requires full provision to be made for deferred tax assets (to the extent that it is regarded as more likely than not that they will be recovered) and liabilities arising from timing differences between the recognition of gains and losses in the financial statements and their recognition in a tax computation. On implementation of FRS 19, a prior period adjustment will be required to reflect the change in basis of accounting for all periods presented. Such adjustment is expected to result in the recognition of a significant deferred tax asset.

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

2. SEGMENTAL ANALYSES FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29, 2001

The Group's primary measure of segment profit or loss is earnings before interest, taxes, goodwill amortization and exceptional items. Segments were determined based on the products and services provided by each segment as well as the geographic area and are on a basis consistent with the accounting policies described in Note 1. Intersegment transfers of inventory are immaterial. During 2001, the Group changed the reporting structure and the way the business was managed, to reflect the following five operating segments: Food Service Equipment--North America; Food Service Equipment--Europe & Rest of World; Food Retail Equipment; Property and Corporate. As a result of these changes, prior period disclosures have been reclassified to reflect the current presentation.

(A) TURNOVER (IN MILLIONS)

                                                                  1999             2000              2001
                                                              -------------   ---------------   ---------------
Food Service Equipment--North America.......................         L342.6            L487.0            L476.6
                     --North American acquisitions..........             --                --              22.1
Food Service Equipment--Europe & Rest of World..............          105.3             178.1             185.4
Food Retail Equipment.......................................           41.8             219.4             203.1
                                                              -------------   ---------------   ---------------
Food Equipment..............................................          489.7             884.5             887.2
Corporate...................................................             --                --                --
Property....................................................            1.0              19.9              16.6
                                                              -------------   ---------------   ---------------
Continuing operations.......................................          490.7             904.4             903.8
Discontinued operations.....................................          265.6             275.7             177.3
                                                              -------------   ---------------   ---------------
                                                                     L756.3          L1,180.1          L1,081.1
                                                              =============   ===============   ===============

(B) TURNOVER BY ORIGIN: GEOGRAPHICAL ANALYSIS (IN MILLIONS)

                                                                  1999             2000              2001
                                                              -------------   ---------------   ---------------
United Kingdom..............................................         L300.1            L360.0            L262.0
North America...............................................          375.4             651.9             667.1
Rest of Europe..............................................           67.9             117.7             112.3
Rest of the World...........................................           12.9              50.5              39.7
                                                              -------------   ---------------   ---------------
                                                                     L756.3          L1,180.1          L1,081.1
                                                              =============   ===============   ===============

(C) TURNOVER BY DESTINATION: GEOGRAPHICAL ANALYSIS (IN MILLIONS)

                                                                  1999             2000              2001
                                                              -------------   ---------------   ---------------
United Kingdom..............................................         L302.7            L362.2            L264.0
North America...............................................          333.3             611.1             622.7
Rest of Europe..............................................           71.2              98.3              99.7
Rest of the World...........................................           49.1             108.5              94.7
                                                              -------------   ---------------   ---------------
                                                                     L756.3          L1,180.1          L1,081.1
                                                              =============   ===============   ===============

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

2. SEGMENTAL ANALYSES FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29, 2001 (CONTINUED)
(D) PRE-EXCEPTIONAL OPERATING PROFIT/(LOSS) AND RECONCILIATION TO TOTAL OPERATING PROFIT/(LOSS) (IN MILLIONS)

                                                     1999                            2000                    2001
                                 ---------------------------------------------   -------------   -----------------------------
                                                  EXCEPTIONAL                                                    EXCEPTIONAL
                                                     ITEMS                                                          ITEMS
                                                 RECONCILIATION                                                 RECONCILIATION
                                     PRE-           TO TOTAL                                         PRE-          TO TOTAL
                                  EXCEPTIONAL       (NOTE 5)         TOTAL           TOTAL       EXCEPTIONAL       (NOTE 5)
                                 -------------   --------------   ------------   -------------   ------------   --------------
Food Service Equipment
  --North America..............         L49.3            L(3.2)          L46.1           L66.3         L60.6           L(25.6)
  --North American
    acquisitions...............            --               --              --              --           2.0               --
Food Service Equipment
  --Europe & Rest of World.....          12.0               --            12.0            22.6          17.7             (5.2)
Food Retail Equipment..........           5.3             (2.8)            2.5            22.6          10.4            (12.6)
                                 -------------    ------------    ------------   -------------   ------------   --------------
                                         66.6             (6.0)           60.6           111.5          90.7            (43.4)
                                 -------------    ------------    ------------   -------------   ------------   --------------
Food Equipment goodwill
  amortization and
  impairment...................          (2.7)              --            (2.7)          (21.4)        (23.0)          (100.0)
                                 -------------    ------------    ------------   -------------   ------------   --------------
Food Equipment.................          63.9             (6.0)           57.9            90.1          67.7           (143.4)
Property.......................           0.2               --             0.2             8.4           9.0               --
Corporate costs................          (6.2)              --            (6.2)           (7.3)         (8.9)           (24.1)
                                 -------------    ------------    ------------   -------------   ------------   --------------
Continuing operations..........          57.9             (6.0)           51.9            91.2          67.8           (167.5)
Discontinued operations........          24.0               --            24.0            27.1           9.1               --
                                 -------------    ------------    ------------   -------------   ------------   --------------
Pre-exceptional operating
  profit.......................         L81.9            L(6.0)          L75.9          L118.3         L76.9          L(167.5)
                                 =============    ============    ============   =============   ============   ==============

                                      2001
                                 --------------

                                     TOTAL
                                 --------------
Food Service Equipment
  --North America..............           L35.0
  --North American
    acquisitions...............             2.0
Food Service Equipment
  --Europe & Rest of World.....            12.5
Food Retail Equipment..........            (2.2)
                                 --------------
                                           47.3
                                 --------------
Food Equipment goodwill
  amortization and
  impairment...................          (123.0)
                                 --------------
Food Equipment.................           (75.7)
Property.......................             9.0
Corporate costs................           (33.0)
                                 --------------
Continuing operations..........           (99.7)
Discontinued operations........             9.1
                                 --------------
Pre-exceptional operating
  profit.......................          L(90.6)
                                 ==============

(E) GEOGRAPHICAL ANALYSIS: OPERATING PROFIT (IN MILLIONS)

                                                                                                   2001
                                                                                 ----------------------------------------
                                                      1999           2000                        EXCEPTIONAL
                                                  ------------   -------------       PRE-           ITEMS
                                                     TOTAL           TOTAL       EXCEPTIONAL     (SEE NOTE 5)     TOTAL
                                                  ------------   -------------   ------------   --------------   --------
United Kingdom..................................         L23.9           L37.9         L11.9           L(13.7)     L(1.8)
North America...................................          51.4            81.9          72.0            (49.0)      23.0
Rest of Europe..................................           8.4            16.8          14.9             (2.4)      12.5
Rest of the World...............................           0.9             3.1           1.1             (2.4)      (1.3)
North America restructuring costs (exceptional
  item).........................................          (6.0)             --            --               --         --
Goodwill amortization...........................          (2.7)          (21.4)        (23.0)          (100.0)    (123.0)
                                                  ------------   -------------   ------------   --------------    ------
                                                         L75.9          L118.3         L76.9          L(167.5)    L(90.6)
                                                  ============   =============   ============   ==============    ======

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

2. SEGMENTAL ANALYSES FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29, 2001 (CONTINUED)

(F) TOTAL ASSETS LESS CURRENT LIABILITIES (IN MILLIONS)

                                                                  2000             2001
                                                              -------------   --------------
Food Service Equipment--North America.......................          L93.3            L80.4
                     --North American acquisitions..........             --              4.3
Food Service Equipment--Europe & Rest of World..............           50.9             50.5
Food Retail Equipment.......................................           60.7             45.9
Food Equipment Goodwill.....................................          412.7            310.2
                                                              -------------   --------------
Food Equipment..............................................          617.6            491.3
Property....................................................            9.1             10.9
Investments.................................................            4.8              4.8
Discontinued operations.....................................           81.4               --
                                                              -------------   --------------
                                                                      712.9            507.0
Corporate...................................................          (22.7)             2.0
Net (debt)/cash.............................................          (63.1)            37.0
                                                              -------------   --------------
                                                                     L627.1           L546.0
                                                              =============   ==============

(G) TOTAL ASSETS LESS CURRENT LIABILITIES: GEOGRAPHICAL ANALYSIS (IN MILLIONS)

                                                                  2000             2001
                                                              -------------   --------------
United Kingdom..............................................         L113.7            L58.7
North America...............................................          518.7            389.3
Rest of Europe..............................................           40.0             44.4
Rest of the World...........................................           17.8             16.6
Net (debt)/cash.............................................          (63.1)            37.0
                                                              -------------   --------------
                                                                     L627.1           L546.0
                                                              =============   ==============

(H) TOTAL ASSETS (IN MILLIONS)

                                                                  2000             2001
                                                              -------------   --------------
Food Service Equipment--North America.......................         L192.3           L198.6
                     --North American acquisitions..........             --              7.7
Food Service Equipment--Europe & Rest of World..............           93.1            111.7
Food Retail Equipment.......................................           96.6             97.8
Food Equipment Goodwill.....................................          412.7            310.2
                                                              -------------   --------------
Food Equipment..............................................          794.7            726.0
Property & Corporate........................................           67.4             47.5
                                                              -------------   --------------
Continuing operations.......................................          862.1            773.5
Discontinued operations.....................................          132.3               --
                                                              -------------   --------------
                                                                     L994.4           L773.5
                                                              =============   ==============

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

2. SEGMENTAL ANALYSES FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29, 2001 (CONTINUED)
(I) TANGIBLE FIXED ASSETS (IN MILLIONS)

                                                                   2000             2001
                                                              --------------   --------------
Food Service Equipment--North America.......................           L67.3            L66.2
                     --North American acquisitions..........              --              1.9
Food Service Equipment--Europe & Rest of World..............            15.3             13.6
Food Retail Equipment.......................................            31.8             25.3
                                                              --------------   --------------
Food Equipment..............................................           114.4            107.0
Property & Corporate........................................             5.2              4.4
                                                              --------------   --------------
Continuing operations.......................................           119.6            111.4
Discontinued operations.....................................            52.2               --
                                                              --------------   --------------
                                                                      L171.8           L111.4
                                                              ==============   ==============

3. OPERATING COSTS

                                                                   1999              2000               2001
                                                              --------------   ----------------   ----------------
                                                                                 (IN MILLIONS)
Cost of sales...............................................          L588.6             L943.1             L888.2

Net operating expenses:
Distribution costs..........................................            25.5               28.8               23.6
Administration expenses.....................................            59.6               85.2               90.8
Other operating expenses....................................             0.7                4.7                1.6
                                                              --------------   ----------------   ----------------
Operating costs before exceptional items....................           674.4            1,061.8            1,004.2
Operating exceptional items (see Note 5)....................             6.0                 --              167.5
                                                              --------------   ----------------   ----------------
Operating costs.............................................          L680.4           L1,061.8           L1,171.7
                                                              ==============   ================   ================

    Gross profit for the period was L161.7 million in 1999, L237.0 million in 2000 and L192.9 million in 2001. Bad debt provision for the period was L0.5 million in 1999, L1.3 million in 2000, and L1.2 million in 2001.

    The total figures above include the following amounts relating to discontinued operations: cost of sales L207.5 million in 1999, L213.1 million in 2000 and L145.3 million in 2001, distribution costs L17.9 million in 1999, L19.1 million in 2000 and L13.3 million in 2001, administration expenses
L13.4 million in 1999, L14.8 million in 2000, L9.5 million in 2001 and other operating expenses L0.1 million in 1999, L1.6 million in 2000 and L0.1 million in 2001.

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

4. OPERATING PROFIT/(LOSS)

                                                                  1999              2000               2001
                                                              -------------   ----------------   ----------------
                                                                                 (IN MILLIONS)
OPERATING PROFIT/(LOSS) IS STATED AFTER
  CHARGING/(CREDITING):
Depreciation of tangible fixed assets:
--owned.....................................................          L18.4              L23.7              L22.6
--leased....................................................            0.4                0.1                0.1
Scotsman restructuring costs................................            6.0                 --                 --
Rental of plant and equipment under operating leases........            4.2                5.9                2.6
Rental of land and buildings................................           17.3               19.3               14.3
Rental income...............................................           (0.6)              (0.4)              (0.7)
Research and development....................................            8.9               13.6               13.8

Auditors' remuneration:
--audit fees................................................            0.6                0.9                1.0
--other fees................................................            0.4                1.1                2.2
Profit on sale of tangible fixed assets.....................           (0.3)              (0.3)              (1.7)

    In addition to the amounts disclosed above, a further L1.2 million was paid to the auditors in 2001 in relation to professional services performed in connection with the disposal of the BCP business. This has been charged against the profit on disposal of L29.1 million (Note 5b).

5. EXCEPTIONAL ITEMS

(A) OPERATING EXCEPTIONAL ITEMS

                                                                                                    2001
                                                                            -----------------------------------------------------
                                                                                     FOOD
                                             1999             2000                EQUIPMENT           CORPORATE         TOTAL
                                          -----------   -----------------   ----------------------   ------------   -------------
                                                                               (IN MILLIONS)
Restructuring costs.....................         L6.0                L--                    L29.7           L3.4            L33.1
Revisions to working capital provisions
  and other exceptional warranty
  costs.................................           --                 --                     13.7             --             13.7
Litigation costs........................           --                 --                       --           12.2             12.2
Costs associated with the Board's review
  of strategic options..................           --                 --                       --            8.5              8.5
                                          -----------   -----------------   ----------------------   ------------   -------------
                                                  6.0                 --                     43.4           24.1             67.5
Goodwill impairment.....................           --                 --                    100.0             --            100.0
                                          -----------   -----------------   ----------------------   ------------   -------------
OPERATING EXCEPTIONAL ITEMS.............         L6.0                L--                   L143.4          L24.1           L167.5
                                          ===========   =================   ======================   ============   =============

    Restructuring costs of L6.0 million in 1999 related to the acquisition of Scotsman Industries Inc. and subsidiaries ("Scotsman") in August 1999. Restructuring costs of L33.1 million in 2001 relate principally to the closure of five plants, announced before September 29, 2001. As a result of this decision, the Group accrued for severance and other employee termination costs resulting from a headcount reduction of 870 (all such employees were terminated by September 29, 2001) asset writedowns, and other related plant closure costs. Such projects are expected to be complete within 2002 (Note 21).

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

5. EXCEPTIONAL ITEMS (CONTINUED)
    Following the publication of FRS 18 "Accounting Policies," the Group has changed its accounting estimates for warranty provisions and provided an additional L8.0 million. Further exceptional warranty costs of L4.5 million have arisen in the period and previously capitalized development costs of L1.2 million have been written off.

    The Group settled the long-standing Bomar cases for $17.5 million
(L12.2 million) to extinguish all claims. A payment of $10.0 million was made in the period with a further $7.5 million in October 2001 (Note 26).

    The Board undertook a review of the Group's strategic options during the year, including sales of businesses and reviews of operations, with the objective of maximizing shareholder value. Costs of L8.5 million, predominantly professional fees, were incurred.

    Following recent downturns in the U.S. economy, in particular in the retail markets, it was necessary to reassess the carrying value of goodwill in respect of the Scotsman acquisition. In accordance with the methodology prescribed in FRS 11 "Impairment of Fixed Assets and Goodwill", which requires consideration of the net present value of estimated future cash flows, the fair value was reassessed and compared to the carrying value of net assets, including the carrying value of goodwill. As a result, the carrying value of goodwill relating to the Scotsman businesses has been written down by L100.0 million (Note 12).

(B) DISPOSAL OF BUSINESSES

                                                                                  2001
                                                              --------------------------------------------
                                                              BUILDING AND
                                                                CONSUMER        SCOTSMAN
                                                                PRODUCTS        RESPONSE         TOTAL
                                                              -------------   ------------   -------------
                                                                             (IN MILLIONS)
Proceeds--cash..............................................        L114.0            L--           L114.0
       --vendor loan note (Note 16).........................          20.0             --             20.0
                                                              -------------   ------------   -------------
                                                                     134.0             --            134.0
Less:
Book value of net assets....................................         (85.7)          (3.1)           (88.8)
Payment into pension fund...................................         (10.0)            --            (10.0)
Costs.......................................................         (13.6)          (0.2)           (13.8)
Goodwill....................................................           4.4           (2.3)             2.1
                                                              -------------   ------------   -------------
Profit/(loss) on disposal...................................         L29.1          L(5.6)           L23.5
                                                              =============   ============   =============

    On June 14, 2001, the Group completed the sale, announced on April 23, 2001, of its BCP business to Nobia AB for gross consideration of L134.0 million (subject to asset adjustments) together with warrants to acquire shares in Nobia, for which the fair value was determined to be immaterial. Prior to completion the Group paid a contribution of L10.0 million to Magnet in respect of pension scheme funding. L4.4 million of negative goodwill previously written off to reserves was credited to the profit and loss account on disposal.

    On September 14, 2001, the Group disposed of Scotsman Response Limited for consideration of up to L45,000.

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

5. EXCEPTIONAL ITEMS (CONTINUED)
(C) NET INTEREST PAYABLE AND SIMILAR CHARGES

                                                                  2001
                                                              -------------
                                                              (IN MILLIONS)
Deferred finance fees written off...........................          L5.8

    On March 12, 2001, the Group entered into a new revolving multi-currency facility to refinance the Scotsman acquisition debt. The capitalized, unamortized costs of the previous financing arrangements relating primarily to arrangement and other fees totaling L5.8 million have been written off.

6. STAFF COSTS (IN MILLIONS)

                                                                  1999            2000             2001
                                                              -------------   -------------   --------------
(A) STAFF COSTS, INCLUDING DIRECTORS, COMPRISED:
Wages and salaries..........................................         L147.3          L255.5           L217.6
Social security costs.......................................           17.7            29.8             26.5
Pension costs...............................................            5.1             7.5              4.5
                                                              -------------   -------------   --------------
                                                                     L170.1          L292.8           L248.6
                                                              =============   =============   ==============
(B) THE AVERAGE MONTHLY NUMBER OF EMPLOYEES WAS:
Food Service Equipment--North America.......................          2,839           4,319            3,870
                     --North American acquisitions..........             --              --              268
Food Service Equipment--Europe & Rest of World..............          1,425           2,273            2,126
Food Retail Equipment.......................................            516           2,386            2,043
Corporate and Property......................................             24              23               26
                                                              -------------   -------------   --------------
                                                                      4,804           9,001            8,333
Discontinued businesses.....................................          2,379           2,413            1,557
                                                              -------------   -------------   --------------
                                                                      7,183          11,414            9,890
                                                              =============   =============   ==============

7. DIRECTORS' REMUNERATION (IN MILLIONS)

                                                                  1999           2000           2001
                                                              ------------   ------------   -------------
Fees as Directors...........................................         L0.15          L0.18           L0.26
Salaries and benefits.......................................          1.16           0.97            0.91
Bonuses.....................................................          0.93           0.22            0.25
                                                              ------------   ------------   -------------
                                                                      2.24           1.37            1.42
Pension contributions.......................................          0.13           0.17            0.05
                                                              ------------   ------------   -------------
                                                                      2.37           1.54            1.47
Compensation for loss of office.............................            --           0.31            0.33
                                                              ------------   ------------   -------------
                                                                     L2.37          L1.85           L1.80
                                                              ============   ============   =============

    Compensation for loss of office represents severance payments and a relocation bonus paid to directors who resigned in 2000 and 2001.

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

8. NET INTEREST PAYABLE AND SIMILAR CHARGES

                                                                  1999            2000            2001
                                                              -------------   -------------   -------------
                                                                              (IN MILLIONS)
Interest payable and similar charges:
Loan stock repayable in more than five years................          L(8.2)          L(0.3)           L --
Amortization of deferred financing costs....................           (0.2)           (2.6)           (1.2)
Bank loans and overdrafts repayable within five years not by
  installments..............................................           (1.8)             --              --
Term loan and revolving multi-currency facility.............           (3.9)          (35.3)          (36.7)
Other loans.................................................           (0.4)           (0.3)           (0.7)
                                                              -------------   -------------   -------------
                                                                      (14.5)          (38.5)          (38.6)

Interest receivable:
Bank balances...............................................            1.1             0.9           L 1.8
Other.......................................................            0.1             0.1             0.7
                                                              -------------   -------------   -------------
                                                                        1.2             1.0             2.5
Net payable before exceptional write-offs...................          (13.3)          (37.5)          (36.1)
Exceptional finance costs (see Note 5)......................             --              --            (5.8)
                                                              -------------   -------------   -------------
NET INTEREST PAYABLE AND SIMILAR CHARGES....................         L(13.3)         L(37.5)         L(41.9)
                                                              =============   =============   =============

9. TAX ON PROFIT/(LOSS) ON ORDINARY ACTIVITIES

                                                                 1999           2000          2001
                                                              -----------   ------------   -----------
                                                                           (IN MILLIONS)
The tax charge for the period comprised:

U.K. taxation at 30% in 1999, 2000 and 2001:
--current year..............................................          L--           L0.7           L--

Foreign taxation (primarily U.S.) at 35% in 1999, 2000 and
  2001:
--current year..............................................          5.9           13.5           8.6
                                                              -----------   ------------   -----------
                                                                      5.9           14.2           8.6
                                                              -----------   ------------   -----------
Tax relief on exceptional items.............................           --             --          (2.0)
                                                              -----------   ------------   -----------
Tax expense on profit/(loss) on ordinary activities.........         L5.9          L14.2          L6.6
                                                              ===========   ============   ===========

    A substantial proportion of the Group's earnings are in jurisdictions where tax losses are available to reduce the current year tax payable. The Group currently does not have any recognized deferred tax assets or liabilities (refer to Note 1 regarding implementation of FRS 19 in 2002), and all taxes are therefore current.

    Tax relief on exceptional items in the current year is limited to L2.0 million due to costs being incurred in jurisdictions where there is little or no current tax payable, principally the United States.

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

9. TAX ON PROFIT/(LOSS) ON ORDINARY ACTIVITIES (CONTINUED)
    The components of profit/(loss) on ordinary activities before taxation are as follows:

                                                                  1999           2000            2001
                                                              ------------   ------------   --------------
                                                                             (IN MILLIONS)
U.K.........................................................         L11.7          L27.3           L(88.1)
U.S.........................................................          43.2           36.9            (33.8)
Other jurisdictions.........................................          11.7           19.6             12.9
                                                              ------------   ------------   --------------
Profit/(loss) on ordinary activities........................         L66.7          L83.8          L(109.0)
                                                              ============   ============   ==============

    The differences between the Group's effective tax rates and the statutory income tax rates for the U.S. (as this is the primary region of taxable income) were as follows:

                                                                1999       2000       2001
                                                              --------   --------   --------
Statutory income tax rate...................................    35.0 %     35.0 %    (35.0)%

Increase in rate resulting from:
  Permanent differences.....................................     7.9 %      4.5 %     10.3 %
  Effect of brought forward losses utilized (U.K.)..........    (9.5)%    (10.7)%     (3.8)%
  Effect of brought forward losses utilized (U.S.)..........   (35.2)%    (27.3)%    (14.6)%
  U.S. State and local tax effects..........................     3.0 %      3.1 %      3.6 %
  Non U.S. tax effects......................................     1.9 %     (0.7)%      0.4 %
  Exceptional items.........................................      -- %       -- %     49.9 %
  Other, net................................................     5.7 %     13.0 %     (4.7)%
                                                              --------   --------   --------
Effective tax rate..........................................     8.8 %     16.9 %      6.1 %
                                                              ========   ========   ========

10. EQUITY DIVIDENDS

                                                                  1999           2000          2001
                                                              ------------   ------------   -----------
                                                                            (IN MILLIONS)
Interim, 2.0p net per ordinary share (1999: 4.0p net, 2000:
  4.4p net).................................................          L6.1          L10.8          L4.8
Final, nil p net payable per ordinary share (1999: 8.5p net,
  2000: 9.35p)..............................................          18.0           23.1            --
                                                              ------------   ------------   -----------
                                                                     L24.1          L33.9          L4.8
                                                              ============   ============   ===========

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

11. EARNINGS/(LOSS) PER SHARE

                                                                  1999            2000             2001
                                                              -------------   -------------   --------------
                                                                              (IN MILLIONS)
Profit/(loss) for the period................................          L60.8           L69.3          L(115.9)
CULS finance costs..........................................            8.4             0.1               --
                                                              -------------   -------------   --------------
                                                                      L69.2           L69.4          L(115.9)
                                                              =============   =============   ==============

                                                                  1999            2000             2001
                                                              -------------   -------------   --------------
                                                                              (IN MILLIONS)
BASIC WEIGHTED AVERAGE NUMBER OF SHARES.....................          157.1           234.0            248.9
Dilutive effect of:
--employee share options....................................            2.1             1.5              0.1
--share save options........................................            0.8             0.9              0.2
--CULS......................................................           89.4            14.3               --
                                                              -------------   -------------   --------------
DILUTED WEIGHTED AVERAGE NUMBER OF SHARES...................          249.4           250.7            249.2
                                                              =============   =============   ==============

                                                                1999       2000       2001
                                                              --------   --------   --------
                                                                        (IN PENCE)
BASIC EARNINGS/(LOSS) PER SHARE.............................    38.7       29.6      (46.5)
Effect per share of exceptional items.......................     1.2       (1.3)      19.2
Effect per share of goodwill amortization and impairment....     1.7        9.1       49.4
                                                                ----       ----      -----
ADJUSTED BASIC EARNINGS PER SHARE...........................    41.6       37.4       22.1
                                                                ----       ----      -----
DILUTED EARNINGS/(LOSS) PER SHARE...........................    27.7       27.7      (46.5)
Effect per share of exceptional items.......................     0.8       (1.2)      19.2
Effect per share of goodwill amortization and impairment....     1.1        8.5       49.3
                                                                ----       ----      -----
ADJUSTED DILUTED EARNINGS PER SHARE.........................    29.6       35.0       22.0
                                                                ====       ====      =====

    Adjusted earnings per share before exceptional items (Note 5) and goodwill amortization (Note 2d) are disclosed to reflect the underlying performance of the Group.

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

12. INTANGIBLE FIXED ASSETS--GOODWILL

                                                                  2000            2001
                                                              -------------   -------------
                                                                      (IN MILLIONS)
COST:
At the beginning of the period..............................         L373.7          L439.1
Additions
--acquisitions in the period (Note 24)......................           19.4            20.4
--adjustments to prior period goodwill (Note 24)............            3.4              --
Disposals of subsidiary entities............................             --            (2.7)
Currency realignment........................................           42.6             3.8
                                                              -------------   -------------
At the end of the period....................................         L439.1          L460.6

DEPRECIATION:
At the beginning of the period..............................           L2.7           L26.4
Provided during the period..................................           21.4            23.0
Provision for impairment (see Note 5).......................             --           100.0
Disposals of subsidiary entities............................             --            (0.4)
Currency realignment........................................            2.3             1.4
                                                              -------------   -------------
At the end of the period....................................           26.4           150.4
                                                              -------------   -------------
Net book value at end of the period.........................         L412.7          L310.2
                                                              =============   =============

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

13. TANGIBLE FIXED ASSETS

                                                                    LAND                           ASSETS
                                                    2000             AND          PLANT AND         UNDER            2001
                                                    TOTAL         BUILDINGS       EQUIPMENT     CONSTRUCTION        TOTAL
                                                -------------   -------------   -------------   -------------   --------------
                                                                                (IN MILLIONS)
(A) COST:
At the beginning of the period................         L306.0        L 113.4         L 221.1           L11.0            L345.5
Additions.....................................           32.1            3.9            11.6             8.2              23.7
Acquisitions..................................            1.5            1.4             3.6              --               5.0
Disposals.....................................           (9.8)          (5.8)           (5.0)           (2.2)            (13.0)
Disposals of subsidiary entities or
  businesses..................................             --          (31.7)          (58.7)          (11.5)           (101.9)
Reclassifications.............................             --            1.3             1.4            (2.7)               --
Transfer to current assets....................             --           (5.7)           (2.8)             --              (8.5)
Currency realignment..........................           15.7            0.3             0.4              --               0.7
                                                -------------   -------------   -------------   -------------   --------------
At the end of the period......................          345.5           77.1           171.6             2.8             251.5

DEPRECIATION:
At the beginning of the period................          147.3           26.2           147.5              --             173.7
Provided during the period....................           23.8            4.7            18.0              --              22.7
Acquisitions..................................            0.4            0.3             2.3              --               2.6
Disposals.....................................           (4.9)          (2.6)           (4.7)             --              (7.3)
Transfer to current assets....................             --           (1.6)           (0.5)             --              (2.1)
Disposals of subsidiary entities or
  businesses..................................             --           (4.4)          (45.4)             --             (49.8)
Currency realignment..........................            7.1            0.1             0.2              --               0.3
                                                -------------   -------------   -------------   -------------   --------------
At the end of the period......................          173.7           22.7           117.4              --             140.1
                                                -------------   -------------   -------------   -------------   --------------
Net book value at the end of the period.......          171.8           54.4            54.2             2.8             111.4
                                                -------------   -------------   -------------   -------------   --------------
Net book value at the beginning of the
  period......................................         L158.7          L87.2           L73.6           L11.0            L171.8
                                                -------------   -------------   -------------   -------------   --------------
THE NET BOOK VALUE OF LAND AND BUILDINGS
  COMPRISES:
Freehold......................................          L74.1                                                            L48.5
Short leasehold...............................           13.1                                                              5.9
                                                -------------                                                   --------------
                                                        L87.2                                                            L54.4
                                                =============                                                   ==============

    Plant and equipment net book value includes L0.7 million (2000:
L1.4 million) of leased assets.

                                                                 2000          2001
                                                              -----------   -----------
                                                                    (IN MILLIONS)
(B) CAPITAL COMMITMENTS:
Contracted commitments for future capital expenditure.......        L2.2           L2.9

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

14. FIXED ASSETS INVESTMENTS

                                                         JOINT VENTURES
                                                         AND ASSOCIATES
                                             ---------------------------------------
                                                SHARE                                     OTHER
                                  2000         OF NET                                    UNLISTED         OWN           2001
                                 TOTAL         ASSETS       GOODWILL        TOTAL      INVESTMENTS      SHARES          TOTAL
                              ------------   -----------   -----------   -----------   ------------   -----------   -------------
                                                                         (IN MILLIONS)
At the beginning of the
  period....................          L7.7        L 1.8         L 1.2           L3.0          L2.1          L2.4             L7.5
Acquisitions and
  additions/earnings........           0.5          0.2            --            0.2            --            --              0.2
Disposals...................          (0.7)          --            --             --          (0.1)           --             (0.1)
                              ------------   -----------   -----------   -----------   ------------   -----------   -------------
AT THE END OF THE PERIOD....           7.5          2.0           1.2            3.2           2.0           2.4              7.6
Amounts written off:
  At the beginning of the
    period..................           0.1           --            --             --           0.3            --              0.3
  Written off in the
    period..................           0.2           --            --             --            --           1.1              1.1
                              ------------   -----------   -----------   -----------   ------------   -----------   -------------
AT THE END OF THE PERIOD....           0.3           --            --             --           0.3           1.1              1.4
                              ------------   -----------   -----------   -----------   ------------   -----------   -------------
NET BOOK VALUE AT THE END OF
  THE PERIOD................          L7.2        L 2.0         L 1.2           L3.2          L1.7          L1.3             L6.2
                              ============   ===========   ===========   ===========   ============   ===========   =============

    Own shares comprise 1,269,341 ordinary shares of the Group (2000:
1,337,341), held in an independently managed Employee Share Ownership Plan ("ESOP") trust. At September 29, 2001 the market value of the shares was less than cost. Accordingly, a provision has been charged to restructuring costs in respect of a diminution in value. The market value of the shares held by the trust at September 29, 2001, was L1.0 million.

    Details of principal subsidiaries and a significant investment are shown in
Note 28.

15. STOCKS

                                                                  2000             2001
                                                              -------------   --------------
                                                                      (IN MILLIONS)
Raw materials and consumable................................          L45.9            L42.2
Work in progress............................................           17.0             15.7
Finished goods..............................................           81.5             36.4
                                                              -------------   --------------
                                                                      144.4             94.3
Property....................................................            8.7             11.3
                                                              -------------   --------------
                                                                     L153.1           L105.6
                                                              =============   ==============

    At the period end the Directors are not aware of any significant difference between book value and replacement value of stocks.

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

16. DEBTORS

                                                                  2000            2001
                                                              -------------   -------------
                                                                      (IN MILLIONS)
Trade debtors (less allowance for doubtful accounts of
  L8.3 million at 2000, and L5.7 million at 2001)...........         L181.5          L149.6
Other debtors...............................................           21.8            23.6
Prepayments and accrued income..............................           12.5             4.3
Current tax.................................................            5.3             3.2
                                                              -------------   -------------
                                                                      221.1           180.7
Vendor loan note............................................             --            20.0
                                                              -------------   -------------
                                                                     L221.1          L200.7
                                                              =============   =============

    The vendor loan note (see Note 5b) is repayable in 2009 or on a sale or public offering of Nobia AB. The loan is subordinated to Nobia AB's bank and mezzanine debt and interest is payable to Enodis at 3.5% above London Inter-bank Offered Rate ("LIBOR").

17. CREDITORS FALLING DUE WITHIN ONE YEAR

                                                                  2000           2001
                                                              ------------   ------------
                                                                     (IN MILLIONS)
(A) BORROWINGS:
Term loan...................................................         L84.6            L--
Deferred financing costs....................................          (1.2)          (1.1)
Bank loans and overdrafts...................................           6.3            2.7
Other current borrowings....................................            --            0.7
Obligations under finance leases (Note 27)..................           0.7            0.1
                                                              ------------   ------------
Total (Note 19).............................................         L90.4           L2.4
                                                              ============   ============

                                                                  2000            2001
                                                              -------------   -------------
                                                                      (IN MILLIONS)
(B) OTHER CREDITORS:
Trade creditors.............................................         L102.2           L81.8
Other creditors.............................................           31.4            27.2
Amounts due to subsidiary entities..........................             --              --
Current tax.................................................           20.8            21.5
Other taxes and social security.............................            6.2             2.9
Accruals and deferred income................................           93.2            91.7
Dividend payable............................................           23.1              --
                                                              -------------   -------------
                                                                     L276.9          L225.1
                                                              =============   =============

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

18. CREDITORS FALLING DUE AFTER MORE THAN ONE YEAR

                                                                  2000            2001
                                                              -------------   -------------
                                                                      (IN MILLIONS)
Term loan...................................................         L287.3             L--
Revolving multi-currency loan facility......................           64.5           387.5
Deferred financing costs....................................           (4.5)           (2.9)
Other loans.................................................           18.8            13.1
Obligations under finance leases (Note 27)..................            0.5             1.2
                                                              -------------   -------------
                                                                     L366.6          L398.9
                                                              =============   =============

19. TOTAL BORROWINGS

                                                                  2000            2001
                                                              -------------   -------------
                                                                      (IN MILLIONS)
Term loan...................................................         L371.9             L--
Revolving multi-currency loan facility......................           64.5           387.5
Deferred financing costs....................................           (5.7)           (4.0)
Bank loans and overdrafts...................................            6.3             3.2
Other loans.................................................           18.8            13.3
                                                              -------------   -------------
                                                                      455.8           400.0
Obligations under finance leases............................            1.2             1.3
                                                              -------------   -------------
                                                                      457.0           401.3
                                                              -------------   -------------
Due within one year.........................................           90.4             2.4
Due after more than one year................................          366.6           398.9
                                                              -------------   -------------
                                                                     L457.0          L401.3
                                                              =============   =============

    An analysis of the maturity of debt is given in Note 20.

    Bank loans and overdrafts are considered short term borrowings. The weighted-average interest rate based on short term debt outstanding for the fiscal years ended September 30, 2000, and September 29, 2001, was 2.86% and 2.4%, respectively.

    On March 12, 2001, Enodis plc entered into a new L600 million revolving multi-currency facility (the ``Facility"), to replace the previous facility that commenced in August 1999. The Facility matures in March 2006, was partly drawn down at the balance sheet date (L387.5 million) and bears interest at 1.375% above LIBOR (increasing to 2.25% from October 2001). As a result, deferred financing costs of L5.8 million relating to the previous syndicated loan facility were written off (Note 5). The loans are guaranteed by Enodis and a number of the major subsidiaries within the Group. This Facility of L600 million was reduced by L100 million on July 10, 2001 following the disposal of the BCP business. Interest rates as of September 29, 2001 ranged from 4.1% to 6.0%.

    The Facility is underwritten by two banks pending syndication. The underwriting banks retain the right to alter the structure of the Facility to achieve a successful syndication. The underwriting banks have confirmed they will not exercise their right in such a way as to cause repayment within one year.

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

19. TOTAL BORROWINGS (CONTINUED)
    On November 20, 2001, Enodis plc and its principal subsidiaries entered into an agreement to grant the underwriting banks collateral over all the Group's assets. In addition, the agreement governing the Facility contains restrictive covenants that limit the Group's ability to incur other indebtedness and to make acquisitions and other investments. It also requires the maintenance of specified financial covenants, including a minimum net worth amount, a maximum leverage ratio and a minimum interest coverage ratio on a semi-annual basis, as well as a minimum guarantor cover ratio on an annual basis. The Group was in compliance with such covenants as of September 29, 2001, except for the net worth covenant following the write-down of goodwill arising on the Scotsman acquisition. This covenant was reduced by the amount of the goodwill write-down of L100 million as recorded in these financial statements. The Group is in compliance with the amended covenant. At the same time, the total amount of the Facility was converted to U.S. $685 million, split between a revolving multi-currency facility repayable in March 2006 of U.S. $600 million and a 364 day revolving multi-currency credit facility of $85 million with an option (expiring May 22, 2003), to convert to a one year loan.

    A failure to meet financial covenants, if not waived or resolved through negotiation with the lenders, or a change in control of the Group, would entitle the lenders to accelerate maturity of the Facility.

    In addition, the Group is required to make prepayments on the loan of 100% of the proceeds of any equity or capital markets issue, 100% of the net proceeds from the disposal of any assets (in excess of U.S. $1.0 million) and 75% of the surplus cash generated at the end of each fiscal year, commencing with the annual cashflow statement for the fiscal year ending September 28, 2002, above specified leverage ratios, or in the event of a change in control of the business.

    Other loans consist primarily of L11.3 million of Industrial Revenue Bonds (2000: L15.7 million). The Industrial Revenue Bonds are at favorable rates of interest, set periodically by reference to market rates. These bonds incurred rates of interest between 2.0% and 5.7% during the period and are collateralized by certain properties of the Group.

20. FINANCIAL INSTRUMENTS

The Group treasury function is responsible for ensuring the availability and flexibility of funding arrangements in order to meet the ongoing requirements of the Group. In addition, it is responsible for managing the interest rate risks, liquidity risks and foreign exchange risks of the Group. Appropriate policies that regulate the activity of the Group treasury function are in place. The Group treasury function, in turn, has implemented policies and guidelines to regulate the activities of subsidiary companies. The Group does not trade in financial instruments.

    Foreign exchange transaction exposures are generally managed directly by operating subsidiaries within policies and guidelines established by Group treasury. Group treasury also enters into foreign exchange hedging transactions on behalf of subsidiaries where this is beneficial to the Group. It is the Group's policy not to enter into market transactions to hedge profit and loss account foreign exchange translation exposures. The Group's U.S. dollar denominated interest cost provides a partial hedge to the Group's results. Enodis has significant capital employed in overseas operations. As a result, the Group's balance sheet can be affected by movements in foreign exchange rates. The Group seeks to limit the impact of these currency exposures by borrowing in the same currencies as the capital employed in its main overseas operating units. Foreign exchange contracts are also used to match the currency of the Group's borrowings to such functional currencies.

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

20. FINANCIAL INSTRUMENTS (CONTINUED)
    The Group finances its operations through a mix of retained profits and borrowings. Borrowings are made at both fixed and floating rates of interest. The Group uses a combination of interest rate swaps, interest rate caps and collars and forward rate agreements to generate the desired interest profile and to manage the Group's exposure to interest rate fluctuations. As of September 29, 2001, the Group had total net debt of L365.9 million. Using interest rate swaps and forward rate agreements, L136.1 million (37%) was fixed for a period greater than six months with a further L68.9 million (19%) fixed for a period greater than one year. The remaining L160.9 million (44%) remains floating. The interest rate profile is in line with the Group's objectives.

    Short term debtors and creditors have been omitted from all disclosures other than the currency profile due to their short term nature.

A) MATURITY PROFILE OF FINANCIAL LIABILITIES

                                     BANK                                              BANK
                                  BORROWINGS                                        BORROWINGS
                                     AND                              2000             AND                              2001
                                  DEBENTURES         OTHER           TOTAL          DEBENTURES         OTHER           TOTAL
                                --------------   -------------   --------------   --------------   -------------   --------------
                                                                          (IN MILLIONS)
Within one year or less or on
  demand......................          L89.7             L0.7            L90.4            L1.6             L0.8             L2.4
More than one year but not
  more than two years.........           83.5              0.3             83.8           384.6              1.1            385.7
More than two years but not
  more than three years.......           82.1              5.3             87.4             0.5              0.2              0.7
More than three years but not
  more than four years........          181.7              0.7            182.4              --               --               --
More than four years but not
  more than five years........             --              0.7              0.7              --              2.1              2.1
More than five years..........             --             12.3             12.3              --             10.4             10.4
                                --------------   -------------   --------------   --------------   -------------   --------------
Gross financial liabilities...         L437.0            L20.0           L457.0          L386.7            L14.6           L401.3
                                ==============   =============   ==============   ==============   =============   ==============

    In the maturity profile of financial liabilities above, "Other" includes liabilities shown as other loans and obligations under finance leases. Debt more than five years of L10.4 million (2000: L12.3 million) principally comprises Industrial Revenue Bonds with maturities ranging between 2006 and 2020.

    The Group had the following undrawn borrowing facilities at the end of the period:

                                                                   2000             2001
                                                              --------------   --------------
                                                                       (IN MILLIONS)
EXPIRY DATE
In more than two years......................................          L138.4           L106.9

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

20. FINANCIAL INSTRUMENTS (CONTINUED)
B) INTEREST RATE PROFILE: FINANCIAL LIABILITIES

                                                                                                                          FIXED
                                                                                                                         WEIGHTED
                                                                                               SEMI-          NON-       AVERAGE
                                                               FLOATING         FIXED          FIXED        INTEREST     INTEREST
                                                 TOTAL           RATE            RATE           RATE         BEARING       RATE
                                             -------------   -------------   ------------   ------------   -----------   --------
(IN MILLIONS, EXCEPT PERCENTAGES AND YEARS)
Financial liabilities
Sterling................................             L16.5          L15.3            L1.0            L--         L0.2      3.8%
U.S. dollar.............................             429.7          267.8            91.3           67.6          3.0      6.5
Euro....................................              10.0            9.0             1.0             --           --      4.9
Other...................................               0.8            0.6             0.2             --           --      7.0
                                             -------------   -------------   ------------   ------------   -----------   -----
AT SEPTEMBER 30, 2000...................            L457.0         L292.7           L93.5          L67.6         L3.2      6.4
                                             -------------   -------------   ------------   ------------   -----------   -----
Sterling................................              11.2           11.2              --             --           --       --
U.S. dollar.............................             349.6          280.7            68.9             --           --      6.3
Euro....................................              39.4           39.4              --             --           --       --
Other...................................               1.1            0.7             0.4             --           --      8.5
                                             -------------   -------------   ------------   ------------   -----------   -----
AT SEPTEMBER 29, 2001...................            L401.3         L332.0           L69.3            L--          L--      6.3%
                                             =============   =============   ============   ============   ===========   =====

                                                          NON-
                                                        INTEREST
                                             WEIGHTED   BEARING
                                             AVERAGE    WEIGHTED
                                              PERIOD    AVERAGE
                                                AT       PERIOD
                                              FIXED      UNTIL
                                               RATE     MATURITY
                                             --------   --------
(IN MILLIONS, EXCEPT PERCENTAGES AND YEARS)   YEARS      YEARS
Financial liabilities
Sterling................................       4.1        2.0
U.S. dollar.............................       2.1        1.0
Euro....................................       7.0         --
Other...................................       3.1         --
                                             -----        ---
AT SEPTEMBER 30, 2000...................       2.2        1.1
                                             -----        ---
Sterling................................        --         --
U.S. dollar.............................       1.2         --
Euro....................................        --         --
Other...................................       2.2         --
                                             -----        ---
AT SEPTEMBER 29, 2001...................       1.2         --
                                             =====        ===

    The floating rate financial liabilities comprised bank loans and overdrafts bearing interest at rates based on local money market rates.

    The semi-fixed hedging principally comprised interest rate caps and interest rate collars. The fixed rate hedging principally comprised interest rate swaps.

C) INTEREST RATE PROFILE: FINANCIAL ASSETS

                                                                                                        NON-INTEREST
                                                                                                          BEARING
                                                                                            NON-          WEIGHTED
                                                                           FLOATING       INTEREST     AVERAGE PERIOD
                                                             TOTAL           RATE         BEARINGS     UNTIL MATURITY
                                                          ------------   ------------   ------------   --------------
(IN MILLIONS)                                                                                              YEARS
Financial assets
Sterling................................................          L6.1          L5.7           L0.4           --
U.S. dollar.............................................          14.1           5.9            8.2           --
Euro....................................................           8.8           1.4            7.4           --
Other...................................................           1.6           1.2            0.4           --
                                                          ------------   ------------   ------------         ---
AT SEPTEMBER 30, 2000...................................         L30.6         L14.2          L16.4           --
                                                          ------------   ------------   ------------         ---
Sterling................................................          27.0          22.7            4.3           --
U.S. dollar.............................................          12.1          11.5            0.6           --
Euro....................................................          14.9          10.3            4.6           --
Other...................................................           7.4           7.3            0.1           --
                                                          ------------   ------------   ------------         ---
AT SEPTEMBER 29, 2001...................................         L61.4         L51.8           L9.6           --
                                                          ============   ============   ============         ===

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

20. FINANCIAL INSTRUMENTS (CONTINUED)
    The floating rate financial assets comprise a L20 million vendor loan note to Nobia AB due June 2009 bearing interest at a rate of LIBOR plus 3.5% and bank deposits bearing interest at rates based on local money market rates.

    The non-interest bearing financial assets mainly comprise fixed asset investments and cash in transit.

D) FAIR VALUES OF FINANCIAL ASSETS AND LIABILITIES

    Set out below is a comparison by category of book values and fair values of all the Group's financial assets and financial liabilities at the period end.

                                                                         2000                                2001
                                                           ---------------------------------   ---------------------------------
                                                                BOOK              FAIR              BOOK              FAIR
                                                                VALUE             VALUE             VALUE             VALUE
                                                           ---------------   ---------------   ---------------   ---------------
                                                                                       (IN MILLIONS)
Primary financial instruments held or issued to finance
  the Group's operations:
Short term borrowings and current portion of long term
  borrowings.............................................           L(89.7)           L(89.7)            L(1.6)            L(1.6)
Long term borrowings.....................................           (347.3)           (347.3)           (385.1)           (385.1)
Cash in bank and in hand.................................             28.5              28.5              39.4              39.4
Other unlisted investments...............................              1.8               1.8               1.7               1.7
Vendor loan note.........................................               --                --              20.0              20.0
Other loans and finance leases...........................            (20.0)            (20.0)            (14.6)            (14.6)

                                                                         2000                                2001
                                                           ---------------------------------   ---------------------------------
                                                                BOOK              FAIR              BOOK              FAIR
                                                                VALUE             VALUE             VALUE             VALUE
                                                           ---------------   ---------------   ---------------   ---------------
                                                                                       (IN MILLIONS)
Derivative financial instruments held or issued to manage
  the interest rate and currency profile:
Interest rate swaps and similar instruments..............              L--              L0.2               L--             L(4.9)
Interest rate caps and collars...........................               --                --                --                --
Forward foreign currency contracts.......................               --                --               4.3               4.3

    The fair value of short term deposits and current portion of long term borrowings approximates to the carrying amount because of the short term maturity of these instruments.

    The fair value of the long term borrowings approximates the carrying value due to the debt being subject to floating rates or short term fixed rates.

    The fair value of cash at bank and in hand as well as trade debtors and creditors approximates to the carrying value due to the short term nature of the items.

    The fair value of the interest rate swaps, caps and collars and foreign exchange contracts has been estimated by reference to prices available from the markets on which the instruments are traded. All other fair values shown above have been calculated by discounting cash flows at prevailing interest rates.

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

20. FINANCIAL INSTRUMENTS (CONTINUED)
E) HEDGING

    As explained above, the Group's policy is to hedge the following exposures:

    --Interest rate risk--using interest rate swaps, caps and collars and forward rate agreements.

    --Balance sheet translation risk--using forward foreign exchange contracts and borrowings in functional currencies.

    Gains and losses on instruments used for hedging are not recognized until the exposure that is being hedged is likely to be recognized.

    Unrecognized gains and losses on instruments used for hedging are as follows:

                                                                         GAINS                         LOSSES
                                                              ---------------------------   -----------------------------
                                                                  2000           2001           2000            2001
                                                              ------------   ------------   -------------   -------------
                                                                                     (IN MILLIONS)
Unrecognized gains and losses on hedges to the period end...          L0.9           L4.3           L(0.7)          L(4.9)

    During 2001, the Group used various interest rate hedging instruments to manage its exposure to interest rate changes on long term debt. These were interest rate swaps, forward rate agreements and an interest rate collar.

    The interest rate swaps involve the exchange of variable interest rate payments for fixed, without exchanging the notional principal amount. At September 29, 2001, the Group had outstanding interest rate swap agreements denominated in U.S. dollars, maturing on November 29, 2002, with an aggregate notional amount of $100 million (L68.0 million). Under these agreements, the Group receives interest at floating rates based on three month LIBOR, which approximated 2.6% at September 29, 2001, and pays fixed interest at 6.295%. The Group enters into forward rate agreements ("FRAs") with three month terms. At September 29, 2001, the Group had FRAs outstanding denominated in U.S. dollars, maturing on various dates from November 8, 2001, through August 8, 2002, with aggregate notional principal of $330.0 million (L224.5 million) and interest rates ranging from 6.58% to 6.69%.

    The fair value of such contracts is estimated based on quoted market prices of the same or similar issues available. Unrealized losses on such agreements were L0.2 million and L4.9 million at September 30, 2000, and September 29, 2001, respectively. The notional amount is used to measure the volume of these contracts and does not represent exposure to credit loss. The Group is subject to credit risk in the event of a default by a counterparty. The Group mitigates this risk by using major financial institutions with high credit ratings.

    At September 30, 2000 and September 29, 2001, the Group had foreign currency forward contracts to sell L29.1 million and buy L96.6 million, respectively, in foreign currency. The fair value of the forward contracts is the amount that the Group would receive or pay to terminate the contracts. In order to terminate these agreements, the Group would have incurred a gain of L0.3 million and gain of L4.3 million at September 30, 2000 and September 29, 2001, respectively.

F) CURRENCY PROFILE

    The main functional currencies of the Group are Sterling and U.S. dollar. The following analysis of net monetary assets and liabilities shows the Group's currency exposures after the effects of forward contracts

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

20. FINANCIAL INSTRUMENTS (CONTINUED)
used to manage currency exposure. The amounts shown represent the transactional exposures that give rise to the net currency gains and losses recognized in the profit and loss account. Such exposures comprise the monetary assets and liabilities of the Group that are not denominated in the operating (or "functional") currency of the operating units involved.

                                                                OTHER
                                                  U.S.         EUROPEAN                           2000
                                 STERLING        DOLLAR       CURRENCIES       OTHER             TOTAL            STERLING
                               ------------   ------------   ------------   ------------   ------------------   ------------
                                                                       (IN MILLIONS)
Sterling.....................          L--            L0.2          L1.6             L--                 L1.8           L--
U.S. dollar..................          0.2              --            --              --                  0.2            --
Currencies...................          0.1             2.0            --              --                  2.1            --
Other........................           --             1.0           0.1             0.2                  1.3            --
                               ------------   ------------   ------------   ------------   ------------------   ------------
                                      L0.3            L3.2          L1.7            L0.2                 L5.4           L--
                               ============   ============   ============   ============   ==================   ============

                                                 OTHER
                                   U.S.         EUROPEAN                              2001
                                  DOLLAR       CURRENCIES          OTHER             TOTAL
                               ------------   ------------   ------------------   ------------
                                                        (IN MILLIONS)
Sterling.....................          L0.1          L1.2                  L--            L1.3
U.S. dollar..................            --            --                   --              --
Currencies...................           0.2           0.7                   --             0.9
Other........................           1.6            --                   --             1.6
                               ------------   ------------   ------------------   ------------
                                       L1.9          L1.9                  L--            L3.8
                               ============   ============   ==================   ============

21. PROVISIONS FOR LIABILITIES AND CHARGES

                                                                          DEFERRED
                                                                          EMPLOYEE
                                         PROPERTY        PENSIONS         BENEFITS         WARRANTY      RESTRUCTURING    TOTAL
                                       -------------   -------------   --------------   --------------   -------------   --------
                                                                             (IN MILLIONS)
A) ANALYSIS OF MOVEMENT IN
  PROVISIONS:
AT OCTOBER 1, 2000...................           L1.0            L3.3            L23.1            L16.7           L1.5       L45.6
Charged to profit and loss account...            0.1             0.3               --              0.6             --         1.0
Charged to profit and loss account
  exceptional items..................            2.0              --              0.2              8.5           31.1        41.8
Utilized.............................           (0.3)           (0.8)            (0.1)              --          (14.5)      (15.7)
Transfer (to)/from other balance
  sheet categories...................            1.8              --             (2.7)            (3.4)         (10.5)      (14.8)
Currency realignment.................             --             0.1              0.7              0.1            0.3         1.2
                                       -------------   -------------   --------------   --------------       --------     -------
AT SEPTEMBER 29, 2001................           L4.6            L2.9            L21.2            L22.5           L7.9       L59.1
                                       =============   =============   ==============   ==============       ========     =======

    Property provisions relate primarily to lease payments under onerous contracts, primarily related to our discontinued operations.

    Pension scheme details are set out in Note 25.

    Deferred employee benefits relate primarily to deferred compensation plans, supplemental retirement plans and post retirement benefit plans. It is not possible to estimate, with certainty, the timing of payments.

    Warranty provisions have been recognized for estimated claims under product guarantees. It is not possible to estimate, with certainty, the timing of payments.

    Restructuring costs relate mainly to costs associated with the charges described in Note 5 "Exceptional items", and are expected to be utilized within one year. Cash payments of L14.5 million were made in 2001. A further
L6.5 million in cash payments are expected to be made, as well as non-cash charges of L1.4 million.

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

21. PROVISIONS FOR LIABILITIES AND CHARGES (CONTINUED)
B) DEFERRED TAXATION

1. DEFERRED TAXATION NOT PROVIDED. Given the availability of losses and surplus ACT within the Group, it is not expected that any tax would be payable if the Group were to dispose of its land and buildings at their balance sheet values. Enodis recognizes a deferred tax liability related to the undistributed earnings of subsidiaries if Enodis expects that it will recover those undistributed earnings in a taxable manner, such as through receipt of dividends or sale of the investments. No liabilities have been recognized in the accompanying financial statements, as Enodis either intends to permanently reinvest all such undistributed earnings or to the extent they may be repatriated, no further tax is expected due to significant (unprovided) losses in the U.K. or foreign tax credits. These losses could be used to offset any earnings that were remitted to the United Kingdom.

2. TAX LOSSES. The Group has approximately L284 million of losses available for offset against future profits, comprising L85 million in the U.K. and L190 million in the U.S. with a further L9 million in other countries in 2001. The losses in the U.K. and other countries do not expire. The L190.0 million of losses in the U.S. expire as follows: L87.0 million (2006), L69.0 million (2007), L3.1 million (2008), L9.7 million (2009), and L22.1 million (2010 and thereafter). In addition, the Group has surplus ACT carried forward of L11.5 million.

22. CALLED UP SHARE CAPITAL

                                                      2000          2001         2000       2001
                                                   -----------   -----------   --------   --------
                                                          (IN MILLIONS, EXCEPT SHARE DATA)
(A) NUMBER AND VALUE OF SHARES:
Ordinary shares of 50p each
Authorized.......................................  344,200,000   344,200,000    L172.1     L172.1
Allotted, called up and fully paid...............  250,074,985   250,288,950     125.0      125.1

    1,269,341 ordinary shares of the Enodis (2000: 1,337,341) are held in an independently managed ESOP trust. The ESOP trust was established in 1994 when Mourant & Co. were appointed as trustees to purchase shares in the Enodis to meet some of the future obligations under employee option schemes. Shares are distributed to employees upon exercise of options held by them and payment by them of the exercise price. The Group finances the ESOP trust by way of an interest free loan (Note 14) of L2.4 million.

    The ESOP trust has waived the right to receive dividends on all shares held.

                                                              ORDINARY SHARES
                                                              ---------------
(B) MOVEMENT OF ORDINARY SHARES DURING THE PERIOD:
At October 1, 2000..........................................    250,074,985
Exercise of share options under the Sharesave Scheme
  (1992)....................................................        193,965
Exercise of share options under the Executive Scheme
  (1995)....................................................         20,000
                                                                -----------
At September 29, 2001.......................................    250,288,950
                                                                ===========

    The proceeds of the exercises of share options in the year to September 29, 2001 amounted to L264,816.

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

22. CALLED UP SHARE CAPITAL (CONTINUED)

(C) OPTION SCHEMES

    During the year the Group has operated the following shareholder approved employee option schemes using new shares:

                                                                NUMBER OF OPTIONS
                                                         --------------------------------
                                               2000       GRANTED    EXERCISED    LAPSED      2001
                                             ---------   ---------   ---------   --------   ---------
Sharesave Scheme (1992)....................  2,341,648          --    193,965    911,144    1,236,539
Executive Scheme (1984)*...................    116,870          --         --         --      116,870
Executive Scheme (1995)....................  3,003,470     221,065     20,000    225,020    2,979,515
Executive Scheme (2001)....................         --   3,753,000         --         --    3,753,000

    The Group has outstanding at September 29, 2001, the following options to subscribe for ordinary shares:

                                                            EXERCISE    DATE FROM      LAST
                                                             PRICE        WHICH       EXPIRY
                                                   YEAR      PENCE     EXERCISABLE     DATE      NUMBER
                                                 --------   --------   -----------   --------   ---------
SHARESAVE SCHEME (1992)........................    1994       150.9      01.09.01    01.03.02     133,227
                                                   1995       181.8      01.09.02    01.03.03      38,626
                                                   1996       158.8      01.09.01    01.03.02      70,121
                                                   1996       158.8      01.09.03    01.03.04      20,379
                                                   1997       112.0      01.09.02    01.03.03     150,802
                                                   1997       112.0      01.09.04    01.03.05     148,325
                                                   1998       202.7      01.09.01    01.03.02      46,581
                                                   1998       202.7      01.09.03    01.03.04      60,745
                                                   1998       202.7      01.09.05    01.03.06      27,315
                                                   1999       192.7      01.09.02    01.03.03     106,134
                                                   1999       192.7      01.09.04    01.03.05     125,436
                                                   1999       192.7      01.09.06    01.03.07      21,317
                                                   2000       258.9      01.09.03    01.03.04     107,539
                                                   2000       258.9      01.09.05    01.03.06     119,000
                                                   2000       258.9      01.09.07    01.03.08      60,992
                                                                                                ---------
                                                                                                1,236,539
                                                                                                =========
EXECUTIVE SHARE SCHEME (1984)*.................               95.10      03.02.96    03.02.03      61,989
                                                             222.99      14.02.97    14.02.04      54,881
                                                                                                ---------
                                                                                                  116,870
                                                                                                =========
EXECUTIVE SHARE SCHEME (1995)..................              230.50      31.03.98    31.03.05      18,080
                                                             186.00      22.07.99    22.07.06     167,655
                                                             144.00      01.07.00    01.07.07     390,000
                                                             187.50      28.11.00    28.11.07     254,802
                                                             180.00      17.11.01    17.11.08     137,935
                                                             262.90      28.07.02    28.07.09     900,000
                                                             314.00      24.11.02    24.11.09      90,197
                                                             322.20      03.07.03    03.07.10     799,781
                                                             210.00      21.12.03    21.12.10     201,065
                                                             216.28      21.12.03    21.12.10      20,000
                                                                                                ---------
                                                                                                2,979,515
                                                                                                =========

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

22. CALLED UP SHARE CAPITAL (CONTINUED)

                                                            EXERCISE    DATE FROM      LAST
                                                             PRICE        WHICH       EXPIRY
                                                   YEAR      PENCE     EXERCISABLE     DATE      NUMBER
                                                 --------   --------   -----------   --------   ---------
EXECUTIVE SHARE SCHEME (2001)..................              181.00      22.01.04    22.01.11   2,753,919
                                                             210.45      22.01.04    22.01.11     109,913
                                                             181.00      12.06.04    12.06.11     203,238
                                                             101.00      10.09.04    10.09.11     685,930
                                                                                                ---------
                                                                                                3,753,000
                                                                                                =========

------------------------------

*   No further options can be granted under this Scheme.

    The maximum aggregate number of unissued shares over which options may currently be granted under all Schemes in any ten year period cannot exceed 10% of the nominal share capital of Enodis on the date of grant. At September 29, 2001, a total of 11,628,776 options were available for grant under all Schemes. The maximum aggregate number of shares over which executive share options in any ten year period can be granted cannot exceed 5% of the nominal share capital of the Group on the date of grant. At September 29, 2001, a total of 1,452,785 options were available for grant under executive schemes.

23. RESERVES

Movements on reserves during the year were as follows:

                                                                  SHARE                                PROFIT
                                                                 PREMIUM         REVALUATION          AND LOSS
                                                                 ACCOUNT           RESERVE            ACCOUNT
                                                              -------------   ------------------   --------------
                                                                                 (IN MILLIONS)
At October 1, 2000..........................................        L238.9                 L--            L(150.1)
Retained loss for the year..................................            --                  --             (120.7)
Negative goodwill written back on disposal of
  subsidiaries..............................................            --                  --               (4.4)
Shares issued...............................................           0.1                  --                 --
Foreign currency translation adjustment (note a)............            --                  --               (1.7)
                                                              -------------   ------------------   --------------
AT SEPTEMBER 29, 2001.......................................        L239.0                 L--            L(276.9)
                                                              =============   ==================   ==============

(a) The foreign currency translation adjustment arises on the translation of interests in the opening equity of overseas subsidiary entities and associated undertakings, long term foreign borrowings used to finance overseas investments, and on the translation of the profit and loss account for the year to closing rate.

(b) Goodwill written off directly against profit and loss reserve amounts to L335.9 million (2000: L331.5 million).

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

24. ACQUISITIONS

(A) 1999

1.  SUBSIDIARIES ACQUIRED

    During the 53 weeks ended October 2, 1999 the Group acquired the following companies:

    --Convotherm Elektrogerate, GmbH and subsidiaries ("Convotherm"), December 1998.

    --Scotsman, August 1999.

    Both the Convotherm and Scotsman companies (together the "acquired businesses") were accounted for using the purchase method of accounting.

2.  NET ASSETS ACQUIRED, PURCHASE CONSIDERATION AND GOODWILL

The following table explains the adjustments to book value by major category of assets and liabilities acquired to arrive at the fair values included in the financial statements at the date of acquisition of Scotsman, the fair values included in the financial statements at the date of acquisition of Convotherm, the purchase consideration for the acquired businesses, and the goodwill arising on acquisitions:

                                                                      ALIGNMENT OF
                                         BOOK          VALUATION       ACCOUNTING                     SCOTSMAN
                                         VALUE        ADJUSTMENTS       POLICIES        OTHER          TOTAL        CONVOTHERM
                                     -------------   --------------   ------------   -----------   --------------   -----------
                                                                           (IN MILLIONS)
Goodwill...........................         L189.4         L(189.4)          L--            L--              L--          L--
Tangible fixed assets..............           61.6            (0.1)           --             --             61.5          1.8
Stocks.............................           53.8            (5.2)          2.5             --             51.1          3.0
Trade debtors......................           83.7            (2.1)           --             --             81.6          2.6
Net cash...........................            9.3            (0.3)           --             --              9.0          0.5
Trade creditors....................          (32.1)             --            --             --            (32.1)        (0.6)
Other liabilities..................          (37.5)          (29.7)         (3.1)           0.5            (69.8)        (1.4)
Net debt...........................         (219.9)           (4.6)           --             --           (224.5)        (3.7)
Minority interest..................           (0.8)             --            --             --             (0.8)          --
                                     -------------   --------------   ------------   -----------   --------------   -----------
Net assets/(liabilities)
  acquired.........................         L107.5         L(231.4)        L(0.6)          L0.5          L(124.0)        L2.2

Consideration:
Paid in cash.......................                                                                       L225.0         L8.4
Deferred...........................                                                                         17.1          0.8
Fees...............................                                                                         11.5          0.4
                                                                                                   --------------   -----------
Total..............................                                                                        253.6          9.6
                                                                                                   --------------   -----------
Goodwill arising in 1999...........                                                                        377.6          7.4
                                                                                                   --------------   -----------
Subsequent adjustment..............                                                                          3.4           --
                                                                                                   --------------   -----------
FINAL GOODWILL 2000................                                                                       L381.0          L--
                                                                                                   ==============   ===========


                                         TOTAL
                                     --------------
                                     (IN MILLIONS)
Goodwill...........................             L--
Tangible fixed assets..............            63.3
Stocks.............................            54.1
Trade debtors......................            84.2
Net cash...........................             9.5
Trade creditors....................           (32.7)
Other liabilities..................           (71.2)
Net debt...........................          (228.2)
Minority interest..................            (0.8)
                                     --------------
Net assets/(liabilities)
  acquired.........................         L(121.8)
Consideration:
Paid in cash.......................          L233.4
Deferred...........................            17.9
Fees...............................            11.9
                                     --------------
Total..............................           263.2
                                     --------------
Goodwill arising in 1999...........           385.0
                                     --------------
Subsequent adjustment..............             3.4
                                     --------------
FINAL GOODWILL 2000................          L388.4
                                     ==============

    The adjustments to the pre-acquisition books of Scotsman are summarized as follows:

-- Write-off of goodwill of L189.4 million carried on the balance sheet of Scotsman as of the date of acquisition.

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

24. ACQUISITIONS (CONTINUED)
-- Recognition of some additional liabilities as well as valuation adjustments to amounts already recorded, totaling L22.4 million.

-- Premium of L4.9 million on the repayment of Scotsman Senior Subordinated debt as a result of a change of control clause.

--  Write up of inventory to a FIFO basis from a LIFO basis of L2.5 million.

-- Recalculation of the pension liability under U.K. GAAP amounting to L2.1 million.

-- Recalculation of the deferred tax assets and liabilities under U.K. GAAP amounting to L15.7 million.

--  The tax impact of all of the fair value adjustments is shown as "Other."

-- Adjustments of L3.4 million were recorded in 2000 relating to the amounts estimated above.

    Deferred consideration for Scotsman includes amounts payable in respect of shares still outstanding and the consideration for the acquisition of the minority interest in Austral Refrigeration PTY Ltd which was acquired as a result of the minority shareholders exercising a change in control option to sell their shares. All deferred consideration is expected to be paid within one year. Fees of L0.9 million payable to the Group's auditors for work performed in connection with acquisitions have been capitalized in goodwill.

    Included in the balances for Convotherm are adjustments to align the accounting policies in the amount of L0.2 million.

    Deferred consideration for Convotherm is expected to be paid in 2004 and is not subject to any performance criteria.

    Deferred consideration of L0.3 million, accrued in 1998 in respect of Aladdin Temp-Rite and New Ton, was paid in the current year. This amount has been included in the "Acquisitions and disposals" section of the current year cash flow statement.

    The subsidiaries acquired during 1999 contributed L7.8 million to the Group's net operating cash flows, paid L0.4 million in respect of interest, paid L1.7 million in respect of taxation and utilized L0.2 million net for capital expenditure.

3.  PRE-ACQUISITION TRADING

Convotherm generated operating profit in its last financial year ended December 31, 1998, amounting to L1.7 million. There was no trading activity between its last financial year and the acquisition date of December 31, 1998.

    The summarized profit and loss account of Scotsman for the period from September 27, 1998, to August 12, 1999, (date of acquisition), as extracted from the management financial statements, adjusted for the effects of goodwill amortization and interest expense associated with financing the acquisition, as if the financing had taken place on September 27, 1998, in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), is set out below:

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

24. ACQUISITIONS (CONTINUED)
PROFIT AND LOSS ACCOUNT

                                                                                PRO FORMA
                                                                SCOTSMAN       ADJUSTMENT         TOTAL
                                                              -------------   -------------   -------------
                                                                              (IN MILLIONS)
TURNOVER....................................................        L357.0    L         --           L357.0
                                                              -------------   -------------   -------------
OPERATING PROFIT............................................          30.6           (11.6)            19.0
Net interest payable and similar charges....................         (14.3)          (22.3)           (36.6)
                                                              -------------   -------------   -------------
PROFIT BEFORE TAXATION......................................          16.3           (33.9)           (17.6)
Tax on profit on ordinary activities........................          (7.7)            7.8              0.1
                                                              -------------   -------------   -------------
PROFIT ATTRIBUTABLE TO SHAREHOLDERS.........................          L8.6          L(26.1)           (17.5)
                                                              =============   =============   =============
Basic earnings per share....................................           5.5p          (16.6)p          (11.1)p
                                                              =============   =============   =============
DILUTED EARNINGS PER SHARE..................................           3.4p          (16.6)p          (11.1)p
                                                              =============   =============   =============

    Translation losses of L2.6 million, not stated in the profit and loss account, arose in the period to August 13, 1999. These losses relate principally to foreign exchange translation differences on the net investment in overseas subsidiaries.

(B) 2000

1.  SUBSIDIARIES ACQUIRED

During the 52 weeks ended September 30, 2000, the Group acquired the following companies:

--  Merrychef Limited ("Merrychef") June 2000; and

-- Total Cellar System now named Scotsman Response Limited ("Scotsman Response"), January 2000.

    Both acquired companies were accounted for using the purchase method of accounting.

2.  NET ASSETS ACQUIRED, PURCHASE CONSIDERATION AND GOODWILL

    The following table explains the fair value, by major category, and the goodwill arising on the aforementioned acquisitions.

                                                                              SCOTSMAN
                                                               MERRYCHEF      RESPONSE        TOTAL
                                                              ------------   -----------   ------------
                                                                            (IN MILLIONS)
Tangible fixed assets.......................................         L0.4          L0.7            L1.1
Stocks......................................................          0.6           0.3             0.9
Trade debtors...............................................          1.4           1.0             2.4
Trade creditors.............................................         (0.9)         (0.2)           (1.1)
Other liabilities...........................................         (1.2)         (0.9)           (2.1)
Net debt....................................................         (0.1)         (0.8)           (0.9)
                                                              ------------   -----------   ------------
Fair value of assets acquired...............................         L0.2          L0.1            L0.3
                                                              ------------   -----------   ------------
Consideration:
Paid in cash................................................        L16.7          L2.1           L18.8
Fees........................................................          0.2            --             0.2
Loan notes issues...........................................           --           0.7             0.7
                                                              ------------   -----------   ------------
Total.......................................................         16.9           2.8            19.7
                                                              ------------   -----------   ------------
Goodwill arising............................................        L16.7          L2.7           L19.4
                                                              ============   ===========   ============

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

24. ACQUISITIONS (CONTINUED)
    There were no significant adjustments to the book value of assets acquired. Deferred consideration and costs of L28.8 million accrued in 1999 in respect of the Scotsman acquisition, were paid in the 2000. This amount has been included in the "Acquisitions and disposals" section of the 2000 cash flow. The impact of the acquisitions in 2000 was not material to turnover, profit for the period, or basic and diluted earnings per share.

(C) 2001

    On November 11, 2000, the Group acquired the entire share capital of Jackson MSC, Inc ("Jackson"), for consideration of $36.2 million including costs. Jackson is principally involved in the manufacturing and supply of industrial dishwashing equipment.

    The Company was accounted for using the purchase method of accounting. Details of the acquisition are shown in the table below. Provisional fair value adjustments reflect the circumstances and conditions at the date of acquisition and principally relate to the write-off of obsolete stock, additional cost accruals and the write-off of goodwill carried on the balance sheet.

                                                                              FAIR VALUE
                                                               BOOK VALUE     ADJUSTMENT         TOTAL
                                                              ------------   -------------   -------------
                                                                             (IN MILLIONS)
Goodwill....................................................        L0.6            L(0.6)             L--
Fixed assets................................................         2.4               --              2.4
Stock.......................................................         5.0             (0.6)             4.4
Other current assets........................................         1.4             (0.3)             1.1
Current liabilities.........................................        (2.0)            (0.3)            (2.3)
Loans.......................................................        (0.7)              --             (0.7)
                                                              ------------   -------------   -------------
Net assets/(liabilities) acquired...........................        L6.7            L(1.8)            L4.9
                                                              ============   =============   =============

Consideration:
Paid in cash................................................                                         L24.4
Costs.......................................................                                           0.9
                                                                                             -------------
Total.......................................................                                          25.3
                                                                                             -------------
Goodwill arising............................................                                         L20.4
                                                                                             =============

    The subsidiary acquired during the year contributed L2.9 million to the Group's net operating cash flows, paid no interest or taxation and utilized L0.4 million net for capital expenditure.

    The Group made other acquisitions totaling L0.5 million in the 2001.

    The impact of the acquisitions in 2001 was not material to turnover, profit for the period or basic and diluted earnings per share.

25. GROUP PENSION SCHEMES

The Group operates a number of pension schemes of both the defined benefit and defined contribution type. The total pension cost for 2001 was L4.15 million (2000: L4.7 million). There is a provision for pension costs of L2.9 million (2000: L3.5 million) in the balance sheet as of September 29, 2001 arising from the accumulated difference between the contributions paid and the corresponding pension costs.

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

25. GROUP PENSION SCHEMES (CONTINUED)
    The total employer contributions payable to the Group's defined contribution schemes over the year was L3.1 million (2000: L2.7 million). At September 29, 2001, there were no outstanding or prepaid contributions (2000: nil).

    The Group currently accounts for pensions under SSAP 24. Under the transitional arrangements for FRS 17, the Group is required to provide additional disclosures relating to its pension schemes. These are provided below.

    SSAP 24

    a) A number of the Group's full time U.K. employees as of September 29, 2001 are members of defined benefit arrangements with assets held in separate trustee administered funds. The principal defined benefit scheme in the U.K. is the Berisford (1948) Pension Scheme ("the Berisford Scheme"). A valuation was carried out by a qualified independent actuary at March 31, 2001 using the attained age method. Following the valuation it was agreed that the employer would pay contributions at the rate of 0% of pensionable salaries.

       The assumptions which have the most significant effect on the results of the valuation are those relating to the rate of return on investments and the rates of increase in salaries and pensions. The assumptions used in the valuation were:

        Investment returns..................................  5.5% p.a.
        Increase in salaries................................  4.5% p.a.
        Present and future pensions.........................  5.0% p.a.

       The total market value of the Berisford Scheme's assets at the last valuation date, together with their funding level as a percentage of accrued benefits after allowing for future increases in earnings, was L86.4 million (117.9%).

    b) Enodis Corporation maintains a 401(k) plan which covers most of its employees. It had formerly maintained several frozen defined benefit pension plans. These plans have been terminated with the approval of the appropriate regulatory authorities, and all of the liabilities to participants and beneficiaries have been settled.

    c) Scotsman Industries maintained a number of pension and 401(k) plans which cover substantially all of its employees. Benefits under defined benefit plans for hourly paid employees are based on a fixed multiple of the length of service and for salaried employees are based on a percentage of earnings during the year of their employment. All pension plans have been funded in accordance with the Employee Retirement Income Security Act of 1974.

    Following the last valuations of the plans at January 1, 2001, it was agreed that the employer would pay contributions at the rate of 0% of pensionable salaries.

    The following assumptions were used to develop net pension costs for pension plans in the U.S. in the 52 weeks ended September 29, 2001:

Discount rate................................  8.5% p.a.
Future salary increases......................  not applicable
Future pension increases.....................  nil

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

25. GROUP PENSION SCHEMES (CONTINUED)
    Actuarial gains and losses are amortized over the estimated future working lifetime of employees.

    The total market value of the U.S. plans' assets as of September 29, 2001 was L40.4 million. The funding level of the U.S. plans as a percentage of accrued benefits, after allowing for future increases in earnings, was 136%.

FRS 17

    The figures below for the Berisford Scheme have been based on a full actuarial valuation as of March 31, 2001, updated to the current year end. For the pension plans in the U.S., the figures have been based on full actuarial valuations as of January 1, 2001, updated to the current year end.

    The assets in the Group's defined benefit schemes and the expected rate of return were:

                                                   BERISFORD SCHEME            PENSION PLANS IN THE U.S.
                                            ------------------------------   ------------------------------
                                              LONG TERM                        LONG TERM
                                            RATE OF RETURN                   RATE OF RETURN
                                             EXPECTED AT       VALUE AT       EXPECTED AT       VALUE AT
                                            SEPTEMBER 29,    SEPTEMBER 29,   SEPTEMBER 29,    SEPTEMBER 29,
                                                 2001            2001             2001            2001
                                            --------------   -------------   --------------   -------------
                                                           (IN MILLIONS, EXCEPT PERCENTAGES)
Asset:
Equities..................................       6.49%           L43.6           10.175%          L17.2
Corporate Bonds...........................       6.09%            12.8              6.5%            7.6
Government Bonds..........................       4.49%             9.8              5.6%            5.0
Property..................................       6.49%             7.5              6.5%            2.3
Other.....................................       4.49%             1.7              6.5%            3.0

    The liabilities of the Group's schemes at September 29, 2001 were calculated on the following bases as required under FRS 17:

                                                       POST RETIREMENT PLANS IN THE U.S.
                                                ------------------------------------------------
                                                  BERISFORD
                                                    SCHEME          PENSION           OTHER
                                                --------------   --------------   --------------
Assumptions at September 29, 2001
Discount rate.................................           6.09%            6.75%             7.5%
Rate of increase in salaries..................            4.5%   Not applicable   Not applicable
Rate of increase in pensions in payment.......            5.0%               0%   Not applicable
Rate of increase in pensions in deferment.....            3.0%               0%   Not applicable
Medical cost inflation........................  Not applicable   Not applicable        6.5%-5.0%
Price inflation...............................            3.0%            2.75%   Not applicable

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

25. GROUP PENSION SCHEMES (CONTINUED)

    The balance sheet position for the Group's schemes as calculated under FRS 17 at September 29, 2001 was as follows:

                                                                  POST RETIREMENT BENEFIT PLANS IN THE U.S.
                                                               -----------------------------------------------
                                                                  PENSION
                                                                   PLANS         PENSION PLANS        POST
                                                               WITH ASSETS IN   WITH LIABILITIES   RETIREMENT
                                                   BERISFORD     EXCESS OF        IN EXCESS OF       MEDICAL
                                                    SCHEME      LIABILITIES          ASSETS           PLANS
                                                   ---------   --------------   ----------------   -----------
                                                                          (IN MILLIONS)
Fair value of assets.............................    L75.4          L35.1              L--              L--
Present value of scheme liabilities..............    (69.5)         (33.7)            (3.9)            (2.9)
Surplus or deficit in the scheme.................      5.9            1.4             (3.9)            (2.9)
Unrecognizable surplus in the scheme.............       --           (0.7)              --               --
                                                    ------         ------            -----            -----
Net pension asset/liability......................     L5.9           L0.7            L(3.9)           L(2.9)
                                                    ======         ======            =====            =====

26. CONTINGENCIES

Various lawsuits and claims arising in the ordinary course of business are pending against the Group. The Group is vigorously contesting or pursuing, as applicable, several lawsuits and claims where it believes that its positions are sustainable. The Group has recorded accruals for losses that it considers to be probable and reasonably estimable. Based upon the Group's current assessments of these lawsuits and claims (including those noted below) and the capital resources available to it, the Group believes that the ultimate resolution of these lawsuits and claims would not exceed, by a material amount, the aggregate of the amounts accrued in respect of them. Therefore, the resolution of these lawsuits should not have a material effect on the Group's financial condition, liquidity or results of operations. However, due to the uncertainties involved in litigation, there are cases, including some of the claims involving Consolidated Industries Corp. of Lafayette, Indiana ("Consolidated"), in which either the outcome is not reasonably predictable or losses, if any, are not reasonably estimable. If the Consolidated-related lawsuits and claims were ultimately determined in a manner adverse to the Group, and in amounts in excess of established accruals, it is reasonably possible that those determinations could have a material effect on our profit. The term "reasonably possible" means that the chance of a future transaction or event occurring is more than remote but less than likely.

 (i) One of Enodis' subsidiaries, Enodis Corporation, has been named in a number of lawsuits throughout the U.S. in which the plaintiffs seek to hold it liable for the alleged obligations of its former subsidiary, Consolidated, by reason of Consolidated's alleged design and manufacture of some 870,000 defective home furnaces. Consolidated's alleged liability in respect of these furnaces could potentially reach $600 million. Enodis Corporation sold Consolidated to an unrelated party in 1998. The plaintiffs all contend that Enodis Corporation is the alter ego of Consolidated and therefore liable for its debts. The plaintiffs in these actions who are seeking to hold Enodis Corporation accountable for the liabilities of Consolidated include Daniel L. Freeland, in his capacity as trustee of the Chapter 7 bankruptcy estate of Consolidated, the Trane Company, a division of America Standard, Amana, LLC, Bard Manufacturing Company and Janet Pearce, on behalf of a class of homeowners claiming, among other things, to be entitled to have their furnaces replaced free of charge.

    Additionally, Consolidated is a defendant in a certified class action in California, which claims that certain furnaces manufactured by Consolidated were defective. The class action is currently ready for

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

26. CONTINGENCIES (CONTINUED)
    trial. Enodis Corporation is not a party to that action but has an interest in the outcome due to the alter ego claims described.

    Finally, the bankruptcy trustee, Daniel L. Freeland, is also asserting a variety of bankruptcy and equitable claims (the "trustee claims") seeking to recover up to $30 million that was paid by Consolidated to Enodis Corporation between 1988 and 1998.

    Enodis Corporation has thoroughly investigated these claims and believes that the claims based on the alter ego theory, as well as the trustee claims, are without merit. Enodis Corporation is therefore defending them vigorously. However, the damages alleged in the lawsuits could potentially reach U.S. $600 million, which substantially exceeds the estimate of, and accruals for, the potential exposure. Enodis Corporation has placed its insurance carriers on notice of these claims, and they have uniformly reserved their rights in respect of them while at the same time co-operating with Enodis Corporation in attempts to resolve them. Accordingly, if these lawsuits were ultimately decided in a manner adverse to the Company, and in amounts in excess of the accruals, it is "reasonably possible" that those determinations could have a material adverse effect on the Group.

 (ii) In 1996 Bomar Resources Holdings, Inc. ("BRHI"), among others, brought an action against Enodis in the U.S. Federal District Court for the Southern District of New York for indemnification against various third party claims which the Company was found liable for in September 1999. Enodis granted the indemnity in connection with the 1988 sale of a former subsidiary, Bomar Resources Inc. ("Bomar"), to BRHI's predecessors. During the year the Group settled these federal and state court actions for L12.2 million (Note 5).

(iii) There are customary tax and other warranties and indemnities in respect of companies and businesses sold in previous years.

27. LEASE OBLIGATIONS

Commitments--The Group leases certain of its offices, buildings, plant and equipment in some instances for periods in excess of 20 years with various renewal options. Rental expense under operating leases related to continuing businesses was L4.0 million in 1999, L7.5 million in 2000 and L7.3 million in 2001.

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

27. LEASE OBLIGATIONS (CONTINUED)

                                                                2000       2001
                                                              --------   --------
                                                                 (IN MILLIONS)
A) THE FUTURE MINIMUM PAYMENTS TO WHICH THE GROUP IS
COMMITTED UNDER FINANCE LEASES ARE AS FOLLOWS:
Within one year.............................................    L0.7       L0.1
Between one and two years...................................     0.5        1.2
Between two and three years.................................     0.1        0.1
Between three and four years................................     0.1        0.1
Between four and five years.................................      --         --
Thereafter..................................................      --         --
                                                                ----       ----
                                                                 1.4        1.5
                                                                ----       ----
Finance charges allocated to future years...................    (0.2)      (0.2)
                                                                ----       ----
                                                                L1.2       L1.3
                                                                ----       ----
Disclosed in the financial statements as:
Creditors due within one year (Note 17).....................    L0.7       L0.1
Creditors due after more than one year (Note 18)............     0.5        1.2
                                                                ----       ----
                                                                L1.2       L1.3
                                                                ====       ====

                                                                2000       2001
                                                              --------   --------
                                                                 (IN MILLIONS)
B) OPERATING LEASE PAYMENTS WHICH THE GROUP IS COMMITTED TO
MAKE DURING THE NEXT FINANCIAL YEAR ARE ANALYZED AS FOLLOWS:
LEASES EXPIRING:
Within one year.............................................    L2.9       L3.1
Between one and two years...................................     2.7        3.9
Between three and five years................................     7.3        3.8
Thereafter..................................................    17.1        9.5
                                                               -----      -----
                                                               L30.0      L20.3
                                                               =====      =====

                                                                  2001
                                                              -------------
                                                              (IN MILLIONS)
C) OPERATING LEASE PAYMENTS WHICH THE GROUP IS COMMITTED TO
MAKE ARE ANALYZED AS FOLLOWS:
Within one year.............................................      L20.3
Between one and two years...................................        9.0
Between two and three years.................................        6.4
Between three and four years................................        5.1
Between four and five years.................................        4.4
Thereafter..................................................       25.5
                                                                  -----
                                                                  L70.7
                                                                  =====

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

28. PRINCIPAL SUBSIDIARIES AND SIGNIFICANT INVESTMENT

                                                            PERCENTAGE
                                          COUNTRY OF         HELD AND
                                         INCORPORATION   VOTING RIGHTS AT
                                              AND         SEPTEMBER 29,
FOOD EQUIPMENT                             OPERATION           2001              DETAILS OF HOLDING OF SHARE CAPITAL
--------------                           -------------   ----------------   ----------------------------------------------
Aladdin Temp-Rite Canada, Inc.           Canada                 100         700,100 no par value common stock
Aladdin Temp-Rite LLC                    U.S.                   100         n/a
Aladdin Temp-Rite Pty. Ltd               Australia              100         1,184,115 AU$1 ordinary shares
Aladdin Temp-Rite Puerto Rico Inc.       Puerto Rico            100         1,000 no par value common stock
Austral Refrigeration Pty. Ltd           Australia              100         40,993 AU$1 ordinary shares
Belshaw Bros, Inc                        U.S.                   100         200 no par value common stock
Booth, Inc.                              U.S.                   100         1,000 no par value common stock
Castel MAC S.p.A.                        Italy                  100         8,300,000 0.52 Euro shares
Cleveland Range, Inc.                    U.S.                   100         3,000 no par value common stock
Cleveland Range Ltd                      Canada                 100         32,449 Class A no par value shares
Convotherm Elektrogerate GmbH            Germany                 91         2,730,000 DM1 shares
Convotherm Limited                       England                 91         6,000 L1 ordinary shares
Convotherm Singapore Pte Ltd             Singapore              100         100,000 $1 shares
Cowley Refrigeration Ltd                 New Zealand             60         210,000 NZ$1 shares
Enodis Corporation                       U.S.                   100         100 $.01 par value common stock
Enodis Deutschland GmbH                  Germany                100         50,000 DM shares
Enodis France SA                         France                 100         7,500 FFr 100 shares
Enodis Iberia SA                         Spain                  100         200 Pta 50,000 shares
Enodis UK Limited                        England                100         5,000 L1 ordinary shares
Frimont S.p.A.                           Italy                  100         16,000 516.46 Euro shares
Frymaster L.L.C.                         U.S.                   100         n/a
Garland Commercial Industries, Inc.      U.S.                   100         10 no par value common stock
Garland Commercial Ranges, Limited       Canada                 100         2,000 no par value common stock
Guyon Productions SA                     France                 100         50,000 FFr 100 shares
Hartek Awagem Vertriebsges m.b.H.        Austria                100         1 share of 1,500,000 ATS
Hartek Beverage Handling GmbH            Germany                100         1 share of 1,150,000 DM
Jackson MSC Inc.                         U.S.                   100         100 shares no par value common stock
Kysor Industrial Corporation             U.S.                   100         100 $1 common stock
Kysor/Warren Australia Pty. Limited      Australia              100         275,003 AU$1 ordinary share
Lincoln Foodservice Products, Inc.       U.S.                   100         1,000 no par value common stock
Merco/Savory, Inc.                       U.S.                   100         3,000 no par value common stock
Merrychef Holdings Limited               England                100         295,000 Class A ordinary shares
                                                                100         205,000 L1 ordinary shares
Mile High Equipment Company              U.S.                   100         200 no par value common stock
New Ton Food Equipment Co Ltd.           Thailand              97.2         1,905,120 10 Thai Baht Class A ordinary shares
Sammic SA                                Spain                  100         1.000 Pta 1,000,000 shares
Sammic SARL                              France                 100         3,000 FFr 1,000 shares
Sammic-Equipamientos de Hotelaria, L.d.  Portugal              99.5         1 participation of Escudos 3,980,000
Scotsman Beverage Systems Limited        England                100         8,397,517 L1 preference shares
Scotsman Group Inc.                      U.S.                   100         1,000 $1 common stock
Scotsman Ice Systems (Shanghai) Company  China                  100         1 share of $2,150,000
  Ltd
Technyform Production SA                 France                 100         2,500 FFr 100 shares
Temp-Rite International GmbH             Germany                100         500,000 DM 1 shares
Temp-Rite International Holding B.V.     Netherlands            100         40 NLG 1,000 shares
Temp-Rite International SA               France                 100         4,300,000 FF 100 shares
Temp-Rite Kft                            Hungary                100         3,000,000 HUF 1 shares
The Delfield Company                     U.S.                   100         100 $0.01 par value common stock
Vent Master (Europe) Limited             England                100         49,000 L1 ordinary shares
Viscount Catering Limited                England                100         1,500,000 L1 ordinary shares

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

28. PRINCIPAL SUBSIDIARIES AND SIGNIFICANT INVESTMENT (CONTINUED)

                                                            PERCENTAGE
                                          COUNTRY OF         HELD AND
                                         INCORPORATION   VOTING RIGHTS AT
                                              AND         SEPTEMBER 29,
FOOD EQUIPMENT                             OPERATION           2001              DETAILS OF HOLDING OF SHARE CAPITAL
--------------                           -------------   ----------------   ----------------------------------------------
Welbilt Manufacturing (Thailand) Ltd*    Thailand                50+        9,333,333 10 Thai Baht Class A ordinary shares
Welbilt Walk-Ins, LP                     U.S.                   100         n/a
Whitlenge Drink Equipment Limited        England                100         406,500,000 1p ordinary shares
                                                                100         500,000 L1 deferred shares

PROPERTY
Enodis Property Developments Limited     England                100         38,343,713 L1 ordinary shares
Enodis Investments Limited*              England                100         65,775,400 50p ordinary shares
                                                                100         145,805,094 50p preferred ordinary shares

INVESTMENT
C. Czarnikow Limited                     England                 15++       150,000 L1 ordinary shares

------------------------------

+   Joint venture accounted for using the equity method.

++  Unlisted fixed asset investment accounted for using the cost method.

* These subsidiaries and the investment are held by Enodis. All other operating subsidiaries are held through other subsidiaries. Consolidated subsidiaries not listed above are either dormant or used only as vehicles to hold the shares of certain non-operating companies.

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

29. SUPPLEMENTARY INFORMATION FOR U.S. INVESTORS

RECONCILIATION TO GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES

    The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the U.K. ("U.K. GAAP"), which differ in certain significant respects from U.S. GAAP.

    The following is a summary of the significant adjustments to profit/(loss) for the period and equity shareholders' funds required when reconciling such amounts recorded in the consolidated financial statements to the corresponding amounts in accordance with U.S. GAAP, considering the significant differences between U.K. GAAP and U.S. GAAP.

                                                                                                                     2001
PROFIT/(LOSS)                                              NOTE         1999           2000            2001        (NOTE 1)
-------------                                            --------   ------------   ------------   --------------   --------
                                                                                         (IN MILLIONS)
Profit/(loss) as reported in accordance with U.K.
  GAAP.................................................                    L60.8          L69.3          L(115.9)  $(170.3)
Items increasing/(decreasing) profit/(loss)
Goodwill amortization..................................     (a)            (17.2)         (16.5)           (16.6)    (24.3)
Depreciation...........................................     (b)              3.1            1.6               --        --
Goodwill impairment....................................     (a)               --             --              9.8      14.4
Deferred taxation......................................     (c)            (23.3)         (27.0)             3.3       4.8
Pension cost...........................................     (d)              2.5            3.6              5.9       8.7
Sales/leaseback transactions...........................     (e)             (2.6)          (2.7)            (1.3)     (1.9)
Gain on sale of BCP business (discontinued
  operation)...........................................     (f)               --             --              0.8       1.2
Purchase accounting....................................     (g)              4.0             --               --        --
Stock option plans.....................................     (h)               --           (3.0)              --        --
Restructuring..........................................     (i)               --             --              0.4       0.6
Cumulative effect of accounting change.................     (j)               --             --              0.2       0.2
Derivatives............................................     (j)               --             --             (0.8)     (1.2)
Other..................................................                       --             --              0.5       0.7
                                                                    ------------   ------------   --------------   -------
Net profit/(loss) in accordance with U.S. GAAP.........                    L27.3          L25.3          L(113.7)  $(167.0)
                                                                    ============   ============   ==============   =======
Net profit/(loss) in accordance with U.S. GAAP
  represented by:
  Continuing operations................................                    L10.6           L9.1          L(150.7)  $(221.4)
  Discontinued operations (less applicable taxation)...     (m)             16.7           16.2              7.1      10.5
  Gain on sale of discontinued operations..............     (m)               --             --             29.9      43.9
                                                                    ------------   ------------   --------------   -------
  Net profit/(loss) in accordance with U.S. GAAP.......                    L27.3          L25.3          L(113.7)  $(167.0)
                                                                    ============   ============   ==============   =======

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

29. SUPPLEMENTARY INFORMATION FOR U.S. INVESTORS (CONTINUED)

                                                                                                      2001
EARNINGS PER SHARE                                        NOTE       1999       2000       2001     (NOTE 1)
------------------                                      --------   --------   --------   --------   --------
Basic profit/(loss) per ordinary share in accordance
  with U.S. GAAP:
Income from continuing operations.....................      (k)       6.7p        3.9p     (60.5)p   $(0.89)
Gain on sale of discontinued operations...............      (m)        --          --       12.0p      0.18
Income from discontinued operations...................    (k,m)      10.7p        6.9p       2.8p      0.04
                                                                    -----      ------     ------    -------
                                                                     17.4p       10.8p     (45.7)p   $(0.67)
                                                                    =====      ======     ======    =======
Diluted profit/(loss) per ordinary share in accordance
  with U.S. GAAP:
Income from continuing operations.....................      (k)       6.7p        3.6p     (60.5)p   $(0.89)
Gain on sale of discontinued operations...............      (m)        --          --       12.0p      0.18
Income from discontinued operations...................    (k,m)       7.6p        6.5p       2.8p      0.04
                                                                    -----      ------     ------    -------
                                                                     14.3p       10.1p     (45.7)p   $(0.67)
                                                                    =====      ======     ======    =======

                                                                                                            2001
EQUITY SHAREHOLDER'S FUNDS                                     NOTE          2000             2001        (NOTE 1)
--------------------------                                   --------   --------------   --------------   --------
                                                                                      (IN MILLIONS)
Equity shareholders' funds as reported in accordance with
  U.K. GAAP................................................                    L 213.8           L 87.2   $ 128.1
Items increasing/(decreasing) equity shareholders' funds:
Goodwill...................................................       (a)            331.5            335.9     493.5
Goodwill associated with purchase accounting adjustments...   (a,b,g)            (22.5)           (17.6)    (25.9)
Amortization on goodwill...................................       (a)            (85.3)           (99.5)   (146.2)
Goodwill impairment........................................       (a)               --              9.8      14.4
Deferred income taxes......................................       (c)             96.2             99.2     145.7
Gain on sale/leaseback.....................................       (e)             (5.3)            (1.2)     (1.8)
Pension costs..............................................       (d)             37.6             31.1      45.7
Stock option plans.........................................       (h)             (2.3)            (2.2)     (3.2)
Dividends..................................................       (l)             23.1               --        --
Derivative instruments.....................................       (j)               --             (0.8)     (1.1)
Restructuring..............................................       (i)               --              0.4       0.6
Other......................................................                         --              0.7       1.0
                                                                        --------------   --------------   -------
SHAREHOLDERS' EQUITY IN ACCORDANCE WITH U.S. GAAP..........                    L 586.8          L 443.0   $ 650.8
                                                                        ==============   ==============   =======

DESCRIPTION OF DIFFERENCES

GOODWILL AMORTIZATION AND IMPAIRMENT(a)

    Under U.K. GAAP, the policy followed prior to the introduction of FRS 10, (which is effective for accounting periods ended on or after December 23, 1998, and was adopted on a prospective basis) was to write off goodwill against equity shareholders' funds in the year of acquisition. On the subsequent disposal or termination of a previously acquired business, the profit or loss is calculated after charging the amount of related goodwill previously charged to reserves. FRS 10 requires goodwill to be capitalized and amortized

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

29. SUPPLEMENTARY INFORMATION FOR U.S. INVESTORS (CONTINUED) over its estimated useful economic life. Under U.S. GAAP, goodwill arising on all acquisitions must be capitalized and amortized over the estimated period of benefit, but not in excess of 40 years. As a result, a difference between U.K. GAAP and U.S. GAAP arises on goodwill balances on acquisitions pre-implementation of FRS 10. The Group has adopted a 20 year estimated useful life with respect to goodwill established under both U.S. GAAP and U.K. GAAP.

    Under U.S. GAAP and U.K. GAAP, goodwill (and other long-lived assets) are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Under
U.S. GAAP, recoverability of such assets is measured by a comparison of the carrying amount of the asset (as adjusted for the U.K. GAAP to U.S. GAAP adjustments) to future undiscounted net cash flows expected to be generated from the assets' use at the lowest level at which identifiable cash flows are generated. When the cash flow analysis indicates an asset is impaired, the impairment loss to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Fair value is determined by quoted market prices, discounted cash flows or other valuation techniques. In September 2001, the Group recognized goodwill impairment under U.K. GAAP of L100 million in respect of Scotsman (Note 5). Under U.S. GAAP, the aforementioned undiscounted net cash flow analysis was performed and it was determined that an impairment should also be recognized under U.S. GAAP. Differences in the impairment loss recognized of L9.8 million arise as a result of the differences in the carrying value of the underlying goodwill and net assets under U.K. GAAP and U.S. GAAP.

DEPRECIATION(b)

    Under U.K. GAAP negative goodwill arising on acquisitions prior to the adoption of FRS 10 was written off against equity shareholders' funds.

    Under U.S. GAAP negative goodwill arising on an acquisition is first applied to reduce the value assigned to noncurrent assets to zero; any remaining credit excess, after reduction of non current assets not to be disposed of, is classified as a deferred credit and amortized systematically to income over the period to be benefitted. The application of negative goodwill against fixed assets, as a result of prior year purchase price allocations, results in depreciation expense being greater under U.K. GAAP. As a result, depreciation expense must be reduced to reflect the U.S. GAAP depreciation expense.

DEFERRED TAXATION(c)

    Under U.K. GAAP deferred taxation is provided under the liability method where timing differences are expected to reverse in the foreseeable future. Under U.S. GAAP, income taxes are accounted for under the asset and liability method of accounting. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to all differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases as well as operating loss and tax credit carryforwards. Valuation allowances are established when it is "more likely than not" than some or all of the deferred tax assets will not be realized.

PENSION COST(d)

    In the Group's consolidated financial statements, pension costs are accounted for in accordance with SSAP 24, with costs being charged to income over employees' estimated working lives. Under U.S. GAAP, pension costs are determined in accordance with the requirements of SFAS No. 87--"Employers' Accounting for Pensions" and SFAS No. 88--"Employers' Accounting for Settlements and Curtailments of Defined

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

29. SUPPLEMENTARY INFORMATION FOR U.S. INVESTORS (CONTINUED)
Benefit Pension Plans and for Termination Benefits". Differences between the U.K. and U.S. GAAP figures arise from the requirement to use different methods and assumptions for valuing scheme assets and a different method of amortizing surpluses or deficits.

SALE/LEASEBACK TRANSACTIONS(e)

    Under U.K. GAAP a gain or loss on the sale of an asset that is leased back is deferred if the leaseback is a finance lease and is recognized immediately when the leaseback is an operating lease. Under U.S. GAAP, a gain or loss on the sale of property which is leased back and does not meet certain criteria, is deferred and amortized over future periods. The resulting adjustment from U.K. GAAP to U.S. GAAP relates to the deferral of current period gains recorded for U.K. GAAP which do not comply with U.S. GAAP criteria, and the amortization of such deferred gains over the life of the lease.

GAIN ON SALE OF BCP BUSINESS(f)

    Differences in the carrying amount of the net assets of the BCP business under U.S. GAAP give rise to a different calculation of the gain on sale.

PURCHASE ACCOUNTING(g)

    Under both U.K. and U.S. GAAP the purchase price of a transaction accounted for as an acquisition is based on the fair value of the consideration. Under U.K. GAAP, provisions or accruals for reorganization and integration costs including closing duplicate facilities within the acquired company are treated as post acquisition expenditures and flow through the profit and loss account. Under U.S. GAAP, costs related to closing duplicate facilities or reducing excess capacity within the acquired company may be considered part of the acquisition price if management commences to assess and formulate an adequately detailed exit plan as of the date of the consummation of the acquisition and thereby the determination of goodwill arising on acquisition.

STOCK OPTION PLANS(h)

    Under U.K. GAAP options issued under the Group's 1995 Executive Share Option Scheme, which includes certain performance criteria, give rise to an accounting entry when the option is exercised. Shareholders' funds are increased by the product of the number of options multiplied by the original option price.

    Under U.S. GAAP, in situations in which it is probable that specified performance criteria will be met, estimates of compensation cost are recorded in the profit and loss account before the measurement date. The resulting adjustment between U.K. GAAP and U.S. GAAP relates to the recognition of compensation cost related to the 1995 Executive share option plan, for U.S. GAAP purposes, following a determination that the attainment of the related performance criteria is probable.

RESTRUCTURING(i)

    Under U.K. GAAP the timing criteria for recording restructuring provisions are different to those under U.S. GAAP. During 2001, certain accrued losses allowable for recognition under U.K. GAAP did not meet the definition of an accruable restructuring charge for U.S. GAAP and a timing difference consequently arose.

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

29. SUPPLEMENTARY INFORMATION FOR U.S. INVESTORS (CONTINUED)
DERIVATIVES(j)

    Derivative financial instruments are utilized by the Group to reduce foreign currency and interest rate risks. The Group does not hold or issue financial instruments for trading purposes. The Group enters into forward exchange contracts to hedge certain firm purchase commitments and existing assets or liabilities. Under U.K. GAAP, gains and losses related to qualifying hedges of firm commitments are deferred, and are recognized in income or as adjustments of carrying amounts when the hedged transaction occurs. The Group also enters into agreements to manage certain exposures to fluctuations in interest rates. Interest rate contracts generally involve the exchange of fixed and floating rate interest payments without the exchange of the underlying principal. Under U.K. GAAP, net amounts paid or received are reflected as adjustments to interest rate expense.

    Under U.S. GAAP in October 2001, the Group adopted SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). This standard requires the fair values of derivative instruments to be recorded on the balance sheet, and any changes in such fair values which do not meet the criteria for hedge accounting under SFAS 133 to be recorded in the statement of profit and loss account. Therefore, differences between U.K. GAAP and U.S. GAAP arise which are recorded in net income for U.S. GAAP. The Group adopted the provisions of these statements in October 2000 and recorded a gain of L0.2 million as a cumulative effect of accounting change to reflect the fair value of those instruments which do not meet the hedging criteria under SFAS 133 as the standard does not permit retroactive restatement. This charge was immaterial to basic and diluted earnings per share for the year. Subsequent to the adoption of SFAS 133, the Group has recorded an L0.8 million loss related to changes in the fair value of such derivative instruments.

EARNINGS PER ORDINARY SHARE(k)

    Earnings per ordinary share information is calculated based on:

                                                                                              2001
                                                             1999       2000       2001     (NOTE 1)
                                                           --------   --------   --------   --------
                                                            (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Basic earnings/(loss) attributable to ordinary shares in
  accordance with U.S. GAAP..............................    L27.3      L25.3     L(113.7)   $(167.0)
Effect of diluted securities--CULS.......................      8.4        0.1          --         --
                                                            ------     ------    --------   --------
Dilutive earnings/(loss) attributable to ordinary shares
  in accordance with U.S. GAAP...........................     35.7       25.4      (113.7)    (167.0)
                                                            ======     ======    ========   ========

Weighted average number of ordinary shares in issue
  (Note 11)..............................................    157.1      234.0       248.9      248.9
Basic earnings/(loss) per ordinary share.................     17.4p      10.8p      (45.7)p   $(0.67)
Diluted weighted average number of ordinary shares
  (Note 11)..............................................    249.4      250.7       248.9      248.9
Diluted earnings/(loss) per ordinary share...............     14.3p      10.1p      (45.7)p   $(0.67)

    Share options have not been included in the computation of dilutive loss per ordinary share calculation in 2001 because such inclusion would be antidilutive.

DIVIDENDS(l)

    U.K. GAAP requires dividends to be accrued when declared, with a charge to the retained profit/(loss) through the profit and loss account. Under U.S. GAAP dividends are charged to shareholders' funds only when approved.

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

29. SUPPLEMENTARY INFORMATION FOR U.S. INVESTORS (CONTINUED)

DISCONTINUED OPERATIONS(M)

    The BCP Division has been classified as a discountinued operation under both U.K. GAAP and U.S. GAAP. However, under U.K. GAAP the comparable balance sheet figures are not restated to reflect the discontinued operations which is required under U.S. GAAP. A summary of balance sheet data for the BCP business under U.K. GAAP as of 2000, is as follows:

                                                                  2000
                                                              -------------
                                                              (IN MILLIONS)
Current assets..............................................          L80.1
Fixed assets................................................           52.2
                                                              -------------
  Total Assets..............................................          132.3
Creditors falling due within one year.......................           50.9
Creditors falling due after one year........................            1.5
                                                              -------------
                                                                       52.4
                                                              -------------
Net assets of discontinued operations.......................          L79.9
                                                              =============

OTHER PRESENTATIONAL ITEMS

EXCEPTIONAL ITEMS

    Under U.K. GAAP exceptional items are material items which derive from events or transactions that fall within the ordinary activities of a reporting entity and which individually or, if of a similar type in aggregate, need to be disclosed by virtue of their size or incidence if the financial statements are to give a true and fair view. U.S. GAAP does not allow the presentation of exceptional items and such items would not be presented as such under U.S. GAAP.

NON-OPERATING PROFITS

    Under U.K. GAAP profits on disposals of businesses and property fixed assets are treated as non-operating profit. Under U.S. GAAP such items would be presented as a component of discontinued operations and operating profit, respectively.

RECENTLY ADOPTED U.S. ACCOUNTING PRONOUNCEMENTS

    In June 2000, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements ("SAB 101"). SAB 101 provides the SEC staff's views in applying generally accepted accounting principles to selected revenue recognition issues. The Group adopted the applicable provisions of SAB 101 during Fiscal 2001. The adoption of the provisions of SAB 101 had no impact.

NEW U.S. ACCOUNTING PRONOUNCEMENTS

    In June 2001, the FASB issued two new pronouncements: SFAS No. 141, "Business Combinations" ("SFAS 141"), and SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 141 prohibits the use of the pooling-of-interest method for business combinations initiated after June 30, 2001 and also applies to all business combinations accounted for by the purchase method that are completed after

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

29. SUPPLEMENTARY INFORMATION FOR U.S. INVESTORS (CONTINUED)
June 30, 2001. There are also transition provisions that apply to business combinations completed before July 1, 2001, that were accounted for by the purchase method. Enodis has had no business combinations subsequent to June 30, 2001.

    SFAS 142 is effective for fiscal years beginning after December 15, 2001 for all goodwill and other intangible assets recognized in an entity's statement of financial position at that date, regardless of when those assets were initially recognized. SFAS 142 requires, among other things, the discontinuance of goodwill amortization. In addition, the standard includes provisions for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill and the identification of reporting units for purposes of assessing potential future impairments of goodwill. SFAS 142 also requires the Group to complete a transitional goodwill impairment test six months from the date of adoption. The Group is currently assessing but has not yet determined the impact of SFAS 142 on its financial position and results of operations.

    In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"), which requires that the fair value of an asset retirement obligation be recorded as a liability in the period in which it incurs the obligation. SFAS 143 is effective for fiscal years beginning after June 15, 2002. The Group is currently assessing but has not yet determined the impact of SFAS 143 on its financial position and results of operations.

    In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets" ("SFAS 144"), which serves to clarify and further define the provisions of SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. SFAS 144 does not apply to goodwill and other intangible assets that are not amortized. SFAS 144 is effective for fiscal years beginning after December 15, 2001. The Group is currently assessing but has not yet determined the impact of SFAS 144 on its financial position and results of operations.

CONSOLIDATED STATEMENTS OF CASH FLOWS

    The consolidated statements of cash flows prepared under U.K. GAAP differ in certain presentational respects from the format required under SFAS No. 95 "Statement of Cash Flows." Under U.K. GAAP, a reconciliation of profit from operations to cash flows from operating activities is presented in a note, and cash paid for interest and income taxes are presented separately from cash flows from operating activities.

    Under SFAS No. 95, cash flows from operating activities are based on net profit, include interest and income taxes, and are presented on the face of the statement.

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

29. SUPPLEMENTARY INFORMATION FOR U.S. INVESTORS (CONTINUED)
    Summary consolidated cash flow information as presented in accordance with U.S. GAAP:

                                                                1999       2000       2001
                                                              --------   --------   --------
                                                                      (IN MILLIONS)
Cash was (used in)/provided by:
Operating activities........................................    L35.9      L87.9      L37.9
Investing activities........................................   (237.6)     (60.6)      59.9
Financing activities........................................    167.1      (42.6)     (88.8)
Discontinued operations.....................................     19.0       15.2        4.8
Exchange movement...........................................      3.3        1.9       (2.9)
                                                              -------     ------     ------
Net increase/(decrease) in cash.............................    (12.3)       1.8       10.9
Cash and cash equivalents at the beginning of year..........     39.0       26.7       28.5
                                                              -------     ------     ------
Cash and cash equivalents at the end of year................    L26.7      L28.5      L39.4
                                                              =======     ======     ======

A reconciliation between the consolidated statements of cash flows presented in accordance with U.K. GAAP and U.S. GAAP is set out below:

                                                                   1999            2000            2001
                                                              --------------   -------------   -------------
                                                                              (IN MILLIONS)
Operating activities:
Net cash inflow from operating activities...................           L88.3          L160.5           L93.0
Return on investments and servicing of finance..............           (13.4)          (37.5)          (40.9)
Taxation....................................................            (8.3)          (10.2)           (6.0)
Other.......................................................              --             1.2              --
Net cash flow from operating activities of discontinued
  operations................................................           (30.7)          (26.1)           (8.2)
                                                              --------------   -------------   -------------
Net cash flow from operating activities in accordance with
  U.S. GAAP.................................................           L35.9           L87.9           L37.9
                                                              ==============   =============   =============

Investing activities:
Capital expenditure and financial investment................          L(16.9)         L(23.3)         L(16.3)
Acquisitions and disposals..................................          (233.0)          (48.2)           72.8
Repurchase of EXSOP shares..................................             0.6              --              --
Net cash flow from investing activities of discontinued
  operations................................................            11.7            10.9             3.4
                                                              --------------   -------------   -------------
Net cash flow from investing activities in accordance with
  U.S. GAAP.................................................         L(237.6)         L(60.6)          L59.9
                                                              ==============   =============   =============

Financing activities:
Financing...................................................          L183.4          L(13.8)         L(60.6)
Equity dividends paid.......................................           (15.7)          (28.8)          (28.2)
Repurchase of EXSOP shares..................................            (0.6)             --              --
                                                              --------------   -------------   -------------
Net cash flow from financing activities in accordance with
  U.S. GAAP.................................................          L167.1          L(42.6)         L(88.8)
                                                              ==============   =============   =============

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

29. SUPPLEMENTARY INFORMATION FOR U.S. INVESTORS (CONTINUED)

ADDITIONAL FINANCIAL INFORMATION

WARRANTY PROVISION

    For U.K. GAAP purposes, the Group adopted the provisions of FRS 18 during 2001. As a result of the adoption of this standard, the Group reassessed its accounting estimates for warranty provisions and provided an additional
L8.0 million during 2001. Under U.S. GAAP, the reassessment of the warranty provision represents a change in estimate and as such, would be recorded in the period of change (i.e. also 2001). Accordingly, no adjustment has been recognized for this item.

PENSION COSTS

    Defined Benefit Plans--The Group sponsors defined benefit pension plans for certain employees. Generally, benefits are based on a formula recognizing length of service and final average earnings.

    The majority of the Group's full time U.K. employees as of September 29, 2001, are members of defined benefit arrangements with assets held in separate trustee administered funds. The pension plans relating to Enodis were terminated in 1999 with the approval of the appropriate regulatory authorities and all of the liabilities to participants and beneficiaries have been settled.

    The pension assets acquired as part of the Scotsman acquisition are invested in institutional mutual funds which contain both equities and fixed investments. The Group complies with funding requirements under the Employee Retirement Income Security Act of 1974. Also, several of the other non-U.S. subsidiaries acquired as part of the Scotsman acquisition sponsor defined benefit plans. These plans are funded in compliance with local requirements, if any. Effective December 31, 1999, all of the U.S. qualified defined benefit plans were merged into a single plan, the Consolidated Pension Plan for Scotsman Industries, Inc. Benefits under the plan were frozen for all salaried employees and certain hourly employees. In addition, all of the U.S. 401(k) plans were merged into the Welbilt 401(k) plan effective December 31, 1999.

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

29. SUPPLEMENTARY INFORMATION FOR U.S. INVESTORS (CONTINUED)
    Information for the Group's major defined benefit plans is as follows:

                                                                         PENSION PLANS
                              ---------------------------------------------------------------------------------------------------
                                           1999                              2000                              2001
                              -------------------------------   -------------------------------   -------------------------------
                                   U.S.           NON-U.S.           U.S.           NON-U.S.           U.S.           NON-U.S.
                              --------------   --------------   --------------   --------------   --------------   --------------
                                                                         (IN MILLIONS)
Change in benefit
  obligation:
Benefit obligation,
  beginning of year.........            L7.8           L63.2             L34.5           L65.7             L35.2            L68.6
  Service cost..............             0.2             0.4               0.6             0.6               0.3              0.7
  Interest cost.............             0.3             3.6               2.3             4.0               2.6              3.8
  Newly acquired group......            35.3             3.9                --             3.4                --               --
  Plan curtailment..........              --              --              (4.1)             --                --               --
  Plan amendment............              --              --                --              --               1.2               --
  Net actuarial
    loss/(gain).............              --            (2.2)               --             1.0               0.2              7.9
  Benefits paid.............            (9.1)           (3.2)             (1.6)           (6.1)             (2.3)            (4.0)
  Foreign exchange..........              --              --               3.5              --               0.3               --
                              --------------   --------------   --------------   --------------   --------------   --------------
Benefit obligation, end of
  year......................           L34.5           L65.7             L35.2           L68.6             L37.5            L77.0
                              --------------   --------------   --------------   --------------   --------------   --------------
Change in plan assets:
Fair value of plan assets,
  beginning of year.........           L10.0           L78.9             L33.4           L88.4             L40.4            L96.4
Actual return on plan
  assets....................            (0.5)           12.7               4.3            11.6              (4.0)           (14.8)
Newly acquired group........            31.8              --                --             2.4                --               --
Employer contributions......             1.2              --               0.5             0.1               0.3              0.2
Benefits paid...............            (9.1)           (3.2)             (1.6)           (6.1)             (2.3)            (4.0)
Foreign exchange............              --              --               3.8              --               0.6               --
                              --------------   --------------   --------------   --------------   --------------   --------------
Fair value of plan assets,
  end of year...............           L33.4           L88.4             L40.4           L96.4             L35.0            L77.8
                              --------------   --------------   --------------   --------------   --------------   --------------

Funded status...............           L(1.1)          L22.7              L5.2           L27.8             L(2.5)            L0.8
Unrecognized prior year
  service...................              --              --                --              --               1.1               --
Unrecognized transition
  asset.....................              --            (7.3)               --            (5.8)               --             (4.4)
Unrecognized net actuarial
  loss/(gain)...............             1.3             1.9                --            (0.4)              7.5             29.8
                              --------------   --------------   --------------   --------------   --------------   --------------
Prepaid/(accrued) pension
  cost......................            L0.2           L17.3              L5.2           L21.6              L6.1            L26.2
                              --------------   --------------   --------------   --------------   --------------   --------------
Amounts recognized in the
  balance sheet consist of:
  Prepaid/(accrued) benefit
    cost....................            L4.7           L21.3             L10.0           L25.7             L10.9            L30.7
  Accrued benefit
    liability...............            (4.5)           (4.0)             (4.8)           (4.1)             (4.8)            (4.5)
                              --------------   --------------   --------------   --------------   --------------   --------------
Net amount recognized.......            L0.2           L17.3              L5.2           L21.6              L6.1            L26.2
                              ==============   ==============   ==============   ==============   ==============   ==============

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

29. SUPPLEMENTARY INFORMATION FOR U.S. INVESTORS (CONTINUED)

                                                                       PENSION BENEFITS
                                           1999                              2000                              2001
                              -------------------------------   -------------------------------   -------------------------------
                                   U.S.           NON-U.S.           U.S.           NON-U.S.           U.S.           NON-U.S.
                              --------------   --------------   --------------   --------------   --------------   --------------
                                                               (IN MILLIONS, EXCEPT PERCENTAGES)
Components of net periodic
  cost:
Service cost................            L0.2            L0.4              L0.6            L0.6              L0.3             L0.7
Interest cost...............             0.3             3.5               2.3             3.9               2.6              3.8
Expected return on plan
  assets....................            (0.4)           (6.1)             (3.2)           (7.3)             (3.6)            (7.7)
Amortization of unrecognized
  prior service costs.......              --              --                --              --               0.1               --
Net amortization of
  transition obligation.....              --            (1.5)               --            (1.5)               --             (1.5)
Settlement credit...........            (0.6)             --                --              --                --               --
                              --------------   --------------   --------------   --------------   --------------   --------------
Net periodic pension cost...           L(0.5)          L(3.7)            L(0.3)          L(4.3)            L(0.6)           L(4.7)
                              ==============   ==============   ==============   ==============   ==============   ==============
Weighted average
  assumptions:
Discount rate...............             6.8%            5.9%              6.8%            6.1%              6.8%             6.1%
Expected return on assets...             8.0%            7.9%              8.5%            8.1%              8.5%             8.1%
Rate of compensation
  increase..................             4.0%            4.0%              n/a             4.5%              n/a              4.5%

    Defined contribution plan--The Group also sponsors defined contribution pension plans. Participation in one of these plans is available to substantially all U.S. employees. Group contributions to these plans are based on either a percentage of employee contributions or a specified amount depending on the provisions of the plan. Total costs incurred under the plans were, L3.8 million, L3.1 million and L3.1 million for Fiscal 1999, 2000 and 2001, respectively.

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

29. SUPPLEMENTARY INFORMATION FOR U.S. INVESTORS (CONTINUED)

    Other post retirement benefits--The Group maintains plans that provide certain healthcare benefits to certain employees retiring from the Group on or after attaining a certain age and who have rendered at least 10 years of service to the Group. These plans are unfunded. The Group reserves the right to change or terminate the benefits at any time.

                                                                              POST-RETIREMENT
                                                                         MEDICAL PLANS (U.S. ONLY)
                                                              ------------------------------------------------
                                                                   1999             2000             2001
                                                              --------------   --------------   --------------
                                                                            (IN MILLIONS, EXCEPT
                                                                                PERCENTAGES)
Change in benefit obligation:
Benefit obligation, beginning of year.......................             L--             L4.0             L3.7
  Service cost..............................................              --              0.1              0.1
  Interest cost.............................................             0.1              0.2              0.2
  Plan participants' contributions..........................              --               --              0.1
  Plan curtailment..........................................             4.3             (0.5)              --
  Plan amendment............................................              --             (0.3)            (1.1)
  Net actuarial loss (gain).................................            (0.3)            (0.1)             0.1
  Benefits paid.............................................            (0.1)            (0.2)            (0.3)
  Foreign exchange..........................................              --              0.5              0.1
                                                              --------------   --------------   --------------
Benefit obligation, end of year.............................            L4.0             L3.7             L2.9
                                                              --------------   --------------   --------------
Change in plan assets:
  Employer contributions....................................            L0.1             L0.2             L0.2
  Plan participants' contributions..........................              --               --              0.1
  Benefits paid.............................................             0.1             (0.2)            (0.3)
                                                              --------------   --------------   --------------
Fair value of plan assets, end of year......................             L--              L--              L--
                                                              --------------   --------------   --------------

Funded status...............................................           L(4.0)           L(3.7)           L(2.9)
Unrecognized prior year service.............................              --             (0.3)            (0.2)
Unrecognized net actuarial gain.............................            (0.3)            (0.4)            (0.4)
                                                              --------------   --------------   --------------
Accrued pension cost........................................           L(4.3)           L(4.4)           L(3.5)
                                                              --------------   --------------   --------------
Amounts recognized in the balance sheet consist of:
  Accrued benefit liability.................................           L(4.3)           L(4.4)           L(3.5)
                                                              ==============   ==============   ==============
Components of net periodic benefit cost:
  Service cost..............................................            L0.1             L0.1             L0.1
  Interest cost.............................................              --              0.2              0.2
  Amendment credit..........................................              --               --             (1.1)
                                                              --------------   --------------   --------------
Net periodic pension cost...................................            L0.1             L0.3            L(0.8)
                                                              ==============   ==============   ==============
Weighted average assumptions:
  Discount rate.............................................             7.5%             7.5%             7.5%
  Expected return on assets.................................             n/a              n/a              n/a
  Rate of compensation......................................             n/a              n/a              n/a

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

29. SUPPLEMENTARY INFORMATION FOR U.S. INVESTORS (CONTINUED)
STOCK BASED COMPENSATION

    The Group has long term incentive programs which provide for granting employees options to purchase Enodis's ordinary shares. Under the programs, options are exercisable at a rate set by the Board of Directors of Enodis. An option may not be exercisable after more than 10 years and one day from the date of the grant.

    The individual schemes which comprise the Group's long term incentive programs and have outstanding grants are as follows: the Sharesave Scheme
(1984), Sharesave Scheme (1992), the Executive Scheme (1984), the Executive Scheme (1995) and the Executive Scheme 2001. Options granted under the Group's Executive Scheme (1995) and (2001) are subject to certain performance criteria. Performance conditions are designed to make options exercisable only if there has been a significant and sustained improvement in the financial performance of the Group. The current performance criteria as described in the Executive Scheme
(1995) provides that options are not exercisable until the third anniversary from the date of grant and unless the earnings per share of the Group has exceeded the Retail Price Index by percentages stipulated within the Executive Scheme (1995). The current performance criteria as described in the Executive Scheme (2001) provides that options are not exercisable until the Group's total shareholder return is ranked in the upper quartile relative both to other Mid 250 companies (excluding Investment Trusts) and to a group of about 20 other quoted companies in the U.K. and overseas with analagous businesses. Options will be exercisable on a sliding-scale basis if the Group's total shareholder return falls beween the median and upper quartile levels, as compared with the two comparator groups.

    In addition, to the aforementioned plans, shareholder approval has also been obtained for the Share Matching Scheme, a new Sharesave Scheme and an employee stock purchase plan for its ADRs (the "employee stock purchase plan") (although none of these plans has yet been implemented). Under the Share Matching Scheme, executives may be awarded matching free shares linked to the deferral of their annual cash bonuses. No awards have been made under this scheme and the Board has decided not to operate it for the time being. The employee stock purchase plan has been designed to qualify under Section 423 of the U.S. Internal Revenue Code of 1986. As such, the plan is non-compensatory. No options have been granted under this plan in the current year. Grants of options are limited to 3,000,000 ADRs, which equates to 12,000,000 ordinary shares.

    For U.S. GAAP purposes the Group applies the intrinsic value method of accounting for its share options under APB 25, as permitted under SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). As a result, no compensation cost has been recognized with respect to the Group's share compensation plans except for options which have met the performance criteria for the Executive Scheme (1995). The compensation expense in connection with this long term incentive program was Lnil million in 2001, L2.8 million in 2000 and Lnil million in 1999. No further options can be granted under the Sharesave Scheme (1984) and the Executive Scheme (1984). Had compensation cost for all option plans been determined consistent with SFAS 123, the Group's net income and earnings per share in accordance with

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

29. SUPPLEMENTARY INFORMATION FOR U.S. INVESTORS (CONTINUED)
U.S. GAAP would have been reduced to the pro forma amounts detailed below. These amounts have been calculated using the Black-Scholes option pricing model and the following assumptions:

                                                                   FISCAL YEARS ENDED
                                                ---------------------------------------------------------
SWAP AND REMOVE HEADERS                         OCTOBER 2, 1999   SEPTEMBER 30, 2000   SEPTEMBER 29, 2001
-----------------------                         ---------------   ------------------   ------------------
Dividend yield................................          2.1%                2.0%                 2.2%
Volatility....................................         40.0%               38.0%                52.2%
Risk-free interest rate.......................          6.7%                6.6%                 5.0%
Expected life in years........................          4.6                 3.7                  3.2

Net income (in millions)
  As reported.................................        L27.3               L25.3              L(113.7)
  Pro forma...................................         27.1                25.2               (114.8)

Basic earnings per ordinary share:
  As reported.................................         17.4p               10.8p               (45.7)p
  Pro forma...................................         17.4p               10.8p               (46.1)p

Diluted earnings per ordinary share:
  As reported.................................         14.3p               10.1p               (45.7)p
  Pro forma...................................         14.3p               10.1p               (46.1)p

    A summary of the status of the Group's four share option plans during the periods October 2, 1999, September 30, 2000, and September 29, 2001 is presented in the following table:

                          SHARESAVE SCHEME          EXECUTIVE SCHEME          EXECUTIVE SCHEME          EXECUTIVE SCHEME
                               (1992)                    (1984)                    (1995)                    (2001)
                       -----------------------   -----------------------   -----------------------   -----------------------
                                     WEIGHTED                  WEIGHTED                  WEIGHTED                  WEIGHTED
                                     AVERAGE                   AVERAGE                   AVERAGE                   AVERAGE
                                     EXERCISE                  EXERCISE                  EXERCISE                  EXERCISE
                        OPTIONS       PRICE       OPTIONS       PRICE       OPTIONS       PRICE       OPTIONS       PRICE
                       ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
Outstanding at
  September 26,
  1998...............   2,220,599        L1.48    2,438,753        L0.82    2,064,450        L1.87           --          L--
Granted..............     611,729         1.93           --           --    1,362,737         2.40           --           --
Exercised............    (417,553)        1.51   (2,259,894)        0.78     (175,387)        1.98           --           --
Forfeited............    (263,217)        1.67           --           --     (829,404)        2.13           --           --
                       ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
Outstanding at
  October 2, 1999....   2,151,558         1.58      178,859         1.34    2,422,396         2.05           --           --
Granted..............     650,452         2.59           --           --      916,074         3.21           --           --
Exercised............    (218,932)        1.26      (61,989)        0.95     (140,000)        1.52           --           --
Forfeited............    (241,430)        1.77           --           --     (195,000)        1.78           --           --
                       ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
Outstanding at
  September 30,
  2000...............   2,341,648         1.87      116,870         1.55    3,003,470         2.45           --           --
Granted..............          --           --           --           --      221,065         2.11    3,753,000         1.67
Exercised............    (193,965)        1.22           --           --      (20,000)        1.44           --           --
Forfeited............    (911,144)        2.08           --           --     (225,020)        2.02           --           --
                       ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
Outstanding at
  September 29,
  2001...............   1,236,539         1.82      116,870         1.55    2,979,515         2.46    3,753,000         1.67
                       ==========   ==========   ==========   ==========   ==========   ==========   ==========   ==========
Exercisable at end of
  period.............     218,707        L1.56      116,870        L1.55      830,537        L1.68           --          L--

                                   ENODIS PLC

 FOR FISCAL YEARS ENDED OCTOBER 2, 1999, SEPTEMBER 30, 2000, AND SEPTEMBER 29,
                                      2001

29. SUPPLEMENTARY INFORMATION FOR U.S. INVESTORS (CONTINUED)
    The weighted average fair value of shares granted was L1.02, L1.11, L0.81 in 1999, 2000, and 2001 respectively.

30. POST BALANCE SHEET EVENTS

On December 13, 2001, we entered into an agreement to sell Sammic S.A., our Spanish food service equipment business in for consideration of L20 million. In addition, we provided an indemnity for any financial losses on the part of the purchaser resulting from any misstatements in certain information provided by Enodis in connection with the sale (capped at L20 million) which expires December 13, 2003.

    Subsequent to September 29, 2001, and prior to the issuance of these financial statements, the Group entered into new credit facilities which provide for a L150 million bridge loan, all of which has been drawn, a $370 million term loan, all of which has been drawn, and a $85 million revolving credit facility. The proceeds of the bridge loan and the term loan will be used to repay the outstanding indebtedness under the former credit facility. The bridge loan, term loan and revolving credit facility bear interest at LIBOR or EURIBOR plus an applicable margin. The credit facilities, with the exception of the bridge loan, are guaranteed by Enodis and its material subsidiaries. The revolving credit facility and $300 million of the term loan mature in 2007 while $70 million of the term loan matures in 2008. The bridge loan matures in 2012. Deferred costs relating to the previous facility of approximately L4.1 million were written off in the first quarter of the 2002 financial year.

    In addition, in February 2002, the Group announced a rights offering for up to 150,861,463 shares at a price of 50p per share. The Group also announced that it intends to offer up to L100 million in long term fixed rate notes. It is intended that the net proceeds of the rights offering and the note offering will be used to repay in full the bridge loan.

       FINANCIAL STATEMENT SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

                                                              ALLOWANCES FOR
                                                                 DOUBTFUL
                                                               ACCOUNTS AND      INVENTORY       WARRANTY
                                                              SALES RETURNS       RESERVE        ACCRUALS
                                                              --------------   -------------   -------------
                                                                              (IN MILLIONS)
1998/99:
September 27, 1998..........................................           L4.0            L8.1            L13.5
Foreign currency translation................................            1.3             1.1              0.2
Additions--acquisitions.....................................            3.8             6.8             11.1
Additions--charged..........................................            0.5             0.6             11.8
Utilized....................................................           (1.5)           (0.6)           (11.7)
                                                              -------------    -------------   -------------
October 2, 1999.............................................           L8.1           L16.0            L24.9

1999/2000:
Foreign currency translation................................          L(0.2)           L1.1             L2.4
Additions--acquisitions.....................................             --              --              3.5
Additions--charged..........................................            1.3             0.7             19.7
Utilized....................................................           (0.9)           (1.8)           (20.7)
                                                              -------------    -------------   -------------
September 30, 2000..........................................           L8.3           L16.0            L29.8

2000/2001:
Foreign currency translation................................            L--             L--             L0.1
Additions--acquisitions.....................................             --             0.7               --
Additions--charged..........................................            1.2             1.6             27.4
Dispositions................................................           (1.1)           (2.6)              --
Utilized....................................................           (2.7)           (0.7)           (21.1)
                                                              -------------    -------------   -------------
September 29, 2001..........................................           L5.7           L15.0            L36.2
                                                              =============    =============   =============

                                   ENODIS PLC

         UNAUDITED CONSOLIDATED STATEMENTS OF PROFIT AND LOSS ACCOUNTS

                                                13 WEEKS ENDED DECEMBER 29, 2001
                                         -----------------------------------------------      13 WEEKS
                                             BEFORE        EXCEPTIONAL                         ENDED
                                          EXCEPTIONAL         ITEMS                         DECEMBER 30,
                               NOTES         ITEMS          (NOTE 4)          TOTAL             2000
                              --------   --------------   -------------   --------------   --------------

                                                              (AMOUNTS IN MILLIONS)
TURNOVER
Food Equipment..............                    L189.9             --            L189.9           L199.0
Property....................                        --             --                --               --
                                         --------------   -------------   --------------   --------------
Continuing operations.......      2              189.9             --             189.9            199.0
Discontinued operations.....                        --             --                --             61.3
                                         --------------   -------------   --------------   --------------
                                                 189.9             --             189.9            260.3
                                         --------------   -------------   --------------   --------------
PROFIT FROM OPERATIONS
Food Equipment..............                      14.2           (2.4)             11.8             15.7
Property....................                        --             --                --               --
Corporate costs.............                      (2.1)            --              (2.1)            (2.0)
                                         --------------   -------------   --------------   --------------
Continuing operations.......                      12.1           (2.4)              9.7             13.7
Discontinued operations.....                        --             --                --              2.5
                                         --------------   -------------   --------------   --------------
                                                  12.1           (2.4)              9.7             16.2
Goodwill amortization/
  impairment................                      (5.0)            --              (5.0)            (5.4)
                                         --------------   -------------   --------------   --------------
OPERATING PROFIT/(LOSS).....      3                7.1           (2.4)              4.7             10.8
Profit on disposal of
  businesses................                        --            2.7               2.7               --
Net interest payable and
  similar charges...........                      (7.0)          (4.1)            (11.1)           (10.0)
                                         --------------   -------------   --------------   --------------
Profit/(loss) on ordinary
  activities before
  taxation..................                       0.1           (3.8)             (3.7)             0.8
Tax on profit/(loss) on
  ordinary activities.......      5               (0.6)            --              (0.6)            (1.3)
                                         --------------   -------------   --------------   --------------
Profit/(loss) on ordinary
  activities after
  taxation..................                      (0.5)          (3.8)             (4.3)            (0.5)
Equity minority interest....                      (0.1)            --              (0.1)              --
                                         --------------   -------------   --------------   --------------
Profit/(loss) for the
  period....................                      (0.6)          (3.8)             (4.4)            (0.5)
Equity dividends............      6                 --             --                --               --
                                         --------------   -------------   --------------   --------------
Retained profit/(loss)......                     L(0.6)         L(3.8)            L(4.4)           L(0.5)
                                         ==============   =============   ==============   ==============

                                      FISCAL YEAR ENDED SEPTEMBER 29, 2001
                              -----------------------------------------------------
                                   BEFORE          EXCEPTIONAL
                                EXCEPTIONAL           ITEMS
                                   ITEMS            (NOTE 4)            TOTAL
                              ----------------   ---------------   ----------------
                                 (RESTATED)        (RESTATED)         (RESTATED)
                                              (AMOUNTS IN MILLIONS)
TURNOVER
Food Equipment..............           L887.2                --              L887.2
Property....................             16.6                --                16.6
                              ----------------   ---------------   ----------------
Continuing operations.......            903.8                --               903.8
Discontinued operations.....            177.3                --               177.3
                              ----------------   ---------------   ----------------
                                      1,081.1                --             1,081.1
                              ----------------   ---------------   ----------------
PROFIT FROM OPERATIONS
Food Equipment..............             90.7             (43.4)               47.3
Property....................              9.0                --                 9.0
Corporate costs.............             (8.9)            (24.1)              (33.0)
                              ----------------   ---------------   ----------------
Continuing operations.......             90.8             (67.5)               23.3
Discontinued operations.....              9.1                --                 9.1
                              ----------------   ---------------   ----------------
                                         99.9             (67.5)               32.4
Goodwill amortization/
  impairment................            (23.0)           (100.0)             (123.0)
                              ----------------   ---------------   ----------------
OPERATING PROFIT/(LOSS).....             76.9            (167.5)              (90.6)
Profit on disposal of
  businesses................               --              23.5                23.5
Net interest payable and
  similar charges...........            (36.1)             (5.8)              (41.9)
                              ----------------   ---------------   ----------------
Profit/(loss) on ordinary
  activities before
  taxation..................             40.8            (149.8)             (109.0)
Tax on profit/(loss) on
  ordinary activities.......            (13.4)              2.0               (11.4)
                              ----------------   ---------------   ----------------
Profit/(loss) on ordinary
  activities after
  taxation..................             27.4            (147.8)             (120.4)
Equity minority interest....             (0.3)               --                (0.3)
                              ----------------   ---------------   ----------------
Profit/(loss) for the
  period....................             27.1            (147.8)             (120.7)
Equity dividends............             (4.8)               --                (4.8)
                              ----------------   ---------------   ----------------
Retained profit/(loss)......            L22.3           L(147.8)            L(125.5)
                              ================   ===============   ================

                                                                                               FISCAL YEAR
                                                            13 WEEKS ENDED   13 WEEKS ENDED       ENDED
                                                             DECEMBER 29,     DECEMBER 30,    SEPTEMBER 29,
                                                  NOTES          2001             2000            2001
                                                 --------   --------------   --------------   -------------
                                                                                               (RESTATED)
EARNINGS/(LOSS) PER SHARE
Basic loss per share...........................     7            (1.8)p           (0.2)p          (48.5)p
Adjusted basic earnings per share..............     7             1.7 p            2.0 p           20.1 p
Diluted loss per share.........................     7            (1.8)p           (0.2)p          (48.4)p
Adjusted diluted earnings per share............     7             1.7 p            2.0 p           20.1 p

                                   ENODIS PLC

STATEMENT OF TOTAL RECOGNIZED GAINS AND LOSSES

                                                                                                FISCAL YEAR
                                                            13 WEEKS ENDED   13 WEEKS ENDED        ENDED
                                                             DECEMBER 29,     DECEMBER 30,     SEPTEMBER 29,
                                                  NOTES          2001             2000             2001
                                                 --------   --------------   --------------   ---------------
                                                                                                (RESTATED)
                                                                          (AMOUNTS IN MILLIONS)
Loss for the period............................                    L(4.4)           L(0.5)            L(120.7)
Goodwill/(negative goodwill) written back on
  disposals, previously written off............                     10.4               --                (4.4)
Currency translation differences on foreign
  currency net investments.....................     11              (1.1)             1.8                (1.7)
                                                            --------------   --------------   ---------------
Total recognized gains and losses in the
  period.......................................                     L4.9             L1.3             L(126.8)
                                                            ==============   ==============   ===============

                                   ENODIS PLC

                     UNAUDITED CONSOLIDATED BALANCE SHEETS

                                                               DECEMBER 29,      DECEMBER 30,      SEPTEMBER 29,
                                                    NOTES          2001              2000              2001
                                                   --------   ---------------   ---------------   ---------------
                                                                                                    (RESTATED)
                                                                             (AMOUNTS IN MILLIONS)
FIXED ASSETS
Intangible assets: goodwill......................                     L310.9            L421.4             L310.2
Tangible assets..................................                      108.7             170.3              111.4
Investments......................................                        6.9               8.6                6.2
                                                              ---------------   ---------------   ---------------
                                                                       426.5             600.3              427.8
                                                              ---------------   ---------------   ---------------
CURRENT ASSETS
Stocks...........................................      8               105.4             166.1              105.6
Debtors..........................................                      184.6             192.2              200.7
Deferred tax.....................................                       27.0              31.3               26.9
Cash at bank and in hand.........................      9                26.9              41.9               39.4
                                                              ---------------   ---------------   ---------------
                                                                       343.9             431.5              372.6
                                                              ---------------   ---------------   ---------------
CREDITORS FALLING DUE WITHIN ONE YEAR
Borrowings.......................................      9              (388.5)            (93.7)              (2.4)
Other creditors..................................                     (189.3)           (263.3)            (225.1)
                                                              ---------------   ---------------   ---------------
NET CURRENT ASSETS/(LIABILITIES).................                     (233.9)             74.5              145.1
                                                              ---------------   ---------------   ---------------
TOTAL ASSETS LESS CURRENT LIABILITIES............                     L192.6            L674.8             L572.9
                                                              ---------------   ---------------   ---------------

FINANCED BY:
CREDITORS FALLING DUE AFTER MORE THAN ONE YEAR
Borrowings.......................................      9               L14.5            L382.2             L398.9
Provisions for liabilities and charges...........                       58.2              44.4               59.1
                                                              ---------------   ---------------   ---------------
                                                                        72.7             426.6              458.0
                                                              ---------------   ---------------   ---------------
CAPITAL AND RESERVES
Called up share capital..........................                      125.1             125.0              125.1
Share premium account............................                      239.0             238.9              239.0
Profit and loss account..........................                     (245.1)           (116.8)            (250.0)
                                                              ---------------   ---------------   ---------------
EQUITY SHAREHOLDERS' FUNDS.......................     10               119.0             247.1              114.1
                                                              ---------------   ---------------   ---------------
Equity minority interests........................                        0.9               1.1                0.8
                                                              ---------------   ---------------   ---------------
                                                                      L192.6            L674.8             L572.9
                                                              ===============   ===============   ===============

                                   ENODIS PLC

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 13 WEEKS         13 WEEKS        FISCAL YEAR
                                                                  ENDED            ENDED             ENDED
                                                               DECEMBER 29,     DECEMBER 30,     SEPTEMBER 29,
                                                    NOTES          2001             2000             2001
                                                   --------   --------------   --------------   ---------------
                                                               (UNAUDITED)      (UNAUDITED)
                                                                            (AMOUNTS IN MILLIONS)
Net cash flow from operations before exceptional
  items..........................................                     L2.3            L31.4              L120.8
Net cash flow effect of exceptional items........                    (11.2)              --               (27.8)
                                                              --------------   --------------   ---------------
NET CASH INFLOW/(OUTFLOW) FROM OPERATING
  ACTIVITIES.....................................                     (8.9)            31.4                93.0
                                                              --------------   --------------   ---------------
RETURN ON INVESTMENTS AND SERVICING OF FINANCE
Interest paid....................................                     (5.7)           (10.2)              (40.9)
                                                              --------------   --------------   ---------------
TAXATION
Overseas and U.K. tax paid.......................                     (1.6)            (1.6)               (6.0)
                                                              --------------   --------------   ---------------
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Payments to acquire tangible fixed assets........                     (2.8)            (2.9)              (23.7)
Receipts from sale of tangible fixed assets......                      0.1              0.1                 7.4
                                                              --------------   --------------   ---------------
                                                                      (2.7)            (2.8)              (16.3)
                                                              --------------   --------------   ---------------
ACQUISITIONS AND DISPOSALS
Purchase of subsidiary undertakings and minority
  interests......................................                       --            (24.7)              (25.8)
Disposal of subsidiary undertakings..............     4               16.6               --                98.6
                                                              --------------   --------------   ---------------
                                                                      16.6            (24.7)               72.8
                                                              --------------   --------------   ---------------
EQUITY DIVIDENDS PAID............................                       --               --               (28.2)
                                                              --------------   --------------   ---------------
Cash inflow/(outflow) before financing...........                     (2.3)            (7.9)               74.4
                                                              --------------   --------------   ---------------
FINANCING
Issue of shares..................................                       --               --                 0.2
Additional net borrowings........................                       --               --               398.3
Term loan repayment..............................                       --               --              (385.7)
Repayment of other loans.........................                    (10.1)            16.3               (72.8)
Capital element of finance lease payments........                     (0.1)            (0.1)               (0.6)
                                                              --------------   --------------   ---------------
                                                                     (10.2)            16.2               (60.6)
                                                              --------------   --------------   ---------------
INCREASE/(DECREASE) IN CASH IN THE PERIOD........                   L(12.5)            L8.3               L13.8
                                                              ==============   ==============   ===============

                                    13 WEEKS ENDED DECEMBER 29, 2001
                            ------------------------------------------------      13 WEEKS
                                BEFORE         EFFECT OF                           ENDED
                             EXCEPTIONAL      EXCEPTIONAL                       DECEMBER 30,
                                ITEMS            ITEMS            TOTAL             2000
                            --------------   --------------   --------------   --------------
                             (UNAUDITED)      (UNAUDITED)      (UNAUDITED)      (UNAUDITED)
                                                  (AMOUNTS IN MILLIONS)
Operating profit/(loss)...           L7.1            L(2.4)            L4.7           L10.8
Depreciation..............            4.5               --              4.5             6.3
Amortization of
  goodwill................            5.0               --              5.0             5.4
Gain on sale of tangible
  fixed assets............             --               --               --              --
Provisions (net)..........           (0.3)            (1.2)            (1.5)           (1.0)
(Increase)/decrease in
  stock...................           (1.2)              --             (1.2)           (8.4)
Decrease in debtors.......           16.9               --             16.9            33.3
(Decrease)/increase in
  creditors...............          (29.7)            (7.6)           (37.3)          (15.0)
                            --------------   --------------   --------------   --------------
NET CASH INFLOW/(OUTFLOW)
  FROM OPERATING
  ACTIVITIES..............           L2.3           L(11.2)           L(8.9)          L31.4
                            ==============   ==============   ==============   ==============

                                             FISCAL YEAR ENDED
                                            SEPTEMBER 29, 2001
                            ---------------------------------------------------
                                BEFORE           EFFECT OF
                              EXCEPTIONAL       EXCEPTIONAL
                                 ITEMS             ITEMS             TOTAL
                            ---------------   ---------------   ---------------

                                           (AMOUNTS IN MILLIONS)
Operating profit/(loss)...           L76.9           L(167.5)            L(90.6)
Depreciation..............            22.7                --               22.7
Amortization of
  goodwill................            23.0             100.0              123.0
Gain on sale of tangible
  fixed assets............            (1.7)               --               (1.7)
Provisions (net)..........            (6.0)             16.5               10.5
(Increase)/decrease in
  stock...................            12.1               0.5               12.6
Decrease in debtors.......            10.7                --               10.7
(Decrease)/increase in
  creditors...............           (16.9)             22.7                5.8
                            ---------------   ---------------   ---------------
NET CASH INFLOW/(OUTFLOW)
  FROM OPERATING
  ACTIVITIES..............          L120.8            L(27.8)             L93.0
                            ===============   ===============   ===============

                                   ENODIS PLC

        NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

1.  BASIS OF PREPARATION

The accompanying condensed financial statements ("quarterly financial statements") have been prepared in accordance with accounting principles generally accepted in the United Kingdom ("U.K. GAAP"). The quarterly financial statements are unaudited but include all adjustments (consisting of normal recurring adjustments) that the Group's management considers necessary for a fair presentation of the financial position as of such dates and the operating results and cash flows for those periods. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.K. GAAP have been condensed or omitted. The results of operations for the 13 week period ended December 29, 2001 may not necessarily be indicative of the operating results that may be incurred for the entire fiscal year.

    The quarterly financial information has been prepared on the basis of the accounting policies set out in the Group's financial statements for the year ended September 29, 2001, with the exception that the results reflect the adoption of FRS 19 "Deferred Tax" and the September 29, 2001 comparative figures have been restated accordingly.

    U.K. GAAP differs in certain significant respects from accounting principles generally accepted in the United States of America ("U.S. GAAP"). The application of the latter would have affected the determination of profit/(loss) for each of the periods presented herein to the extent summarized in Note 14 to the quarterly financial statements.

    These quarterly financial statements should be read in conjunction with the consolidated balance sheets of Enodis plc and its subsidiaries as of September 29, 2001 and September 30, 2000, and the related consolidated statements of profit and loss account, cash flows, recognized gains and losses and movement in equity shareholders' funds for each of the three years in the period ended September 29, 2001, all expressed in British pounds, as filed with the U.S. Securities and Exchange Commission on Form 20-F.

2.  TURNOVER

                                                             13 WEEKS         13 WEEKS        FISCAL YEAR
                                                              ENDED            ENDED             ENDED
                                                           DECEMBER 29,     DECEMBER 30,     SEPTEMBER 29,
                                                               2001             2000              2001
                                                          --------------   --------------   ----------------
                                                           (UNAUDITED)      (UNAUDITED)
                                                                        (AMOUNTS IN MILLIONS)
Food Service Equipment--North America...................         L106.3           L110.6              L498.7
Food Service Equipment--Europe & Rest of World..........           36.9             40.7               185.4
Food Retail Equipment...................................           46.7             47.7               203.1
                                                          --------------   --------------   ----------------
Food Equipment..........................................          189.9            199.0               887.2
Property................................................             --               --                16.6
                                                          --------------   --------------   ----------------
Continuing operations...................................          189.9            199.0               903.8
Discontinued operations.................................             --             61.3               177.3
                                                          --------------   --------------   ----------------
                                                                 L189.9           L260.3            L1,081.1
                                                          ==============   ==============   ================

    In the 13 week period ended December 29, 2001, group turnover has benefited from favorable exchange rates by approximately L1.5 million compared to the 13 week period ended December 30, 2000.

    Turnover from discontinued operations represents the building and consumer products business sold in June 2001.

                                   ENODIS PLC

3.  OPERATING PROFIT/(LOSS)

                                           13 WEEKS ENDED
                                          DECEMBER 29, 2001
                             -------------------------------------------     13 WEEKS
                                BEFORE                                         ENDED
                             EXCEPTIONAL     EXCEPTIONAL                   DECEMBER 30,
                                ITEMS           ITEMS          TOTAL           2000
                             ------------   -------------   ------------   -------------
                             (UNAUDITED)     (UNAUDITED)    (UNAUDITED)     (UNAUDITED)
                                                (AMOUNTS IN MILLIONS)
Food Service Equipment--
  North America............        L9.8             L--           L9.8           L10.1
Food Service Equipment--
  Europe & Rest of World...         2.7            (1.3)           1.4             3.2
Food Retail Equipment......         1.7            (1.1)           0.6             2.4
                             ------------   -------------   ------------   -------------
                                   14.2            (2.4)          11.8            15.7
Food Equipment goodwill
 amortization/impairment...        (5.0)             --           (5.0)           (5.4)
                             ------------   -------------   ------------   -------------
Food Equipment.............         9.2            (2.4)           6.8            10.3
Property...................          --              --             --              --
Corporate costs............        (2.1)             --           (2.1)           (2.0)
                             ------------   -------------   ------------   -------------
Continuing operations......         7.1            (2.4)           4.7             8.3
Discontinued operations....          --              --             --             2.5
                             ------------   -------------   ------------   -------------
                                   L7.1           L(2.4)          L4.7           L10.8
                             ============   =============   ============   =============

                                         FISCAL YEAR ENDED
                                         SEPTEMBER 29, 2001
                             ------------------------------------------
                                BEFORE
                              EXCEPTIONAL      EXCEPTIONAL
                                 ITEMS            ITEMS         TOTAL
                             -------------   ---------------   --------

                                       (AMOUNTS IN MILLIONS)
Food Service Equipment--
  North America............         L62.6            L(25.6)     L37.0
Food Service Equipment--
  Europe & Rest of World...          17.7              (5.2)      12.5
Food Retail Equipment......          10.4             (12.6)      (2.2)
                             -------------   ---------------    ------
                                     90.7             (43.4)      47.3
Food Equipment goodwill
 amortization/impairment...         (23.0)           (100.0)    (123.0)
                             -------------   ---------------    ------
Food Equipment.............          67.7            (143.4)     (75.7)
Property...................           9.0                --        9.0
Corporate costs............          (8.9)            (24.1)     (33.0)
                             -------------   ---------------    ------
Continuing operations......          67.8            (167.5)     (99.7)
Discontinued operations....           9.1                --        9.1
                             -------------   ---------------    ------
                                    L76.9           L(167.5)    L(90.6)
                             =============   ===============    ======

    In the 13 week period ended December 29, 2001, Group operating profit has benefited from favorable exchange rates by L0.1 million compared to the 13 week period ended December 30, 2000.

    Operating profit from discontinued operations represents the building and consumer products business sold in June 2001.

4.  EXCEPTIONAL ITEMS

(A) OPERATING EXCEPTIONAL ITEMS

                                                            13 WEEKS           13 WEEKS         FISCAL YEAR
                                                              ENDED             ENDED              ENDED
                                                          DECEMBER 29,       DECEMBER 30,      SEPTEMBER 29,
                                                              2001               2000               2001
                                                          -------------   ------------------   --------------
                                                           (UNAUDITED)       (UNAUDITED)
                                                                         (AMOUNTS IN MILLIONS)
Restructuring costs.....................................          L2.4                L--               L33.1
Revisions to working capital provisions and other
  exceptional warranty costs............................            --                 --                13.7
Litigation costs........................................            --                 --                12.2
Costs associated with the Board's review of strategic
  options...............................................            --                 --                 8.5
                                                          ------------    ------------------   --------------
                                                                   2.4                 --                67.5
Goodwill impairment.....................................            --                 --               100.0
                                                          ------------    ------------------   --------------
Operating exceptional items.............................          L2.4                L--              L167.5
                                                          ============    ==================   ==============

                                   ENODIS PLC

4.  EXCEPTIONAL ITEMS (CONTINUED)
    Restructuring costs in the 13 week period ended December 29, 2001, principally represent costs associated with rationalizing administration functions and simplifying management structures. These items principally relate to the costs of redundancy in our food retail equipment group and the European businesses within the global food service equipment group.

(B) DISPOSAL OF BUSINESSES

    On December 13, 2001, the Group disposed of Sammic S.A. and its subsidiary undertakings for consideration of L20 million realizing a provisional profit on disposal of L2.7 million after costs. The net cash proceeds of L18.7 million have been used to repay debt.

    During the period, L2.1 million was paid to Nobia AB, the acquirers of the building and consumer products business in respect of the value of net assets transferred.

                                                            13 WEEKS           13 WEEKS         FISCAL YEAR
                                                              ENDED             ENDED              ENDED
                                                          DECEMBER 29,       DECEMBER 30,      SEPTEMBER 29,
                                                              2001               2000               2001
                                                          -------------   ------------------   --------------
                                                           (UNAUDITED)       (UNAUDITED)
                                                                         (AMOUNTS IN MILLIONS)
Net cash flow from the disposal of Sammic SA............        L18.7                 L--                L--
(Payment to Nobia AB)/net cash flow from the disposal of
  Magnet................................................         (2.1)                 --               98.6
                                                          -------------   ------------------   -------------
Net cash flow from disposals............................        L16.6                 L--              L98.6
                                                          =============   ==================   =============

(C) NET INTEREST PAYABLE AND SIMILAR CHARGES

                                                            13 WEEKS           13 WEEKS         FISCAL YEAR
                                                              ENDED             ENDED              ENDED
                                                          DECEMBER 29,       DECEMBER 30,      SEPTEMBER 29,
                                                              2001               2000               2001
                                                          -------------   ------------------   --------------
                                                           (UNAUDITED)       (UNAUDITED)
                                                                         (AMOUNTS IN MILLIONS)
Deferred financing fees written off.....................          L4.1                L--               L5.8
                                                          ============    ==================    ============

                                   ENODIS PLC

5.  TAXATION

(A) ANALYSIS OF CHARGE IN PERIOD

                                                            13 WEEKS        13 WEEKS       FISCAL YEAR
                                                              ENDED           ENDED           ENDED
                                                          DECEMBER 29,    DECEMBER 30,    SEPTEMBER 29,
                                                              2001            2000             2001
                                                          -------------   -------------   --------------
                                                           (UNAUDITED)     (UNAUDITED)      (RESTATED)
                                                                      (AMOUNTS IN MILLIONS)
The tax charge comprised:
U.K. taxation at 30%....................................           L--             L--              L--
Foreign taxation........................................           0.7             0.8              8.6
                                                          ------------    ------------    -------------
                                                                   0.7             0.8              8.6
Tax relief on exceptional items.........................            --              --             (2.0)
                                                          ------------    ------------    -------------
                                                                   0.7             0.8              6.6
Deferred taxation--origination and reversal of timing
  differences...........................................          (0.1)            0.5              4.8
                                                          ------------    ------------    -------------
                                                                  L0.6            L1.3            L11.4
                                                          ============    ============    =============

(B) The group tax rate benefits from the effect of tax losses brought forward. A current tax charge arises principally because of profits arising in overseas countries where there are no available losses.

(C) The adoption of FRS 19 "Deferred Tax" has required changes in the method of accounting for deferred tax assets and liabilities. As a result of these changes, the comparative periods have been restated as follows, principally in respect of tax losses and warranty reserves.

                                                              SEPTEMBER 29,
                                                                  2001
                                                              -------------
                                                               (RESTATED)
                                                               (AMOUNTS IN
                                                                MILLIONS)
Deferred tax provision as previously reported...............            L--
Adjustment to recognize deferred tax in respect of timing
  differences...............................................           26.9
                                                              -------------
Deferred tax asset as restated..............................          L26.9
                                                              =============

                                   ENODIS PLC

5.  TAXATION (CONTINUED)
(D) ANALYSIS OF DEFERRED TAX ASSET

                                                          DECEMBER 29,    DECEMBER 30,    SEPTEMBER 29,
                                                              2001            2000             2001
                                                          -------------   -------------   --------------
                                                           (UNAUDITED)     (UNAUDITED)      (RESTATED)
                                                                      (AMOUNTS IN MILLIONS)
U.S. Revenue Losses.....................................        L13.0           L14.4             L12.7
Warranties..............................................          8.2             8.2               8.2
Pension and SERP related reserves.......................          4.1             3.2               4.0
Accrued compensation related items......................          3.2             0.3               3.2
Other short term timing differences.....................          6.6            14.8               6.8
                                                          -------------   -------------   -------------
                                                                 35.1            40.9              34.9
Accelerated capital allowances..........................         (8.1)           (9.6)             (8.0)
                                                          -------------   -------------   -------------
                                                                L27.0           L31.3             L26.9
                                                          =============   =============   =============

    A deferred tax asset has only been recognized in respect of those losses where there is sufficient certainty that they will be utilized within the immediate future.

6.  EQUITY DIVIDENDS

                                                               13 WEEKS             13 WEEKS         FISCAL YEAR
                                                                ENDED                ENDED              ENDED
                                                             DECEMBER 29,         DECEMBER 30,      SEPTEMBER 29,
                                                                 2001                 2000               2001
                                                          ------------------   ------------------   --------------
                                                             (UNAUDITED)          (UNAUDITED)
                                                                  (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Interim and final dividend..............................              L--                  L--               L4.8

Interim and final dividend (net per ordinary share).....               --p                  --p               2.0p

                                   ENODIS PLC

7.  EARNINGS/(LOSS) PER SHARE

                                                            13 WEEKS        13 WEEKS        FISCAL YEAR
                                                              ENDED           ENDED            ENDED
                                                          DECEMBER 29,    DECEMBER 30,     SEPTEMBER 29,
                                                              2001            2000             2001
                                                          -------------   -------------   ---------------
                                                           (UNAUDITED)     (UNAUDITED)      (RESTATED)
                                                              (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Basic and diluted loss attributable to shareholders.....      L(4.4)          L(0.5)              L(120.7)
                                                              =====           =====       ===============

Basic weighted average number of shares.................      249.0           248.8                 248.9
Employee share options..................................         --             0.5                   0.1
Share save..............................................         --             0.4                   0.2
                                                              -----           -----       ---------------
Diluted weighted average number of shares...............      249.0           249.7                 249.2
                                                              =====           =====       ===============

Basic loss per share....................................       (1.8)p          (0.2)p               (48.5)p
Effect per share of exceptional items...................        1.5p             --p                 19.2p
Effect per share of goodwill amortization and
  impairment............................................        2.0p            2.2p                 49.4p
                                                              -----           -----       ---------------
Adjusted basic earnings per share.......................        1.7p            2.0p                 20.1p
                                                              =====           =====       ===============

Diluted loss per share..................................       (1.8)p          (0.2)p               (48.4)p
Effect per share of exceptional items...................        1.5p             --p                 19.2p
Effect per share of goodwill amortization and
  impairment............................................        2.0p            2.2p                 49.3p
                                                              -----           -----       ---------------
Adjusted diluted earnings per share.....................        1.7p            2.0p                 20.1p
                                                              =====           =====       ===============

8.  STOCKS

                                                           DECEMBER 29,     DECEMBER 30,    SEPTEMBER 29,
                                                               2001             2000             2001
                                                          --------------   --------------   --------------
                                                           (UNAUDITED)      (UNAUDITED)
                                                                       (AMOUNTS IN MILLIONS)
Raw materials and consumables...........................          L40.6            L54.5             L42.2
Work in progress........................................           14.6             16.9              15.7
Finished goods..........................................           37.7             83.8              36.4
                                                          --------------   --------------   --------------
                                                                   92.9            155.2              94.3
Property................................................           12.5             10.9              11.3
                                                          --------------   --------------   --------------
                                                                 L105.4           L166.1            L105.6
                                                          ==============   ==============   ==============

9.  BORROWINGS

(A) On February 20, 2002, the Group announced new financing arrangements including a proposed three for five underwritten rights offering, to refinance the existing revolving multi-currency loan facility that commenced on March 12, 2001. The new five year committed facility consists of a $370 million term loan and $85 million revolving credit facility, along with a bridge loan facility of L150 million to be repaid from the proceeds of the proposed rights offering and an offering of long term, fixed rate notes in the institutional market. All debt drawings under the existing multi-currency facility have been classified as falling due in less than one year.

                                   ENODIS PLC

9.  BORROWINGS (CONTINUED)
(B) RECONCILIATION OF NET DEBT TO BALANCE SHEET

                                                           DECEMBER 29,      DECEMBER 30,      SEPTEMBER 29,
                                                               2001              2000              2001
                                                          ---------------   ---------------   ---------------
                                                            (UNAUDITED)       (UNAUDITED)
                                                                         (AMOUNTS IN MILLIONS)
Cash at bank............................................           L26.9             L41.9              L39.4
Current borrowing.......................................          (388.5)            (93.7)              (2.4)
Exclude current portion of deferred financing costs.....              --              (1.3)              (1.1)
                                                          ---------------   ---------------   ---------------
Current net cash/(borrowings)...........................          (361.6)            (53.1)              35.9
Long term lease obligations.............................            (0.3)             (0.3)              (1.2)
Long term debt..........................................           (14.2)           (381.9)            (397.7)
Exclude long term portion of deferred finance...........              --              (3.9)              (2.9)
                                                          ---------------   ---------------   ---------------
Net debt at end of period...............................         L(376.1)          L(439.2)           L(365.9)
                                                          ===============   ===============   ===============

10. EQUITY SHAREHOLDERS' FUNDS

(A) Following the implementation of FRS 19 (Note 5), equity shareholders' funds at September 29, 2001 have been restated as follows:

                                                              SEPTEMBER 29,
                                                                   2001
                                                              --------------
                                                                (RESTATED)
                                                               (AMOUNTS IN
                                                                MILLIONS)
Equity shareholders' funds as previously reported...........           L87.2
Cumulative effect on profit and loss account reserve of
  implementing FRS 19.......................................            26.9
                                                              --------------
Equity shareholders' funds as restated......................          L114.1
                                                              ==============

(B) Movements on reserves during the period were as follows:

                                                                 SHARE            SHARE            PROFIT
                                                                CAPITAL          PREMIUM          AND LOSS           TOTAL
                                                             --------------   --------------   ---------------   --------------
                                                                                   (AMOUNTS IN MILLIONS)
At September 29, 2001 (Restated)...........................          L125.1          L239.0            L(250.0)          L114.1
Loss for the period........................................              --              --               (4.4)            (4.4)
Goodwill written back on disposals previously written
  off......................................................              --              --               10.4             10.4
Currency realignment.......................................              --              --               (1.1)            (1.1)
                                                             --------------   --------------   ---------------   --------------
At December 29, 2001.......................................          L125.1          L239.0            L(245.1)          L119.0
                                                             ==============   ==============   ===============   ==============

11. FOREIGN CURRENCY TRANSLATION

The results of subsidiary companies reporting in currencies other than the pound sterling have been translated at the average rate prevailing for each month for the 13 weeks to December 29, 2001, the weighted average exchange rate for sales and profit being L1 = $1.45. Results to December 30, 2000 were translated at the rate of L1 = $1.46 and full year results to September 29, 2001 at L1 = $1.44. The closing rate for the U.S. dollar at December 29, 2001 was L1 = $1.45, at December 30, 2000 was L1 = $1.49 and at September 29, 2001 was L1 = $1.47.

                                   ENODIS PLC

12. RESULTS FOR 2001

The accounts in this statement do not comprise full accounts within the meaning of section 240 of the Companies Act 1985. The figures for the 52 weeks to September 29, 2001 have been extracted from the 2001 annual report but do not comprise statutory accounts for that period. The audited financial statements have been delivered to the Registrar of Companies. The Auditors gave an unqualified report on those accounts and their report did not contain any statement under section 237(2) or (3) of the Companies Act 1985. The figures for the 52 weeks to September 29, 2001 have been restated to reflect the adoption of FRS 19 "Deferred tax". The figures for the 13 week periods to December 29, 2001 and December 30, 2000 have been extracted from underlying accounting records and have not been audited.

13. EVENTS OCCURRING AFTER THE END OF THE FINANCIAL PERIOD

We have entered into new financing arrangements, and have announced a three for five underwritten rights offering and a proposed offering of L100 million of long term fixed rate notes. The new financing arrangements include a bridge loan facility of L150 million and a committed facility of $455 million (comprised of a $370 million term loan and a $85 million revolving credit facility). As a result of the new financing arrangements, we have written off the deferred financing costs of L4.1 million (Note 4) relating to the previous multi-currency loan facility. The net proceeds of the rights offering and the issue of long term notes will be used to repay the bridge loan facility. The long term fixed rate notes will be offered to institutional investors and it is a requirement of this market that we present quarterly financial statements along with a review of operating results consistent with those traditionally seen in the United States. We intend to continue this practice for future quarters.

14. U.S. GAAP RECONCILIATION

                                                          DECEMBER 29,    DECEMBER 30,     SEPTEMBER 29,
                                                              2001            2000             2001
                                                          -------------   -------------   ---------------
                                                           (UNAUDITED)     (UNAUDITED)      (RESTATED)
                                                                       (AMOUNTS IN MILLIONS)
NET LOSS
Net loss in accordance with U.K. GAAP...................        L(4.4)          L(0.5)            L(120.7)
Items (increasing)/decreasing operating loss under U.K.
  GAAP
--Goodwill amortization.................................         (3.8)           (4.2)              (16.6)
--Goodwill impairment...................................           --                                 9.8
--Pension cost..........................................          0.3             1.5                 5.9
--Sale/leaseback transactions...........................           --             0.1                (1.3)
--Restructuring and other accruals......................         (0.9)             --                 0.9
--Derivatives...........................................         (1.8)           (0.7)               (0.6)
Items increasing/(decreasing) other non-operating profit
  under U.K. GAAP
--Deferred taxation.....................................         (1.3)           (0.6)                8.1
--Gain on sale of businesses............................          2.4              --                 0.8
                                                          -------------   -------------   ---------------
Net loss in accordance with U.S. GAAP...................        L(9.5)          L(4.4)            L(113.7)
                                                          =============   =============   ===============

    Under U.K. GAAP, approximately L385 million of borrowings have been classified as falling due within one year at December 29, 2001, as such borrowings were repayable within 12 months from December 29, 2001. Under
U.S. GAAP, L385 million would be classified as long term as such borrowings have been refinanced on a long term basis subsequent to December 29, 2001, but prior to issuing these financial statements.

                              REGISTERED OFFICE OF
                                     ENODIS
                                Washington House
                              40-41 Conduit Street
                                 London W1S 2YQ
                                 United Kingdom

               TRUSTEE,                                          LISTING AGENT, LUXEMBOURG
           PRINCIPAL PAYING                                      PAYING AND TRANSFER AGENT
               AGENT AND                                  The Bank of New York (Luxembourg) S.A.
               REGISTRAR                                              Aerogolf Centre
         The Bank of New York                                          1A, Hoehenhof
           One Canada Square                                       L-1736 Senningerberg
            London E14 5AL                                       Grand Duchy of Luxembourg
            United Kingdom

                                 LEGAL ADVISORS
                                Clifford Chance
                             200 Aldersgate Street
                                London EC1A 4JJ
                                 United Kingdom

                               AUDITORS OF ENODIS
                               Deloitte & Touche
                                   Hill House
                              1 Little New Street
                                London EC2A 3TR
                                 United Kingdom

                        MERRILL CORPORATION LTD, LONDON
                                   02LON1189

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   ENODIS PLC

                           OFFER FOR ALL OUTSTANDING
                         10 3/8% SENIOR NOTES DUE 2012
                                IN EXCHANGE FOR
                     10 3/8% SENIOR EXCHANGE NOTES DUE 2012

                           --------------------------

                                   PROSPECTUS
                                     , 2002

                           --------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20: INDEMNIFICATION OF DIRECTORS AND OFFICERS

    ENODIS PLC. Enodis plc is incorporated under the laws of England and Wales as a public limited company with limited liability. Article 165 of Enodis plc's Articles of Association provides:

    (A) Subject to the U.K. Companies Act of 1985 and 1989 (the "Acts"), but without prejudice to an indemnity to which he may otherwise be entitled, every person who is or was a director, alternate director or Secretary of the Company shall be indemnified out of the assets of the Company against all costs, charges, losses and liabilities incurred by him in the proper execution of his duties or the proper exercise of his powers, authorities and discretions including, without limitation, a liability incurred:

       (i) defending proceedings (whether civil or criminal) in which judgment is given in his favour or in which he is acquitted, or which are otherwise disposed of without a finding or admission of material breach of duty on his part; or

       (ii) in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.

    (B) Subject to the Acts, the board may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is or was:

       (i) a director, alternate director or secretary of the Company or of a company which is or was a subsidiary undertaking of the Company or in which the Company has or had an interest (whether direct or indirect); or

       (ii) trustee of a retirement benefits scheme or other trust in which a person referred to in Article 165(A)(i) is or has been interested,

       indemnifying him against liability for negligence, default, breach of duty or breach of trust or other liability which may lawfully be insured against by the Company.

ITEM 21: EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES

(a) Exhibits

1.1 Purchase Agreement, dated as of March 19, 2002, by and between the Purchasers, as defined therein, and Enodis plc.

3.1       Memorandum of Association of Enodis plc.

3.2       Articles of Association of Enodis plc.

4.1 Indenture, dated as of March 26, 2002, between Enodis plc and The Bank of New York in respect of Enodis plc's
          L100,000,000 10 3/8% notes due 2012.

4.2       Form of notes (included in Exhibit 4.1).

5.1 Opinion of Clifford Chance, U.S. counsel to Enodis plc, as to the validity of the notes.

5.2 Opinion of Clifford Chance, U.K. counsel to Enodis plc, as to the validity of the notes.

8.1 Opinion of Clifford Chance, U.S. tax counsel to Enodis plc, as to United States tax matters (included in Exhibit 5.1).

8.2 Opinion of Clifford Chance, U.K. tax counsel to Enodis plc, as to United Kingdom tax matters (included in Exhibit 5.2).

10.1      The Registrant's Executive Share Option Scheme (1984).**

10.2      The Registrant's Executive Share Option Scheme (1993).**

10.3      The Registrant's Executive Share Option Scheme (1995).**

10.4      Form of Deposit Agreement among the Registrant, The Bank of
          New York, as Depositary, and all owners and holders from time to time of ADRs issued thereunder, including the form of ADR.**

10.5      The Registrant's Employee Stock Purchase Plan and Form of
          Subscription Agreement.***

10.6      The Registrant's Share Matching Scheme.***

10.7      Agreement for purchase of Merrychef among the Registrant, 3I
          Nominees Limited and other dated June 14, 2000.*

10.8      Stock Purchase Agreement for Jackson MSC between the
          Registrant and Ecolab Inc. dated November 9, 2000.*

10.9 The Registrant's 2001 Executive Share Option Scheme, as amended.*

10.10     Credit Facilities Agreement among the Registrant, Credit
          Suisse First Boston and the Royal Bank of Scotland plc and others dated February 20, 2002.*

10.11     Bridge Loan Agreement among the Registrant, Credit Suisse
          First Boston and the Royal Bank of Scotland plc and others dated February 20, 2002.*

10.12 Agreement for the sale of Sammic, among the Registrant and Asociacion Kaiseri 99, SL dated December 13, 2001.*

10.13 Agreement for sale of Magnet Limited and related entities among the Registrant, Inhoco 2297 Limited and Nobia AB, among others, dated April 20, 2001 and amendments to that agreement dated June 14, 2001 and December 17, 2001.*

10.14 Vendor Loan Agreement between the Registrant and Nobia AB dated June 14, 2001.*

10.15     Settlement agreement among International Minerals and
          Resources SA, Bomar Resources Inc., Bomar Resources
          Holdings, Inc. and the Registrant, dated as of May 14, 2001.*

10.16 Service Contract between the Registrant and Andrew Allner, effective November 2, 2001.*

10.17     Employment agreement between the Registrant and David
          McCulloch, dated as of October 1, 2001.*

10.18 Employment agreement between the Registrant and David Odum, dated as of October 1, 2001.*

10.19     The Registrant's Sharesave Scheme 2002.*

10.20 Intercreditor agreement among Nobia AB, the Registrant and others dated April 20, 2001.*

10.21 Registration Rights Agreement dated March 19, 2002, by and between the Initial Purchasers, as defined therein, and Enodis plc.

12.1      Statement re: Computation of Ratios.

21.1      List of Subsidiaries.*

23.1      Consent of Clifford Chance (included in Exhibit 5.1).

23.2      Consent of Clifford Chance (included in Exhibit 5.2).

23.3      Consent of Deloitte & Touche.

24.1 Powers of Attorney (contained on the signature page of this Registration Statement).

25.1      Statement of eligibility of Trustee on Form T-1.

------------------------

* Incorporated by reference to our annual report on Form 20-F (File No. 001-15032), filed on February 21, 2002.

** Incorporated by reference to our registration statement on Form 20-F (File No. 1-15032), filed on June 9, 2000, as amended by Amendment No. 1, filed on June 28, 2000 and as amended by Amendment No. 2, filed on July 5, 2000.

*** Incorporated by reference to our registration statement on Form S-8 (File
    No. 333-61638), filed on May 25, 2001.

ITEM 22: UNDERTAKINGS

    Enodis plc undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, Enodis plc has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, England, on March 28, 2002.

                                                       ENODIS PLC

                                                       By:               /s/ PETER M. BROOKS
                                                            ---------------------------------------------
                                                                        Name: Peter M. Brooks
                                                                           Title: Director

                               POWERS OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Andrew J. Allner, Stuart P. Miller and Peter M. Brooks (with full power to each of them to act alone), as true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933 (the "Act"), and any rules, regulations and requirements of the Commission in connection with the registration under the Act of the L100,000,000 10 3/8% notes due 2012 (the "Notes") of Enodis plc, and any securities or blue sky law of any of the states of the United States of America in order to effect the registration of qualification (or exemption therefrom) of the Notes for issue, offer, sale or trade under the blue sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his capacity as a Director, Officer or Authorized Representative in the Untied States of Enodis plc, as the case may be, this registration statement and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any blue sky law or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Notes, to any and all amendments, including post-effective amendments, to this registration statement and to any and all instruments and documents filed as part of or in connection with this registration statement.

    Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities and as of the dates indicated.

                        NAME                                       TITLE                     DATE
                        ----                                       -----                     ----
                /s/ ANDREW J. ALLNER
  ------------------------------------------------     Chief Executive Officer and      March 28, 2002
                  Andrew J. Allner                       Director

                /s/ STUART P. MILLER                   Chief Financial
  ------------------------------------------------       Officer--Group (Principal      March 28, 2002
                  Stuart P. Miller                       Accounting Officer)

                                                       Chief Financial
                 /s/ W. DAVID WRENCH                     Officer--Global Operations
  ------------------------------------------------       (Principal Financial           March 28, 2002
                   W. David Wrench                       Officer)

  ------------------------------------------------
                  Robert E. Briggs                     Director

                 /s/ PETER M. BROOKS
  ------------------------------------------------     Director                         March 28, 2002
                   Peter M. Brooks

               /s/ DAVID S. MCCULLOCH                  Director and Authorized
  ------------------------------------------------       Representative in the          March 28, 2002
                 David S. McCulloch                      United States

                 /s/ G. ERYL MORRIS
  ------------------------------------------------     Director                         March 27, 2002
                   G. Eryl Morris

  ------------------------------------------------
                    David W. Odum                      Director

                /s/ WALDEMAR SCHMIDT
  ------------------------------------------------     Director                         March 28, 2002
                  Waldemar Schmidt